FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-03

Free Writing Prospectus

Structural and Collateral Term Sheet

$974,841,841

(Approximate Initial Pool Balance)

$828,859,000

 (Approximate Aggregate Certificate Balance of Offered Certificates)

BANK 2019-BNK16

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

 as Depositor

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

 Wells Fargo Bank, National Association

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2019-BNK16

January 29, 2019

WELLS FARGO SECURITIES	BofA MERRILL LYNCH	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-2

BANK 2019-BNK16	Certificate Structure

I.       Certificate Structure

Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
Offered Certificates
A-1	AAA(sf)/AAAsf/Aaa(sf)	$22,471,000		30.000%	(7)	2.68	03/19 - 10/23	40.1%	18.8%
A-2	AAA(sf)/AAAsf/Aaa(sf)	$50,985,000		30.000%	(7)	4.65	10/23 - 10/23	40.1%	18.8%
A-SB	AAA(sf)/AAAsf/Aaa(sf)	$42,321,000		30.000%	(7)	7.13	10/23 - 07/28	40.1%	18.8%
A-3	AAA(sf)/AAAsf/Aaa(sf)	(8)		30.000%	(7)	(8)	(8)	40.1%	18.8%
A-4	AAA(sf)/AAAsf/Aaa(sf)	(8)		30.000%	(7)	(8)	(8)	40.1%	18.8%
X-A	AAA(sf)/AAAsf/Aaa(sf)	$648,269,000	(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
X-B	A(high)(sf)/A-sf/NR	$180,590,000	(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
A-S	AAA(sf)/AAAsf/Aa3(sf)	$103,029,000		18.875%	(7)	9.90	01/29 - 01/29	46.5%	16.2%
B	AA(high)(sf)/AA-sf/NR	$41,674,000		14.375%	(7)	9.90	01/29 - 01/29	49.1%	15.4%
C	A(sf)/A-sf/NR	$35,887,000		10.500%	(7)	9.92	01/29 - 02/29	51.3%	14.7%
Non-Offered Certificates
X-D	BBB(sf)/BBB-sf/NR	$39,359,000	(13)	N/A	Variable(14)	N/A	N/A	N/A	N/A
X-F	BB(high)(sf)/BB-sf/NR	$18,522,000	(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-G	B(high)(sf)/B-sf/NR	$9,261,000	(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-H	B(sf)/NR/NR	$4,631,000	(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
X-J	NR/NR/NR	$25,467,749	(15)	N/A	Variable(16)	N/A	N/A	N/A	N/A
D	BBB(high)(sf)/BBBsf/NR	$21,995,000		8.125%	(7)	9.98	02/29 - 02/29	52.7%	14.3%
E	BBB(low)(sf)/BBB-sf/NR	$17,364,000		6.250%	(7)	9.98	02/29 - 02/29	53.8%	14.1%
F	BB(sf)/BB-sf/NR	$18,522,000		4.250%	(7)	9.98	02/29 - 02/29	54.9%	13.8%
G	B(sf)/B-sf/NR	$9,261,000		3.250%	(7)	9.98	02/29 - 02/29	55.5%	13.6%
H	B(low)(sf)/NR/NR	$4,631,000		2.750%	(7)	9.98	02/29 - 02/29	55.8%	13.5%
J	NR/NR/NR	$25,467,749		0.000%	(7)	9.98	02/29 - 02/29	57.3%	13.2%
	Non-Offered Eligible Vertical Interest
RR Interest	NR/NR/NR	$48,742,092.06		N/A	WAC(17)	9.26	03/19 - 02/29	N/A	N/A

Notes:
(1)	The expected ratings presented are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated January 29, 2019 (the “Preliminary Prospectus”). DBRS, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates (collectively referred to herein as Class X certificates) may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts and, if as a result of such pricing the pass-through rate of any class of the Class X certificates would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the aggregate. The RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the RR Interest). The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (other than the RR Interest). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-3

BANK 2019-BNK16	Certificate Structure

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the RR Interest) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-SB, A-3, and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (other than the RR Interest) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-SB, A-3 and A-4 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D, E, F, G, H and J Certificates will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The exact initial certificate balances of the Class A-3 and A-4 Certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective approximate initial certificate balances, weighted average lives and principal windows of the Class A-3 and A-4 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-3 and A-4 Certificates is expected to be approximately $532,492,000, subject to a variance of plus or minus 5%. Class of Certificates Expected Range of Approximate Initial
Certificate Balance Expected Range of Weighted Average Life (Years) Expected Range of Principal Window Class A-3 $90,000,000 - $265,000,000 9.48 – 9.71 07/28 – 11/28 / 07/28 – 01/29 Class A-4 $267,492,000 - $442,492,000 9.87 – 9.90 11/28 – 01/29 / 01/29 – 01/29

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$90,000,000 - $265,000,000	9.48 – 9.71	07/28 – 11/28 / 07/28 – 01/29
Class A-4	$267,492,000 - $442,492,000	9.87 – 9.90	11/28 – 01/29 / 01/29 – 01/29

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-SB, A-3 and A-4 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average pass-through rates on the Class D and E Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The Class X-F, Class X-G, Class X-H and Class X-J Certificates are notional amount certificates. The Notional Amounts of the Class X-F, Class X-G, Class X-H and Class X-J Certificates will be equal to the Certificate Balance of the Class F, Class G, Class H and Class J Certificates, respectively, outstanding from time to time. None of the Class X-F, Class X-G, Class X-H and Class X-J Certificates will not be entitled to distributions of principal.
(16)	The pass-through rates for the Class X-F, Class X-G, Class X-H and Class X-J Certificates for any distribution date will, in each case, be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F, Class G, Class H and Class J Certificates, respectively, for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(17)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-4

BANK 2019-BNK16	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Bank of America, National Association	21	42	$366,598,918	37.6%
Morgan Stanley Mortgage Capital Holdings LLC	12	23	301,505,000	30.9
Wells Fargo Bank, National Association	24	38	267,431,810	27.4
National Cooperative Bank, N.A.	12	12	39,306,114	4.0
Total	69	115	$974,841,841	100.0%

Loan Pool:

Initial Pool Balance:	$974,841,841
Number of Mortgage Loans:	69
Average Cut-off Date Balance per Mortgage Loan:	$14,128,143
Number of Mortgaged Properties:	115
Average Cut-off Date Balance per Mortgaged Property(1):	$8,476,886
Weighted Average Mortgage Interest Rate:	4.852%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	49.7%
Weighted Average Original Term to Maturity or ARD (months):	117
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	359
Weighted Average Remaining Amortization Term (months)(2):	359
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	2.24x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.2%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	57.3%
Weighted Average Balloon Loan-to-Value Ratio(1):	52.9%
% of Mortgage Loans with Additional Subordinate Debt(2):	15.1%
% of Mortgage Loans with Single Tenants(3):	11.0%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	Twelve (12) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-5

BANK 2019-BNK16	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 54.2% of the mortgage pool (45 mortgage loans) has scheduled amortization, as follows:

25.1% (25 mortgage loans) requires amortization during the entire loan term; and

29.1% (20 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 45.8% of the mortgage pool (24 mortgage loans) provides for interest-only payments during the entire loan term. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 54.0% and 2.34x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 43.2% of the mortgage pool (13 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	74.5% of the pool
Insurance:	32.3% of the pool
Capital Replacements:	72.9% of the pool
TI/LC:	53.8% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

79.9% of the mortgage pool (48 mortgage loans) features a lockout period, then defeasance only until an open period;

10.4% of the mortgage pool (5 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period;

5.6% of the mortgage pool (4 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance, until an open period; and

4.0% of the mortgage pool (12 mortgage loans) features no lockout period, but requires greater of a prepayment premium or yield maintenance, then prepayment premium until an open period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-6

BANK 2019-BNK16	Issue Characteristics

III.       Issue Characteristics

Securities Offered:	$828,859,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of ten classes (Classes A-1, A-2, A-SB, A-3, A-4, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Bank of America, National Association (“BANA”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Wells Fargo Bank, National Association (“WFB”) and National Cooperative Bank, N.A. (“NCB”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC
Co-Manager:	Academy Securities, Inc. and Drexel Hamilton, LLC
Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc.
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	KeyBank National Association and National Cooperative Bank, N.A.
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
U.S. Credit Risk Retention:	For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors, the depositor, the issuing entity, the underwriters or any other person is required or intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the European Union’s Securitization Regulation (Regulation (EU) 2017/2402). In particular, no person undertakes to take any action which may be required by any investor for the purposes of their compliance with such regulations or similar requirements.
Initial Risk Retention Consultation Party:	Wells Fargo Bank, National Association
Initial Majority Controlling Class Certificateholder:	Prime Finance Advisor, L.P. or an affiliate
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in February 2019 (or, in the case of any mortgage loan that has its first due date in March 2019, the date that would have been its due date in February 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about February 21, 2019.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in March 2019.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in March 2019.
Rated Final Distribution Date:	The Distribution Date in February 2052.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-7

BANK 2019-BNK16	Issue Characteristics

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics and Thomson Reuters Corporation.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs and the Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-8

BANK 2019-BNK16	Characteristics of the Mortgage Pool

IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF/ Rooms	Cut-off Date Balance Per SF/ Room	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
MSMCH	One AT&T	Dallas	TX	1 / 1	$71,500,000	7.3%	Office	965,800	$136	52.6%	52.6%	2.45	x	11.0%
WFB	Southeast Hotel Portfolio	Various	Various	1 / 5	69,929,662	7.2	Hospitality	759	92,134	67.8	56.2	1.66		12.4
MSMCH	Millennium Partners Portfolio	Various	Various	1 / 8	65,000,000	6.7	Various	1,549,699	305	32.3	32.3	3.43		15.7
BANA	ExchangeRight Net Leased Portfolio #25	Various	Various	1 / 21	52,281,500	5.4	Various	379,202	138	62.0	62.0	1.90		9.4
BANA	Shadow Mountain Marketplace	Las Vegas	NV	1 / 1	49,400,000	5.1	Retail	200,703	246	73.5	65.2	1.27		8.7
BANA	Rainbow Sunset Pavilion	Las Vegas	NV	1 / 1	44,953,796	4.6	Office	215,232	209	66.0	54.6	1.51		10.8
MSMCH	Regions Tower	Indianapolis	IN	1 / 1	43,000,000	4.4	Office	687,237	106	58.7	58.7	1.85		10.1
BANA	US Bank Centre	Cleveland	OH	1 / 1	33,200,000	3.4	Office	255,927	130	59.0	51.1	1.41		10.9
MSMCH	Penske Distribution Center	Romulus	MI	1 / 1	30,000,000	3.1	Industrial	606,000	116	55.3	55.3	2.27		11.2
BANA	Haymarket Village Center	Haymarket	VA	1 / 1	25,200,000	2.6	Retail	256,856	98	70.2	63.6	1.35		9.3
Top Three Total/Weighted Average				3 / 14	$206,429,662	21.2%				51.4%	47.4%	2.49	x	13.0%
Top Five Total/Weighted Average				5 / 36	$308,111,162	31.6%				56.7%	52.7%	2.19	x	11.7%
Top Ten Total/Weighted Average				10 / 41	$484,464,957	49.7%				58.5%	54.1%	2.01	x	11.2%
Non-Top Ten Total/Weighted Average				59 / 74	$490,376,884	50.3%				56.2%	51.8%	2.47	x	15.1%

(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Room loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-9

BANK 2019-BNK16	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

Property Name	Mortgage Loan Seller in BANK 2019-BNK16	Note(s)(1)	Original Balance	Holder of Note	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
One AT&T	MSMCH	A-1	$60,000,000	Morgan Stanley Bank, N.A.	No	Wells Fargo Bank, National Association	KeyBank National Association
		A-2	$71,500,000	BANK 2019-BNK16	Yes
Millennium Partners Portfolio	MSMCH	A-1, B-1, C	$464,339,474	MSC 2018-MP	Yes	Wells Fargo Bank, National Association	Midland Loan Services, a Division of PNC Bank, National Association
		A-2, B-2	$75,000,000	BANK 2018-BNK15	No
		A-3, B-3	$50,000,000	BANK 2018-BNK14	No
		A-4, A-5, B-4, B-5	$65,000,000	BANK 2019-BNK16	No
		A-6, B-6	$55,660,526	MSC 2018-L1	No
Regions Tower	MSMCH	A-1	$30,000,000	MSC 2018-L1	No	Wells Fargo Bank, National Association	KeyBank National Association
		A-2	$43,000,000	BANK 2019-BNK16	Yes
Penske Distribution Center	MSMCH	A-1	$40,000,000	MSC 2018-H4	Yes	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC
		A-2	$30,000,000	BANK 2019-BNK16	No
Carriage Place	BANA	A-1	$10,000,000	BANK 2018-BNK15	No	Wells Fargo Bank, National Association	KeyBank National Association
		A-2	$20,667,500	BANK 2019-BNK16	Yes
Residence Inn National Portfolio	MSMCH	A-1-A	$10,000,000	Morgan Stanley Bank, N.A.	No	Wells Fargo Bank, National Association	KeyBank National Association
		A-1-B	$10,000,000	Morgan Stanley Bank, N.A.	No
		A-2	$17,050,000	BANK 2019-BNK16	Yes
Prudential – Digital Realty Portfolio	WFB	A-1	$70,000,000	BANK 2018-BNK14	Yes	Wells Fargo Bank, National Association	Rialto Capital Advisors, LLC
		A-2-1	$26,000,000	BANK 2018-BNK15	No
		A-2-2	$10,000,000	BANK 2019-BNK16	No
		A-3	$70,000,000	CSAIL 2018-C14	No
		A-4	$11,000,000	Column Financial, Inc.	No
		A-5	$25,000,000	WFCM 2018-C48	No

(1)	No assurance can be provided that any unsecuritized note will not be split further.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-10

BANK 2019-BNK16	Characteristics of the Mortgage Pool

C.	Mortgage Loans with Additional Secured and Mezzanine Financing(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Subordinate Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(2)	Mortgage Loan U/W NCF DSCR (x)(3)		Total Debt U/W NCF DSCR (x)		Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(3)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(3)	Total Debt Cut-off Date LTV Ratio (%)
3	MSMCH	Millennium Partners Portfolio	$65,000,000	6.7%	$238,000,000	$280,150,000	4.9711%	3.43	x	1.41	x	15.7%	7.5%	32.3%	67.8%
7	MSMCH	Regions Tower	43,000,000	4.4	NAP	11,000,000	5.4150	1.85		1.45		10.1	8.8	58.7	67.5
Total/Weighted Average			$108,000,000	11.1%	$238,000,000	$291,150,000	5.1478%	2.80	x	1.43	x	13.5%	8.0%	42.8%	67.7%

(1)	In addition, twelve (12) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs, that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.

(3)	With respect to any loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-11

BANK 2019-BNK16	Characteristics of the Mortgage Pool

D.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
3	MSMCH	Millennium Partners Portfolio	Various	Various	Various	$65,000,000	6.7%	MSCI 2014-MP
4.05	BANA	Walgreens - Crowley (South Crowley Rd), TX	Crowley	TX	Retail	3,596,000	0.4	JPMCC 2005-LDP1
5	BANA	Shadow Mountain Marketplace	Las Vegas	NV	Retail	49,400,000	5.1	GSMS 2013-GC16
7	MSMCH	Regions Tower	Indianapolis	IN	Office	43,000,000	4.4	CGCC 2014-FL2
8	BANA	US Bank Centre	Cleveland	OH	Office	33,200,000	3.4	WFRBS 2012-C8
11	BANA	Willowbend Apartments	Sunnyvale	CA	Multifamily	24,937,875	2.6	COMM 2009-K3
21	WFB	StaxUp Self Storage - San Marcos	San Marcos	CA	Self Storage	13,900,000	1.4	COMM 2014-CR21
29	BANA	Boulevard Shops	Laurel	MD	Retail	10,139,588	1.0	LBUBS 2005-C2
31	BANA	El Rancho MHC	Compton	CA	Manufactured Housing Community	9,400,000	1.0	WFRBS 2014-C20
32	BANA	Orange Avenue MHC	Paramount	CA	Manufactured Housing Community	9,200,000	0.9	WFRBS 2014-C20
36	BANA	Vista West MHC	Odessa	TX	Manufactured Housing Community	7,400,000	0.8	WFRBS 2013-C11
38	WFB	StaxUp Self Storage - Sun City	Sun City	CA	Self Storage	6,950,000	0.7	JPMBB 2014-C24
39	BANA	SoCal Self Storage Cochran	Simi Valley	CA	Self Storage	6,600,000	0.7	UBSBB 2012-C4
46	BANA	Torrance MHC	Torrance	CA	Manufactured Housing Community	5,000,000	0.5	WFRBS 2014-C20
57	BANA	Heritage Crossing	Grapevine	TX	Retail	2,794,486	0.3	LBUBS 2004-C4
68	NCB	Work of Art Loft Corp.	New York	NY	Multifamily	1,498,192	0.2	WFRBS 2013-C12
	Total					$292,016,142	29.9%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-12

BANK 2019-BNK16	Characteristics of the Mortgage Pool

E.	Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity ($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF	Loan Per SF ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity (mos.)
7	MSMCH	Regions Tower	IN	Office	$43,000,000	4.4%	$43,000,000	84.3%	687,237	$106	1.85	x	10.1%	58.7%	58.7%	56	56
30	WFB	Prudential - Digital Realty Portfolio	Various	Other	10,000,000	1.0	10,000,000	19.6	1,042,933	203	2.50		11.9	54.7	54.7	56	56
Total/Weighted Average					$53,000,000	5.4%	$53,000,000	104.0%			1.97	x	10.4%	57.9%	57.9%	56	56

(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-13

BANK 2019-BNK16	Characteristics of the Mortgage Pool

F.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	Approx. % of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Office	15	$309,834,754	31.8%	59.4%	55.8%	1.98	x	11.1%	10.2%	4.812%
CBD	4	168,535,528	17.3	57.2	54.2	1.96		10.7	9.9	4.769
Suburban	8	127,991,192	13.1	61.8	57.4	2.03		11.9	10.7	4.870
Medical	3	13,308,034	1.4	65.2	59.4	1.73		9.9	9.4	4.798
Retail	43	304,401,346	31.2	61.8	57.0	1.81		10.6	10.0	4.897
Anchored	8	153,204,500	15.7	71.2	63.5	1.39		9.7	9.1	5.119
Unanchored	7	64,975,593	6.7	56.4	52.0	1.83		10.6	10.2	4.874
Single Tenant	23	51,124,000	5.2	61.0	61.0	1.92		9.5	9.1	4.681
Urban Retail	5	35,097,254	3.6	32.3	32.3	3.43		15.7	14.9	4.285
Hospitality	11	104,379,662	10.7	65.6	56.0	1.87		13.9	12.2	5.152
Limited Service	5	57,497,598	5.9	65.8	54.9	1.77		13.2	11.7	5.222
Full Service	1	17,832,064	1.8	67.8	56.2	1.66		12.4	11.0	5.235
Extended Stay	4	17,050,000	1.7	65.0	59.7	2.49		18.0	15.4	4.680
Select Service	1	12,000,000	1.2	62.5	55.8	1.78		13.5	11.9	5.360
Self Storage	12	72,331,689	7.4	61.4	56.1	1.65		10.2	10.1	5.052
Self Storage	12	72,331,689	7.4	61.4	56.1	1.65		10.2	10.1	5.052
Multifamily	13	64,243,989	6.6	17.9	14.6	6.51		40.0	39.5	4.464
Cooperative	12	39,306,114	4.0	18.1	14.9	7.54		46.6	46.0	4.555
Garden	1	24,937,875	2.6	17.5	14.1	4.87		29.5	29.1	4.321
Manufactured Housing Community	8	44,747,654	4.6	61.7	59.5	1.81		9.7	9.5	4.952
Manufactured Housing Community	8	44,747,654	4.6	61.7	59.5	1.81		9.7	9.5	4.952
Industrial	2	35,000,000	3.6	55.8	55.1	2.20		11.3	10.7	4.667
Warehouse Distribution	1	30,000,000	3.1	55.3	55.3	2.27		11.2	10.6	4.630
Flex	1	5,000,000	0.5	58.8	54.2	1.79		12.1	11.4	4.890
Mixed Use	3	29,902,746	3.1	32.3	32.3	3.43		15.7	14.9	4.285
Office/Retail	3	29,902,746	3.1	32.3	32.3	3.43		15.7	14.9	4.285
Other	8	10,000,000	1.0	54.7	54.7	2.50		11.9	11.6	4.558
Data Center	8	10,000,000	1.0	54.7	54.7	2.50		11.9	11.6	4.558
Total/Weighted Average:	115	$974,841,841	100.0%	57.3%	52.9%	2.24	X	13.2%	12.4%	4.852%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-14

BANK 2019-BNK16	Characteristics of the Mortgage Pool

G.	Geographic Distribution(1)(2) IMAGE OMITTED

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	16	$135,964,216	13.9%	48.2%	45.8%	2.52	x	14.1%	13.8%	4.710%
Southern	11	99,841,519	10.2	56.9	54.5	1.86		10.2	10.0	4.846
Northern	5	36,122,697	3.7	24.2	21.8	4.34		24.9	24.4	4.335
Nevada	7	132,525,858	13.6	68.0	58.5	1.42		9.9	9.3	5.164
Texas	13	123,238,388	12.6	56.7	55.5	2.23		11.1	10.6	4.612
Virginia	13	77,304,959	7.9	66.6	61.8	1.69		10.7	9.9	4.993
Florida	8	73,836,699	7.6	61.5	56.9	2.24		13.5	12.1	4.890
New York	15	68,441,677	7.0	24.2	22.3	5.79		33.5	32.8	4.440
Indiana	3	63,095,500	6.5	57.5	57.5	2.03		10.9	9.8	4.772
Ohio	6	60,577,524	6.2	62.2	54.5	1.47		10.6	9.3	4.987
Other(3)	34	239,857,019	24.6	60.8	55.6	1.95		11.7	10.9	4.932
Total/Weighted Average	115	$974,841,841	100.0%	57.3%	52.9%	2.24	x	13.2%	12.4%	4.852%

(1)	The mortgaged properties are located in 26 states and Washington D.C..

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 18 other states and Washington D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-15

BANK 2019-BNK16	Characteristics of the Mortgage Pool

H.       Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1,247,133 - 2,000,000	7	$11,892,081	1.2%
2,000,001 - 3,000,000	7	17,629,115	1.8
3,000,001 - 4,000,000	6	21,193,149	2.2
4,000,001 - 5,000,000	5	23,693,579	2.4
5,000,001 - 6,000,000	3	16,143,415	1.7
6,000,001 - 7,000,000	5	32,886,534	3.4
7,000,001 - 8,000,000	1	7,400,000	0.8
8,000,001 - 9,000,000	2	16,555,000	1.7
9,000,001 - 10,000,000	4	37,612,000	3.9
10,000,001 - 15,000,000	9	104,786,107	10.7
15,000,001 - 20,000,000	5	88,245,000	9.1
20,000,001 - 30,000,000	7	167,540,903	17.2
30,000,001 - 50,000,000	4	170,553,796	17.5
50,000,001 - 70,000,000	3	187,211,162	19.2
70,000,001 - 71,500,000	1	71,500,000	7.3
Total:	69	$974,841,841	100.0%
Average:	$14,128,143
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.32 - 1.40	3	$84,700,000	8.7%
1.41 - 1.50	3	44,050,000	4.5
1.51 - 1.60	9	67,763,883	7.0
1.61 - 1.70	6	125,255,484	12.8
1.71 - 1.80	4	24,501,593	2.5
1.81 - 1.90	6	106,279,662	10.9
1.91 - 2.00	3	72,181,500	7.4
2.01 - 2.50	12	226,865,731	23.3
2.51 - 3.00	7	87,994,081	9.0
3.01 - 3.50	3	11,000,000	1.1
3.51 - 4.00	2	69,694,498	7.1
4.01 - 19.63	11	54,555,410	5.6
Total:	69	$974,841,841	100.0%
Weighted Average:	2.37x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.25 - 1.30	2	$70,800,000	7.3%
1.31 - 1.40	3	59,935,528	6.1
1.41 - 1.50	8	99,012,088	10.2
1.51 - 1.60	8	92,568,582	9.5
1.61 - 1.70	4	92,025,423	9.4
1.71 - 1.80	3	18,859,000	1.9
1.81 - 1.90	8	146,143,500	15.0
1.91 - 2.00	2	12,925,000	1.3
2.01 - 2.50	13	235,728,731	24.2
2.51 - 3.00	4	19,344,081	2.0
3.01 - 3.50	2	68,250,000	7.0
3.51 - 4.00	2	8,290,198	0.9
4.01 - 19.44	10	50,959,710	5.2
Total:	69	$974,841,841	100.0%
Weighted Average:	2.24x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Refinance	43	$491,917,538	50.5%
Acquisition	26	482,924,303	49.5
Total:	69	$974,841,841	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
4.285 - 4.500	12	$221,556,634	22.7%
4.501 - 4.750	11	142,545,374	14.6
4.751 - 5.000	20	216,406,247	22.2
5.001 - 5.250	18	327,664,070	33.6
5.251 - 5.500	6	60,689,014	6.2
5.501 - 5.750	1	2,393,107	0.2
5.751 - 5.860	1	3,587,396	0.4
Total:	69	$974,841,841	100.0%
Weighted Average:	4.852%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
8.7 - 9.0	6	$117,355,000	12.0%
9.1 - 10.0	11	149,445,500	15.3
10.1 - 11.0	16	317,231,971	32.5
11.1 - 12.0	6	60,274,989	6.2
12.1 - 13.0	6	120,119,662	12.3
13.1 - 14.0	4	36,123,519	3.7
14.1 - 15.0	1	13,510,000	1.4
15.1 - 16.0	2	67,350,000	6.9
16.1 - 17.0	1	3,250,000	0.3
17.1 - 19.0	2	22,044,081	2.3
19.1 - 20.0	1	3,487,212	0.4
20.1 - 122.1	13	64,649,908	6.6
Total:	69	$974,841,841	100.0%
Weighted Average:	13.2%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
8.3 - 9.0	9	$201,786,500	20.7%
9.1 - 10.0	19	300,896,946	30.9
10.1 - 11.0	10	213,813,172	21.9
11.1 - 12.0	7	59,592,503	6.1
12.1 - 14.0	5	37,971,519	3.9
14.1 - 15.0	2	67,350,000	6.9
15.1 - 16.0	2	20,300,000	2.1
16.1 - 18.0	1	4,994,081	0.5
18.1 - 19.0	1	5,400,000	0.6
19.1 - 20.0	1	3,487,212	0.4
20.1 - 121.0	12	59,249,908	6.1
Total:	69	$974,841,841	100.0%
Weighted Average:	12.4%

(1)	For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-16

BANK 2019-BNK16	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY OR ARD
Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
60	2	$53,000,000	5.4%
120	67	921,841,841	94.6
Total:	69	$974,841,841	100.0%
Weighted Average:	117 months
REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
56 - 111	2	$53,000,000	5.4%
112 - 120	67	921,841,841	94.6
Total:	69	$974,841,841	100.0%
Weighted Average:	115 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	24	$446,650,500	45.8%
180 - 300	1	3,487,212	0.4
301 - 420	43	520,956,288	53.4
421 - 480	1	3,747,841	0.4
Total:	69	$974,841,841	100.0%
Weighted Average(3):	359 months
REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Non-Amortizing	24	$446,650,500	45.8%
179 - 300	1	3,487,212	0.4
301 - 420	43	520,956,288	53.4
421 - 479	1	3,747,841	0.4
Total:	69	$974,841,841	100.0%
Weighted Average(3):	359 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Springing	31	$441,615,312	45.3%
Hard/Springing Cash Management	10	305,052,796	31.3
Hard/Upfront Cash Management	3	116,255,000	11.9
None	23	84,868,734	8.7
Soft/Springing Cash Management	2	27,050,000	2.8
Total:	69	$974,841,841	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Lockout / Defeasance / Open	48	$779,173,464	79.9%
Lockout / GRTR 1% or YM or Defeasance / Open	5	101,617,778	10.4
Lockout / GRTR 1% or YM / Open	4	54,744,486	5.6
GRTR 1% or YM / 1% / Open	12	39,306,114	4.0
Total:	69	$974,841,841	100.0%
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
2.3 - 20.0	8	$43,416,576	4.5%
20.1 - 25.0	2	9,241,257	0.9
25.1 - 30.0	2	6,592,076	0.7
30.1 - 35.0	1	65,000,000	6.7
35.1 - 40.0	3	20,067,812	2.1
40.1 - 45.0	1	3,250,000	0.3
45.1 - 50.0	4	27,505,000	2.8
50.1 - 55.0	6	112,500,000	11.5
55.1 - 60.0	10	180,592,654	18.5
60.1 - 65.0	10	147,135,088	15.1
65.1 - 70.0	14	229,328,982	23.5
70.1 - 74.8	8	130,212,396	13.4
Total:	69	$974,841,841	100.0%
Weighted Average:	57.3%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
1.9 - 20.0	11	$56,145,045	5.8%
20.1 - 25.0	2	6,592,076	0.7
25.1 - 30.0	1	4,994,081	0.5
30.1 - 40.0	2	76,586,519	7.9
40.1 - 45.0	2	8,650,000	0.9
45.1 - 50.0	5	32,652,654	3.3
50.1 - 55.0	11	217,198,384	22.3
55.1 - 60.0	17	298,242,583	30.6
60.1 - 65.0	13	179,245,500	18.4
65.1 - 70.0	5	94,535,000	9.7
Total:	69	$974,841,841	100.0%
Weighted Average:	52.9%

AMORTIZATION TYPE
Type of Amortization	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
Interest-only, Balloon	24	$446,650,500	45.8%
Interest-only, Amortizing Balloon	20	283,909,500	29.1
Amortizing Balloon	25	244,281,841	25.1
Total:	69	$974,841,841	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
12	1	$11,450,000	1.2%
24	2	42,212,000	4.3
36	9	130,547,500	13.4
48	2	43,100,000	4.4
60	6	56,600,000	5.8
Total:	20	$283,909,500	29.1%
Weighted Average:	40 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	% of Initial Pool Balance
0	9	$117,700,000	12.1%
1	41	568,115,110	58.3
2	11	102,842,505	10.5
3	4	47,516,726	4.9
4	3	73,667,500	7.6
7	1	65,000,000	6.7
Total:	69	$974,841,841	100.0%
Weighted Average:	2 months

(2)	The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.
(4)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-17

BANK 2019-BNK16	Certain Terms and Conditions

V.	Certain Terms and Conditions

Allocation Between the RR Interest and the Non-Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by 95% (each, the respective “Percentage Allocation Entitlement”).

Interest Entitlements:	The interest entitlement of each Class of Non-Retained Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the applicable Master Servicer consent) on particular non-specially serviced loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class R Certificates) will be allocated among such Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such Class of Certificates. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.

Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the applicable Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.

Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Non-Retained Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Non-Retained Certificates. The chart also shows the allocation between the RR Interest and the Non-Retained Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Non-Retained Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated between the RR Interest and the Non-Retained Certificates and the manner in which the Non-Retained Certificate allocations are further allocated to certain Classes of those Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class R certificates and the RR Interest) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H, Class X-J or Class R Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-18

BANK 2019-BNK16	Certain Terms and Conditions

(1)  The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates are interest-only certificates.

(2)  The Class X-D, Class X-F, Class X-G, Class X-H and Class X-J Certificates and the RR Interest are Non-Offered Certificates.

(3)  Other than the Class X-D, Class X-F, Class X-G, Class X-H, Class X-J and Class R Certificates and the RR Interest.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Non-Retained Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1. Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B, X-D, X-F, X-G, X-H and X-J Certificates: To interest on the Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B, X-D, X-F, X-G, X-H and X-J Certificates, pro rata, according to their respective interest entitlements.

2. Class A-1, A-2, A-SB, A-3 and A-4 Certificates: To principal on the Class A-1, A-2, A-SB, A-3 and A-4 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates, until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) sixth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2, A-SB, A-3 and A-4 Certificates and the RR Interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates, pro rata,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-19

BANK 2019-BNK16	Certain Terms and Conditions

based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3. Class A-1, A-2, A-SB, A-3 and A-4 Certificates: To reimburse the holders of the Class A-1, A-2, A-SB, A-3 and A-4 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3 and A-4 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.    Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.    Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-SB, A-3, A-4, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.    After the Class A-1, A-2, A-SB, A-3, A-4, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F, G, H and J Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (x)(1) to each of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D and E Certificates, the product of (a) the Non-Retained Certificates’ Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates (other than the RR Interest) for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of the Non-Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and (y) to the RR Interest, its Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-F, X-G, X-H, X-J, F, G, H, J or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D, E, F, G, H and J Certificates, will be reduced without distribution on any Distribution Date as a write-off to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-SB, A-3 and A-4 Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-SB, A-3 or A-4 Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D or Class E Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-F Certificates will be reduced by the amount of all losses that are allocated to the Class F Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-G Certificates will be reduced by the amount of all losses that are allocated to the Class G Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of their Certificate Balance. The notional amount of the Class X-J Certificates will be reduced by the amount of all losses that are allocated to the Class J Certificates as write-offs in reduction of their Certificate Balance.

P&I Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Non-Retained Certificates will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-SB, A-3, A-4, X-A, X-B, X-D, X-F, X-G, X-H and X-J Certificates would be affected on a pari passu basis).

Servicing Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The related Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An Appraisal Reduction Amount generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then to the related mortgage loan and the related pari passu companion loan(s).

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A Collateral Deficiency Amount will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A Cumulative Appraisal Reduction Amount with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D and E Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class R Certificates and the RR Interest) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes (other than the Class R Certificates and the RR Interest) of certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.

Control Eligible Certificates:	The Class F, G, H and J Certificates.

Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class of Certificates among the Control Eligible Certificates.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when (i) the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class F Certificates is the majority Controlling Class

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder as described below; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; or (ii) a holder of a majority of the Class F Certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the BANK 2019-BNK16 pooling and servicing agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class F Certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that DBRS, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the three preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, if the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK 2019-BNK16 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK 2019-BNK16 pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by Certificate Balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with each Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such Special Servicer.

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, either Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates other than the RR Interest. The certificateholders who initiate a vote on a termination and replacement of a Special Servicer without cause must cause DBRS, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, either Special Servicer may be replaced by the directing certificateholder, subject to DBRS, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, a Special Servicer is a Borrower Party, such Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the applicable Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.

Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the applicable Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. Such Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the Control Eligible Certificates, if any, that would be the controlling class taking into account the subject appraisal reduction amount.

Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the BANK 2019-BNK16 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the directing certificateholder for any securitization holding a pari passu companion loan will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the BANK 2019-BNK16 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to each non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitute a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator. The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by each Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the appraisal-reduced voting rights of all Certificates (other than the RR Interest), following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates (other than the RR Interest). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK 2019-BNK16	Certain Terms and Conditions

cause DBRS, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-2, A-SB, A-3, A-4, A-S, B, C, D and E Certificates are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK 2019-BNK16 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK 2019-BNK16 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the applicable Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-26

BANK 2019-BNK16	Certain Terms and Conditions

mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BANK 2019-BNK16 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BANK 2019-BNK16 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK 2019-BNK16 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

Certain Fee Offsets:	If a workout fee is earned by a Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.

Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.

Initial Majority Controlling Class Certificateholder:	It is expected that Prime Finance Advisor, L.P. or an affiliate will be the initial majority controlling class certificateholder.

Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-27

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-28

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

Uptown
Victory Park
ARTS DISTRICT
DALLAS
WEST END
Downtown
Deep Ellum
DALLAS COUNTY
Klyde Warren Park
Exall Park
Trinity River Greenbelt Park
American Airlines Center
Perot Museum of Nature and Science
Victory Tower (Under Construction)
Hotel ZaZa
Hotel Crescent Court
Uptown Plaza Dallas
Federal Reserve Bank of Dallas
One Arts Plaza
AT&T Performing Arts Center
Moody Performance Hall
Sammons Park
Meyerson Symphony Center
Wyly Theatre
KPMG Plaza
Museum Tower
Nasher Sculpture Center
Belo Mansion
Dallas Museum of Art
Trammell Crow Ctr.
Crow Museum of Asian Art
2100 Ross
Chase Tower
Plaza of The Americas
Hunt Oil
Oncor
Dallas Art Fair
Fairmont Dallas
AMLI Fountain Place (Under Constr.)
Fountain Place
Ross Tower
Bryan Tower
Harwood Center
One Dallas Ctr.
East Transfer Ctr. (DART)
John W. Carpenter Park
Gables Republic Tower
Energy Plaza
West End Event Ctr.
The Dallas World Aquarium
1700 Pacific
Majestic Theatre
Hotel Indigo Downtown
Thanksgiving Tower
UNT Dallas Coll. of Law
Main St. Garden Park
Dallas Municipal Court
Elm Place
Renaissance Tower
One Main Place
Magnolia Dallas
The Joule
Mercantile Natl. Bank Building
The Adolphus
Bank of America Plaza
Belo Garden
Dallas Holocaust Museum
El Centro College
6th Floor Museum
Dallas Co. Records
DEALEY PLAZA
Old Red Museum
JFK Mem Plaza
Dallas Co. Courthouse
Founders Square
Lubben Plaza Park
Ferris Plaza Park
Reunion Tower
UNION STATION
Omni Dallas Hotel
PIONEER PLAZA
Kay Bailey Hutchinson Convention Ctr. Dallas
Dallas Police Memorial
J. Erik Jonsson Central Library
Dallas City Hall
DALLAS FARMERS MARKET
One AT&T
208 South Akard Street
Dallas, TX 75201
PEARL/ ARTS DISTRICT
ST. PAUL
AKARD
WEST END
DEEP ELLUM
CONVENTION CENTER
DART
DART/TRE
TRE
McKinnon St
Cedar Springs Rd
Maple Ave
Thomas Ave
Maple-Routh Connection
McKinney Ave
Harry Hines Blvd
Moody St
Houston St
Olive St
Akard St
Field St
Caroline St
Victory Ave
Woodall Rodgers Frwy
Lamar St
Continental Ave
Pearl St
Routh St
Ross Ave
San Jacinto St
Leonard St
Olive St
Harwood St
N. Ervay St
St. Paul St
Munger Ave
Griffin St
Patterson St
Elm St
Main St
Commerce St
Jackson St
Wood St
Young St
Marilla St
Canton St
S. Ervay St
S. St. Paul St
Central Expwy
Pacific St
Live Oak St
Swiss Ave
Gaston Ave
Canton St
Texas St
Bryan St
Liberty St
Pavilion St
San Jacinto St
Cantegral St
Reunion Blvd
S. Houston St
S. Market St
Market St
Griffin Blvd
S. Lamar St
Cadiz St
75
366
35E
30
Allen
Plano
Lewisville
Carrollton
Flower Mound
Coppell
Addison
Farmers Branch
Richardson
Garland
Rowlett
Sachse
Wylie
Lucas
Irving
Grand Prairie
Mesquite
DALLAS
Balch Springs
Duncanville
DeSoto
Lancaster
Cedar Hill
Hutchins
Wilmer
Seagoville
Combine
Midlothian
Ovilla
Red Oak
University Park
Highland Park
Downtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-29

No. 1 – One AT&T

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance(1):	$71,500,000		Location:	Dallas, TX
	Cut-off Date Balance(1):	$71,500,000		Size:	965,800 SF
	% of Initial Pool Balance:	7.3%		Cut-off Date Balance Per SF(1):	$136.16
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$136.16
	Borrower Sponsors:	Dundon Capital Partners; Woods Capital		Year Built/Renovated:	1983/NAP
	Guarantor:	Dundon Fund II LP		Title Vesting:	Fee
	Mortgage Rate:	4.3900%		Property Manager:	Self-managed
	Note Date:	December 19, 2018		Current Occupancy (As of):	100.0% (2/1/2019)
	Seasoning:	1 month		YE 2017 Occupancy(4):	NAV
	Maturity Date:	January 1, 2029		YE 2016 Occupancy(4):	NAV
	IO Period:	120 months		YE 2015 Occupancy(4):	NAV
	Loan Term (Original):	120 months		YE 2014 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$250,200,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$259.06
	Call Protection(2):	L(25),D(90),O(5)		As-Is Appraisal Valuation Date:	November 7, 2018
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI(4):	NAV
	Additional Debt Type (Balance):	Pari Passu ($60,000,000)		YE 2017 NOI(4):	NAV
				YE 2016 NOI(4):	NAV
				YE 2015 NOI(4):	NAV
				U/W Revenues:	$14,954,362
				U/W Expenses:	$448,631
Escrows and Reserves(3)				U/W NOI:	$14,505,731
	Initial	Monthly	Cap	U/W NCF:	$14,312,571
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.48x / 2.45x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.0% / 10.9%
Replacement Reserve	$0	$16,097	$579,480	U/W Debt Yield at Maturity based on NOI/NCF(1)	11.0% / 10.9%
TI/LC	$74,145,325	$0	NAP	Cut-off Date LTV Ratio(1):	52.6%
				LTV Ratio at Maturity(1):	52.6%

Sources and Uses
Sources			Uses
Original whole loan amount	$131,500,000	60.0%	Purchase price(5)	$144,269,207	65.9%
Cash equity contribution	87,511,658	40.0	Upfront reserves	74,145,325	33.9
			Closing costs	597,126	0.3
Total Sources	$219,011,658	100.0%	Total Uses	$219,011,658	100.0%

(1)	The One AT&T Mortgage Loan (as defined below) is part of the One AT&T Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal balance of $131,500,000. All statistical information related to the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the One AT&T Whole Loan.

(2)	The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) February 1, 2022.

(3)	See “Escrows” section for a full description of Escrows and Reserves.

(4)	Historical net operating income and occupancy levels are not available as the One AT&T Property was acquired in July 2018 and historical financial information was not provided by the seller.

(5)	The purchase price is net of a seller credit of $21,730,793 (90% of a tenant allowance of $24,145,325 that was due to the sole tenant under the lease in effect prior to the sale). The gross purchase price was $166 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-30

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

The Mortgage Loan. The mortgage loan (the “One AT&T Mortgage Loan”) is part of a whole loan (the “One AT&T Whole Loan”) evidenced by two pari passu notes with an original principal balance of $131,500,000, which has an outstanding balance as of the Cut-off Date of $131,500,000 and is secured by a first mortgage encumbering a 965,800 square foot office property located in Dallas, Texas (the “One AT&T Property”). The One AT&T Mortgage Loan represents the controlling Note A-2. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$60,000,000	$60,000,000	Morgan Stanley Bank, N.A.	No
A-2	$71,500,000	$71,500,000	BANK 2019-BNK16	Yes
Total	$131,500,000	$131,500,000

The Borrower and Borrower Sponsors. The borrower is Akard Tower Holdings LP (the “One AT&T Borrower”), a single-purpose Delaware limited partnership with two independent directors in its organizational structure. The general partner of the One AT&T Borrower is Akard Tower Holdings GP, LLC, a Delaware limited liability company. The general partner is entitled to receive 20% of the cash available for distribution from the One AT&T Borrower after payment of an 8% annual return to the limited partner. The borrower sponsors are Woods Capital and Dundon Capital Partners and the non-recourse carveout guarantor is Dundon Fund II LP. As of October 21, 2018, Dundon Fund II, LP is the limited partner of the One AT&T Borrower, and owns 100% of the limited partnership interest in the One AT&T Borrower. Dundon Fund II LP also owns 50% of the general partner of the One AT&T Borrower and is the general partner’s managing member. The remaining 50% interest in the general partner is owned by Woods Capital SLP, L.P.

Dundon Capital Partners is a private investment firm focused on private equity and credit investments across a range of industries. The firm was founded by Thomas Dundon whose investments span finance, entertainment, and sports. Notable Dallas-based office investments include 2100 Ross (843,000 square feet) and Thanksgiving Tower (1.5 million square feet).

Founded in 2007, Woods Capital is an integrated real estate investment firm focused on the United States real estate market. The team members have completed real estate acquisition and/or development transactions including office, residential, industrial, retail and mixed-use properties.

The Property. The One AT&T Property consists of a 37-story, Class A single tenant office building totaling 965,800 square feet situated on a 0.8-acre site. The One AT&T Property was constructed in 1983 for Southwestern Bell and is 100% leased to AT&T Services, Inc. (“AT&T”) through December 31, 2031 (the “AT&T Lease”). AT&T Inc. is the lease guarantor. The One AT&T Property has been occupied by AT&T and its affiliated or predecessor companies since construction. The One AT&T Property has served as the global headquarters for AT&T since 2008. On-site parking at the One AT&T Property is provided by a perpetual non-exclusive easement, which runs with the land at the One AT&T Property, at a nearby AT&T-owned parking garage for 557 contiguous spaces (out of 860 total spaces at the garage), or 0.58 spaces per 1,000 square feet of net rentable area. The One AT&T Borrower is required to pay 64.77% of all commercially reasonable out-of-pocket costs actually paid or incurred by the garage manager in connection with operating, servicing, managing, repairing and maintaining the garage, including but not limited to real estate tax. Infrastructure (including HVAC, compressed air, fuel, domestic water and fire protection water, common storm sewers, common sanitary sewers and electrical service) for the One AT&T Property is located at 2 AT&T Plaza and 5 AT&T Plaza, and is provided to the One AT&T Property through a license agreement with the owners of such properties through December 31, 2050. The One AT&T Borrower is required to pay its pro rata share (based on the average use of the infrastructure in question over 12 consecutive calendar months) of the costs of such infrastructure. The licensor has the right to terminate such agreement with respect to electrical and sewer services on 30 days’ notice; however a separate storm sewer license will continue. According to the One AT&T Borrower, over the past three years, over $18 million has been spent on capital improvements to the One AT&T Property, including approximately $12.7 million on floor renovations, a $1.2 million canopy front entrance, and a $3.7 million LED lighting and logo installation.

The One AT&T Property is centrally located in the Dallas central business district (“Dallas CBD”) of Dallas County, Texas, in close proximity to numerous vehicular arteries and is part of AT&T’s six building campus. The remaining buildings in the campus are owned by AT&T or its affiliates. AT&T is expected to make a $100 million investment into their new Discovery District (which comprises its approximately four block campus area) in an effort to renovate the Dallas CBD campus buildings and outdoor areas with well-lit and wider sidewalks, green space, and food, retail and entertainment venues. The campus is expected to feature an outdoor event space, a 425 square foot fountain, a seating area, a 3,500 square foot greenbelt and free Wi-Fi. Plans are underway to build a 2-story food hall with 40,000 square feet of restaurants alone. AT&T is not obligated under its lease to make such improvements. AT&T has approximately 6,000 employees at its Dallas CBD campus and 17,000 employees within the Dallas-Fort Worth-Arlington metropolitan statistical area making it the second largest private employer in the area.

The AT&T Lease is triple net, has four, five year renewal options and no termination options. The lease provides for a monthly rent of $14.29 per square foot, effective January 1, 2019, with rent escalations of $0.19 per square foot annually. In addition to approximately $24 million of outstanding tenant improvements, AT&T is entitled to receive a $50 million contribution as part of its recently amended lease. The entire approximately $74 million tenant allowance was requested by AT&T and funded to it on January 4, 2019. The contribution is required to be applied to the One AT&T Property and the non-collateral outdoor plaza areas of the recently announced Discovery District. AT&T has substantial discretion as to whether the allowance is applied to the One AT&T Property or to the non-collateral outdoor plaza areas. As of the end of 2017, AT&T Inc. reported operating revenue in excess of $161 billion and net revenue in excess of $29 billion and employed approximately 254,000 employees.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-31

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to the tenancy at the One AT&T Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
AT&T	A-/Baa2/BBB	965,800	100.0%	$14.29	$13,803,077	100.0%	12/31/2031	4, 5-year	N
Total Major Tenants		965,800	100.0%	$14.29	$13,803,077	100.0%

Vacant Space		0	0.0%

Collateral Total		965,800	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the One AT&T Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	965,800	100.0%	965,800	100.0%	$13,803,077	100.0%	$14.29
Vacant	0	0	0.0%	965,800	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	965,800	100.0%			$13,803,077	100.0%	$14.29

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-32

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the One AT&T Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$13,803,077	91.4%	$14.29
Contractual Rent Steps(3)	845,575	5.6	0.88
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$14,648,652	97.0%	$15.17
Other Income	0	0.0	0.00
Total Recoveries	448,223	3.0	0.46
Net Rental Income	$15,096,875	100.0%	$15.63
(Vacancy & Credit Loss)	(142,513)(4)	(1.0)	(0.15)
Effective Gross Income	$14,954,362	99.1%	$15.48

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	448,631	3.0	0.46
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$448,631	3.0%	$0.46

Net Operating Income	$14,505,731	97.0%	$15.02
Replacement Reserves	193,160	1.3	0.20
TI/LC	0	0.0	0.00
Net Cash Flow	$14,312,571	95.7%	$14.82

NOI DSCR(5)	2.48x
NCF DSCR(5)	2.45x
NOI Debt Yield(5)	11.0%
NCF Debt Yield(5)	10.9%
(1)	Historical operating statements are not available as the One AT&T Property was acquired in July 2018 and historical financial information was not provided by the seller.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents straight line rent averaging through the term of the loan.

(4)	The underwritten economic vacancy is 1.0%. The One AT&T Property is 100.0% leased as of February 2019.

(5)	The debt service coverage ratios and debt yields are based on the One AT&T Whole Loan.

Appraisal. The appraiser concluded to a “Market Value As-Is Assuming Fully Funded Reserve” for the One AT&T Property of $250,200,000 as of November 7, 2018, which assumes that contractual tenant allowance obligations have been fully funded in a reserve account. The One AT&T Borrower deposited upfront reserves totaling $74,145,325 for such contractual tenant allowance (see “Escrows” section). The appraiser concluded to an “as-is” appraised value of $176,100,000 as of November 7, 2018. For all appraised values, the appraisal included the extraordinary assumption that the contractual tenant allowance is spent improving the Mortgaged Property and related plaza as specified in a timely and prudent manner, which was germane to the appraiser’s determination of rent comparables and market rent.

Environmental Matters. According to a Phase I environmental site assessment dated August 1, 2018, there was no evidence of any recognized environmental conditions at the One AT&T Property.

Market Overview and Competition. The One AT&T Property local market area is considered the entire central business district of Dallas, a 1,000-acre area bordered by Woodall Rodgers Freeway on the north, Stemmons Freeway on the west, R.L. Thornton Freeway on the south, and North Central Expressway on the east. Within the central business district is an approximate 375-acre core area, where most of the major office, retail, and hotel facilities are concentrated. According to the appraisal, as of the third quarter of 2018, the Dallas office market had an inventory of approximately 213.3 million square feet, overall vacancy in the market of approximately 19.2% and direct Class A asking rent was $30.56 per square foot. As of the third quarter 2018, over 2.8 million square feet of space has been delivered to the Dallas office market year-to-date with almost 3.3 million square feet currently under construction. The estimated 2017 population within a one-, three- and five- mile radius is 18,688, 167,173 and 374,488, respectively, according to the appraisal. The estimated 2017 average household income within a one-, three- and five- mile radius is $108,755, $88,916 and $92,314, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-33

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

Submarket Information – According to the appraisal, the Dallas CBD submarket had an inventory of approximately 28.3 million square feet, overall vacancy in the submarket of approximately 26.4% and direct Class A asking rent was $27.49 per square foot.

Appraiser’s Comp Set – The appraiser identified seven primary competitive leases to those at the One AT&T Property totaling approximately 6.5 million square feet. The appraiser concluded to net market rents for the One AT&T Property of $14.00 per square foot, a lease term of 15 years, a net lease type and rent increase projections of 2% annually.

The table below presents certain information relating to comparable sales for the One AT&T Property identified by the appraiser:

Comparable Sales(1)

Property Name/Location	Sale Date	Total NRA (SF)	Total Occupancy	Sale Price	Sale Price PSF
Granite Park VII Plano, TX	July 2018	324,100	100.0%	$165,000,000	$509.10
FedEx Regional Headquarters at Legacy West Plano, TX	Nov. 2017	263,621	100.0%	$79,650,000	$302.14
Raytheon HQ Richardson, TX	July 2017	489,838	100.0%	$118,000,000	$240.90
State Farm Campus at CityLine Richardson, TX	Oct. 2016	2,262,902	97.0%	$825,000,000	$364.58
Verizon Headquarters Irving, TX	Aug. 2016	1,150,250	100.0%	$344,000,000	$299.07
(1)	Information obtained from the appraisal. The gross acquisition price of the One AT&T Property was $171.87 per square foot and the net acquisition price was $149.38 per square foot.

The following table presents certain information relating to seven comparable leases to those at the One AT&T Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Reimbursements
Renaissance Tower 1201 Elm Street Dallas, TX	1974	1,738,979	Environmental Protection Agency (GSA)	229,000	Dec. 2018	20	$11.00	NNN
Comerica Tower 1717 Main Street Dallas, TX	1985	1,530,957	Comerica Bank	222,970	March 2017	11	$13.77	NNN
Verizon Headquarters 600 Hidden Ridge Irving, TX	1991	1,238,764	Verizon	1,238,764	Aug. 2016	20	$16.00	NNN
JCPenney Headquarters 6501 Legacy Drive Plano, TX	1992	1,142,557	JCPenney	1,142,557	Jan. 2017	15	$16.00	NNN
Ericsson US Headquarters 6300 Legacy Drive Plano, TX	2001	491,891	Ericsson	491,891	Jan. 2017	15	$19.63	NNN
CityLine 1251 State Street Richardson, TX	2015	2,262,902	State Farm	2,112,921	Nov. 2016	20	$20.66	NNN
Liberty Mutual Headquarters 7800 North Dallas Parkway Plano, TX	2017	900,000	Liberty Mutual	1,100,000	Nov. 2017	10	$26.63	NNN

(1)	Information obtained from the appraisal.

Escrows. On the loan origination date, the One AT&T Borrower deposited with the lender the sum of $74,145,325 in respect of a tenant improvement allowance owed to the sole tenant, AT&T, under the AT&T Lease. Such tenant improvement allowance was disbursed to AT&T from such reserve, pursuant to the second amendment to the AT&T Lease, on January 4, 2019 (and may be used for collateral and non-collateral improvements).

The requirement for the One AT&T Borrower to make monthly deposits into a real estate tax reserve is suspended so long as the One AT&T Borrower provides the lender with satisfactory evidence that (i) AT&T is obligated under its lease to pay all real estate taxes directly to the applicable taxing authority and (ii) evidence that AT&T has in fact directly paid all such real estate taxes prior to the date upon which they are due. The requirement for the One AT&T Borrower to make monthly deposits into an insurance reserve is suspended so long as the One AT&T Borrower provides the lender with satisfactory evidence that either (i) AT&T is self-insuring for the coverages required to be maintained, or self-insured against, under the AT&T Lease in accordance with the requirements of the loan documents (as described below) or (ii) AT&T is obligated under its lease to directly pay all insurance premiums and has timely

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-34

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

paid such insurance premiums. The loan documents permit the One AT&T Borrower to rely on self-insurance by AT&T so long as (i) the AT&T Lease is in full force and effect and there is no event of default thereunder, (ii) AT&T self-insures for the coverages required to be maintained or self-insured against, under the AT&T Lease pursuant to and in accordance with the terms thereof and (iii) AT&T has a financial strength rating of “BBB” or better by S&P and “Baa2” or better by Moody’s. In addition, the requirement to make monthly deposits into an insurance reserve is suspended so long as the liability and casualty policies maintained by the One AT&T Borrower are part of a blanket policy approved by the lender in its reasonable discretion and the One AT&T Borrower provides the lender paid receipts for the related insurance premiums not later than ten days prior to the expiration dates of the policies. In the event that the conditions to suspension of the real estate tax and/or insurance reserve deposits are not satisfied, the One AT&T Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual real estate taxes and/or 1/12 of the estimated annual insurance premiums, as applicable, into a real estate tax or insurance reserve account, as applicable. On each monthly payment date, the One AT&T Borrower is required to deposit $16,096.67 into a capital expenditures reserve; provided that such deposits are not required to the extent they would cause the amount then on deposit in such reserve to exceed 36 times the then-current monthly deposit.

Lockbox and Cash Management. The One AT&T Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the One AT&T Borrower is required to establish a lockbox account, to direct tenants to pay rents directly into the lockbox account, and, if notwithstanding such direction, the One AT&T Borrower receives any rents, to deposit such rents into the lockbox account within two business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the One AT&T Borrower is required to cooperate with a cash management bank chosen by the lender, to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically so long as a Cash Sweep Event Period is continuing. So long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, funds in the cash management account are required to be applied (i) to make deposits into the tax and insurance escrows (if any are then required) as described above under “Escrows”, (ii) to pay debt service on the One AT&T Whole Loan, (iii) to make deposits into the capital expenditure reserve, as described above under “Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and extraordinary operating or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the One AT&T Whole Loan during the continuance of the Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the lockbox account are required to be disbursed to an account designated by the One AT&T Borrower.

A “Cash Sweep Event Period” means a period;

(a)	Commencing upon an event of default under the One AT&T Whole Loan and ending if no event of default exists; or

(b)	Commencing on the earlier to occur of (i) a Major Tenant (as defined below) giving notice to vacate or exercising any termination option under its lease, or (ii) the date 18 months prior to a Major Tenant’s then applicable lease expiration date and ending if one of the following has occurred: (i) the Major Tenant renewing or extending its lease on terms acceptable to the lender and the One AT&T Borrower delivering to the lender a tenant estoppel certificate from the Major Tenant in form and substance reasonably acceptable to the lender stating that the Major Tenant is in occupancy of the Major Tenant’s space, open for business and paying full unabated rent, or (ii) at least 80% of the Major Tenant’s space being re-leased to one or more replacement tenant(s) pursuant to replacement lease(s), which tenants and leases are acceptable to the lender in its sole discretion, and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate(s) from each such replacement tenant(s) stating that such replacement tenant(s) is/are in occupancy of at least 80% of the Major Tenant’s space, open for business and paying full unabated rent (a cure as described in this subclause (ii), a “Replacement Tenant Cure”); or

(c)	Commencing upon a Major Tenant making a bankruptcy filing or being the subject of a bankruptcy filing and ending if one of the following has occurred: (i) the Major Tenant’s lease having been affirmed in bankruptcy and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate stating that such Major Tenant is in occupancy of the entirety of its space, open for business and paying full unabated rent, or (ii) a Replacement Tenant Cure; or

(d)	Commencing upon the credit rating of a Major Tenant falling below BBB- by S&P or Fitch or Baa3 by Moody’s (or its equivalent by any other rating agency rating a securitization that includes any portion of the One AT&T Whole Loan) and ending if the Major Tenant is rated at or above BBB- by S&P and Fitch and Baa3 by Moody’s and the equivalent by each other rating agency rating a securitization that includes any portion of the One AT&T Whole Loan; or

(e)	Commencing upon a Major Tenant failing to occupy at least 80% of its premises or vacating more than 20% of its premises or terminating or giving notice to terminate its lease, and ending if one of the following has occurred: (i) the Major Tenant occupying at least 80% of such Major Tenant’s space and the One AT&T Borrower delivering to the lender a reasonably acceptable tenant estoppel certificate from the Major Tenant stating that the Major Tenant is in occupancy of at least 80% of its space, open for business and paying full unabated rent, or (ii) a Replacement Tenant Cure.

A “Major Tenant” means AT&T and any replacement tenant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-35

Office - CBD	Loan #1	Cut-off Date Balance:	$71,500,000
208 South Akard Street	One AT&T	Cut-off Date LTV:	52.6%
Dallas, TX 75201		U/W NCF DSCR:	2.45x
		U/W NOI Debt Yield:	11.0%

Property Management. The One AT&T Property is managed by an affiliate of the One AT&T Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer. AT&T has a right of first offer to purchase the One AT&T Property pursuant to its lease. Such right of first offer does not apply to a foreclosure sale, deed-in-lieu of foreclosure or the first transfer by the lender after taking title pursuant to a foreclosure or deed-in-lieu of foreclosure, but would apply to any subsequent transfers.

Terrorism Insurance. The One AT&T Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount determined by the lender (in an amount not less than the sum of 100% of the full replacement cost and 18 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance with the foregoing, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-36

(THIS PAGE INTENTIONALLY LEFT BLANK)

T-37

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

Doubletree Atlanta North Druid Hills

Courtyard Charlotte Gastonia

Fairfield Inn Lake Buena Vista

Hampton Inn Atlanta North Druid Hills

Fairfield Inn Orlando International Airport

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-38

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
Various		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

FULTON COUNTY
North Buckhead
Buckhead Heights
Tuxedo Park
Buckhead
Brookhaven
Lenox Park
Peachtree Park
Pine Hills
ATLANTA
Lindbergh
DEKALB COUNTY
North Druid Hills
Lindridge/ Martin Manor
Peachtree Hills
Morningside/ Lenox Park
Emory University

Stanley
Applecreek Village
Dallas
Spencer Mountain
CHARLOTTE
Bessemer City
Ranlo
Mt. Holly
GASTONIA
McAdenville
Cramerton
Belmont
South Gastonia
Charlotte/Douglas International Airport
GASTON COUNTY
Stagecoach Station
Forestview Heights
NORTH CAROLINA
SOUTH CAROLINA
YORK COUNTY
MECKLENBURG COUNTY

Winston-Salem
Greensboro
Raleigh
Asheville
Gastonia
NC
Charlotte
Greenville
Atlanta
Columbia
Wilmington
Augusta
SC
Myrtle Beach
Macon
Columbus
Charleston
GEORGIA
Savannah
Albany
Tallahassee
Jacksonville
FLORIDA
Orlando
Tampa
Miami

Ocoee
Windermere
ORLANDO
Conway
Bay Hill
Sky Lake
Pine Castle
Belle Isle
Doctor Phillips
Orlando International Airport
Lake Buena Vista
ORANGE COUNTY
Meadow Woods
Buenaventura Lakes
Kissimmee
Celebration
OSCEOLA COUNTY
East Lake Tohopekaliga

Southeast Hotel Portfolio	
1 Doubletree Atlanta North Druid Hills	Atlanta, GA
2 Fairfield Inn Orlando International Airport	Orlando, FL
3 Fairfield Inn Lake Buena Vista	Orlando, FL
4 Courtyard Charlotte Gastonia	Gastonia, NC
5 Hampton Inn Atlanta North Druid Hills	Atlanta, GA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-39

No. 2 – Southeast Hotel Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Various
	Original Principal Balance(1):	$70,000,000		Location:	Various – See Table
	Cut-off Date Balance(1):	$69,929,662		Size:	759 Rooms
	% of Initial Pool Balance:	7.2%		Cut-off Date Balance Per Room	$92,134
	Loan Purpose:	Acquisition		Maturity Date Balance Per Room:	$76,401
	Borrower Sponsors:	Jose Daniel Berman; Alex Fridzon; Arie Fridzon		Year Built/Renovated:	Various/Various
	Guarantors:	Jose Daniel Berman; Alex Fridzon; Arie Fridzon		Title Vesting:	Fee
	Mortgage Rate:	5.2350%		Property Manager:	Self-managed
	Note Date:	December 13, 2018		Current Occupancy (As of):	77.0% (10/31/2018)
	Seasoning:	1 month		YE 2017 Occupancy:	75.5%
	Maturity Date:	January 11, 2029		YE 2016 Occupancy:	69.1%
	IO Period:	NAP		YE 2015 Occupancy:	71.4%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	NAV
	Amortization Term (Original):	360 months		As-Stabilized Appraised Value(2):	$103,100,000
	Loan Amortization Type:	Amortizing Balloon		As-Stabilized Appraised Value Per Room(2):	$135,837
	Call Protection:	L(25),D(91),O(4)		As-Stabilized Appraisal Valuation Date(2):	Various
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (10/31/2018):	$8,872,995
				YE 2017 NOI(3):	$8,433,135
				YE 2016 NOI(3):	$6,743,448
				YE 2015 NOI(3):	$7,857,683
				U/W Revenues:	$25,051,147
				U/W Expenses:	$16,348,441
				U/W NOI:	$8,702,705
Escrows and Reserves(1)				U/W NCF:	$7,700,659
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.88x / 1.66x
Taxes	$71,120	$71,118	NAP	U/W Debt Yield based on NOI/NCF:	12.4% / 11.0%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	15.0% / 13.3%
FF&E Reserve	$0	$83,504	NAP	Cut-off Date LTV Ratio(2):	67.8%
PIP Reserve	$2,754,613	$0	NAP	LTV Ratio at Maturity(2):	56.2%

Sources and Uses
Sources			Uses
Original loan amount	$70,000,000	72.1%	Purchase price	$92,500,000	95.3%
Cash equity contribution	27,058,431	27.9	Upfront reserves	2,825,733	2.9
			Closing costs	1,732,698	1.8
Total Sources	$97,058,431	100.0%	Total Uses	$97,058,431	100.0%

(1)	See “Escrows” section.

(2)	The As-Stabilized Appraised Value, As-Stabilized Appraised Value Per Room, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the appraiser’s prospective “when-complete” and “as-if stabilized” values as of valuation dates from October 22, 2018 to October 23, 2019, which assumes completion of currently ongoing and planned property improvement plan (“PIP”) work (see “The Properties” section). The borrower deposited upfront reserves totaling $2,754,613 for the estimated cost of the remaining PIP work (see “Escrows” section). The appraiser concluded to an “as-is” Appraised Value of $96,000,000 as of valuation dates from October 22, 2018 to October 30, 2018 (see “Appraisals” section), which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 72.8% and 60.4%, respectively.

(3)	See “Cash Flow Analysis” section for explanations on the decrease in NOI from 2015 to 2016 and the increase in NOI from 2016 to 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-40

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

The Mortgage Loan. The mortgage loan (the “Southeast Hotel Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in five hotels: one full-service hotel and one limited-service hotel located in Atlanta, Georgia; two limited-service hotels located in Orlando, Florida; and one limited-service hotel located in Gastonia, North Carolina (the “Southeast Hotel Portfolio Properties”).

The Borrowers and Borrower Sponsors. The borrower comprises five Delaware limited liability companies, each of which is a single purpose entity with one independent director: AD1 Orlando Airport Hotels DE, LLC; AD1 LBV2 Hotels DE, LLC; AD1 Gastonia Hotels DE, LLC; AD1 Atlanta LS Hotels DE, LLC; and AD1 Atlanta FS Hotels DE, LLC (collectively, the “Southeast Hotel Portfolio Borrower”). Legal counsel to the Southeast Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Southeast Hotel Portfolio Mortgage Loan. The borrower sponsors and nonrecourse carve-out guarantors of the Southeast Hotel Portfolio Mortgage Loan are Jose Daniel Berman, Alex Fridzon, and Arie Fridzon.

Jose Daniel Berman is the President and CEO of AD1 Global, which he founded in 2008. Alex Fridzon has been the CFO and Treasurer of AD1 Global since 2009, and Arie Fridzon has been the Executive Vice President of AD1 Global since 2008. AD1 Global is a privately-held hospitality company located in Hollywood, Florida. In addition to the Southeast Hotel Portfolio Properties, AD1 Global’s current portfolio includes 15 hotels totaling 2,379 rooms and an additional five hotel projects totaling 948 rooms in the development and investment pipeline.

The Properties. The Southeast Hotel Portfolio Properties comprise one full-service hotel and four limited-service hotels totaling 759 rooms that, as of the trailing 12-month period ending October 31, 2018, reported a weighted average occupancy rate of 77.0%. Built between 1970 and 2001, all of the Southeast Hotel Portfolio Properties were renovated between 2016 and 2018 for a total cost of approximately $10.2 million ($13,439 per room). The Southeast Hotel Portfolio Properties are currently undergoing additional brand-mandated PIPs at a total estimated cost of $2,754,613 ($3,629 per room), which are expected to be completed by December 2020 and were reserved for at origination of the Southeast Hotel Portfolio Mortgage Loan.

The Southeast Hotel Portfolio Properties comprise three Marriott flagged hotels and two Hilton flagged hotels. The franchise expiration dates at each of the Southeast Hotel Portfolio Properties range from 2030 to 2033. If any of the franchise agreements terminates, or upon notice to terminate by either the franchisor or franchisee, the Southeast Hotel Portfolio Mortgage Loan will spring full recourse until the Southeast Hotel Portfolio Borrower enters into a replacement franchise agreement satisfactory to the lender.

Southeast Hotel Portfolio Properties Summary

Property Name City, State	Year Built/ Renovated	No. of Rooms	Occupancy (TTM as of 10/31/2018)	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Appraised Value	Allocated Cut-off Date LTV	UW Net Cash Flow
Doubletree Atlanta North Druid Hills Atlanta, GA	1970 / 2017	209	64.9%	$17,832,064	25.5%	$25,400,000(1)	70.2%	$1,852,683
Fairfield Inn Lake Buena Vista Orlando, FL	1998 / 2018	170	78.6%	$14,785,128	21.1%	$23,500,000(2)	62.9%	$1,513,371
Fairfield Inn Orlando International Airport Orlando, FL	1998 / 2018	139	89.2%	$12,986,937	18.6%	$18,600,000(3)	69.8%	$1,594,400
Courtyard Charlotte Gastonia Gastonia, NC	2001 / 2016	130	77.3%	$12,537,389	17.9%	$17,900,000(4)	70.0%	$1,490,888
Hampton Inn Atlanta North Druid Hills Atlanta, GA	1990 / 2017	111	81.6%	$11,788,143	16.9%	$17,700,000(5)	66.6%	$1,249,318
Total/Weighted Average		759	77.0%	$69,929,662	100.0%	$103,100,000(6)	67.8%	$7,700,659

(1)	The appraised value shown is the “when complete” market value conclusion as of October 23, 2019. The “as-is” market value as of October 23, 2018 is $23,700,000.

(2)	The appraised value shown is the “when complete” market value conclusion as of October 22, 2019. The “as-is” market value as of October 22, 2018 is $22,100,000.

(3)	The appraised value shown is the “as-if stabilized” market value conclusion as of October 22, 2018. The “as-is” market value as of October 22, 2018 is $18,100,000.

(4)	The appraised value shown is the “as-if stabilized” market value conclusion as of October 30, 2018. The “as-is” market value as of October 30, 2018 is $16,700,000.

(5)	The appraised value shown is the “when complete” market value conclusion as of October 23, 2019. The “as-is” market value as of October 23, 2018 is $15,400,000.

(6)	The total appraised value shown comprises the “when complete” and “as-if stabilized” market value conclusions, as footnoted above. The total “as-is” market value as of October 2018 is $96,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-41

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

Doubletree Atlanta North Druid Hills

The Doubletree Atlanta North Druid Hills property is a 209-room, nine-story, full-service hotel located in Atlanta, Georgia. The Doubletree Atlanta North Druid Hills property is situated on a 2.1-acre parcel and contains 141 surface parking spaces, resulting in a parking ratio of approximately 0.7 spaces per room. The Doubletree Atlanta North Druid Hills property was built in 1970 and recently received PIP renovations from May 2016 through February 2017 totaling approximately $4.2 million ($20,096 per room), which included updates to the lobby, registration area, and fitness center, and a full renovation of the restaurant/bar, meeting space, public restrooms, corridors, and guestrooms/bathrooms. The borrower sponsors are also required to perform $553,630 ($2,649 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, windows, fitness center, pool area, parking lot, and general upgrades. PIP work is required to be completed within 18 months of loan origination. The franchise agreement with Hilton Franchise Holding LLC expires on January 31, 2030. According to the appraisal, there are no new properties that are expected to be directly competitive with the Doubletree Atlanta North Druid Hills property.

The Doubletree Atlanta North Druid Hills property guestroom configuration includes 74 king rooms and 135 queen rooms. Amenities include onsite restaurant and lounge, business center, fitness center, pool, 24-hour sundry store, and approximately 3,633 square feet of meeting space.

Fairfield Inn Lake Buena Vista

The Fairfield Inn Lake Buena Vista property is a 170-room, four-story, limited-service hotel located in Orlando, Florida. The Fairfield Inn Lake Buena Vista property is situated on a 2.3-acre parcel and contains 116 surface parking spaces, resulting in a parking ratio of approximately 0.7 spaces per room. The Fairfield Inn Lake Buena Vista property originally opened in 1998 as a Country Inn & Suites and was converted to the Fairfield Inn brand in 2011 following a comprehensive renovation totaling approximately $3.6 million ($21,176 per room). Additional PIP work totaling approximately $2.0 million ($11,765 per room) was invested in 2017 and 2018, which included the replacement of furniture, fixtures and equipment (“FF&E”) in guestrooms, renovations of hallways, and upgrades to the fitness center and breakfast area. Further, the borrower sponsors are required to perform $428,658 ($2,522 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work includes upgrades to the building exterior, public spaces, and general upgrades. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Marriott International, Inc. expires on December 13, 2033. According to the appraisal, there are three new hotels that are anticipated to compete directly with the Fairfield Inn Lake Buena Vista property: a 142-room select-service Aloft hotel that is anticipated to open in January 2020; a 180-room limited-service SpringHill Suites that opened in October 2018; and a 155-room extended-stay TownePlace Suites that that opened in October 2018.

The Fairfield Inn Lake Buena Vista property guestroom configuration includes 28 king rooms, 92 double queen rooms, 26 king suites, 16 kid’s suites featuring a king bed and two bunk beds, and 8 ADA king rooms. Amenities include complimentary breakfast, meeting space, an outdoor pool, sundry store, business center, fitness center, and onsite guest laundry.

Fairfield Inn Orlando International Airport

The Fairfield Inn Orlando International Airport property is a 139-room, four-story, limited-service hotel located in Orlando, Florida. The Fairfield Inn Orlando International Airport property is situated on a 2.7-acre parcel and contains 99 surface parking spaces, resulting in a parking ratio of approximately 0.7 spaces per room. The Fairfield Inn Orlando International Airport property opened in 1998 and received PIP renovations from late 2015 through September 2016 totaling approximately $1.8 million ($12,950 per room), which included comprehensive guestroom renovations including the replacement of case goods and soft goods, renovations of hallways, the lobby, breakfast area, meeting room, and fitness center. Further, the roof was recently replaced in 2018. The borrower sponsors are also required to perform $229,250 ($1,649 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work includes upgrades to the building exterior and interior, as well as new technology-enhanced locks on all doors. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Marriott International, Inc. expires on December 13, 2033. According to the appraisal, there is a 128-room extended-stay Home2 Suites hotel that is anticipated to open in January 2019 which is expected to compete directly with the Fairfield Inn Orlando International Airport property.

The Fairfield Inn Orlando International Airport property guestroom configuration includes 50 king rooms, 66 double queen rooms, and 23 king suites. Amenities include complimentary breakfast, meeting space, an outdoor pool, sundry store, business center, fitness center, and onsite guest laundry.

Courtyard Charlotte Gastonia

The Courtyard Charlotte Gastonia property is a 130-room, four-story, limited-service hotel located in Gastonia, North Carolina. The Courtyard Charlotte Gastonia property is situated on a 2.9-acre parcel and contains 125 surface parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Courtyard Charlotte Gastonia property opened in 2001 and received PIP renovations in 2016 totaling approximately $1.2 million ($9,231 per room), which included cosmetic repairs to the exterior and entrance, updating the lobby, expansion and full renovation of the fitness center, and a complete renovation of the corridors, guestrooms and bathrooms. The borrower sponsors are also required to perform $70,000 ($538 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work primarily consists of installing a light dimming system in the lobby, bistro and lounge. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Marriott

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-42

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

International, Inc. expires on September 28, 2031, unless certain requirements are satisfied by February 28, 2021. If satisfied, the franchise agreement will expire on September 28, 2036. According to the appraisal, there is a 117-room select-service Hilton Garden Inn hotel that is anticipated to open in February 2019 which is expected to compete directly with the Courtyard Charlotte Gastonia property.

The Courtyard Charlotte Gastonia property guestroom configuration includes 76 king rooms, 44 double queen rooms, and 10 suites. Amenities include the Courtyard Bistro and Lounge, indoor pool and whirlpool, fitness center, business center, sundry shop, onsite guest laundry, outdoor patio area with fire pit, complimentary Wi-Fi, and approximately 2,703 square feet of meeting space.

Hampton Inn Atlanta North Druid Hills

The Hampton Inn Atlanta North Druid Hills property is a 111-room, five-story, limited-service hotel located in Atlanta, Georgia. The Hampton Inn Atlanta North Druid Hills property is situated on a 1.8-acre parcel and contains 110 surface parking spaces, resulting in a parking ratio of approximately 1.0 spaces per room. The Hampton Inn Atlanta North Druid Hills property was built in 1990 and received PIP renovations from 2015 through March 2017 totaling approximately $1.0 million ($9,009 per room), which included updates to the lobby, registration area, and fitness center, and a full renovation of the restaurant/bar, meeting space, public restrooms, corridors, and guestrooms/bathrooms. The borrower sponsors are also required to perform $1,473,075 ($13,271 per room) of PIP work, which was reserved at origination of the Southeast Hotel Portfolio Mortgage Loan. Planned PIP work includes upgrades to the elevators, stairwells, corridors, hotel entrance, front desk and registration area, hotel exterior, fitness center, pool area, guestrooms and guest bathrooms. PIP work is required to be completed within 24 months of loan origination. The franchise agreement with Hilton Franchise Holding LLC expires on January 31, 2030. According to the appraisal, there are no new properties that are expected to be directly competitive with the Hampton Inn Atlanta North Druid Hills property.

The Hampton Inn Atlanta North Druid Hills property guestroom configuration includes 57 king rooms, 46 double queen rooms, and 8 queen rooms. Amenities include complimentary breakfast, outdoor pool, fitness center, business center, and complimentary Wi-Fi.

The following table presents certain information relating to the 2017 demand analysis based on market segmentation with respect to the Southeast Hotel Portfolio Properties:

2017 Market Segmentation(1)

Property	Transient	Group	Commercial	Leisure
Doubletree Atlanta North Druid Hills	80.0%	20.0%	0.0%	0.0%
Fairfield Inn Lake Buena Vista	90.0%	10.0%	0.0%	0.0%
Fairfield Inn Orlando International Airport	0.0%	10.0%	60.0%	30.0%
Courtyard Charlotte Gastonia	85.0%	15.0%	0.0%	0.0%
Hampton Inn Atlanta North Druid Hills	90.0%	10.0%	0.0%	0.0%

(1)	Information obtained from the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-43

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

The following table presents historical occupancy, ADR, and RevPAR of the Southeast Hotel Portfolio Properties:

Historical Occupancy, ADR and RevPAR(1)

	2016			2017			TTM 10/31/2018
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Doubletree Atlanta North Druid Hills	55.2%	$114.13	$62.96	64.4%	$115.94	$74.68	64.9%	$121.97	$79.15
Fairfield Inn Lake Buena Vista	84.8%	$95.04	$80.62	79.4%	$104.96	$83.38	78.6%	$106.97	$84.11
Fairfield Inn Orlando International Airport	67.2%	$85.35	$57.38	89.1%	$101.47	$90.39	89.2%	$104.93	$93.65
Courtyard Charlotte Gastonia	68.5%	$106.01	$72.66	76.7%	$107.21	$82.27	77.3%	$109.26	$84.45
Hampton Inn Atlanta North Druid Hills	77.4%	$120.77	$93.45	74.5%	$120.12	$89.52	81.6%	$121.16	$98.85
Total/ Weighted Average	69.1%	$104.16	$72.01	75.5%	$109.95	$82.98	77.0%	$113.19	$86.70

(1)	Information obtained from the underwritten cash flows.

The following table presents historical occupancy, ADR, and RevPAR penetration rates of the Southeast Hotel Portfolio Properties:

Historical Penetration Rates(1)

	TTM 10/31/2016			TTM 10/31/2017			TTM 10/31/2018
Property	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR	Occ.	ADR	RevPAR
Doubletree Atlanta North Druid Hills(2)	77.3%	88.3%	68.3%	84.6%	87.6%	74.1%	91.6%	91.1%	83.5%
Fairfield Inn Lake Buena Vista(3)	103.3%	102.5%	105.9%	95.5%	107.4%	102.5%	92.3%	108.4%	100.0%
Fairfield Inn Orlando International Airport(4)	81.7%(5)	93.9%	76.6%	102.1%(5)	99.9%	102.0%	102.7%	96.5%	99.1%
Courtyard Charlotte Gastonia(6)	85.5%(7)	111.4%	95.2%	101.2%(7)	112.1%	113.4%	102.8%	112.5%	115.7%
Hampton Inn Atlanta North Druid Hills(8)	109.5%	108.7%	119.1%	103.7%	106.6%	110.5%	108.2%	103.1%	111.5%

(1)	Information obtained from third party hospitality reports dated November 19, 2018.

(2)	The competitive set for Doubletree Atlanta North Druid Hills comprises six full-service hotels totaling 1,029 rooms: Marriott Atlanta Century Center (294 rooms), Holiday Inn Atlanta North Lake (129 rooms), Courtyard Atlanta Decatur Downtown Emory (179 rooms), Courtyard Atlanta Executive Park Emory (145 rooms), Hampton Inn Atlanta North Druid Hills (111 rooms), and Hyatt Place Atlanta Buckhead (171 rooms).

(3)	The competitive set for Fairfield Inn Lake Buena Vista comprises six limited-service hotels totaling 1,126 rooms: Comfort Inn Orlando Lake Buena Vista (200 rooms), Hampton Inn Orlando Lake Buena Vista (147 rooms), Quality Suites Lake Buena Vista (123 rooms), Fairfield Inn & Suites Orlando Lake Buena Vista In The Marriott Village (388 rooms), Hawthorn Suites by Wyndham Orlando Lake Buena Vista (120 rooms), and Best Western Plus Kissimmee Lake Buena Vista South Inn & Suites (148 rooms).

(4)	The competitive set for Fairfield Inn Orlando International Airport comprises five limited-service hotels totaling 622 rooms: Hampton Inn Orlando International Airport (123 rooms), La Quinta Inns & Suites Orlando Airport North (148 rooms), Holiday Inn Express Suites Orlando International Airport (107 rooms), Country Inn & Suites Orlando Airport (136 rooms), and Wingate By Wyndham Orlando International Airport (108 rooms).

(5)	The increase in occupancy penetration rate at the Fairfield Inn Orlando International Airport property was primarily due to PIP renovations from late 2015 through September 2016 totaling approximately $1.8 million ($12,950 per room). See “The Properties” section.

(6)	The competitive set for Courtyard Charlotte Gastonia comprises five limited-service hotels totaling 448 rooms: Best Western Gastonia (62 rooms), Hampton Inn Charlotte Gastonia (108 rooms), Comfort Suites Gastonia (108 rooms), Fairfield Inn Charlotte Gastonia (90 rooms), and Holiday Inn Express Charlotte West Gastonia (80 rooms).

(7)	The increase in occupancy penetration rate at the Courtyard Charlotte Gastonia property was primarily due to PIP renovations in 2016 totaling approximately $1.2 million ($9,231 per room). See “The Properties” section.

(8)	The competitive set for Hampton Inn Atlanta North Druid Hills comprises five limited-service hotels totaling 557 rooms: La Quinta Inns & Suites Atlanta Midtown Buckhead (94 rooms), Courtyard Atlanta Executive Park Emory (145 rooms), Fairfield Inn & Suites Atlanta Buckhead (115 rooms), Holiday Inn Express & Suites Atlanta Buckhead (123 rooms), Holiday Inn Express Atlanta Northeast I-85 Clairmont (80 rooms).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-44

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at Southeast Hotel Portfolio Properties:

Cash Flow Analysis(1)

	2015(2)	2016(2)(3)	2017(3)	TTM 10/31/2018	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	71.4%	69.1%	75.5%	77.0%	77.0%
ADR	$99.76	$104.16	$109.95	$113.19	$113.19
RevPAR	$71.19	$72.01	$82.98	$86.70	$86.70

Room Revenue	$19,722,082	$20,005,041	$22,987,115	$24,020,221	$24,020,150	95.9%	$31,647
F&B Revenue	678,687	574,030	663,498	707,497	707,497	2.8	932
Other Revenue(4)	267,796	289,296	306,148	323,500	323,500	1.3	426
Total Revenue	$20,668,565	$20,868,366	$23,956,761	$25,051,218	$25,051,147	100.0%	$33,005

Room Expense	4,636,237	4,935,448	5,440,748	5,635,959	5,635,933	23.5(5)	7,425
F&B Expense	667,177	646,545	683,581	680,671	680,671	96.2(5)	897
Other Department Expense	58,019	74,276	91,139	89,630	89,630	27.7(5)	118
Total Departmental Expenses	5,361,432	5,656,269	6,215,468	6,406,260	6,406,234	25.6	8,440
Gross Operating Income	$15,307,132	$15,212,097	$17,741,293	$18,644,958	$18,644,913	74.4%	$24,565

Total Undistributed Expenses	6,595,753	7,467,433	8,207,443	8,636,539	8,479,023	33.8	11,171
Gross Operating Profit	$8,711,379	$7,744,664	$9,533,851	$10,008,419	$10,165,890	40.6%	$13,394

Total Fixed Charges	853,696	1,001,216	1,100,715	1,135,424	1,463,185	5.8	1,928
Total Operating Expenses	$12,810,881	$14,124,918	$15,523,626	$16,178,222	$16,348,441	65.3%	$21,539

Net Operating Income	$7,857,683	$6,743,448	$8,433,135	$8,872,995	$8,702,705	34.7%	$11,466
FF&E	0	0	0	0	1,002,046	4.0	1,320
Net Cash Flow	$7,857,683	$6,743,448	$8,433,135	$8,872,995	$7,700,659	30.7%	$10,146

NOI DSCR	1.70x	1.46x	1.82x	1.92x	1.88x
NCF DSCR	1.70x	1.46x	1.82x	1.92x	1.66x
NOI DY	11.2%	9.6%	12.1%	12.7%	12.4%
NCF DY	11.2%	9.6%	12.1%	12.7%	11.0%

(1)	The fluctuation in historical net operating income is partly due to the $10.2 million ($13,439 per room) of renovations completed at the Southeast Hotel Portfolio Properties from 2016 to 2018 (see “The Properties” section).

(2)	The decrease in Net Operating Income from 2015 to 2016 was driven primarily by an increase in undistributed expenses.

(3)	The increase in Total Revenue and Net Operating Income from 2016 to 2017 was driven partly by increased Occupancy and ADR.

(4)	Other Revenue includes income generated from conference and meeting room rentals, audio/visual charges, vending machine commissions, gift shop, laundry, parking, and other miscellaneous revenue.

(5)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

Appraisals. The appraiser concluded to “as-if stabilized” appraised values for two of the Southeast Hotel Portfolio Properties with valuation dates of October 22, 2018 and October 30, 2018, and “when complete” appraised values for the remaining three Southeast Hotel Portfolio Properties with valuation dates from October 22, 2019 to October 23, 2019, in the aggregate amount of $103,100,000, which assumes certain outstanding PIP work has been completed (see “The Properties” and “Escrow” sections). The related PIP work was reserved for upon the origination of the Southeast Hotel Portfolio Mortgage Loan. The appraiser concluded to “as-is” appraised values in the aggregate amount of $96,000,000 with valuation dates from October 22, 2018 to October 30, 2018.

Environmental Matters. According to Phase I environmental assessments dated November 1, 2018, there was no evidence of any recognized environmental conditions at the Southeast Hotel Portfolio Properties.

Market Overview and Competition. The Southeast Hotel Portfolio Properties are located in three distinct markets:

Doubletree Atlanta North Druid Hills and Hampton Inn Atlanta North Druid Hills

The Doubletree Atlanta North Druid Hills property and the Hampton Inn Atlanta North Druid Hills property (the “Atlanta North Druid Hills Properties”) are located in the Brookhaven/North Druid Hills neighborhood of Atlanta, Georgia. The Atlanta North Druid Hills Properties are located approximately 0.3 miles apart and approximately 7 miles northeast of downtown Atlanta. The Atlanta North Druid Hills Properties are situated on a major thoroughfare and highway exchange along I-85, which leads south to downtown Atlanta and continuing to the Hartsfield-Jackson Atlanta International Airport, which is approximately 16.6 miles to the south.

Brookhaven is home to Town Brookhaven retail center (2.9 miles north), a mixed-use lifestyle center totaling 462,080 square feet of retail uses including numerous restaurants and bars, a cinema-bistro, and several retailers including Marshalls, Costco, Publix grocery

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-45

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

store, and three multifamily developments totaling 958-units. Emory University, a top-ranked private university with one of the world’s leading healthcare systems, is located approximately 2.6 miles south of the Atlanta Druid Hills Properties. The towns of Buckhead and Decatur are also nearby, which are home to the Center for Disease Control, Emory University, Oglethorpe University, Emory Hospital, Northrop Grumman, Sherwin Williams and the Federal Express Training Center. In addition, two major healthcare facilities are under construction in the area: Emory University’s new 950,000 square foot Orthopedic and Brain Health Center, and Children’s Healthcare of Atlanta (a 45-acre campus that is expected to contain a 260,000-square foot Center for Advanced Pediatrics).

According to the appraisals, the Atlanta Druid Hills Properties benefit from strong corporate, medical and education demand with more than 3.1 million square feet of office space located within a one mile radius, as well as immediate access to two of Atlanta’s largest office markets including the Buckhead Office District (2.0 miles northwest) and the Midtown Office District (4.1 miles southwest). According to the appraisals, as of the third quarter of 2018 the office vacancy rate within a one mile radius of the Atlanta Druid Hills Properties was approximately 3.4%. According to the appraisal, the 2018 estimated population within a three- and five-mile radius of the Atlanta Druid Hills Properties was 146,391 and 357,790, respectively. The estimated average household income within the same radii was $111,263 and $112,317, respectively.

Fairfield Inn Lake Buena Vista and Fairfield Inn Orlando International Airport

The Fairfield Inn Lake Buena Vista property and the Fairfield Inn Orlando International Airport property are located in Orlando, Florida. The Fairfield Inn Lake Buena Vista property is situated approximately 0.5 miles south of the entrance of Walt Disney World Resort, 4.9 miles from Orlando Orange County Convention Center, and 6.8 miles from Universal Orlando Resort. The Fairfield Inn Lake Buena Vista property is an Official Walt Disney World Good Neighbor Hotel and offers guests complimentary scheduled shuttle service to/from Epcot, as well as the ability to purchase attractions tickets in the lobby. The Fairfield Inn Lake Buena Vista property is also approximately 1.3 miles northeast of the Disney Springs entertainment complex (an outdoor shopping, dining, and entertainment complex located at the Walt Disney World Resort that is open to the public and offers complimentary parking and transportation to all Disney resorts). Additionally, SeaWorld, Discovery Cove, and Aquatica are located approximately 3.0 miles northeast of the Fairfield Inn Lake Buena Vista property; the Walt Disney World Magic Kingdom Park is located 5.0 miles to the northwest; EPCOT is located 2.8 miles to the southwest; and the Disney Animal Kingdom Park is located 5.6 miles southwest.

The Fairfield Inn Orlando International Airport property is located approximately 2.0 miles north of Orlando International Airport, which is the busiest airport in Florida and 11th busiest in the United States. The Orlando International Airport served more than 47 million passengers in 2018, representing a 10.1% year-over-year increase, and is undergoing a $4.2 billion capital improvement plan (which is expected to expand the south terminal and add 19 gates). Additionally, Amazon recently opened its new 2.4 million square foot distribution facility in September 2018 near the airport, which added approximately 1,500 jobs to the local economy. The Fairfield Inn Orlando International Airport property is also located approximately 8.9 miles north of Lake Nona’s Health & Life Sciences Cluster, a 650-acre health and life sciences park that is home to the UCF College of Medicine, Nemours Children’s Hospital, and the Orlando VA Medical Center. The Fairfield Inn Orlando International Airport property also benefits from its location within walking distance of Lee Vista Promenade, which has 350,000 square feet of restaurant, retail and entertainment venues, as well as Orlando Gateway Village with several restaurants and retail shops.

According to the appraisal, the 2018 estimated population within a three- and five-mile radius of the Fairfield Inn Lake Buena Vista property was 34,026 and 89,583, respectively. The estimated average household income within the same radii was $87,088 and $86,372, respectively. The 2018 estimated population within a three- and five-mile radius of the Fairfield Inn Orlando International Airport property was 57,439 and 176,797, respectively. The estimated average household income within the same radii was $61,772 and $62,411, respectively.

Courtyard Charlotte Gastonia

The Courtyard Charlotte Gastonia property is located in Gastonia, North Carolina, approximately 18.5 miles west of Charlotte. Gastonia is the second largest satellite city of Charlotte. The Courtyard Charlotte Gastonia property is situated within a dense pocket of commercial development in the northeast quadrant of I-85 and North New Hope Road. The North New Hope Road and I-85 interchange offers accessibility to nearby amenities and a direct route to downtown Charlotte and the Charlotte Douglas International Airport, which is located approximately 12.8 miles west.

The Courtyard Charlotte Gastonia property is situated approximately 1.1 miles west of the CaroMont Regional Medical Center, a 435-bed public, not-for-profit hospital. The CaroMont Regional Medical Center was originally founded in 1946 and has expanded many times over the years. According to the appraisal, the 2018 estimated population within a three- and five-mile radius of the Courtyard Charlotte Gastonia property was 47,712 and 103,606, respectively. The estimated average household income within the same radii was $55,858 and $59,973, respectively.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $71,120 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $71,118).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Southeast Hotel

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-46

Hospitality – Various	Loan #2	Cut-off Date Balance:	$69,929,662
Property Addresses – Various	Southeast Hotel Portfolio	Cut-off Date LTV:	67.8%
		U/W NCF DSCR:	1.66x
		U/W NOI Debt Yield:	12.4%

Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

FF&E Reserve – The loan documents require ongoing monthly FF&E Reserves equal to one-twelfth of 4.0% of the total revenue from Southeast Hotel Portfolio Properties (the initial estimated FF&E monthly deposit is $83,504).

PIP Reserve – The loan documents require an upfront reserve of $2,754,613 for estimated expenses related to remaining planned PIP renovations. The loan documents also require a springing deposit of 100.0% of any additional PIP work required by the franchisor under any franchise agreement.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the Southeast Hotel Portfolio Borrower is required to establish a lender-controlled lockbox account and direct all credit card companies to pay all amounts due directly into such lockbox account. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default;

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.40x at the end of any calendar quarter; or

(iii)	any cancellation, termination, or expiration of any franchise agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), the NCF DSCR being greater than 1.50x for two consecutive calendar quarters; or

●	with regard to clause (iii), receipt by lender of satisfactory evidence that the Southeast Hotel Portfolio Borrower has entered into a replacement franchise agreement satisfactory to lender with an acceptable franchisor.

Property Management. The Southeast Hotel Portfolio Properties are managed by an affiliate of the Southeast Hotel Portfolio Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Refusal. Marriott International, Inc., as franchisor, has a right of first refusal to purchase the Fairfield Inn Lake Buena Vista property, the Fairfield Inn Orlando International Airport property, and the Courtyard Charlotte Gastonia property in the event there is a transfer of (i) such property to a competitor or (ii) a direct or indirect controlling interest in the Southeast Hotel Portfolio Borrower to a competitor (the “Marriott ROFR”). The Marriott ROFR is not extinguished by foreclosure or deed-in-lieu thereof, and if the transfer to a competitor is by foreclosure, or if the franchisee or its affiliates become a competitor, the franchisor has the right to purchase such property upon notice to the franchisee.

Terrorism Insurance. Southeast Hotel Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Southeast Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-47

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Millennium Tower Boston – Boston, MA

LOEWS THEATRES

Lincoln Square – New York, NY

GOURMET GARAGE

Lincoln West – New York, NY

Four Seasons San Francisco Retail – San Francisco, CA

C21

Lincoln Triangle – New York, NY

Ritz Carlton Georgetown Retail – Washington, DC

HSBC

Commercial Units at the Four Seasons Miami – Miami, FL

CVS/pharmacy
CVS

Ritz Carlton Washington DC Retail – Washington, DC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-48

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

CAMBRIDGE
BOSTON
Beacon Hill
North End
Financial District
Boston Common
Back Bay
Chinatown
Seaport District
Fort Point
Boston Harbor
Charles River

Upper West Side
CENTRAL PARK
West Side
MANHATTAN
Midtown
Hudson River

WASHINGTON D.C.
Georgetown
West End
Logan Circle
Downtown
ARLINGTON
Foggy Bottom
National Mall
VIRGINIA
Potomac River

Millennium Partners Portfolio

1	Millennium Tower Boston	Boston, MA
2	Lincoln Square	New York, NY
3	Four Seasons San Francisco Retail	San Francisco, CA
4	Lincoln West	New York, NY
5	Commercial Units at the Four Seasons Miami	Miami, FL
6	Lincoln Triangle	New York, NY
7	Ritz Carlton Washington DC Retail	Washington, DC
8	Ritz Carlton Georgetown Retail	Washington, DC

San Francisco Bay
SAN FRANCISCO
Financial District
SoMa
SAN FRANCISCO COUNTY

Little Havana
Downtown
MIAMI
Brickell
Brickell Key
The Roads
Biscayne Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-49

No. 3 – Millennium Partners Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRS/Fitch/Moody’s):	A(high)(sf)/A-sf/Aa3(sf)		Property Type – Subtype:	Various
	Original Principal Balance(1):	$65,000,000		Location:	Various – See Table
	Cut-off Date Balance(1):	$65,000,000		Size:	1,549,699 SF
	% of Initial Pool Balance:	6.7%		Cut-off Date Balance Per SF(1):	$304.58
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$304.58
	Borrower Sponsor:	Millennium Partners		Year Built/Renovated:	Various/Various
	Guarantor:	Millennium Partners Holding Co LLC		Title Vesting:	Various
	Mortgage Rate:	4.2850%		Property Manager:	Various
	Note Date:	June 21, 2018		Current Occupancy (As of):	94.3% (5/1/2018)
	Seasoning:	7 months		YE 2017 Occupancy:	97.0%
	Maturity Date:	July 7, 2028		YE 2016 Occupancy:	97.5%
	IO Period:	120 months		YE 2015 Occupancy:	97.6%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	97.4%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$1,460,900,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$942.70
	Call Protection(2):	L(31),D(82),O(7)		As-Is Appraisal Valuation Date:	Various
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(1)(3):	Yes		YE 2017 NOI:	$70,669,941
	Additional Debt Type (Balance)(1)(3):	Pari Passu ($407,000,000); Subordinate ($238,000,000); Mezzanine ($280,150,000)		YE 2016 NOI:	$67,498,085
				YE 2015 NOI:	$63,917,892
				YE 2014 NOI:	$51,848,293
				U/W Revenues:	$105,628,854
				U/W Expenses:	$31,705,173
Escrows and Reserves(4)				U/W NOI:	$73,923,682
	Initial	Monthly	Cap	U/W NCF:	$70,363,227
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	3.60x / 3.43x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	15.7% / 14.9%
Replacement Reserve	$0	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	15.7% / 14.9%
Rent Concession Reserve	$0	$0	NAP	Cut-off Date LTV Ratio(1):	32.3%
Existing TI/LC Reserve	$0	$0	NAP	LTV Ratio at Maturity(1):	32.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$710,000,000	71.6%	Refinance existing debt	$968,067,075	97.6%
Mezzanine debt(3)	280,150,000	28.3	Defeasance costs	15,283,721	1.5
Cash equity contribution	1,349,415	0.1	Other closing costs	8,148,619	0.8
Total Sources	$991,499,415	100.0%	Total Uses	$991,499,415	100.0%

(1)   The Millennium Partners Mortgage Loan (as defined below) is part of the Millennium Partners Whole Loan (as defined below), which is comprised of six pari passu senior promissory notes with an aggregate principal balance of $400,900,000 (the "Senior A Notes"), six promissory notes which are pari passu with each other and subordinate to the Senior A Notes with an aggregate principal balance of $71,100,000 (the "Junior A Notes"), and one subordinate promissory note with a principal balance of $238,000,000 (the "Millennium Partners Subordinate Companion Loan"), which is junior to both the Senior A Notes and the Junior A Notes. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes. Each such pair of a Senior A Note and Junior A Note is being treated as a single senior loan for purposes of this term sheet (each an "A Note Pair" and all A Note Pairs, collectively, the "Millennium Partners Senior Loan"). All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the aggregate principal balance of the Millennium Partners Senior Loan, without regard to the Millennium Partners Subordinate Companion Loan. The Cut-off Date Balance per SF, Maturity Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers based on the entire $710,000,000 Millennium Partners Whole Loan are $458, $458, 10.4%, 9.9%, 2.40x, 2.28x, 48.6% and 48.6%, respectively.

(2)   Defeasance of the Millennium Partners Whole Loan is permitted at any time after the earlier of (i) the date that is 36 months after the loan origination date, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Millennium Partners Whole Loan to be securitized. The assumed lockout period of 31 payments is based on the closing date of this transaction in February 2019. A partial or full prepayment of the Millennium Partners Whole Loan, together with a prepayment fee equal to the greater of 1% and a yield maintenance premium, is permitted at any time during the lockout period in connection with the partial or full release of the Millennium Partners Portfolio (as defined below).

(3)   The equity interest in the Millennium Partners Borrowers (as defined below) has been pledged to secure mezzanine indebtedness with an original principal balance of $280,150,000. As of the Cut-off Date, the U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio based on the Millennium Partners Total Debt (as defined below) are 7.5%, 1.41x, and 67.8%, respectively. See “Subordinate and Mezzanine Indebtedness”.

(4)   See “Escrows” section for a full description of Escrows and Reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-50

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

The Mortgage Loan. The mortgage loan (the “Millennium Partners Mortgage Loan”) is part of a whole loan (the “Millennium Partners Whole Loan”) in the aggregate original principal balance of $710,000,000. The Millennium Partners Whole Loan is secured by first priority fee and leasehold mortgages encumbering a retail and office portfolio comprised of eight properties in New York, New York, Boston, Massachusetts, Washington, D.C., San Francisco, California and Miami, Florida (the “Millennium Partners Portfolio,” and individually each a “Millennium Partners Property”). The Millennium Partners Whole Loan is comprised of (i) six Senior A Notes, that are pari passu with each other, with an aggregate outstanding principal balance of $400,900,000, (ii) six Junior A Notes, which are pari passu with each other and subordinate to the Senior A Notes, with an aggregate outstanding principal balance of $71,100,000 and (iii) the Millennium Partners Subordinate Companion Loan, which is subordinate to the Senior A Notes and Junior A Notes and has an original principal balance of $238,000,000. Each of the Senior A Notes has been or will be transferred together with a Junior A Note which has the same numerical designation as such Senior A Note and represents the same percentage of the Junior A Notes as such Senior A Note represents of the Senior A Notes, and which together will constitute an A Note Pair. Each A Note Pair is being treated as a single senior loan for purposes of this term sheet, and all A Note Pairs collectively comprise the Millennium Partners Senior Loan. Promissory Note A-4, in the original principal balance of $36,782,466.22 and Promissory Note B-4, in the original principal balance of $3,217,533.78, which together comprise an A Note Pair in the aggregate original principal balance of $40,000,000, and Promissory Note A-5 in the original principal balance of $22,989,041.39, and Promissory Note B-5, in the original principal balance of $2,010,958.61, which together comprise an A Note Pair in the aggregate original principal balance of $25,000,000, together represent the Millennium Partners Mortgage Loan in the total original principal balance of $65,000,000 and will be included in the BANK 2019-BNK16 securitization trust. The other A Note Pairs are collectively referred to herein as the “Millennium Partners Non-Serviced Pari Passu Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Millennium Partners Pari Passu A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-4 & B-4 and A-5 & B-5	$65,000,000	$65,000,000	BANK 2019-BNK16	No
A-1 & B-1	$226,339,474	$226,339,474	MSC 2018-MP	Yes(1)
A-2 & B-2	$75,000,000	$75,000,000	BANK 2018-BNK15	No
A-3 & B-3	$50,000,000	$50,000,000	BANK 2018-BNK14	No
A-6 & B-6	$55,660,526	$55,660,526	MSC 2018-L1	No
C	$238,000,000	$238,000,000	MSC 2018-MP	No
Total	$710,000,000	$710,000,000

(1)       Control rights will be exercised by the class or classes entitled thereto under the MSC 2018-MP trust and servicing agreement.

The Borrowers and Borrower Sponsors. The borrowers consist of 22 single-purpose entities (the “Millennium Partners Borrowers”), each organized as a Delaware limited liability company or a New York limited partnership and each structured to be bankruptcy remote with two independent directors. Each of the Millennium Partners Borrowers is a single purpose entity whose primary business is the ownership and/or operation of one or more Millennium Partners Properties owned by it, operating as trustee of a beneficial trust that owns one or more Millennium Partners Properties or operating as tenant under a primary lease with the owners of the related Millennium Partners Properties. The non-recourse carveout guarantor under the Millennium Partners Whole Loan is Millennium Partners Holding Co LLC and the sponsor is Millennium Partners. Millennium Partners has developed more than 3,200 luxury condominiums, eight five-star hotels, two extended-stay luxury hotels, 1,400,000 square feet of office space, 900,000 square feet of retail space, 3,750 parking spaces, five Loews Cineplex theaters and five high-end health clubs. Affiliates of the Millennium Partners Borrowers are defendants in pending lawsuits. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Properties. The Millennium Partners Portfolio consists of eight properties totaling approximately 1.5 million square feet, which include (i) seven properties previously securitized in the MSC 2014-MP transaction and (ii) one additional property located in Boston, Massachusetts, which was recently developed by the sponsor. Primarily developed between 1992 and 2016, the Millennium Partners Portfolio consists primarily of the retail/office/parking garage condominium units in (i) three luxury residential buildings adjacent to Lincoln Center on Manhattan’s Upper West Side, (ii) a newly constructed luxury residential tower in Boston’s Downtown Crossing neighborhood, (iii) the Four Seasons Hotels in San Francisco and Miami and (iv) two Ritz Carlton Hotels in Washington, D.C.

The Millennium Partners Property known as Lincoln Square (the “Lincoln Square Property”) consists of 349,420 square feet of retail space located in New York, New York on the city block bounded by Broadway and Columbus Avenue and West 67th and West 68th streets that is 91.9% leased. Tenants include a 13-screen Loews Theater (inclusive of one IMAX screen, which reported approximately $1.6 million/screen in aggregate TTM March 2018 ticket sales) and an Equinox.

The Millennium Partners Property known as Lincoln West (the “Lincoln West Property”) consists of 88,418 square feet of retail space located in New York, New York on the west side of Broadway between West 66th and West 67th Streets that is 100.0% leased. Tenants include national (Raymour & Flanigan, Pottery Barn) and international (Zara) brands.

The Millennium Partners Property known as Lincoln Triangle (the “Lincoln Triangle Property”) consists of 76,411 square feet of retail space located in New York, New York on the east side of Broadway between West 66th and West 67th Streets that is 100.0% leased. The tenants are Century 21 and Banana Republic ($414 per square foot in TTM March 2018 sales).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-51

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

The Millennium Partners Property known as Millennium Tower Boston (the “Millennium Tower Boston Property”) totals 351,385 square feet and consists of 217,983 square feet of retail space (62.0% of NRA) and 133,402 square feet of office space (38.0% of NRA) located in Boston, Massachusetts that is 100.0% leased. Additionally, the Millennium Tower Boston Property includes an approximately 290-space parking garage located at the base of the newly developed Millennium Tower Boston and also includes space at the adjacent historic Burnham Building. Tenants include Primark, a discount fashion retailer, Havas, a Roche Brothers Supermarket and Old Navy.

The Millennium Partners Property known as Four Seasons San Francisco Retail (the “Four Seasons San Francisco Retail Property”) totals 210,788 square feet and consists of 182,425 square feet of retail space (86.5% of NRA) and 28,363 square feet of office space (13.5% of NRA) located in San Francisco, California that is 91.9% leased. The Four Seasons San Francisco Retail Property is located at Four Seasons Hotel on Market Street, two blocks from both the Union Square shopping district and Westfield’s San Francisco Centre and in close proximity to the Moscone Convention Center. Tenants include a 114,010 square foot Equinox, Ippudo ramen restaurant, Peet’s Coffee & Tea and St. John’s Knits.

The Millennium Partners Property known as Commercial Units at the Four Seasons Miami (the “Commercial Units at the Four Seasons Miami Property”) totals 260,517 square feet and consists of 206,307 square feet of office space (79.2% of NRA) and 54,210 square feet of retail space (20.8% of NRA) located in Miami, Florida that is 83.7% leased. Additionally, the Commercial Units at the Four Seasons Miami Property includes an approximately 920-space parking garage located in the Four Seasons Hotel on Brickell Avenue in downtown Miami. Tenants include HSBC Bank’s private banking regional headquarters and Equinox.

The Millennium Partners Property known as Ritz Carlton Washington DC Retail (the “Ritz Carlton Washington DC Retail Property”) consists of 132,377 square feet of retail space located in Washington D.C.’s west end that is 100.0% leased. Additionally, the Ritz Carlton Washington DC Retail Property includes an approximately 680-space, four-story underground parking garage. Tenants include CVS and a 98,076 square foot Equinox.

The Millennium Partners Property known as Ritz Carlton Georgetown Retail (the “Ritz Carlton Georgetown Retail Property”) consists of 80,383 square feet of retail space located in central Georgetown in Washington D.C. that is 100.0% leased. Additionally, the Ritz Carlton Georgetown Retail Property includes an approximately 340-space, four-story underground parking garage. Tenants include a 14-screen Loews Theater ($521,643/screen in TTM March 2018 sales).

The following table presents detailed information with respect to the Millennium Partners Portfolio:

Millennium Partners Portfolio Properties Summary(1)

Property Name	Location	Property Type	SF	Allocated Whole Loan Amount	Appraised Value	UW NOI	UW NCF
Millennium Tower Boston	Boston	Office & Retail	351,385	$182,900,000	$360,000,000	$19,583,689	$18,667,190
Lincoln Square	New York	Urban Retail	349,420	$182,850,000	$340,000,000	$16,124,520	$15,453,287
Four Seasons San Francisco Retail	San Francisco	Office & Retail	210,788	$85,230,000	$170,100,000	$8,551,141	$8,063,904
Lincoln West	New York	Urban Retail	88,418	$77,900,000	$170,000,000	$7,115,374	$6,771,486
Commercial Units at the Four Seasons Miami	Miami	Office & Retail	260,517	$58,500,000	$123,100,000	$7,895,104	$7,353,710
Lincoln Triangle	New York	Urban Retail	76,411	$57,500,000	$125,000,000	$5,286,660	$5,027,909
Ritz Carlton Washington DC Retail	Washington	Urban Retail	132,377	$46,580,000	$120,700,000	$6,692,448	$6,471,429
Ritz Carlton Georgetown Retail	Washington	Urban Retail	80,383	$18,540,000	$52,000,000	$2,674,745	$2,554,311
Total			1,549,699	$710,000,000	$1,460,900,000	$73,923,682	$70,363,227

(1)       Information is based on the underwritten rent roll as of May 1, 2018.

As of May 1, 2018, the Millennium Partners Portfolio is 94.3% leased. The largest tenant, Equinox, occupies 26.0% of net rentable area (“NRA”) and contributes 21.1% of total underwritten base rent under four long term leases through June 2039. The remaining rent roll is granular, with no other single tenant accounting for more than 14.3% of NRA or contributing more than 9.6% of underwritten base rent. The Millennium Partners Portfolio’s top five tenants by NRA lease 60.8% of NRA and comprise 49.7% of the underwritten base rent. The Millennium Partners Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2024, when leases comprising 15.5% of NRA and 19.1% of underwritten base rent expire. The weighted average remaining lease term at the Millennium Partners Portfolio is approximately 10.7 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-52

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Major Tenants. The following table presents certain information relating to the tenancy at the Millennium Partners Portfolio:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)(4)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Option	Termin. Option (Y/N)
Major Tenants
Equinox(5)	NR/B2/B	403,432	26.0%	$41.64	$16,800,378	21.1%	6/30/2039	Various	N
Loews Theater(6)	B/B2/B+	221,698	14.3%	$23.72	$5,257,676	6.6%	Various	1, 14-year	N
Primark(7)	NR/NR/NR	138,833	9.0%	$55.26	$7,672,479	9.6%	9/30/2030	2, 15-year	Y
Havas(8)	BBB/Baa2/BBB	115,625	7.5%	$42.50	$4,914,063	6.2%	11/30/2024	2, 5-year	Y
Century 21(9)	NR/NR/NR	62,529	4.0%	$79.96	$5,000,000	6.3%	1/31/2021	Various	N
HSBC Bank(10)	AA-/A2/A	47,145	3.0%	$51.00	$2,404,248	3.0%	Various	None	N
Roche Brothers Supermarkets(11)	NR/NR/NR	39,125	2.5%	$35.79	$1,400,299	1.8%	1/31/2030	Various	N
Raymour & Flanigan(12)	NR/NR/NR	34,643	2.2%	$98.87	$3,425,000	4.3%	11/30/2024	1, 5-year	N
Old Navy(13)	BB+/Baa2/BB+	30,350	2.0%	$112.03	$3,400,111	4.3%	1/31/2027	1, 5-year	N
Kenny Nachwalter(14)	NR/NR/NR	21,000	1.4%	$45.23	$949,830	1.2%	3/31/2027	2, 5-year	Y
Pottery Barn(15)	NR/NR/NR	20,330	1.3%	$105.69	$2,148,665	2.7%	1/31/2027	1, 10-year	N
Zara	NR/NR/NR	16,792	1.1%	$149.40	$2,508,800	3.1%	3/31/2024	None	N
Homer Bonner Jacobs(16)	NR/NR/NR	15,006	1.0%	$44.16	$662,665	0.8%	6/30/2022	1, 5-year	N
The Gap	BB+/Baa2/BB+	14,696	0.9%	$192.82	$2,833,611	3.6%	1/31/2025	None	N
Banana Republic	BB+/Baa2/BB+	13,882	0.9%	$178.29	$2,474,996	3.1%	7/31/2021	None	N
Total Major Tenants		1,195,086	77.1%	$51.76	$61,852,820	77.5%

Non-Major Tenant		266,808	17.2%	$67.12	$17,906,858	22.5%

Occupied Collateral Total		$1,461,894	94.3%	$54.56	$79,759,678	100.0%

Vacant Space		87,805	5.7%

Collateral Total		1,549,699	100.0%

(1)   Information is based on the underwritten rent roll as of May 1, 2018.

(2)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)   Annual U/W Base Rent and Annual U/W Base Rent PSF include $844,393 ($0.54 PSF) of rent steps through June 1, 2019.

(4)   Total Annual U/W Base Rent PSF excludes vacant space.

(5)   Equinox has two, 12-year extension options at fixed rent under three of its four leases at the Millennium Partners Portfolio. The remaining Equinox lease, at the Four Seasons San Francisco Retail Property has one, five-year extension.

(6)   AMC Entertainment is the guarantor for the Loews Theater (149,936 square feet) at the Lincoln Square Property in New York and the Loews Theater (71,762 square feet) at the Ritz Carlton Georgetown Retail Property. The current term of the Loews Theater lease at the Lincoln Square Property expires November 30, 2028. The Loews Theater lease at the Lincoln Square Property has one 14-year extension option at fixed rent, increased by 50% of the growth rate of the Consumer Price Index since November 2014. The Loews Cinemas at the Ritz Carlton Georgetown Property lease expiration date is November 30, 2032.

(7)   Primark has two, 15-year extension options, each at the greater of (i) 90% of fair market rent and (ii) 110% of the prior rent. Primark also has an early termination option effective September 30, 2025 with no less than 20 months’ prior notice.

(8)   Havas has two, five-year extension options at fair market rent. Havas has the one-time right to remove one full floor from its premises at the Millennium Tower Boston Property effective between September 1, 2021 and September 1, 2023 upon at least 12 months’ prior written notice to the borrower.

(9)   Century 21 has three extension options of 10 years, 20 years and nine years, respectively. The base rent will increase by 10% during the first five years of the first extension term and by an additional 10% during the second five years of the extension term. The base rent for the first five years of the second and third extension options will be equal to the greater of (i) 110% of prior rent or (ii) 90% of fair market rent, and for each remaining year of each extension term, 110% of the prior year’s rent.

(10) HSBC Bank currently occupies 69,616 square feet of office space that expires in April 2019. The Millennium Partners Borrowers have approached HSBC Bank to blend and extend its lease through April 2024 and vacate 33,691 square feet on the 14th and 17th floors. The Millennium Partners Whole Loan was underwritten assuming that this extension has been executed, resulting in an UW decrease of $775,511 in base rent relative to in-place. The underwriting assumes 35,925 square feet of space expiring in April 2024, 8,010 square feet of space expiring in May 2026 and 3,210 square feet of space expiring in March 2024.

(11) Roche Brothers Supermarkets has one, seven-year extension option at fixed rent and one, five-year extension option at the greater of fixed rent and fair market rent.

(12) Raymour & Flanigan has one, five-year extension option. The annual base rent during the extension term is equal to the greater of (i) 110% of the prior year’s annual rent or (ii) 95% of fair market rent.

(13) Old Navy has one, five-year extension option at fixed rent equal to the prior year’s annual rent.

(14) Kenny Nachwalter has two, five-year extension options at fair market rent, as well as an early termination option on April 1, 2023 subject to 12 months’ notice and payment of a termination fee.

(15) Williams-Sonoma guarantees the Pottery Barn lease. Pottery Barn has one, 10-year extension option at the annual base rent for the prior five-year period increased by the lesser of (i) 115% of the minimum annual rent payable for the immediately prior lease period or (ii) the percentage increase in the Consumer Price Index over such prior five-year period.

(16) Homer Bonner Jacobs has one, five-year extension option at the greater of (i) the then-current rent or (ii) fair market rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-53

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

The following table presents certain information relating to tenant sales at the Millennium Partners Portfolio:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2015	2016	2017	TTM(1)	Major Tenant Occupancy Cost(2)
Equinox	21.1%	NAV	NAV	$184	NAV	22.6%
Loews Theater	6.6%	$124	$109	$119	$128	18.5%
Primark	9.6%	NAV	NAV	NAV	NAV	NAV
Havas	6.2%	NAV	NAV	NAV	NAV	NAV
Century 21	6.3%	NAV	NAV	NAV	NAV	NAV
HSBC Bank	3.0%	NAV	NAV	NAV	NAV	NAV
Roche Brothers Supermarkets	1.8%	NAV	NAV	NAV	NAV	NAV
Raymour & Flanigan	4.3%	NAV	NAV	NAV	NAV	NAV
Old Navy	4.3%	NAV	NAV	$301	$306	36.6%
Kenny Nachwalter	1.2%	NAV	NAV	NAV	NAV	NAV
Pottery Barn	2.7%	$423	$425	$379	$367	28.8%
Zara	3.1%	NAV	NAV	NAV	NAV	NAV
Homer Bonner Jacobs	0.8%	NAV	NAV	NAV	NAV	NAV
The Gap	3.6%	$649	$625	$571	$569	33.9%
Banana Republic	3.1%	$526	$483	$413	$414	43.0%
(1)	TTM Sales PSF and Occupancy Cost are for the trailing 12-month period ending March 31, 2018.

(2)	Occupancy Cost is based on TTM sales and underwritten base rent except Equinox which are as of December 31, 2018.

The following table presents certain information relating to the lease rollover schedule at the Millennium Partners Portfolio:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	1,979	0.1%	1,979	0.1%	$86,589	0.1%	$43.75
2019	10	30,039	1.9%	32,018	2.1%	$1,797,525	2.3%	$59.84
2020	8	42,342	2.7%	74,360	4.8%	$2,099,592	2.6%	$49.59
2021	10	101,180	6.5%	175,540	11.3%	$8,838,271	11.1%	$87.35
2022	7	43,898	2.8%	219,438	14.2%	$2,973,702	3.7%	$67.74
2023	8	34,638	2.2%	254,076	16.4%	$2,472,279	3.1%	$71.37
2024	11	239,837	15.5%	493,913	31.9%	$15,259,314	19.1%	$63.62
2025	3	24,860	1.6%	518,773	33.5%	$3,466,817	4.4%	$139.45
2026	6	27,055	1.8%	545,828	35.2%	$2,148,296	2.7%	$79.40
2027	6	86,719	5.6%	632,547	40.8%	$7,293,267	9.1%	$84.10
2028	2	154,003	9.9%	786,550	50.8%	$3,410,505	4.3%	$22.15
2029	1	5,617	0.4%	792,167	51.1%	$252,765	0.3%	$45.00
Thereafter	12	669,727	43.2%	1,461,894	94.3%	$29,660,758	37.2%	$44.29
Vacant	0	87,805	5.7%	1,549,699	100.0%	$0	0.00%	$0.00
Total/Weighted Average	86	1,549,699	100.00%			$79,759,678	100.00%	$54.56

(1)    Information obtained from the underwritten rent roll.

(2)    Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-54

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

The following table presents historical occupancy percentages at the Millennium Partners Portfolio:

Historical Occupancy

12/31/2014	12/31/2015	12/31/2016	12/31/2017	5/1/2018(1)
97.4%	97.6%	97.5%	97.0%	94.3%
(1)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Millennium Partners Portfolio:

Cash Flow Analysis

	2014	2015	2016	2017	U/W	%(1)	U/W $ per SF
Rents in Place(2)	$56,497,229	$71,514,284	$74,645,860	$78,704,684	$79,759,678	75.5%	$51.47
Credit Tenant Rent Steps(3)	0	0	0	0	1,620,843	1.5	1.05
Percentage Rent	2,993,395	597,543	513,725	334,364	352,683	0.3	0.23
Gross Potential Rent	$59,490,624	$72,111,827	$75,159,585	$79,039,048	$81,733,204	77.4%	$52.74
Other Income(4)	5,187,922	5,516,070	6,261,956	7,001,434	6,790,819	6.4	4.38
Total Recoveries	13,072,754	12,600,722	15,089,753	15,285,690	15,614,364	14.8	10.08
Mark to Market (5)	0	0	0	0	1,490,467	1.4	0.96
Net Rental Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	100.0%	$68.16
(Vacancy & Credit Loss)(6)	0	0	0	0	0	0.0	0.00
Effective Gross Income	$77,751,300	$90,228,619	$96,511,294	$101,326,172	$105,628,854	100.0%	$68.16

Real Estate Taxes	14,286,910	12,228,548	13,229,540	14,531,155	15,097,683	14.3	9.74
Insurance	387,367	485,926	494,551	512,514	544,252	0.5	0.28
Management Fee	1,303,382	1,616,627	1,616,227	1,702,447	1,880,894	1.8	1.21
Other Operating Expenses	9,925,349	11,979,626	13,672,891	13,910,115	14,182,344	13.4	9.15
Total Operating Expenses(7)	$25,903,008	$26,310,727	$29,013,209	$30,656,231	$31,705,173	30.0%	$20.46

Net Operating Income	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$73,923,682	70.0%	$47.70
Replacement Reserves	0	0	0	0	309,940	0.3	0.20
TI/LC	0	0	0	0	3,250,515	3.1	2.10
Net Cash Flow	$51,848,293	$63,917,892	$67,498,085	$70,669,941	$70,363,227	66.6%	$45.40

NOI DSCR(8)	2.53x	3.12x	3.29x	3.45x	3.60x
NCF DSCR(8)	2.53x	3.12x	3.29x	3.45x	3.43x
NOI Debt Yield(8)	11.0%	13.5%	14.3%	15.0%	15.7%
NCF Debt Yield(8)	11.0%	13.5%	14.3%	15.0%	14.9%

(1)   Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)   U/W Rents in Place reflects contractual rents as of May 1, 2018 and includes rent steps of $844,393 through June 1, 2019. Approximately 0.3% of rent is based on leases that are not yet signed.

(3)   Credit Tenant Rent Steps represents straight line rent steps for investment grade tenants (see “Major Tenants” table above) through the loan term.

(4)   Other Income is based on Year 1 Budget and primarily consists of net parking income from the Millennium Tower Boston Property, Commercial Units at the Four Seasons Miami Property, Ritz Carlton Washington DC Retail Property, and Ritz Carlton Georgetown Retail Property ($6,524,692) and storage income across the Millennium Partners Portfolio ($151,505).

(5)   Mark to Market consists of the net present value of rent increases during the renewal term for Loews Theater at Lincoln Square. Such amount would be received only if the tenant renews its lease. Renewal rent for such lease is below market. We cannot assure you that such tenant will renew its lease or that any replacement leases will generate the assumed rent increases.

(6)   The Millennium Partners Portfolio was 94.3% leased as of May 1, 2018.

(7)   The Millennium Tower Boston Property benefits from a PILOT abatement through 2026. The Millennium Tower Whole Loan was underwritten based on the abated taxes for the Millennium Tower Boston Property, which is $1,649,993 less than the 2018 unabated taxes.

(8)   The debt service coverage ratios and debt yields are based on the Millennium Partners Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-55

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Appraisal. The Millennium Partners Portfolio properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $1,460,900,000. The appraisals are dated from May 1, 2018 to May 15, 2018.

Environmental Matters. According to Phase I environmental site assessments dated between May 4, 2018 and May 9, 2018, there was no evidence of any recognized environmental conditions at the Millennium Partners Portfolio.

Market Overview and Competition. The Millennium Partners Portfolio properties are located in New York, New York (33.2% of NRA, 38.7% of UW NCF), Boston, Massachusetts (22.7% of NRA, 26.5% of UW NCF), San Francisco, California (13.6% of NRA, 11.5% of UW NCF), Washington, D.C. (13.7% of NRA, 12.8% of UW NCF) and Miami, Florida (16.8% of NRA, 10.5% of UW NCF).

New York:

The Lincoln Square Property, Lincoln West Property and Lincoln Triangle Property, comprising approximately 38.7% of UW NCF, are located in the Manhattan retail market in the Upper West Side neighborhood and consist of retail stores with estimated annual sales in excess of $75 million (reporting tenants). According to the appraisal, the Upper West Side neighborhood benefits from a range of amenities such as public transportation, retail corridors and a wide range of housing types. The availability rate in the Upper West Side retail market is 11.9% as of the first quarter 2018, unchanged from the prior year. Over the same time period, the rental rate declined 2.5%, from $364 per square foot to $355 per square foot, outperforming the majority of Manhattan’s retail markets.

Boston:

The Millennium Tower Boston Property, comprising approximately 26.5% of UW NCF, consists of both retail space (62.0% of NRA) and office space (38.0% of NRA) and is located in Downtown Crossing. According to the appraisal, Downtown Crossing is bracketed by two of the city’s largest office submarkets, the Financial District (30.9 million square feet) and Back Bay (12.7 million square feet), which provide the Millennium Tower Boston Property food and beverage options as well as entertainment venues. The appraiser also noted that the Millennium Tower Boston Property is located in close proximity to tourist destinations in Cambridge and Boston, as well as area hospitals and universities, and has access to several major roadways, Logan Airport and mass transit. The Central Boston submarket consists of approximately 6.99 million square feet of retail space. Retail vacancy and asking rents, as of the first quarter of 2018, were reported at 3.5% and $30.88 per square foot, respectively. The Boston central business district consists of approximately 64.2 million square feet of office space. Office vacancy and asking rents in the Boston central business district, as of the fourth quarter of 2017, were reported at 7.4% and $56.32 per square foot, respectively.

San Francisco:

The Four Seasons San Francisco Retail Property, comprising approximately 11.5% of UW NCF, consists of both retail space (86.5% of NRA) and office space (13.5% of NRA) and is located on Market Street and Yerba Buena Lane in the Yerba Buena neighborhood of San Francisco. Yerba Buena is primarily comprised of the Moscone Convention Center complex, while the greater SoMa area has become a destination for technology companies that require a presence in the San Francisco city proper in order to attract talent. The Yerba Buena area primarily consists of older, low-rise structures, originally developed for light industrial uses and which have been converted into office use. The Moscone Convention Center and Yerba Buena Gardens, located to the south of the Four Seasons San Francisco Retail Property, were the core of a redevelopment project area, which has led to development of office, hotel and residential uses, including four luxury hotels and a number of high quality residential uses. The appraiser noted that as of the fourth quarter of 2017, the San Francisco retail market had an overall vacancy rate of 3.2%, down 0.2% from the prior quarter. The two central business district office submarkets, the North Financial District and the South Financial District, consist of approximately 26.6 million square feet of office space. Four Seasons San Francisco Retail Property is located on the border of the North Financial District and the South Financial District. Vacancy in such office submarkets as of the fourth quarter of 2017 was reported at 6.0% and asking rents were $65.51 per square foot.

Washington D.C.:

The Washington, D.C. properties, comprising approximately 12.8% of UW NCF consist of 212,760 square feet of retail space: the Ritz Carlton Washington DC Retail Property, located at the southwest corner of M Street and 22nd Street within the Downtown submarket of Washington, D.C., and the Ritz Carlton Georgetown Retail Property, located along the north side of K Street NW, bounded by 31st Street and Wisconsin Avenue within the Georgetown submarket of Washington, D.C. As of the first quarter of 2018, the appraiser noted that the Downtown submarket had an overall vacancy rate of 3.4%, the lowest among all Washington, D.C. submarkets, and the Georgetown submarket had an overall vacancy rate of 4.5%, lower than the regional vacancy rate of 5.4%.

Miami:

The Commercial Units at the Four Seasons Miami Property, consisting of 206,307 square feet of office space, a 49,135 square foot Equinox sports club, 5,075 square feet of other retail space and an approximately 920-space parking garage comprise approximately 10.5% of UW NCF. The Four Seasons Miami Property is located along Brickell Avenue, an area comprised of high-density office, residential and hotel development and known as the financial center of Miami. Brickell is home to 28 foreign consulates and six foreign trade offices and has strong linkages to international trade. Many Latin American and European firms have offices within the Brickell submarket, including more than 122 banks and financial institutions. Office vacancy and asking rents in the Brickell Avenue office submarket, as of the first quarter of 2018, were reported at 12.0% and $45.85 per square foot, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-56

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Escrows.

Real Estate Taxes – During the continuance of a Cash Management Sweep Period (as defined below), the loan documents require a tax reserve in an amount equal to 1/12 of the taxes that the lender reasonably estimates will be payable during the then succeeding 12-month period.

Insurance – During the continuance of a Cash Management Sweep Period (as defined below), the loan documents require an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage upon the expiration of the policies, provided that the monthly insurance reserve deposit is waived if a blanket insurance policy is maintained by the Millennium Partners Borrowers in accordance with the Millennium Partners Whole Loan documents.

Lockbox and Cash Management. The Millennium Partners Whole Loan is structured with a hard lockbox and in place cash management. If no event of default under the Millennium Partners Whole Loan documents exists, amounts on deposit in the cash management account are required to be disbursed, on a daily basis, (a) to fund the tax and insurance reserves (only during a Cash Management Sweep Period), (b) to fund debt service, (c) to satisfy other amounts due under the Millennium Partners Whole Loan documents, (d) to fund debt service under the Millennium Partners Mezzanine Loan (as defined below) (provided no event of default is continuing), (e) to satisfy other amounts due under the Millennium Partners Mezzanine Loan documents (provided no event of default is continuing), (f) to fund the Millennium Partners Borrowers’ remainder subaccount (only during a Cash Management Sweep Period), which will be held as additional collateral for the Millennium Partners Whole Loan and disbursed subject to and in accordance with the terms of the Millennium Partners Whole Loan documents and (g) if no Cash Management Sweep Period exists, to fund the Millennium Partners Borrowers’ operating account. The Millennium Partners Borrowers were required to send tenant direction letters to all tenants instructing them to (i) deposit all rents and other payments in the form of ACH or wire transfers into the lockbox account controlled by the lender, and (ii) send all rents and other payments in the form of credit card payments or checks to a payment processing provider which is required to process such payments and deposit such amounts into the lockbox account controlled by the lender.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the Millennium Partners Whole Loan documents or under the Millennium Partners Mezzanine Loan, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) if any space at any Millennium Partners Property occupied by Equinox goes dark or Equinox files for bankruptcy and will terminate upon (x) with respect to clause (a), the cure of such event of default under the Millennium Partners Whole Loan or the Millennium Partners Mezzanine Loan, as applicable, to the reasonable satisfaction of the applicable lender, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), (i) the assumption by Equinox of the subject leases representing not less than two-thirds of the aggregate rent payable by Equinox subtenants immediately prior to such bankruptcy or termination of the bankruptcy event, (ii) the re-tenanting of the subject space and the commencement of the payment of rent under a new, approved lease, (iii) the escrowing of $75 per square foot against the applicable space, or (iv) Equinox re-commencing the operation of its business and re-commencing the payment of rent.

A “Debt Yield Event” will occur upon the debt yield for the Millennium Partners Whole Loan being below 7.75% at the end of a calendar quarter and will end upon the debt yield for the Millennium Partners Whole Loan being equal to or greater than 7.75% for two consecutive calendar quarters.

Property Management. The Millennium Partners Portfolio is managed by affiliates of the Millennium Partners Borrowers.

Assumption. The Millennium Partners Portfolio Borrowers have the right to transfer the Millennium Partners Portfolio, in its entirety, provided that certain conditions are satisfied, including (i) no event of default under the Millennium Partners Portfolio Whole Loan documents has occurred and is continuing; (ii) either (x) the lender reasonably approves the proposed transferee taking into consideration the transferee’s and or its principals’ experience, financial strength and general business standing or (y) the transferee is a Permitted Transferee that is an Acceptable Person with the Requisite Experience (as such terms are defined below) and (iii) a substitute guarantor acceptable to the lender assumes the non-recourse carveout guaranty and environmental indemnity, or executes a reasonably satisfactory replacement thereof, with respect to liability accruing from and after the date of transfer.

“Permitted Transferee” means (i) a specified named institutional investor, which may purchase a preferred equity interest in the Millennium Partners Portfolio Borrowers and (ii) (a) a pension fund, pension trust, pension account or pension advisory firm, (b) an insurance company which is subject to supervision by the insurance commissioner, or a similar official or agency, of a state or territory of the United States, (c) a corporation organized under the banking laws of a state or territory of the United States, or (d) a reputable and experienced person or entity who owns or operates at least ten retail properties in major metropolitan areas (exclusive of the Millennium Partners Portfolio) with at least 3,000,000 leasable square feet (exclusive of the Millennium Partners Portfolio), which (x) in the case of each of clauses (ii) (a), (b), (c) and (d), owns or controls, directly or indirectly, real estate assets of at least $1,500,000,000 and (y) in the case of each of clauses (ii) (b), (c) and (d) (but not clause (ii) (a)) has a net worth, determined not earlier than six months prior to the date of transfer, or a combined capital and surplus, of at least $750,000,000, (e) any person or entity which is more than 50% owned, and is controlled, directly or indirectly, by any entity or entities listed in clause (i) or clauses (ii) (a) through (d) above, and (f) any person which is more than 20% owned, and which is controlled, directly or indirectly, by any entity or entities listed in clause (ii) (a) above.

“Acceptable Person” means a Person that (i) has never been convicted of certain terrorism related laws and is not an embargoed person, (ii) has not within the past ten years been the subject of a proceeding under the Bankruptcy Code (except involuntary proceedings that have been discharged) and (iii) has no outstanding judgments which would have a material adverse effect on its ability to perform its obligations under the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-57

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

“Requisite Experience” means owning and operating Class A retail properties (exclusive of the Millennium Partners Portfolio) located in major metropolitan areas, which includes (i) not less than ten retail properties (exclusive of the Millennium Partners Portfolio) and (ii) not less than 3,000,000 leasable square feet (exclusive of the Millennium Partners Portfolio), and having at least ten years of experience managing retail properties located in major metropolitan areas.

Partial Release. The Millennium Partners Borrowers have the right to obtain the release of any one or more of the following individual assets: (a) any one or more of the individual Millennium Partners Properties, (b) the individual Equinox units at the Lincoln Square Property, Ritz Carlton Washington DC Retail Property and Four Seasons San Francisco Retail Property, (c) the Loews Theater unit at the Lincoln Square Property, (d) Century 21 at the Lincoln Triangle Property and (e) the approximately 37,724 square foot office/retail building at 735 Market Street in San Francisco that is part of the Four Seasons San Francisco Retail Property (collectively, the “Released Properties and/or Units”), in each case if it is sold pursuant to a bona fide third party sale, provided that, among other conditions, (A) the Millennium Partners Borrowers either (x) during the defeasance lockout period, prepay, together with a prepayment fee equal to the greater of 1% of the amount prepaid and a yield maintenance premium, or (y) after the defeasance lockout period, defease, an amount of the Millennium Partners Whole Loan equal to 115% of the applicable allocated loan amount for the Released Properties and/or Units being released; (B) the debt yield of the Millennium Partners Whole Loan following such release is greater than the greater of (a) such debt yield immediately prior to such release or (b) 9.9% (C) compliance with REMIC related conditions, (D) in the case of the release of a unit that comprises less than all of an individual Millennium Partners Property, compliance with zoning and separate tax payment conditions, and (E) prepayment or defeasance (as applicable) of a release amount under the Millennium Partners Mezzanine Loan, or waiver by the mezzanine lender of such condition. The allocated whole loan amounts for the release units that constitute less than all of an individual Mortgaged Property are set forth in the table below:

Release Units	Allocated Whole Loan Amount
Commercial Unit E (Equinox) at Lincoln Square	$59,516,000
Commercial Unit C (Loews Theater) at Lincoln Square	$45,892,000
Equinox at Four Seasons San Francisco Retail	$36,570,000
Commercial Unit B (Century 21) Lincoln Triangle	$35,853,000
Equinox at Ritz Carlton Washington DC Retail	$25,814,000
735 Market Street at Four Seasons San Francisco Retail	$14,341,000

In addition, the Millennium Partners Borrowers are permitted to submit the 735 Market Building to a condominium regime, and upon legally separating such floors from the remainder of such building, obtain the release of the 5th and 6th floors of such building, which are non-income producing, without any required prepayment, defeasance or release premium, provided that certain REMIC related conditions are satisfied.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Millennium Partners Portfolio also secures the Non-Serviced Pari Passu Companion Loans (comprised of the other Senior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $341,128,492.39, and the other Junior A Notes, which have an aggregate outstanding Cut-off Date principal balance of $65,871,507.61) and the Millennium Partners Subordinate Companion Loan, which has an outstanding Cut-off Date principal balance of $238,000,000. The Millennium Partners Non-Serviced Pari Passu Companion Loans and the Millennium Partners Subordinate Companion Loan are coterminous with the Millennium Partners Mortgage Loan and accrue interest at the same rate as the Millennium Partners Mortgage Loan. The Senior A Notes are pari passu with each other, the Junior A Notes are pari passu with each other and subordinate to the Senior A Notes, and the Millennium Partners Subordinate Companion Loan is subordinate to both the Senior A Notes and Junior A Notes.

Teachers Insurance and Annuity Association of America and T-C M-T REIT LLC made a $280,150,000 mezzanine loan (the “Millennium Partners Mezzanine Loan”) to certain mezzanine borrowers on the loan origination date, secured by the mezzanine borrowers’ equity interests in the Millennium Partners Borrowers (collectively, the Millennium Partners Whole Loan and the Millennium Partners Mezzanine Loan are referred to herein as the “Millennium Partners Total Debt”). The Millennium Partners Mezzanine Loan accrues interest at a rate of 6.7100% per annum, requires payments of interest-only through its maturity date, and is coterminous with the Millennium Partners Whole Loan. The Millennium Partners Mezzanine Loan is secured by 100% of the equity interest in the Millennium Partners Borrowers. The lender under the Millennium Partners Whole Loan and the lender under the Millennium Partners Mezzanine Loan have entered into an intercreditor agreement. The Millennium Partners Mezzanine Loan may be replaced by another mezzanine loan provided that certain conditions are satisfied, including that the aggregate loan-to-value ratio (based on the outstanding principal balance of the Millennium Partners Whole Loan and the replacement mezzanine loan) is equal to or less than 75%, the aggregate debt service coverage ratio (based on the annual debt service of the Millennium Partners Whole Loan and the replacement mezzanine loan) is no less than 1.15x, and the delivery of an intercreditor agreement in the form attached to the Millennium Partners Whole Loan documents. The Millennium Partners Whole Loan documents do not prohibit a preferred equity structure. In addition, a certain institutional investor which is anticipated to purchase a preferred equity investment in the indirect owners of the Millennium Partners Borrowers has been designated as a permitted transferee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-58

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NOI Debt Yield	Total Debt UW NCF DSCR	Total Debt Cutoff Date LTV
$280,150,000	6.7100%	120	0	120	7.5%	1.41x	67.8%

Millennium Tower Boston PILOT Agreements. The Millennium Tower Boston Property is comprised of a property located at 10 Summer Street in Boston, Massachusetts (the “Burnham Property”) and a property located at 1 Franklin Street in Boston, Massachusetts (the “Boston Tower Property”), each of which is subject to a Contract for Payment in Lieu of Taxes (each, a “PILOT Agreement”) among the City of Boston, acting by and through its Assessing Department, the Boston Redevelopment Authority (the “BRA”) and the MP Franklin Burnham Co LLC (the “Burnham Borrower”) or MP Franklin Tower Retail Tenant LLC (the “Boston Tower Borrower”) (as successor in interest to MP Franklin Tower Co LLC), as applicable. Pursuant to the PILOT Agreements, the Burnham Borrower and the Boston Tower Borrower will pay reduced real estate taxes during the term of such PILOT Agreements. In connection with the PILOT Agreements, the BRA made a temporary taking of the Burnham Property and the commercial unit of the mixed-use condominium located at 1 Franklin Street, Boston Massachusetts (the “Boston Condominium”), with a corresponding ground lease or master lease, as applicable, to the related Millennium Partners Borrower. Each PILOT Agreement terminates on June 30, 2026, unless terminated earlier in accordance with its terms for failure to make a payment of taxes or the payment due in connection with the transfer of the owner’s rights under such PILOT Agreement. Upon termination of the applicable PILOT Agreement, the temporary taking of the Burnham Property and the commercial unit of the Boston Condominium will immediately terminate and the interest held by the BRA in the Burnham Property and the Boston Tower Property will automatically revert to the Burnham Borrower or the Boston Tower Borrower, as applicable. Upon the termination or expiration of the PILOT Agreements, the Burnham Borrower’s and the Boston Tower Borrower’s real estate tax obligations will be addressed at the standard real property tax rates for properties located in Boston, Massachusetts. The Millennium Partners Whole Loan was underwritten based on abated taxes, which is $1,649,993 less than the 2018 unabated taxes.

Millennium Tower Boston-Burnham Master Lease. The Boston Tower Borrower leases the commercial unit of the Boston Condominium from the BRA (as successor in interest to MP Franklin Tower Co LLC) (in such capacity, the “Boston Tower Lessor”) pursuant to a master lease, which is the legal and functional equivalent of a ground lease (the “Boston Tower Master Lease”), which expires on June 3, 2114, unless terminated earlier as provided below. Upon termination of the Boston Tower Master Lease, the Boston Tower Borrower will own the fee interest in the commercial unit of the Boston Condominium and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Boston Tower Master Lease, the Boston Tower Borrower paid the Boston Tower Lessor $100.00, which amount is the entire payment of rent due under the Boston Tower Master Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Boston Tower Property, the Boston Tower Borrower may, by written notice to Boston Tower Lessor, elect in its sole discretion to terminate the Boston Tower Master Lease.

Millennium Tower Boston-Boston Tower Ground Lease. The Burnham Borrower ground leases (the “Burnham Ground Lease”) the Burnham Property from the BRA (as successor in interest to MP Burnham Owner LLC) (in such capacity, the “Burnham Ground Lessor”). The Burnham Ground Lease expires on October 10, 2111, unless terminated earlier as provided below. Upon termination of the Burnham Ground Lease, the Burnham Borrower will own the fee interest in the Burnham Property and such fee interest will be encumbered by the mortgage in favor of the lender. Simultaneously with the execution of the Burnham Ground Lease, the Burnham Borrower paid the Burnham Ground Lessor $100.00, which amount is the entire payment of rent due under the Burnham Ground Lease. At any time upon or after the expiration or earlier termination of the PILOT Agreement for the Burnham Property, the Burnham Borrower may, by written notice to Burnham Ground Lessor, elect in its sole discretion to terminate the Burnham Ground Lease.

Four Seasons San Francisco Ground Lease. CB-1 Commercial Co LLC (the “CB-1 Borrower”) ground leases (the “SF Ground Lease”) certain portions of the Four Seasons San Francisco Retail Property located along both sides of the Yerba Buena Lane, a pedestrian thoroughfare immediately adjacent to the Four Seasons Hotel that connects Market Street to Mission Street, Yerba Buena Gardens and the Moscone Center, San Francisco’s largest convention and exhibition complex, as well as the building located at 735 Market Street. The SF Ground Lease, which is from the Redevelopment Agency of the City and County of San Francisco (as succeeded by the Successor Agency to the Redevelopment Agency of the City and County of San Francisco (the “SF Ground Lessor”), expires August 26, 2046, unless otherwise terminated earlier. The SF Ground Lease is subject to involuntary termination from and after August 2026 in connection with the redevelopment by an unaffiliated third party, of the adjacent Marriott Marquis Hotel. Any such termination will result in permanent loss of revenue from certain retail space, which as of the loan origination date represented approximately 2.7% of the aggregate underwritten total rent for the Millennium Partners Portfolio properties. The CB-1 Borrower pays base rent under the SF Ground Lease in equal monthly installments of $191,493.72 per annum (as of June 1, 2018). The CB-1 Borrower is also required to pay the SF Ground Lessor certain additional rent and percentage rents. The total underwritten ground rent is $367,000, and the total underwritten ground rent including additional rent and percentage rents is $558,430.52. The SF Ground Lease is subject to certain transfer restrictions. See “Description of the Mortgage Pool— Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in the Preliminary Prospectus.

Condominiums. Each of the Millennium Tower Boston Property, the Lincoln Square Property, the Four Seasons San Francisco Retail Property, the Lincoln West Property, the Commercial Units at the Four Seasons Miami Property, the Lincoln Triangle Property, the Ritz Carlton Washington DC Retail Property and the Ritz Carlton Georgetown Retail Property is comprised of condominium units or units in a similar shared interest structure. With respect to each such Millennium Partners Property, the related Millennium Partners Borrowers do not control the related condominium board or condominium or other shared interest structure, nor do they have sufficient votes to block any item that requires a super-majority vote. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and other Shared Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-59

Property Types - Various	Loan #3	Cut-off Date Balance:	$65,000,000
Property Addresses - Various	Millennium Partners Portfolio	Cut-off Date LTV:	32.3%
		U/W NCF DSCR:	3.43x
		U/W NOI Debt Yield:	15.7%

Right of First Refusal. With respect to the Lincoln Square Property, the tenant Loews has a right of first refusal in connection with a sale of its leased premises.  Such right does not apply to a foreclosure or deed in lieu thereof, but would apply to any subsequent transfers.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the Millennium Partners Borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Millennium Partners Portfolio; provided that if the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) (or extension thereof or similar government program) is in effect and continues to cover both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers “covered acts” as defined in TRIPRA subject to an annual terrorism premium cap of two times the amount of the annual insurance premium for the “all risk” and business interruption coverage on a stand-alone basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

T-61

Property Types - Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses - Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

Walgreens - Menomonee Falls (Silver Spring Dr), WI

TRACTOR SUPPLY Co

Tractor Supply - Milford (State Route 28), OH

BioLife

BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN

DOLLAR GENERAL
DOLLAR GENERAL

Dollar General - Waco (Pamela Ave), TX

FAMILY DOLLAR

Family Dollar - St. Amant (Hwy 429), LA

HOBBY LOBBY

Hobby Lobby - Bristol (Falls Blvd), VA

DOLLAR GENERAL

Dollar General - Amherst (Leavitt Rd), OH

BioLife

HyVee

Hy-Vee - Austin (18th Ave), MN

DOLLAR GENERAL

Dollar General - Edinburg (East Monte Cristo Rd), TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-62

Property Types - Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses - Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

MINNEAPOLIS
ST. PAUL
MINNESOTA
WISCONSIN
IOWA
MILWAUKEE
CHICAGO
DES MOINES
OMAHA
MISSOURI
ILLINOIS
INDIANA
INDIANAPOLIS
KANSAS CITY
ST. LOUIS
LOUISVILLE
KENTUCKY
KANSAS
NASHVILLE
Austin
Sioux Falls
Menomonee Falls
Muncie
O'Fallon
Springfield

TORONTO
Lake Ontario
ROCHESTER
BUFFALO
NEW YORK
MICHIGAN
ONTARIO
DETROIT
Lake Erie
CLEVELAND
PENNSYLVANIA
OHIO
PITTSBURGH
COLUMBUS
CINCINNATI
WEST VIRGINIA
BALTIMORE
WASH. DC
RICHMOND
KENTUCKY
VIRGINIA
Roanoke
NORFOLK
Hampton
Bristol
Amherst
Loveland
Prince George
KNOXVILLE
GREENSBORO
DURHAM
RALEIGH
NORTH CAROLINA

COLO.
KANSAS
Wichita
TULSA
OKLAHOMA CITY
OKLAHOMA
Santa Fe
ALBUQUERQUE
NEW MEXICO
Amarillo
Lubbock
FT. WORTH
DALLAS
Crowley
Waco
EL PASO
CIUDAD JUAREZ
TEXAS
AUSTIN
SAN ANTONIO
HOUSTON
Eagle Pass
CHIHUAHUA
MEXICO
Gulf of Mexico
Edinburg
MONTERREY
McAllen
Brownsville

ARKANSAS
Texarkana
SHREVEPORT
LOUISIANA
JACKSON
MISSISSIPPI
BATON ROUGE
St. Amant
Slidell
NEW ORLEANS
LAFAYETTE
BEAUMONT
TEXAS
Gulf of Mexico

ExchangeRight Net Leased Portfolio #25

1	Hy-Vee - Austin (18th Ave), MN	Austin, MN	12	Dollar General - Orlando (Weston Ln), FL	Orlando, FL
2	Hobby Lobby - Bristol (Falls Blvd), VA	Bristol, VA	13	Dollar General - Sioux Falls (West 12th St), SD	Sioux Falls, SD
3	BioLife Plasma Services L.P. - St. Peters (Mexico Rd), MO	O'Fallon, MO	14	Dollar General - Hampton (North Armistead Ave), VA	Hampton, VA
4	Walgreens - Roanoke (Brambleton Ave), VA	Roanoke, VA	15	Family Dollar - Eagle Pass (Memo Robinson Rd), TX	Eagle Pass, TX
5	Walgreens - Crowley (South Crowley Rd), TX	Crowley, TX	16	Dollar General - Amherst (Leavitt Rd), OH	Amherst, OH
6	Walgreens - Menomonee Falls (Silver Spring Dr), WI	Menomonee Falls, WI	17	Dollar General - Edinburg (East Monte Cristo Rd), TX	Edinburg, TX
7	Tractor Supply - Slidell (Gause Blvd), LA	Slidell, LA	18	Dollar General - San Antonio (Pue Rd), TX	San Antonio, TX
8	Tractor Supply - Prince George (Wagner Way), VA	Prince George, VA	19	Family Dollar - St. Amant (Hwy 429), LA	St. Amant, LA
9	BioLife Plasma Services L.P. - Muncie (Marleon Dr), IN	Muncie, IN	20	Dollar General - Springfield (West Chestnut Expwy), MO	Springfield, MO
10	Walgreens - Roanoke (Williamson Rd NW), VA	Roanoke, VA	21	Dollar General - Waco (Pamela Ave), TX	Waco, TX
11	Tractor Supply - Milford (State Route 28), OH	Loveland, OH			

Mount Dora
Sanford
Heathrow
Lake Mary
Apopka
Winter Springs
Casselberry
Oviedo
Lake Apopka
Ocoee
Winter Park
Winter Garden
ORLANDO
Kissimmee
Celebration
St. Cloud

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-63

No. 4 – ExchangeRight Net Leased Portfolio #25

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type – Subtype(1):	Various
Original Principal Balance:	$52,281,500			Location(1):	Various – See Table
Cut-off Date Balance:	$52,281,500			Size:	379,202 SF
% of Initial Pool Balance:	5.4%			Cut-off Date Balance Per SF:	$137.87
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$137.87
Borrower Sponsor:	ExchangeRight Real Estate, LLC			Year Built/Renovated(1):	Various/NAP
Guarantors:	David Fisher; Joshua Ungerecht; Warren Thomas			Title Vesting:	Fee
Mortgage Rate:	4.6300%			Property Manager:	Self-managed
Note Date:	December 20, 2018			Current Occupancy (As of):	100.0% (2/1/2019)
Seasoning:	1 month			YE 2017 Occupancy(2):	NAV
Maturity Date:	January 1, 2029			YE 2016 Occupancy(2):	NAV
IO Period:	120 months			YE 2015 Occupancy(2):	NAV
Loan Term (Original):	120 months			YE 2014 Occupancy(2):	NAV
Amortization Term (Original):	NAP			As-Is Appraised Value:	$84,325,000
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraisal Value Per SF:	$222.37
Call Protection:	L(25),D(91),O(4)			As-Is Appraisal Valuation Date(3):	Various
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAV
				YE 2016 NOI(2):	NAV
				YE 2015 NOI(2):	NAV
				U/W Revenues:	$5,032,847
				U/W Expenses:	$125,821
Escrows and Reserves				U/W NOI:	$4,907,026
	Initial	Monthly	Cap	U/W NCF:	$4,660,290
Taxes	$100,551	$29,035	NAP	U/W DSCR based on NOI/NCF:	2.00x / 1.90x
Insurance	$999	$250	NAP	U/W Debt Yield based on NOI/NCF:	9.4% / 8.9%
Replacement Reserve	$0	$1,803	NAP	U/W Debt Yield at Maturity based on NOI/NCF	9.4% / 8.9%
TI/LC Reserve	$500,000	Springing	NAP	Cut-off Date LTV Ratio:	62.0%
				LTV Ratio at Maturity:	62.0%

Sources and Uses
Sources			Uses
Original loan amount	$52,281,500	60.6%	Purchase price(4)	$83,800,557	97.2%
Cash equity contribution	33,930,988	39.4	Closing costs	1,810,381	2.1
			Reserves	601,550	0.7
Total Sources	$86,212,488	100.0%	Total Uses	$86,212,488	100.0%

(1)	See "The Properties" section.
(2)	Historical occupancy and NOI are unavailable as the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between November 6, 2018 and December 20, 2018.
(3)	The individual appraisals are dated from October 8, 2018 to December 14, 2018.
(4)	The borrower sponsor purchased the ExchangeRight Properties in separate transactions between November 6, 2018 and December 20, 2018. Closing Costs do not include costs incurred in connection with the closings of the acquisitions prior to the closing of the ExchangeRight Mortgage Loan (as defined below).

The Mortgage Loan. The mortgage loan (the “ExchangeRight Mortgage Loan”) is evidenced by a single promissory note secured by the fee interests in twenty one cross-collateralized, net leased, single-tenant retail and medical office properties located across ten states (the “ExchangeRight Properties”). The proceeds of the ExchangeRight Mortgage Loan were used to acquire the ExchangeRight Properties, to fund reserve escrows and to pay closing costs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-64

Property Types - Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses - Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net Leased Portfolio 25 DST, a Delaware statutory trust (the “ExchangeRight Borrower”) with one trustee which is an independent director. At loan origination, nineteen of the ExchangeRight Properties were conveyed and assumed from ExchangeRight Net Leased Portfolio 25, LLC to and by the ExchangeRight Borrower and the remaining two properties were acquired directly by the ExchangeRight Borrower. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus.

The ExchangeRight Borrower has master leased the ExchangeRight Properties to a master tenant owned by ExchangeRight Real Estate, LLC, which is owned by the ExchangeRight Mortgage Loan guarantors. The master tenant has one independent director. The master lease obligates the master tenant to operate the ExchangeRight Properties and make decisions on behalf of the ExchangeRight Borrower and to make all repairs other than capital expenses (however replacement reserves under the ExchangeRight Mortgage Loan may be made available to the master tenant). The master tenant’s interest in all subtenant rents is assigned to the ExchangeRight Borrower, which in turn assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Mortgage Loan and the lender has the ability to cause the ExchangeRight Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Mortgage Loan and gives rise to recourse liability to the guarantors for losses unless such default is solely for the failure to pay rent under the master lease should the ExchangeRight Properties not generate sufficient gross income from operations.

The lender has the ability to require the ExchangeRight Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default or the lender’s determination of imminent default, (ii) the lender’s determination that the ExchangeRight Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any individual property, and (iii) 90 days prior to the ExchangeRight Mortgage Loan maturity date if an executed commitment from an institutional lender to refinance the ExchangeRight Mortgage Loan is not delivered to the lender.

Any time after June 20, 2019 the borrower sponsor has the right to a “Qualified Transfer” of all of its ownership interests in the ExchangeRight Borrower to an Approved Transferee (as defined below) and to replace the guarantors with an affiliate of the Approved Transferee acceptable to the lender, provided that certain conditions are satisfied, including among others: (i) no event of default has occurred and is continuing, (ii) the Approved Transferee owns at least 51% of the beneficial ownership interests in the ExchangeRight Borrower and master tenant, (iii) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender and (iv) the receipt of rating agency confirmation that such assumption will not result in a downgrade of the respective ratings assigned to the BANK 2019-BNK16 Certificates. Should the ExchangeRight Borrower fail to make such Qualified Transfer by January 1, 2026 (36 months prior to the ExchangeRight Mortgage Loan maturity date), a Cash Sweep Period will be triggered (see “Lockbox and Cash Management” section).

“Approved Transferee” means (A) an eligible institution wholly-owned and controlled by a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or plead guilty or no contest to a felony, (ii) has never been indicted or convicted of, or plead guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary bankruptcy proceeding and (iv) has no material outstanding judgments against it, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five properties with a minimum of 750,000 square feet and (4) has total assets of at least $100,000,000.

Legal counsel to the ExchangeRight Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Mortgage Loan.

The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than $1.7 billion of assets and more than 12 million square feet under management. ExchangeRight Real Estate, LLC has more than 500 investment-grade retail and Class B/B+ multifamily properties located across 38 states.

David Fisher, Joshua Ungerecht and Warren Thomas, the owners of ExchangeRight Real Estate, LLC, are the guarantors of certain nonrecourse carveouts under the ExchangeRight Mortgage Loan. Warren Thomas was subject to a foreclosure sale in November, 2009. See “Description of the Mortgage Pool – Loan Purpose; Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The ExchangeRight Properties are comprised of nineteen single-tenant retail and two single-tenant medical office properties totaling 379,202 square feet and located across ten states. The ExchangeRight Properties are located in Virginia (five properties, 29.9% of NRA), Minnesota (one property, 22.8% of NRA), Texas (five properties, 13.2% of NRA), Ohio (two properties, 7.5% of NRA) and Louisiana (two properties, 7.2% of NRA), with the six remaining properties located in Missouri, Indiana, Wisconsin, South Dakota and Florida. Built between 2000 and 2018, with fifteen of the twenty one properties built within the last five years, the individual ExchangeRight Properties range in size from 8,320 square feet to 86,377 square feet.

The ExchangeRight Properties are leased to nationally recognized tenants in diverse retail segments including Hy-Vee, Dollar General, Walgreens, Tractor Supply, Hobby Lobby, BioLife Plasma Services L.P. and Family Dollar. Three of the seven tenants are investment grade-rated (occupying fourteen of the twenty one properties, 39.2% of NRA and 46.0% of underwritten base rent). The ExchangeRight Properties have a weighted average remaining lease term of approximately 13.5 years. Leases representing 85.0% of the net rentable area and 81.8% of the underwritten base rent expire after the ExchangeRight Mortgage Loan maturity date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-65

Property Types - Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses - Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

The following table presents certain information relating to the ExchangeRight Properties.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent	Annual UW Base Rent PSF	% of Annual UW Base Rent
Hy-Vee(1) Austin, MN	2017 / NAP	86,377	22.8%	12/15/2038	$16,100,000	19.1%	$1,006,292	$11.65	19.0%
Hobby Lobby(2) Bristol, VA	2018 / NAP	55,000	14.5%	8/31/2033	$7,610,000	9.0%	$456,500	$8.30	8.6%
BioLife Plasma Services L.P.(3) O’Fallon, MO	2016 / NAP	16,708	4.4%	1/31/2032	$7,300,000	8.7%	$435,018	$26.04	8.2%
Walgreens(4) Roanoke (Brambleton), VA	2000 / NAP	15,120	4.0%	5/31/2030	$6,400,000	7.6%	$399,924	$26.45	7.5%
Walgreens(5) Crowley, TX	2004 / NAP	14,550	3.8%	2/28/2030	$5,800,000	6.9%	$349,928	$24.05	6.6%
Walgreens(6) Menomonee Falls, WI	2003 / NAP	14,490	3.8%	2/28/2028	$5,450,000	6.5%	$351,000	$24.22	6.6%
Tractor Supply(7) Slidell, LA	2018 / NAP	19,097	5.0%	10/31/2033	$4,200,000	5.0%	$256,855	$13.45	4.8%
Tractor Supply(8) Prince George, VA	2013 / NAP	19,097	5.0%	10/31/2028	$4,150,000	4.9%	$259,980	$13.61	4.9%
BioLife Plasma Services L.P.(9) Muncie, IN	2007 / NAP	15,157	4.0%	10/31/2027	$4,025,000	4.8%	$264,900	$17.48	5.0%
Walgreens(10) Roanoke (Williamson), VA	2000 / NAP	15,120	4.0%	5/31/2030	$6,660,000	7.9%	$415,951	$27.51	7.9%
Tractor Supply(11) Loveland, OH	2018 / NAP	19,273	5.1%	11/30/2033	$2,900,000	3.4%	$180,085	$9.34	3.4%
Dollar General(12) Orlando, FL	2014 / NAP	9,100	2.4%	6/30/2029	$1,950,000	2.3%	$129,402	$14.22	2.4%
Dollar General(13) Sioux Falls, SD	2014 / NAP	9,215	2.4%	5/31/2029	$1,500,000	1.8%	$101,633	$11.03	1.9%
Dollar General(14) Hampton, VA	2014 / NAP	9,002	2.4%	2/28/2029	$1,410,000	1.7%	$92,811	$10.31	1.8%
Family Dollar(15) Eagle Pass, TX	2018 / NAP	8,320	2.2%	4/30/2029	$1,400,000	1.7%	$96,928	$11.65	1.8%
Dollar General(14) Amherst, OH	2014 / NAP	9,100	2.4%	6/30/2029	$1,400,000	1.7%	$91,970	$10.11	1.7%
Dollar General(14) Edinburg, TX	2018 / NAP	9,100	2.4%	10/30/2033	$1,350,000	1.6%	$88,184	$9.69	1.7%
Dollar General(16) San Antonio, TX	2014 / NAP	9,028	2.4%	7/31/2029	$1,250,000	1.5%	$80,298	$8.89	1.5%
Family Dollar (17) St. Amant, LA	2018 / NAP	8,320	2.2%	9/30/2028	$1,220,000	1.4%	$88,275	$10.61	1.7%
Dollar General(16) Springfield, MO	2014 / NAP	9,026	2.4%	6/30/2029	$1,150,000	1.4%	$77,804	$8.62	1.5%
Dollar General(16) Waco, TX	2014 / NAP	9,002	2.4%	6/30/2029	$1,100,000	1.3%	$73,996	$8.22	1.4%
Total/Weighted Average	2012 / NAP	379,202	100.0%		$84,325,000	100.0%	$5,297,734	$13.97	100.0%

(1)	Hy-Vee has six five-year renewal options upon 180 days’ notice at fixed rents.

(2)	Hobby Lobby has a rent increase to $8.80 per square foot effective September 2023. Hobby Lobby has three five-year automatic renewal options upon six months’ notice at fixed rents unless the tenant provides six months prior written notice not to renew.

(3)	BioLife Plasma Services L.P. has a rent increase to $28.66 per square foot effective March 2021. BioLife Plasma Services L.P. has four five-year renewal options upon nine months’ notice at fixed rents.

(4)	Walgreens has the right to terminate its lease beginning May 31, 2026 and every five years thereafter through April 30, 2071 (the final lease maturity date) upon six months’ prior notice.

(5)	Walgreens has the right to terminate its lease beginning February 28, 2030 and every five years thereafter through February 28, 2075 (the final lease maturity date) upon six months’ prior notice.

(6)	Walgreens has the right to terminate its lease beginning February 28, 2028 and every five years thereafter through February 28, 2073 (the final lease maturity date) upon six months’ prior notice.

(7)	Tractor Supply has a rent increase to $14.12 per square foot effective November 2023. Tractor Supply has four five-year renewal options upon 90 days’ notice at fixed rents.

(8)	Tractor Supply has four five-year renewal options upon 90 days’ notice at fixed rents.

(9)	BioLife Plasma Services L.P. has a rent increase to $18.54 effective November 2022. BioLife Plasma Services L.P. has two five-year renewal options upon 180 days’ notice at fixed rents.

(10)	Walgreens has the right to terminate its lease beginning May 31, 2026 and every five years thereafter through April 30, 2071 (the final lease maturity date) upon six months’ prior notice.

(11)	Tractor Supply has a rent increase to $9.90 per square foot effective October 2023. Tractor supply has four five-year renewal options upon 90 days’ notice at fixed rents.

(12)	Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.

(13)	Dollar General has a rent increase to $11.63 per square foot effective June 2024. Dollar General has four five-year renewal options upon 180 days’ notice at fixed rents.
(14)	Dollar General has five five-year renewal options upon 180 days’ notice at fixed rents.

(15)	Family Dollar has one six-year automatic renewal option at fixed rent unless 90 days’ prior notice is given not to extend.

(16)	Dollar General has three –five-year renewal options upon 180 days’ notice at fixed rents.

(17)	Family Dollar has six five-year automatic renewal options to extend at fixed rents unless 90 days’ prior notice is given not to extend.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-66

Property Types - Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses - Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	No of Properties	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent
Major Tenants
Hy-Vee	NR/NR/NR	1	86,377	22.8%	$11.65	$1,006,292	19.0%
Dollar General	NR/Baa2/BBB	8	72,573	19.1%	$10.14	$736,098	13.9%
Walgreens	BBB/Baa2/BBB	4	59,280	15.6%	$25.59	$1,516,803	28.6%
Tractor Supply	NR/NR/NR	3	57,467	15.2%	$12.13	$696,920	13.2%
Hobby Lobby	NR/NR/NR	1	55,000	14.5%	$8.30	$456,500	8.6%
BioLife Plasma Services L.P.	NR/NR/NR	2	31,865	8.4%	$21.97	$699,918	13.2%
Family Dollar	NR/Baa3/NR	2	16,640	4.4%	$11.13	$185,203	3.5%
Total Major Tenants		21	379,202	100.0%	$13.97	$5,297,734	100.0%

Vacant Space			0	0.0%

Collateral Total			379,202	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	1	15,157	4.0%	15,157	4.0%	$264,900	5.0%	$17.48
2028	3	41,907	11.1%	57,064	15.0%	$699,255	13.2%	$16.69
2029	8	71,793	18.9%	128,857	34.0%	$744,842	14.1%	$10.37
Thereafter	9	250,345	66.0%	379,202	100.0%	$3,588,737	67.7%	$14.34
Vacant	0	0	0.0%	379,202	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	379,202	100.0%			$5,297,734	100.0%	$13.97

(1)	Information obtained from the underwritten rent roll.
(2)	For underwriting purposes, the lender has assumed the (earlier) optional termination dates to be the lease expiration dates for all Walgreens tenants.

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	2/1/2019
NAV	NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between November 6, 2018 and December 20, 2018. Accordingly, historical occupancy is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-67

Property Types - Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses - Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% of Effective Gross Income	U/W $ per SF
Base Rent	$5,297,734	105.3%	$13.97
(Vacancy & Credit Loss)	(264,887)	(5.3)	(0.70)
Effective Gross Income	$5,032,847	100.0%	$13.27

Total Operating Expenses(2)	$125,821	2.5%	$0.33

Net Operating Income	$4,907,026	97.5%	$12.94
TI/LC	225,096	4.5	0.59
Replacement Reserves	21,640	0.4	0.06
Net Cash Flow	$4,660,290	92.6%	$12.29

NOI DSCR	2.00x
NCF DSCR	1.90x
NOI Debt Yield	9.4%
NCF Debt Yield	8.9%

(1)	The ExchangeRight Properties were acquired by the borrower sponsor between November 6, 2018 and December 20, 2018. Accordingly, historical operating statements are not available.
(2)	Total Operating Expenses consist of a 2.5% property management fee.

Appraisal. The ExchangeRight Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $84,325,000. The appraisals are dated from October 8, 2018 to December 14, 2018.

Environmental Matters. According to Phase I environmental site assessments dated between July 5, 2018 and December 10, 2018, there was no evidence of any recognized environmental conditions at the ExchangeRight Properties.

Escrows.

Real Estate Taxes – The ExchangeRight Mortgage Loan documents require upfront escrows in the amount of $100,551 for real estate taxes. Upon any of (i) an event of default, (ii) an event of default under a tenant lease, (iii) a tenant no longer being liable for paying property taxes directly to the taxing authority, or (iv) the ExchangeRight Borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due, the ExchangeRight Borrower will be required to make monthly deposits for real estate taxes in an amount equal to 1/12th of the estimated annual amount due, initially $29,035.

Insurance – The ExchangeRight Mortgage Loan documents require upfront escrows in the amount of $999 for flood insurance premiums and monthly escrows of 1/12th of the estimated annual flood insurance premiums due (currently $250). Unless waived due to a blanket policy being in place, as currently, the ExchangeRight Mortgage Loan documents require monthly escrows of 1/12th of the estimated annual all-risk insurance premiums due.

Replacement Reserves – The ExchangeRight Mortgage Loan documents require monthly escrows in the amount of $1,803 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The ExchangeRight Mortgage Loan documents require upfront escrows in the amount of $500,000 for tenant improvements and leasing commissions. Upon an event of default, the ExchangeRight Borrower will be required to deposit monthly $18,278 plus any termination fees received for tenant improvements and leasing commissions, which reserved amounts will be released to the ExchangeRight Borrower, provided no event of default is continuing, when the debt service coverage ratio equals or exceeds 1.55x based on the trailing twelve-month period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-68

Property Types - Various	Loan #4	Cut-off Date Balance:	$52,281,500
Property Addresses - Various	ExchangeRight Net Leased Portfolio #25	Cut-off Date LTV:	62.0%
		U/W NCF DSCR:	1.90x
		U/W NOI Debt Yield:	9.4%

Lockbox and Cash Management. The ExchangeRight Mortgage Loan is structured with a hard lockbox and springing cash management. During the occurrence and continuance of a Cash Sweep Period (as defined below), all funds are required to be swept on each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the ExchangeRight Mortgage Loan documents, with all excess cash flow to be held as additional security for the ExchangeRight Mortgage Loan until the discontinuance of the Cash Sweep Period. Notwithstanding the foregoing, if a Cash Sweep Period occurs twice during the ExchangeRight Mortgage Loan term, the Cash Sweep Period will continue for the remainder of the ExchangeRight Mortgage Loan term and the ExchangeRight Borrower will not be entitled to any disbursement of excess cash.

A “Cash Sweep Period” will exist (A) when the debt service coverage ratio is less than 1.50x for one quarter based on the preceding twelve months, and ends when the debt service coverage ratio is equal to or greater than 1.55x for two consecutive calendar quarters based on the preceding twelve months or (B) beginning January 1, 2026 (36 months prior to the loan maturity date), and ending upon a Qualified Transfer Trigger Event Cure (as defined below).

A “Qualified Transfer Trigger Event Cure” means the occurrence of a Qualified Transfer (see “The Borrower and the Borrower Sponsor” section above); provided, however, for purposes of this definition, the Approved Transferee additionally (i) at all times maintains a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000, (ii) executes and delivers to the lender a full recourse guaranty for the entire outstanding principal balance of the ExchangeRight Mortgage Loan, (iii) owns 100% of the legal and beneficial ownership interests in the ExchangeRight Borrower, and (iv) is not a Delaware statutory trust.

Property Management. The ExchangeRight Properties are managed by an affiliate of the ExchangeRight Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Right of First Refusal. Nine tenants: Hy-Vee (at the Hy-Vee - Austin (18th Ave), MN property), BioLife (at the BioLife Plasma Services L.P. – St. Peters (Mexico Rd), MO property), Walgreens (at the Walgreens - Roanoke (Brambleton Ave), VA, Walgreens - Crowley (South Crowley Rd), TX, Walgreens - Menomonee Falls (Silver Spring Dr), WI, and Walgreens - Roanoke (Williamson Rd NW), VA properties) and Tractor Supply (at the Tractor Supply - Slidell (Gause Blvd), LA, Tractor Supply - Prince George (Wagner Way), VA, and Tractor Supply - Milford (State Route 28), OH properties), have rights of first refusal to purchase their leased properties. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The ExchangeRight Mortgage Loan documents require that the property insurance policy required to be maintained by the ExchangeRight Borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties. The ExchangeRight Mortgage Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-69

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

BEST BUY

6495
Walgreens
Walgreens

chili's

WELLS FARGO

ASHLEY FURNITURE

PALM BEACH TAN
SUBWAY
Sport Clips

McDonald's
24
Wi-Fi Here

SEAFOOD CITY
COMING SOON

CLEANERS

6575
Cafe Rio
MEXICAN GRILL

T-Mobile
T-Mobile

PANDA EXPRESS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-70

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

KAY CARL ELEMENTARY SCHOOL
DECATUR 215
TARGET
WinCo FOODS
ROSS
HOBBY LOBBY
LIED MIDDLE SCHOOL
215
SINGLE FAMILY RESIDENTIAL
Ashley
SEAFOOD CITY
BEST BUY
COSTCO WHOLESALE
Walgreens
chili's
WELLS FARGO
CIVIC DISTRICT
CROSSROADS TOWN CENTER
Walmart
BED BATH & BEYOND
SINGLE FAMILY RESIDENTIAL
N DECATUR BLVD
N

THOM BOULEVARD
ROME BOULEVARD
DECATUR BOULEVARD
CLARK COUNTY
SKINNY FATS
FIT BODY BOOT CAMP
StateFarm
TD Ameritrade
Tokyo Discount
SportClips
SUBWAY
palm beach tan
Ashley
SEAFOOD CITY
BEST BUY
COSTCO WHOLESALE
(NAP)
Cafe Rio
The Spot Nails and Spa
Mom & Pop's Cleaners
Rain Salon Studios
Available
Available
Best Mattress
Walgreens
chili's
PACIFIC
T-Mobile
WELLS FARGO
Tenants
Vacant
NAP
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-71

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Moccasin Rd
Floyd Lamb State Park
Silverstone Ranch
Silverstone Golf Club
Iron Mountain Rd
El Capitan Way
Durango Dr
Cedar Springs
Racel St
Grand Teton Dr
Grand Teton Dr
Durango Square
Shenandoah
Farm Rd
Tenaya Way
Jones Blvd
Decatur Blvd
Elkhorn Rd
Lynbrook
W. Elkhorn Rd
Montecito Marketplace
Centennial Hills Hospital
Montecito Crossing
Centennial Crossroads Plaza
Deer Springs Way
Crossroads Towne Center
Aliante Marketplace
Deer Springs Town Center
Deer Springs Way
Bruce Woodbury Beltway
Centennial Pkwy
Centennial Pkwy
Shadow Mountain Marketplace
6425 - 6595 North Decatur Boulevard
Las Vegas, NV 89131
Azure Dr
Decatur 215 Shopping Center
CLARK COUNTY
Centennial Centre
Eastern Beltway Center
Centennial Gateway
Ann Rd
Northgate
Ann Rd
Ann Rd
Painted Desert Country Club
Los Prados Country Club
Valley Dr
Allen Ln
Simmons St
Clayton St
Commerce St
5th St
Washburn Rd
NORTH LAS VEGAS
Santa Fe Station Hotel & Casino
Vintage Hills
Lone Mountain Rd
Lone Mountain Rd
Craig Ranch Regional Park
Rancho Sierra Shopping Center
Craig Rd
Craig Marketplace
Desert Oaks Plaza
North Mesa Plaza
Craig Rd
Cannery Casino & Hotel
North Ranch Plaza
Asher Plaza
Alexander Rd
Alexander Rd
Alexander Rd
Alexander Rd
Oran K. Gragson Frwy
Buffalo Dr
Mountain Shadows
Northwest Area
Gowan Rd
Gowan Rd
Revere St
Losee Rd
Rancho Dr
Cheyenne Ave
Mountain View Hospital
Cheyenne Ave
Cheyenne Ave
Cheyenne Ave
Aloha Shores Park
Cheyenne Commons
Tonopah Plaza
North Las Vegas Airport
Bigelow Aerospace
Palm Valley Golf Course
Las Vegas Frwy
Civic Ctr. Dr
Carey Ave
Carey Ave
Carey Ave
MLK Blvd
South Shores
Gateway to Summerlin Plaza
Best in the West
LAS VEGAS
Vegas Heights
Lake Mead Blvd
Lake Mead Blvd
Summerhill Plaza
North Vista Hospital
Vegas Dr
Vegas Dr
Owens Ave
TPC at Summerlin
Kellogg Zaher Sports Complex
Summerlin Gateway Shopping Ctr.
Rainbow Blvd
Charleston Heights
Las Vegas Golf Course
Washington Ave
Washington Ave
N. Las Vegas Blvd
Bruce St
Summerlin Pkwy
Cashman Field Center Stadium
Las Vegas City Hall
Oran K. Gragson Frwy
Westcliff Dr
Nevada State Museum
Summerlin
Loma Vista Shopping Center
Meadows Mall
Springs Preserve
Golden Nugget
Fremont St. Experience
Alta Dr
Charleston Heights Shopping Center
Las Vegas Strip 7 miles
Clark Co. Govt. Ctr.
DOWNTOWN LAS VEGAS
NORTH LAS VEGAS
SPRING MTS.
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
MUDDY MTS.
LV Strip
CLARK COUNTY
Enterprise
HENDERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-72

No. 5 – Shadow Mountain Marketplace

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type - Subtype:	Retail – Anchored
Original Principal Balance:	$49,400,000			Location:	Las Vegas, NV
Cut-off Date Balance:	$49,400,000			Size:	200,703 SF
% of Initial Pool Balance:	5.1%			Cut-off Date Balance Per SF:	$246.13
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$218.53
Borrower Sponsors:	Anupam Patel; Daksha Patel			Year Built/Renovated:	2007/NAP
Guarantors:	Anupam Patel; Daksha Patel			Title Vesting:	Fee
Mortgage Rate:	5.1400%			Property Manager:	Lucescu Realty Asset Services, Inc.
Note Date:	January 9, 2019			Current Occupancy (As of)(1):	100.0% (11/1/2018)
Seasoning:	0 months			YE 2017 Occupancy(2):	84.1%
Maturity Date:	February 1, 2029			YE 2016 Occupancy(3):	100.0%
IO Period:	36 months			YE 2015 Occupancy:	99.3%
Loan Term (Original):	120 months			YE 2014 Occupancy:	99.3%
Amortization Term (Original):	360 months			As-Stabilized Appraised Value(4):	$67,250,000
Loan Amortization Type:	Interest-only, Amortizing Balloon			As-Stabilized Appraisal Value Per SF(4):	$335.07
Call Protection:	L(24),D(92),O(4)			As-Stabilized Appraisal Valuation Date(4):	May 14, 2019
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			Ann 8 NOI (8/31/2018):	$3,972,191
				YE 2017 NOI:	$4,230,437
				YE 2016 NOI:	$4,210,570
				YE 2015 NOI:	$4,388,633
				U/W Revenues:	$5,153,089
Escrows and Reserves				U/W Expenses:	$872,994
				U/W NOI:	$4,280,095
	Initial	Monthly	Cap	U/W NCF:	$4,113,101
Taxes	$69,500	$23,167	NAP	U/W DSCR based on NOI/NCF:	1.32x / 1.27x
Insurance	$8,333	$4,167	NAP	U/W Debt Yield based on NOI/NCF:	8.7% / 8.3%
Replacement Reserve	$0	$2,509	$200,000	UW Debt Yield at Maturity based on NOI/NCF:	9.8% / 9.4%
Existing TI/LC Reserve	$492,297	$14,216	$1,000,000	Cut-off Date LTV Ratio(4):	73.5%
Free Rent Reserve	$274,856	$0	NAP	LTV Ratio at Maturity(4):	65.2%

Sources and Uses
Sources			Uses
Original loan amount	$49,400,000	71.9%	Purchase price	$67,250,000	97.9%
Cash equity contribution	19,318,988	28.1	Reserves	844,986	1.2
			Closing costs	624,002	0.9
Total Sources	$68,718,988	100.0%	Total Uses	$68,718,988	100.0%

(1)	Current Occupancy includes Pacific Dental Pediatrics that has a signed lease for expansion space (3,992 square feet) but is not yet in occupancy of such space. The lender has reserved six months of free rent pursuant to the corresponding expansion lease. See “Escrows” below.

(2)	YE 2017 Occupancy reflects Seafood City Supermarket (28,000 square feet) and two in-line spaces (3,927 square feet) as vacant. The former Steinmart lease ended on November 30, 2017 and was replaced by the lease to Seafood City Supermarket, signed on January 12, 2018.

(3)	YE 2016 Occupancy is as of February 1, 2017.

(4)	The appraiser provided an “as-stabilized” value of $67,250,000 as of May 14, 2019 assuming stabilized operations after the tenants Seafood City Supermarket (28,000 square feet) and Pacific Dental Pediatrics (3,992 square feet of expansion space) are open for business. Seafood City Supermarket opened January 17, 2019 and Pacific Dental Pediatrics has an executed lease for expansion space but is not yet in occupancy of such space. The “as-is” appraised value was $66,400,000 as of September 14, 2018, which value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 74.4% and 66.1%, respectively.

The Mortgage Loan. The mortgage loan (the “Shadow Mountain Marketplace Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in an anchored retail center located in Las Vegas, Nevada (the “Shadow Mountain Marketplace Property”). The Shadow Mountain Marketplace Property previously secured a loan securitized in the GSMS 2013-GC16 securitization trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-73

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

The Borrowers and the Borrower Sponsors. The borrowers are Palm Deluxe Group, LLC and Palm Deluxe Enterprise LLC, as tenants-in-common, each a Delaware limited liability company and single purpose entity with at least two independent directors (the “Shadow Mountain Marketplace Borrowers”). Legal counsel to the Shadow Mountain Marketplace Borrowers delivered a non-consolidation opinion in connection with the origination of the Shadow Mountain Marketplace Mortgage Loan.

The borrower sponsors and nonrecourse carve-out guarantors are Anupam Patel and Daksha Patel. Anupam Patel and Daksha Patel are entrepreneurs and real estate investors with a current real estate portfolio of seven multifamily properties (118 units), one industrial property and six retail properties, in addition to the Shadow Mountain Marketplace Property, all located in California and Nevada.

The Property. The Shadow Mountain Marketplace Property is a 200,703 square foot anchored retail center built in 2007 and located at 6425-6595 North Decatur Boulevard in Las Vegas, Nevada. The Shadow Mountain Marketplace Property is anchored by Best Buy, Ashley Furniture, Seafood City Supermarket and Walgreens. Notable in-line restaurant and retail tenants include Chili’s, Skinny Fats, Café Rio, Massage Envy, Panda Express, T-Mobile, Kumon Learning Center, State Farm Insurance, Great Harvest Bread Co., H&R Block and Subway. McDonald’s and Wells Fargo are also pad tenants. The Shadow Mountain Marketplace Property includes 1,139 parking spaces (approximately 5.68 spaces per 1,000 square feet).

The Shadow Mountain Marketplace Property is shadow anchored by a corporate-owned Costco, which according to the appraisal achieves approximately $205 million in annual sales. Also, directly across the North Decatur Boulevard is Crossroads Towne Center, a power center anchored by Wal-Mart Supercenter and Bed, Bath & Beyond, and directly across Bruce Woodbury Beltway is Decatur 215, a power center anchored by Target, WinCo, Hobby Lobby and Ross Dress for Less.

As of November 1, 2018, the Shadow Mountain Marketplace Property was 100.0% occupied by 31 tenants. Historical year-end occupancy has been between 99.3% and 100.0% since 2015 except for year-end 2017 which had an occupancy rate of 84.1% due to the former Steinmart lease ending on November 30, 2017, which was replaced by the lease to Seafood City Supermarket signed on January 12, 2018. Other than the four anchor tenants, Best Buy, Ashley Furniture, Seafood City Supermarket and Walgreens, no single tenant represents more than 2.9% of NRA or 5.0% of underwritten base rent.

Recent leases and lease renewals executed in the past twelve months total 117,091 square feet and include Best Buy, Ashley Furniture, Seafood City Supermarket, Pacific Dental Pediatrics, State Farm Insurance, H&R Block and Sticks & Shakes. There were no concessions given on the renewal leases. Rents for the in-line spaces ranged from $25.44 to $36.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-74

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

The following table presents certain information relating to the tenancy at the Shadow Mountain Marketplace Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ S&P/ Moody’s)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)

Anchor Tenants
Best Buy	BBB/BBB/Baa1	45,000	22.4%	$16.12	$725,400	15.9%	3/31/2023	3, 5-year	N
Ashley Furniture	NR/NR/NR	35,853	17.9%	$11.00	$394,383	8.6%	3/31/2024	1, 5-year	N
Seafood City Supermarket	NR/NR/NR	28,000	14.0%	$14.50	$406,000	8.9%	12/31/2028	3, 5-year	N
Walgreens	BBB/BBB/Baa2	14,820	7.4%	$39.50	$585,390	12.8%	12/31/2032(3)	(3)	N(3)
Total Anchor Tenants		123,673	61.6%	$17.07	$2,111,173	46.3%

Major Tenants
Pacific Dental Pediatrics(4)	NR/NR/NR	7,842	3.9%	$40.91	$320,812	7.0%	Various(4)	2, 5-year	N
Chili’s	NR/BB+/Ba1	5,903	2.9%	$28.70	$169,400	3.7%	12/31/2021	3, 5-year	N
Omega Salon Studios	NR/NR/NR	5,330	2.7%	$25.20	$134,316	2.9%	11/30/2019	1, 5-year	N
Wells Fargo	A+/A-/A2	4,945	2.5%	$46.06	$227,767	5.0%	11/30/2026	4, 5-year	N
McDonald’s	BBB/BBB+/Baa1	4,456	2.2%	$33.94	$151,250	3.3%	11/30/2027	4, 5-year	N
Total Major Tenants		28,476	14.2%	$35.24	$1,003,545	22.0%

Non-Major Tenants		45,554	22.7%	$31.78	$1,447,529	31.7%
Occupied Collateral Total		197,703	98.5%	$23.08	$4,562,247	100.0%

Management Office(5)		3,000	1.5%
Vacant Space		0	0.0%
Collateral Total		200,703	100.0%

(1)	Information obtained from the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Walgreens has a 75-year lease through December 31, 2082, with a termination option anytime after December 31, 2032 with twelve months’ notice.

(4)	Pacific Dental Pediatrics leases 3,850 square feet at a rent of $46.00 per square foot expiring November 30, 2027 and has a lease for expansion space for 3,992 square feet at a rent of $36.00 per square foot expiring October 31, 2027. Pacific Dental Pediatrics is not yet in occupancy of its expansion space. In connection with its expansion space, Pacific Dental Pediatrics is entitled to 6 months’ of free rent, which amount has been fully reserved by the lender. See “Escrows” below.

(5)	3,000 square feet of second floor office space is currently being used as a management office.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-75

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Major Tenants.

Largest Tenant: Best Buy (45,000 square feet, 22.4% of NRA, 15.9% of underwritten base rent). Best Buy is an original tenant at the Shadow Mountain Marketplace Property and in May 2017 exercised early its first renewal option, extending its lease term from February 2018 through March 31, 2023, with no concessions. Best Buy has three five-year renewal options remaining. Best Buy is not required by its lease to report sales.

2nd Largest Tenant: Ashley Furniture (35,853 square feet, 17.9% of NRA, 8.6% of underwritten base rent). Ashley Furniture has been a tenant at the Shadow Mountain Marketplace Property since April 2009 and in July 2018 exercised its first renewal option, extending its lease term from April 2019 through March 31, 2024, with no concessions. Ashley Furniture has one five-year renewal option remaining and a termination option should the non-collateral Costco close for more than six consecutive months, other than for causes of force majeure, casualty or condemnation. Ashley Furniture is required to pay percentage rent of 5.0% of gross sales, which will adjust to 4.0% of gross sales over $358,530 beginning with its renewal term in April 2019. At the Shadow Mountain Marketplace Property, Ashley Furniture reported sales of $9,376,004 ($262 PSF) and $9,155,258 ($255 PSF) for 2016 and 2017, respectively. Ashley Furniture sales for the trailing twelve months ended September 2018 were $11,335,440 ($316 PSF).

3rd Largest Tenant: Seafood City Supermarket (28,000 square feet, 14.0% of NRA, 8.9% of underwritten base rent). Seafood City Supermarket signed its lease January 12, 2018, replacing Steinmart whose lease expired November 30, 2017. After completing its buildout, Seafood City Supermarket had its grand opening on January 17, 2019. Seafood City Supermarket’s lease expires December 31, 2028 and includes three five-year renewal options.

4th Largest Tenant: Walgreens (14,820 square feet, 7.4% of NRA, 12.8% of underwritten base rent). Walgreens is an original tenant at the Shadow Mountain Marketplace Property under a 75-year lease through December 31, 2082 with a termination right any time after December 31, 2032 with at least twelve months’ notice. Walgreens is required to pay percentage rent of (a) 2.0% of gross sales (excluding food and prescriptions) and (b) 0.5% of gross sales from food and prescriptions, over the breakpoint of $585,329. At the Shadow Mountain Marketplace Property, Walgreens reported sales (excluding prescriptions, tobacco, alcohol, milk, and non-alcoholic beverages) of $1,911,858 ($129 PSF), $1,963,610 ($132 PSF) and $2,077,864 ($140 PSF) for 2015, 2016 and 2017, respectively.

The following table presents certain information relating to the lease expiration schedule at the Shadow Mountain Marketplace Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	4	9,996	5.0%	9,996	5.0%	$275,768	6.0%	$27.59
2020	2	2,795	1.4%	12,791	6.4%	$84,960	1.9%	$30.40
2021	2	7,153	3.6%	19,944	9.9%	$201,225	4.4%	$28.13
2022	9	19,987	10.0%	39,931	19.9%	$653,504	14.3%	$32.70
2023	6	55,886	27.8%	95,817	47.7%	$1,104,576	24.2%	$19.76
2024	2	37,873	18.9%	133,690	66.6%	$456,195	10.0%	$12.05
2025	0	0	0.0%	133,690	66.6%	$0	0.0%	$0.00
2026	2	8,895	4.4%	142,585	71.0%	$322,567	7.1%	$36.26
2027	2	12,298	6.1%	154,883	77.2%	$472,062	10.3%	$38.39
2028	1	28,000	14.0%	182,883	91.1%	$406,000	8.9%	$14.50
2029	0	0	0.0%	182,883	91.1%	$0	0.0%	$0.00
Thereafter	1	14,820	7.4%	197,703	98.5%	$585,390	12.8%	$39.50
Vacant/Other(2)	0	3,000	1.5%	200,703	100.0%	$0	0.0%	$0.00
Total/Weighted Average	31	200,703	100.0%			$4,562,247		$23.08(3)

(1)	Information obtained from the underwritten rent roll.
(2)	3,000 square feet of second floor office space is currently being used as a management office.

(3)	Annual U/W Base Rent PSF excludes the 3,000 square foot management office.

The following table presents historical occupancy percentages at the Shadow Mountain Marketplace Property:

Historical Occupancy

1/1/2015	1/1/2016	2/1/2017	1/1/2018(1)	11/1/2018(2)
99.3%	99.3%	100.0%	84.1%	100.0%

(1)	Occupancy reflects Seafood City Supermarket (28,000 square feet) and two in-line spaces (3,927 square feet) as vacant. The former Steinmart lease ended on November 30, 2017 and was replaced by the lease to Seafood City Supermarket, signed on January 12, 2018.
(2)	Occupancy includes Pacific Dental Pediatrics for which the tenant has a signed lease for expansion space (3,992 square feet) but is not yet in occupancy of such space. The lender has reserved six months of free rent pursuant to the corresponding expansion lease. See “Escrows” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-76

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Shadow Mountain Marketplace Property:

Cash Flow Analysis

	2015	2016	2017	Ann 8/31/2018	U/W	%(1)	U/W $ per SF
Base Rent(2)	$4,302,179	$4,277,208	$4,332,655	$3,932,415	$4,562,247	84.1%	$22.73
Grossed Up Vacant Space	0	0	0	0	36,000	0.7	0.18
Gross Potential Rent	$4,302,179	$4,277,208	$4,332,655	$3,932,415	$4,598,247	84.8%	$22.91
Reimbursements	874,079	670,152	657,651	675,774	756,057	13.9	3.77
Percentage Rent(3)	2,210	53,188	46,102	86,498	70,000	1.3	0.35
Net Rental Income	$5,178,468	$5,000,548	$5,036,408	$4,694,687	$5,424,304	100.0%	$27.03
(Vacancy & Credit Loss)	0	0	0	0	(271,215)	(5.9)	(1.35)
Effective Gross Income	$5,178,468	$5,000,548	$5,036,408	$4,694,687	$5,153,089	95.0%	$25.68

Real Estate Taxes	249,966	249,971	254,973	97,163	262,370	5.1	1.31
Insurance	62,253	60,912	57,160	86,718	60,090	1.2	0.30
Management Fee	90,000	90,000	90,976	105,145	154,593	3.0	0.77
Other Operating Expenses	387,616	389,095	402,862	433,470	395,941	7.7	1.97
Total Operating Expenses	$789,835	$789,978	$805,971	$722,496	$872,994	16.9%	$4.35

Net Operating Income	$4,388,633	$4,210,570	$4,230,437	$3,972,191	$4,280,095	83.1%	$21.33
Replacement Reserves	0	0	0	0	30,105	0.6	0.15
TI/LC	0	0	0	0	136,889	2.7	0.68
Net Cash Flow	$4,388,633	$4,210,570	$4,230,437	$3,972,191	$4,113,101	79.8%	$20.49

NOI DSCR	1.36x	1.30x	1.31x	1.23x	1.32x
NCF DSCR	1.36x	1.30x	1.31x	1.23x	1.27x
NOI DY	8.9%	8.5%	8.6%	8.0%	8.7%
NCF DY	8.9%	8.5%	8.6%	8.0%	8.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes contractual rent steps of $74,000 taken through November 1, 2019.

(3)	U/W Percentage Rent is based on Ashley Furniture’s September 2018 YTD sales plus remainder 2018 forecast and 4.0% rent factor beginning April 2019. Prior to April 2019, Ashley Furniture has been required to pay percentage rent at a 5.0% rent factor.

Appraisal. The appraiser concluded to an “as-stabilized” appraised value of $67,250,000 with a valuation date of May 14, 2019, assuming stabilized operations after the tenants Seafood City Supermarket (28,000 square feet) and Pacific Dental Pediatrics (3,992 square feet of expansion space) are open for business. Seafood City Supermarket opened January 17, 2019 and Pacific Dental Pediatrics has a signed lease for expansion space but is not yet in occupancy of such space. The “as-is” appraised value was $66,400,000 as of September 14, 2018, which value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 74.4% and 66.1%, respectively.

Environmental Matters. According to the Phase I environmental report dated September 5, 2018, there was no evidence of any recognized environmental conditions at the Shadow Mountain Marketplace Property.

Market Overview and Competition. The Shadow Mountain Marketplace Property is located at 6425 - 6595 North Decatur Boulevard, with two points of ingress and egress along North Decatur Boulevard and two points of ingress and egress along West Rome Boulevard, and with frontage along the I-215 Beltway at a signalized intersection. Both North Decatur Boulevard and the I-215 Beltway connect to Highway 95, leading directly to downtown Las Vegas, which is approximately 10.1 miles from the Shadow Mountain Marketplace Property.

According to the appraiser, the Las Vegas-Henderson-Paradise, NV metropolitan statistical area had a 2018 population of over 2.2 million with personal income growth of 7.1% and an unemployment rate of 5.9%. The Las Vegas area has been undergoing recent growth and development. The Las Vegas Convention Center has a planned $1.4 billion expansion and renovation project, and Las Vegas is home to four new major league sports teams. In 2018, the United Soccer League Las Vegas Lights Football Club and the National Hockey League Vegas Golden Knights team had its inaugural seasons. Las Vegas also welcomed a WNBA team, formerly the San Antonio Stars, in 2018 and is welcoming an NFL team, formerly the Oakland Raiders, for which a $1.9 billion stadium is being built.

Additionally, the Las Vegas Strip is currently undergoing construction at the $4 billion Resorts World resort and casino, the MSG Sphere performance venue, at Wynn Resorts Paradise Park which is undergoing a $1.5 billion expansion, at the Park MGM and NoMad hotel which is undergoing a $450 million conversion from the former Monte Carlo, at the Palms Casino which is undergoing a $485 million renovation and expansion, and at the Cosmopolitan Hotel and Casino which is undergoing $100 million in upgrades.

According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius was 16,801, 129,834 and 304,642, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius was $80,313, $86,643 and $80,202, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-77

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Submarket Information - The Shadow Mountain Marketplace Property is located in the North Las Vegas retail submarket, which for the second quarter of 2018 contained over 6.5 million square feet of inventory with a vacancy rate of 8.4%, and average asking rent of $17.64 per square foot. Since 2016, the submarket has absorbed 171,866 square feet of new inventory and seen a decline in vacancy from 11.4% and increase in asking rent from $16.20 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Shadow Mountain Marketplace Property:

Market Rent Summary

	In-Line	Restaurant	Jr. Anchor
Market Rent (PSF)	$36.00	$39.00	$15.00
Lease Term (Years)	5	7	10
Lease Type (Reimbursements)	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents certain information from the appraisal relating to comparable properties to Shadow Mountain Marketplace Property:

Comparable Properties

Property Name	Distance from Subject	Overall Occ%	Total GLA (SF)	Tenant Name	Lease Date / Term (Yrs)	Lease Area (SF)	Annual Base Rent NNN PSF
Shadow Mountain Marketplace	N/A	100.0%(1)	200,703(1)				$23.08(1)
Crossroads Towne Center	0.1 miles	86.9%	148,791	Café Zupas Griddle Cakes Boba Tea Bok Bok Chicken	Jan 19 / 10.0 Nov 18 / 5.0 Sept 18 / 7.0 Sept 18 / 7.0	4,400 1,777 1,469 2,100	$31.00 $29.65 $24.00 $47.40
Decatur 215 Plaza	0.4 miles	100.0%	126,678	Tough Mudder Boot Camp Navy Federal Credit Union Jenny Craig One Nevada Credit Union	Jul 18 / 10.0 Feb 18 / 5.1 Jan 18 / 5.1 Dec 17 / 5.1	2,455 4,145 1,400 3,000	$27.00 $27.00 $28.00 $37.08
Centennial Crossroads Plaza	3.0 miles	95%	105,415	Device Pit Stop Power Hour 360 Complete Cleaners Weight Watchers	Jan 18 / 1.0 Dec 17 / 5.0 May 17 / 5.3 Apr 17 / 5.0	1,232 3,200 1,298 1,366	$21.60 $18.00 $19.80 $19.25
Montecito Crossing	4.5 miles	97.4%	179,721	Einstein’s Subway Rock Star Nail Ulta	Jun 17 / 10.0 Jan 17 / 5.0 Jun 16 / 0.8 Feb 16 / 10.0	2,645 1,200 1,400 10,400	$47.50 $42.72 $30.00 $19.00
DC Plaza	4.4 miles	100.0%	68,028	Dottys Tavern Rubios Lemongrass & Lime Orange Theory Fitness	Feb 18 / 10.0 Feb 18 / 10.0 Jan 18 / 5.0 Jan 18 / 5.0	4,400 2,500 2,500 3,772	$48.00 $33.00 $32.57 $30.00
Montecito Marketplace	4.5 miles	100.0%	190,434	Centennial Family Eyecare Chilis Restaurant Dollar Tree TJ Maxx	Jul 17 / 10.0 Jul 17 / 10.0 Jul 17 / 10.0 Apr 17 / 10.0	1,596 6,000 10,800 29,950	$51.14 $26.31 $16.50 $12.81

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-78

Retail – Anchored	Loan #5	Cut-off Date Balance:	$49,400,000
6425 - 6595 North Decatur Boulevard	Shadow Mountain Marketplace	Cut-off Date LTV:	73.5%
Las Vegas, NV 89131		U/W NCF DSCR:	1.27x
		U/W NOI Debt Yield:	8.7%

Escrows.

Real Estate Taxes – The Shadow Mountain Marketplace Mortgage Loan documents require upfront escrows in the amount of $69,500 for real estate taxes and monthly escrows of 1/12th of the estimated annual taxes due (currently $23,167).

Insurance – The Shadow Mountain Marketplace Mortgage Loan documents require upfront escrows in the amount of $8,333 for property insurance premiums and monthly escrows of 1/12th of the estimated premiums due (currently $4,167, and unless waived due to a blanket policy being in place).

Replacement Reserves – The Shadow Mountain Marketplace Mortgage Loan documents require monthly escrows in the amount of $2,509 for replacement reserves until a cap of $200,000 is reached or at any time during an event of default.

Tenant Improvements and Leasing Commissions Reserve - The Shadow Mountain Marketplace Mortgage Loan documents require upfront escrows in the amount of $492,297 for tenant improvements and leasing commissions, and monthly escrows of $14,216 until a cap of $1,000,000 is reached or at any time during an event of default. Additionally, during a Best Buy Sweep Period, all excess cash is required to be deposited to the tenant improvements and leasing commissions reserve.

A “Best Buy Sweep Period” will commence (i) twelve months prior to the expiration of Best Buy’s lease or (ii) upon Best Buy’s failure to renew its lease as set forth therein. A Best Buy Sweep Period will end upon the earliest of (x) Best Buy renewing or extending its lease and the amount of excess cash collected during the Best Buy Sweep Period being sufficient to cover all tenant improvements and leasing commissions as a result of such renewal or extension, (y) the Best Buy space being re-leased to one or more replacement tenants on terms acceptable to the lender and the amount of excess cash collected during the Best Buy Sweep Period being sufficient to cover all tenant improvements and leasing commissions as a result of such new lease, and (z) twelve months after the commencement of the Best Buy Sweep Period.

Free Rent Reserve – The Shadow Mountain Marketplace Mortgage Loan documents require upfront escrows in the amount of $274,856 for outstanding free rent relating to the tenants Seafood City Supermarket and Pacific Dental Pediatrics. As of January 2019, Seafood City Supermarket commenced rent payments and the free rent reserved for such tenant ($203,000) is eligible for release. Pacific Dental Pediatrics is entitled to six months of free rent ($71,856) starting 150 days from the delivery of its space.

Lockbox and Cash Management. The Shadow Mountain Marketplace Mortgage Loan requires a hard lockbox with springing cash management. Upon the occurrence of a Cash Sweep Period, the Shadow Mountain Marketplace Borrowers are required to establish a lender-controlled cash management account to which funds in the lockbox account are required to be transferred daily to be disbursed according to the Shadow Mountain Marketplace Mortgage Loan documents.

Also, (i) during the continuance of a Cash Sweep Period triggered by a Best Buy Sweep Period, all excess cash is required to be deposited to the tenant improvements and leasing commissions reserve and (ii) during the continuance of a Cash Sweep Period triggered by a DSCR Sweep Period or an event of default, all excess cash is required be collected and held by the lender as additional security for the Shadow Mountain Marketplace Mortgage Loan.

A “Cash Sweep Period” will occur during any of (a) an event of default until the cure or waiver of such event of default (b) a DSCR Sweep Period, or (c) a Best Buy Sweep Period. A Cash Sweep Period may be cured only once; if it occurs twice, then the excess cash will continue to be collected and held by the lender for the remainder of the Shadow Mountain Marketplace Mortgage Loan term.

A “DSCR Sweep Period” will commence when the debt service coverage ratio is less than 1.15x for two calendar quarters, and end when the debt service coverage ratio is equal to or greater than 1.20x for two calendar quarters.

Property Management. The Shadow Mountain Marketplace Property is managed by Lucescu Realty Asset Services, Inc., an investment real estate brokerage company headquartered in Newport Beach, California, with offices in Las Vegas, Nevada and Phoenix, Arizona.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Shadow Mountain Marketplace Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Shadow Mountain Marketplace Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-79

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-80

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

SOUTH RAINBOW BOULEVARD
POST ROAD
SUNSET ROAD
MULTI-TENANT OFFICE
RAINBOW SUNSET PAVILION PROPERTY
BOYD GAMING
ROSANNA STREET
PARKING GARAGE
N
Rainbow Sunset Pavilion
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-81

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

Rainbow Sunset Pavilion
6385 South Rainbow Boulevard
Las Vegas, NV 89118
LAS VEGAS
Summerlin
South Summerlin
Spring Valley
Enterprise
LAS VEGAS STRIP
CLARK COUNTY
SPRING MTS.
College of Southern Nevada-Summerlin Center
Canyon Pointe
Badlands Golf Club
Alta Dr
Charleston Blvd
Red Rock Hotel
Downtown Summerlin
Hualapai Way
Village Square
Canyon Gate Country Club
Sahara Ave
Buffalo Dr
Rainbow Blvd
College of Southern Nevada
Oakey Blvd
Meadows Mall
Valley Medical Center Hospital
Westland Fair
University Medical Center
Sahara Pavilion
Rancho Dr
Town Center Dr
Desert Inn Rd
Spring Mtn. Rd
Las Vegas Farmers Market
Flamingo Rd
Fort Apache Rd
Durango Dr
Twain Ave
Jones Blvd
Decatur Blvd
Arville St
Valley View Blvd
Las Vegas Blvd
Circus Circus
Wynn Las Vegas
Fashion Show Mall
Sands Expo and Conv. Ctr.
The Forum Shops at Caesars
Palms Casino Resort
Rio
Bellagio
Pearl Concert Theater
CITY CENTER
MGM Grand
T-Mobile Arena
New York New York
Excalibur
Luxor
Flamingo Promenade Shopping Ctr.
Grand Canyon Parkway
Siena Golf Club
Siena Town Center
Spring Valley Town Center
Montevista Hospital
Harmon Ave
Tropicana Ave
Spanish Trail Country Club
Hacienda Ave
Tropicana Beltway Center
Spring Valley Hospital Medical Center
Las Vegas Stadium (Opens 2020)
McCarran International Airport
Russell Rd
HealthSouth Desert Canyon Rehabilitation Hosp.
Southern Hills Hospital
Arroyo North Business Center
Sunset Rd
IKEA
Bruce Woodbury Beltway
Town Square Las Vegas
Dignity Health-St. Rose Dominican Hosp. San Martin Campus
The Arroyo Corporate Center
The Arroyo Market Square
Warm Springs Rd
Wet'n'Wild Las Vegas
Rhodes Ranch Town Ctr.
Desert Marketplace
Robindale Rd
Rhodes Ranch Country Club
Windmill Ln
Las Vegas South Premium Outlets
Blue Diamond Crossing
Blue Diamond Ranch Center Plaza
Silverton Casino
Desert Diamond Plaza
Las Vegas Frwy
Blue Diamond Rd
Silverado Ranch Blvd
Dean Martin Dr
Gillespie St
Mountains Edge Pkwy
Cactus Ave
Somerset Hills Ave
Southern Highlands Pkwy
Erie Ave
15
215
159
595
593
160
604
NORTH LAS VEGAS
Summerlin
LAS VEGAS
Sunrise Manor
Downtown
Winchester
LV Strip
MUDDY MTS.
Enterprise
HENDERSON
SPRING MTS.
CLARK COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-82

No. 6 – Rainbow Sunset Pavilion

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type - Subtype:	Office - Suburban
Original Principal Balance:	$45,000,000			Location:	Las Vegas, NV
Cut-off Date Balance:	$44,953,796			Size:	215,232 SF
% of Initial Pool Balance:	4.6%			Cut-off Date Balance Per SF:	$208.86
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$172.70
Borrower Sponsors(1):	Gene H. Yamagata; Yamagata Legacy Trust			Year Built/Renovated:	2009/NAP
Guarantors(1):	Gene H. Yamagata; Yamagata Legacy Trust			Title Vesting:	Fee
Mortgage Rate:	5.1450%			Property Manager:	Self-managed
Note Date:	December 21, 2018			Current Occupancy (As of):	100.0% (11/4/2018)
Seasoning:	1 month			YE 2017 Occupancy:	98.3%
Maturity Date:	January 1, 2029			YE 2016 Occupancy:	90.7%
IO Period:	0 months			YE 2015 Occupancy:	78.7%
Loan Term (Original):	120 months			YE 2014 Occupancy:	68.3%
Amortization Term (Original):	360 months			As-Is Appraised Value:	$68,100,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per SF:	$316.40
Call Protection:	L(25),GRTR1% or YM or D(90),O(5)			As-Is Appraisal Valuation Date:	September 6, 2018
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			TTM NOI (8/31/2018):	$4,371,804
				YE 2017 NOI:	$3,639,488
				YE 2016 NOI:	$3,477,793
				YE 2015 NOI:	$2,185,053
				U/W Revenues:	$6,799,101
Escrows and Reserves				U/W Expenses:	$1,951,520
				U/W NOI:	$4,847,581
	Initial	Monthly	Cap	U/W NCF:	$4,460,636
Taxes	$79,273	$39,636	NAP	U/W DSCR based on NOI/NCF:	1.64x / 1.51x
Insurance	$43,280	$6,183	NAP	U/W Debt Yield based on NOI/NCF:	10.8% / 9.9%
Replacement Reserve	$0	$4,484	NAP	UW Debt Yield at Maturity based on NOI/NCF:	13.0% / 12.0%
TI/LC Reserve	$483,120	$7,000	$336,000	Cut-off Date LTV Ratio:	66.0%
Free Rent Reserve	$2,241,384	$0	NAP	LTV Ratio at Maturity:	54.6%

Sources and Uses
Sources			Uses
Original loan amount	$45,000,000	100.0%	Return of equity(2)	$23,818,248	52.9%
			Loan payoff	18,081,218	40.2
			Reserves	2,847,057	6.3
			Closing costs	253,477	0.6
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

(1)	The borrower sponsors and guarantors are Gene H. Yamagata and, in their capacities as trustees of the Yamagata Legacy Trust, Cory G. Roberts, Benny Yamagata and C. Taggart Grant.
(2)	The borrower sponsors constructed the Rainbow Sunset Pavilion Property and maintain a total a cost basis of $77,772,827.

The Mortgage Loan. The mortgage loan (the “Rainbow Sunset Pavilion Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in a Class A office building located in Las Vegas, Nevada (the “Rainbow Sunset Pavilion Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-83

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

The Borrower and Borrower Sponsors. The borrower is GY Rainbow, LLC, a Nevada limited liability company and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Rainbow Sunset Pavilion Mortgage Loan.

The borrower sponsors and guarantors of certain nonrecourse carveouts are Gene H. Yamagata, and in their capacities as trustees of the Yamagata Legacy Trust, Cory G. Roberts, Benny Yamagata and C. Taggart Grant.

Gene H. Yamagata is a Las Vegas-based entrepreneur and investor. Mr. Yamagata’s current real estate portfolio includes nine properties across Utah, Arizona, Minnesota, Colorado and Nevada.

The Property. The Rainbow Sunset Pavilion Property is comprised of an eight-story, Class A office building totaling 215,232 square feet and a four-story parking garage containing 750 garage spaces plus 238 uncovered surface spaces. The Rainbow Sunset Pavilion Property is part of a greater master-planned development that also includes two non-collateral office buildings, totaling approximately 450,000 square feet, and a 100,000 square foot outdoor retail center. One of the non-collateral office buildings is owned and occupied solely by Boyd Gaming (also a tenant at the Rainbow Sunset Pavilion Property) and the other was 95% occupied as of September 2018 by tenants including Wells Fargo, American Wagering, Inc. and New York Life Insurance Co. A third party data provider reported the retail center to be 100% occupied.

The Rainbow Sunset Pavilion Property was acquired by the borrower sponsors in 2008 prior to the building’s completion in 2009. After the acquisition, the borrower sponsors paid off all construction financing and construction costs and in 2010 began leasing efforts, investing over $12.4 million in capital expenditures and tenant suite buildout, for a total a cost basis of $77,772,827.

The Rainbow Sunset Pavilion Property is currently 100.0% leased to nine tenants, with the five largest tenants: Hakkasan, Boyd Gaming, Lewis Brisbois Bisgaard & Smith (“LBBS”), MGM and Liberty Dental representing 85.1% of NRA and 85.0% of underwritten gross potential rent, with the remainder of the space being leased to four tenants with no single tenant representing more than 7.2% of NRA or 7.4% of underwritten gross potential rent.

The following table presents certain information relating to the major tenants at the Rainbow Sunset Pavilion Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)

Major Tenants
Hakkasan(2)	NR/NR/NR	53,944	25.1%	$35.12	$1,894,291	25.6%	12/31/2024	1, 5-year	N
Boyd Gaming(3)	NR/B2/B+	41,297	19.2%	$31.81	$1,313,468	17.8%	7/31/2022(3)	2, 7-year(3)	N
LBBS(4)	NR/NR/NR	39,358	18.3%	$36.11	$1,421,215	19.2%	5/31/2025	1, 5-year	N
MGM(5)	BB/Ba3/BB-	26,311	12.2%	$34.00	$894,554	12.1%	4/9/2025	1, 5-year	N(5)
Liberty Dental	NR/NR/NR	22,145	10.3%	$33.99	$752,736	10.2%	3/31/2024	1, 5-year	N
Total Major Tenants		183,055	85.1%	$34.29	$6,276,263	85.0%

Non-Major Tenants(6)		32,177	14.9%	$34.55	$1,111,696	15.0%
Occupied Collateral Total		215,232	100.0%	$34.33	$7,387,959	100.0%

Vacant Space		0	0.0%

Collateral Total		215,232	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Hakkasan is entitled to abated rent scheduled through its lease term, which amount ($1,140,488) has been fully reserved by the lender. See “Escrows” below.
(3)	Boyd Gaming occupies three suites: Suite 130 (5,081 square feet) expiring 2/28/2021 with one one-year renewal option, Suite 100 (7,667 square feet) expiring 11/22/2021 and Suite 300 (28,549 square feet) expiring 7/31/2022 with two seven-year renewal options. Boyd Gaming is entitled to abated rent on Suite 130 from January through February 2019, which amount ($26,241) has been fully reserved by the lender. See “Escrows” below.
(4)	LBBS is entitled to four months of abated rent scheduled through its lease term, which amount ($476,699) has been fully reserved by the lender. See “Escrows” below.
(5)	MGM has a termination right upon 9 months’ prior notice for Suite 410 (3,670 square feet) with payment of a termination fee equal to $210,990. MGM is entitled to abated rent scheduled through its lease term, which amount ($417,466) has been fully reserved by the lender. See “Escrows” below.

(6)	Non-Major Tenants includes 6,633 square feet (3.2% of underwritten gross potential rent) leased to Yamagata Enterprises, an affiliate of the borrower sponsors under a lease expiring April 12, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-84

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

Major Tenants.

Largest Tenant: Hakkasan (53,944 square feet, 25.1% of NRA, 25.6% of underwritten gross potential rent). The largest tenant is Hakkasan, a global hospitality company owned by Alliance International Investments LLC, an investment company based out of Abu Dhabi. Hakkasan has eleven locations including the Hakkasan Nightclub and restaurant located at the MGM Grand Hotel and Casino in Las Vegas. Hakkasan maintains their corporate offices at the Rainbow Sunset Pavilion Property and has reportedly invested nearly $1.60 million into its space buildout in addition to any landlord allowances. Hakkasan’s lease expires December 31, 2024 with one five-year renewal option. Hakkasan is entitled to rent abatements scheduled through its lease term, which amount ($1,140,488) has been fully reserved by the lender. See “Escrows” below.

2nd Largest Tenant: Boyd Gaming (41,297 square feet, 19.2% of NRA, 17.8% of underwritten gross potential rent). The second largest tenant is Boyd Gaming. Boyd Gaming (NYSE: BYD) is the owner and operator of 24 casino entertainment properties in seven states including nine Las Vegas local casinos and three downtown Las Vegas properties. Boyd Gaming’s corporate-owned offices are located in the adjacent non-collateral 6465 South Rainbow Boulevard building, which is a part of the same master-planned development. On January 16, 2019 Boyd filed plans to build a new headquarters on additional land it owns; however the timing of the project is not known. Boyd Gaming’s original space at the Rainbow Sunset Pavilion Property was Suite 100 (7,667 square feet) expiring November 22, 2021. Boyd Gaming has expanded twice and now also occupies Suite 300 (28,549 square feet), expiring July 31, 2022 with two seven-year renewal options, and Suite 130 (5,081 square feet), expiring February 28, 2021 with one one-year renewal option. In addition to any landlord allowances, Boyd Gaming has reportedly invested approximately $1.55 million into its space buildout. Boyd Gaming is entitled to abated rent on Suite 130 from January through February 2019, which amount ($26,241) has been fully reserved by the lender. See “Escrows” below.

3rd Largest Tenant: Lewis Brisbois Bisgaard & Smith LLP (39,358 square feet, 18.3% of NRA, 19.2% of underwritten gross potential rent). The third largest tenant is Lewis Brisbois Bisgaard & Smith LLP (“LBBS”). LBBS is a law firm offering over 40 specialty practices in offices across 47 cities nationwide. LBBS’ original space at the Rainbow Sunset Pavilion Property was Suite 600 (27,213 square feet). In June 2015, LBBS expanded to Suite 510 (12,145 square feet). The LBBS lease expires May 31, 2025 with one five-year renewal option. LBBS has reportedly invested approximately $629,000 into its space in addition to any tenant allowances. LBBS is entitled to three months of abated rent scheduled through its lease term, which amount ($476,699) has been fully reserved by the lender. See “Escrows” below.

4th Largest Tenant: MGM (26,311 square feet, 12.2% of NRA, 12.1% of underwritten gross potential rent). The fourth largest tenant is MGM Resorts International (NYSE: MGM). MGM is an S&P 500 global entertainment company with 28 hotel and casino locations featuring conference spaces, entertainment experiences, restaurants, nightlife and retail. MGM is the third largest private employer in Clark County, Nevada. MGM’s original space at the Rainbow Sunset Pavilion Property was Suite 500 (15,236 square feet). MGM expanded in June 2017 to Suite 420 (7,405 square feet) and again in February 2018 to Suite 410 (3,670 square feet). MGM has reportedly invested approximately $923,000 into its space buildout in addition to any tenant allowances. The MGM lease expires April 9, 2025 with one five-year renewal option. In connection with its most recent expansion to Suite 410, MGM is entitled to five months of abated rent ($417,466) which amount has been fully reserved by the lender, see “Escrows” below. MGM has the right to terminate its lease with respect to (only) Suite 410 with nine months’ notice and repayment of $210,990 of tenant allowances.

5th Largest Tenant: Liberty Dental (22,145 square feet, 10.3% of NRA, 10.2% of underwritten gross potential rent). The fifth largest tenant is Liberty Dental. Liberty Dental is a privately held dental health plan with over four million members. Liberty Dental is an original tenant at the Rainbow Sunset Pavilion Property, expanded in April 2012, and expanded and extended its lease in January 2018. Liberty Dental’s lease expires March 31, 2024 and includes one five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-85

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

The following table presents certain information relating to the lease expiration schedule at the Rainbow Sunset Pavilion Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W GPR	% of Total Annual U/W GPR	Annual U/W GPR PSF
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	5,084	2.4%	5,084	2.4%	$159,996	2.2%	$31.47
2022	1	41,297	19.2%	46,381	21.5%	$1,313,468	17.8%	$31.81
2023	0	0	0.0%	46,381	21.5%	$0	0.0%	$0.00
2024	4	87,740	40.8%	134,121	62.3%	$3,050,939	41.3%	$34.77
2025	2	65,669	30.5%	199,790	92.8%	$2,315,769	31.3%	$35.26
2026	0	0	0.0%	199,790	92.8%	$0	0.0%	$0.00
2027	0	0	0.0%	199,790	92.8%	$0	0.0%	$0.00
2028	1	15,442	7.2%	215,232	100.0%	$547,787	7.4%	$35.47
Thereafter	0	0	0.0%	215,232	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	215,232	100.0%	$0	0.0%	$0.00
Total/Weighted Average	9	215,232	100.0%			$7,387,959	100.0%	$34.33

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have multiple leases which have been consolidated for purposes of this Lease Expiration Schedule. For purposes of this schedule, Boyd Gaming is shown with a 2022 expiration; Boyd Gaming occupies three suites under leases expiring 2/28/2021 (5,081 square feet), 11/22/2021 (7,667 square feet) and 7/31/2022 (28,549 square feet).

The following table presents historical occupancy percentages at the Rainbow Sunset Pavilion Property:

Historical Occupancy

12/31/2014	12/31/2015	12/31/2016	12/31/2017	11/4/2018
68.3%	78.7%	90.7%	98.3%	100.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Rainbow Sunset Pavilion Property:

Cash Flow Analysis

	2015	2016	2017	8/31/2018 TTM	U/W	%(1)	U/W $ per SF
Base Rent	$5,262,365	$5,414,779	$6,351,868	$7,180,752	$7,198,309	95.5%	$33.44
Contractual Rent Steps	0	0	0	0	189,650	2.5	0.88
Gross Potential Rent	$5,262,365	$5,414,779	$6,351,868	$7,180,752	$7,387,959	98.0%	$34.33
Parking Income	30,153	67,223	86,408	124,781	149,938	2.0	0.70
Other Income	5,858	18,211	5,404	1,642	0	0.0	0.00
Net Rental Income	$5,298,376	$5,500,213	$6,443,680	$7,307,175	$7,537,897	100.0%	$35.02
Concessions	(1,479,713)	(416,685)	(971,771)	(957,839)	0	0.0	0.00
(Vacancy & Credit Loss)	0	0	0	0	(738,796)	(10.0)	(3.43)
Effective Gross Income	$3,818,663	$5,083,528	$5,471,909	$6,349,336	$6,799,101	90.2%	$31.59

Real Estate Taxes	239,593	256,963	275,107	292,328	328,152	4.8	1.52
Insurance	42,039	32,260	40,821	0	40,000	0.6	0.19
Management Fee	114,560	152,506	164,157	190,480	203,973	3.0	0.95
Other Operating Expenses	1,237,418	1,164,006	1,352,336	1,494,724	1,379,395	20.3	6.41
Total Operating Expenses	$1,633,610	$1,605,735	$1,832,421	$1,977,532	$1,951,520	28.7%	$9.07

Net Operating Income	$2,185,053	$3,477,793	$3,639,488	$4,371,804	$4,847,581	71.3%	$22.52
TI/LC	0	0	0	0	333,137	4.9	1.55
Capital Expenditures	0	0	0	45,696	53,808	0.8	0.25
Net Cash Flow	$2,185,053	$3,477,793	$3,639,488	$4,326,108	$4,460,636	65.6%	$20.72

NOI DSCR	0.74x	1.18x	1.24x	1.48x	1.64x
NCF DSCR	0.74x	1.18x	1.24x	1.47x	1.51x
NOI DY	4.9%	7.7%	8.1%	9.7%	10.8%
NCF DY	4.9%	7.7%	8.1%	9.6%	9.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-86

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

Appraisal. The appraiser concluded to an “as is” appraised value of $68,100,000 with a valuation date of September 6, 2018, which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 66.0% and 54.6%, respectively.

Environmental Matters. According to the Phase I Environmental Assessment dated October 11, 2018, there are no recognized environmental conditions at the Rainbow Sunset Pavilion Property.

Market Overview and Competition. The Rainbow Sunset Pavilion Property is located at 6385 South Rainbow Boulevard in Las Vegas, Nevada, less than one half mile north of the Bruce Woodbury Beltway (CR-215) and approximately thirteen miles southwest of downtown Las Vegas and seven miles southwest of the Las Vegas Strip.

According to the appraiser, the Las Vegas-Henderson-Paradise, NV metropolitan statistical area had a 2018 population of over 2.2 million with personal income growth of 7.1% and an unemployment rate of 5.9%. The Las Vegas area has been undergoing recent growth and development. The Las Vegas Convention Center has a planned $1.4 billion expansion and renovation project, and Las Vegas is home to four new major league sports teams. In 2018, the United Soccer League Las Vegas Lights Football Club and the National Hockey League Vegas Golden Knights team had its inaugural seasons. Las Vegas also welcomed a WNBA team, formerly the San Antonio Stars, in 2018 and is welcoming an NFL team, formerly the Oakland Raiders, for which a $1.9 billion stadium is being built.

Additionally, the Las Vegas Strip is currently undergoing construction at the $4 billion Resorts World resort and casino, the MSG Sphere performance venue, at Wynn Resorts Paradise Park which is undergoing a $1.5 billion expansion, at the Park MGM and NoMad hotel which is undergoing a $450 million conversion from the former Monte Carlo, at the Palms Casino which is undergoing a $485 million renovation and expansion, and at the Cosmopolitan Hotel and Casino which is undergoing $100 million in upgrades.

According to the appraiser, the estimated 2018 population within a one-, three- and five-mile radius was 4,528, 128,318, and 334,990, respectively, and the estimated 2018 average household income within the same radii was $88,964, $75,663, and $74,602, respectively.

Submarket Information - The Rainbow Sunset Pavilion Property is located in the Southwest Las Vegas Office submarket. As of August 2018, Class A office inventory represents approximately 28.6% of the submarket with approximately 2.9 million square feet that carries a vacancy of 5.1% and direct average rent of $22.88 per square foot. The Class A submarket has showed positive absorption every year since 2010.

According to the appraisal, there are two office properties currently under construction in the submarket, totaling 44,000 square feet of which 84.3% is currently pre-leased. This new supply is considered Class B quality.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Rainbow Sunset Pavilion Property:

Market Rent Summary

Market Rent (PSF)	$33.60
Lease Term (Years)	5
Lease Type (Reimbursements)	Modified Gross
Rent Increase Projection	3.0% per annum

The following table presents certain information relating to the appraiser’s comparable set to the Rainbow Sunset Pavilion Property:

Comparable Properties

Property Name, Address	Occupancy	Year Built	Total GLA (SF)	Distance from Subject	Annual Rent PSF
Rainbow Sunset Pavilion (Subject) 6385 South Rainbow Boulevard	100.0%(1)	2009	215,232(1)	N/A	$34.33 MG(1)
10240 W. Flamingo Road	100.0%	2018	181,534	8.0 miles	$22.80 NNN
Arroyo Corporate Center 7455 Arroyo Crossing Pkwy	89.0%	2008	75,000	1.5 miles	$27.00-30.00 MG
One Summerlin 1980 Festival Plaza Dr	87.4%	2015	206,279	10.1 miles	$36.12-37.8 FSG
Plaza West 1635 Village Center Cir	78.1%	1996	38,451	11.4 miles	$28.20-28.80 FSG
Pavilion 10801 W Charleston Blvd	92.0%	2007	150,797	11.1 miles	$33.60-36.00 MG

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-87

Office – Suburban	Loan #6	Cut-off Date Balance:	$44,953,796
6385 South Rainbow Boulevard	Rainbow Sunset Pavilion	Cut-off Date LTV:	66.0%
Las Vegas, NV 89118		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	10.8%

Escrows.

Real Estate Taxes – The Rainbow Sunset Pavilion Mortgage Loan documents require upfront escrows in the amount of $79,273 for real estate taxes and monthly escrows of 1/12th of the estimated annual taxes due (currently $39,636).

Insurance – The Rainbow Sunset Pavilion Mortgage Loan documents require upfront escrows in the amount of $43,280 for property insurance premiums and monthly escrows of 1/12th of the estimated premiums due (currently $6,183, and unless waived due to a blanket policy being in place).

Replacement Reserves – The Rainbow Sunset Pavilion Mortgage Loan documents require monthly escrows in the amount of $4,484 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The Rainbow Sunset Pavilion Mortgage Loan documents require upfront escrows in the amount of $483,120 for tenant improvements and leasing commissions, and monthly escrows of $7,000 on each payment date when the reserve funds are less than $336,000.

Free Rent Reserve – The Rainbow Sunset Pavilion Mortgage Loan documents require upfront escrows in the amount of $2,241,384 for free rent relating to four tenants: Hakkasan ($1,140,488), LBBS ($476,699), MGM ($417,466), Weinberg, Wheeler, Hudgins, Gunn & Dial, LLC ($180,310) and Boyd Gaming ($26,241).

Lockbox and Cash Management. The Rainbow Sunset Pavilion Mortgage Loan requires a hard lockbox with springing cash management. Upon a Cash Sweep Period, funds in the lockbox account are required to be transferred daily to the lender-controlled cash management account to be disbursed according to the Rainbow Sunset Pavilion Mortgage Loan documents. Also during the continuance of a Cash Sweep Period, all excess cash is required be collected and held by the lender as additional security for the Rainbow Sunset Pavilion Mortgage Loan until the discontinuance of a Cash Sweep Period.

A “Cash Sweep Period” will exist upon the earlier of (i) an event of default, until the cure of such event of default, (ii) the debt service coverage ratio being less than 1.20x on a trailing six month basis tested quarterly, until the debt service coverage ratio is equal to or greater than 1.25x on a trailing six month basis tested quarterly for two consecutive quarters, and (iii) during the continuance of a Tenant Trigger Event.

A “Tenant Trigger Event” means either (i) a Tenant Bankruptcy Event, (ii) a Tenant Default Event, (iii) a Tenant Operations Event or (iv) a Tenant Renewal Event.

A “Tenant Bankruptcy Event” will commence upon (A) the tenants or guarantors under the Boyd Gaming, Hakkasan, LBBS or MGM leases availing itself of any Creditor’s Rights Laws, becoming or having its assets made the subject of any bankruptcy proceedings until (B) the lease is assumed without alteration of any material terms and the obligations of the tenant and guarantor remain unaltered and the tenant or guarantor assets no longer being subject to bankruptcy.

A “Tenant Default Event” will commence upon (A) Boyd Gaming (with respect to Suite 300 only, comprised of 28,549 square feet), Hakkasan, LBBS or MGM defaulting in payment or rent after any notice and cure periods until (B) cure of the payment default.

A “Tenant Operations Event” will commence upon (A) Boyd Gaming (with respect to Suite 300 only, comprised of 28,549 square feet), Hakkasan, LBBS or MGM vacating or giving notice to vacate its leased space until (B) the leased space is re-leased to one or more replacement tenants acceptable to the lender.

A “Tenant Renewal Event” will commence upon (A) the earlier to occur of any of Boyd Gaming (with respect to Suite 300 only, comprised of 28,549 square feet), Hakkasan, LBBS or MGM giving notice of non-renewal or failing to renew or extend its lease pursuant to the lease terms until (B) the lease is renewed or extended in accordance with its terms or the space is re-leased to one or more replacement tenants acceptable to the lender.

Property Management. The Rainbow Sunset Pavilion Property is managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Rainbow Sunset Pavilion Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Rainbow Sunset Pavilion Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-88

(THIS PAGE INTENTIONALLY LEFT BLANK)

T-89

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-90

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

Regions Tower
211 North Pennsylvania Street
Indianapolis, IN 46204
INDIANAPOLIS
Mile Square
E. 16th St.
Indiana University Health Methodist Hospital
Fall Creek and 16th St. Park
Fall Creek
Dr. Martin Luther King Jr. St.
N. Capitol Ave.
N. Illinois St.
N. Meridian St.
IPS Crispus Attucks Museum
11th St.
10th St.
Indiana Ave.
Indiana Univ. School of Medicine
Stutz Business Center
Indiana University Medical Center
Ransom Place
W. 9th St.
W. St. Clair St.
Dr. MLK Jr. St.
Central Library
Upper Canal
Phoenix Theatre
Emil A. Blackmore Museum
W. Walnut St.
American Legion Mall
Fort Wayne Ave.
Mass. Avenue
Massachusetts Ave.
Indiana University Health University Hospital
W. North St.
Indiana Masonic Library Museum
Veteran's Mem. Plaza
N. Delaware St.
Old National Centre
Lockerbie Square
E. Michigan St.
W. Michigan St.
CANAL WALK
Indiana War Memorial
Indiana University-Purdue University Indianapolis
IU Robert H. McKinney School of Law
N. West St.
300 North Meridian
Depew Memorial Fountain
The Alkis Keramidas Museum of Art
James Whitcomb Riley Museum
W. New York St.
E. New York St.
Michael A. Carroll Track and Soccer Stadium
Military Park
Indiana Historical Society
One America Tower
W. Ohio St.
One Indiana Square
E. Ohio St.
Natl. Institute for Fitness and Sports
IMAX Theater
Indiana State Library
Indiana State House
101 West Ohio
Market Tower
Chase Tower
BMO Plaza
Indianapolis Superior Courts
White R.
NCAA Hall of Champions
Eiteljorg Museum
Indiana State Museum
Soldiers and Sailors Monument
E. Market St.
W. Washington St.
E. Washington St.
JW Marriott Indianapolis
Indiana Repertory Theatre
Circle Centre Mall
White River State Park
W. Maryland St.
Hyatt Regency
AMTRAK
Victory Field
Indiana Convention Center
Wholesale District
Bankers Life Fieldhouse
S. East St.
S. College Ave.
Virginia Ave.
MARION COUNTY
Indianapolis Amtrak
Indianapolis Union Station
W. South St.
E. South St.
Fletcher Ave.
Kentucky Ave.
White River
Lucas Oil Stadium
S. Capitol Ave.
S. Illinois St.
S. Meridian St.
Pennsylvania St.
S. Delaware St.
S. West St.
S. Missouri St.
Oliver Ave.
Calvary St.
Lilly Research Laboratories
W. McCarty St.
Madison Ave.
Shelby St.
Indianapolis Intl. Airport 11 miles
Babe Denny
Eli Lilly and Company
Prospect St.
W. Morris St.
E. Morris St.
E. Morris St.
Fountain Square
65
70
40
Lebanon
Westfield
Noblesville
Lapel
Whitestown
Zionsville
Carmel
Fishers
Fortville
Pittsboro
Lawrence
Brownsburg
Speedway
Greenfield
Avon
Warren Park
Danville
Plainfield
Beech Grove
Mooresville
Greenwood
Fairland
Whiteland
Franklin
Shelbyville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-91

No. 7 – Regions Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance(1):	$43,000,000		Location:	Indianapolis, IN
	Cut-off Date Balance(1):	$43,000,000		Size:	687,237 SF
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per SF(1):	$106.22
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$106.22
	Borrower Sponsors:	Elchonon Schwartz; Simon Singer; Isaac Maleh		Year Built/Renovated:	1969/2017
	Guarantors:	Elchonon Schwartz; Simon Singer; Isaac Maleh		Title Vesting:	Fee
	Mortgage Rate:	4.8974%		Property Manager:	Nightingale Realty, LLC (borrower-related)
	Note Date:	September 27, 2018		Current Occupancy (As of)(4):	84.5% (7/1/2018)
	Seasoning:	4 months		YE 2017 Occupancy:	78.2%
	Maturity Date:	October 1, 2023		YE 2016 Occupancy:	73.4%
	IO Period:	60 months		YE 2015 Occupancy:	71.5%
	Loan Term (Original):	60 months		YE 2014 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$124,400,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$181.04
	Call Protection:	L(28),D(28),O(4)		As-Is Appraisal Valuation Date:	June 14, 2018
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt(2):	Yes		TTM NOI (5/31/2018):	$5,757,700
	Additional Debt Type (Balance)(2):	Pari Passu ($30,000,000); Mezzanine ($11,000,000)		YE 2017 NOI:	$5,700,159
				YE 2016 NOI:	$4,441,592
				YE 2015 NOI:	$5,339,347
				U/W Revenues:	$13,578,368
Escrows and Reserves(3)				U/W Expenses:	$6,178,065
	Initial	Monthly	Cap	U/W NOI:	$7,400,303
Taxes	$73,459	$73,459	NAP	U/W NCF:	$6,693,851
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.04x / 1.85x
Replacement Reserve	$500,000	Springing	$100,000	U/W Debt Yield based on NOI/NCF(1):	10.1% / 9.2%
TI/LC	$4,000,000	Springing	$1,000,000	U/W Debt Yield at Maturity based on NOI/NCF(1)	10.1% / 9.2%
Deferred Maintenance	$609,356	$0	NAP	Cut-off Date LTV Ratio(1):	58.7%
Unfunded Free Rent Reserve	$1,897,175	$0	NAP	LTV Ratio at Maturity(1):	58.7%
Unfunded TI/LC Reserve	$6,574,712	$0	NAP
Maplewood Lease Reserve	$2,607,143	$0	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$73,000,000	85.9%	Loan payoff	$62,959,626	74.1%
Mezzanine debt(2)	11,000,000	13.0	Upfront reserves	16,261,846	19.1
Cash equity contribution	935,243	1.1	Closing costs	5,713,772	6.7

Total Sources	$84,935,243	100.0%	Total Uses	$84,935,243	100.0%

(1)	The Regions Tower Mortgage Loan (as defined below) is part of the Regions Tower Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal balance of $73,000,000. All statistical information related to the Cut-off Date Balance per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Regions Tower Whole Loan.

(2)	The equity interest in the Regions Tower Borrower (as defined below) has been pledged to secure mezzanine indebtedness with an original principal balance of $11,000,000. As of the Cut-off Date, the U/W NOI Debt Yield, U/W NCF DSCR and Cut-off Date LTV Ratio based on the Regions Tower Total Debt (as defined below) are 8.8%, 1.45x and 67.5%, respectively. See “Subordinate and Mezzanine Indebtedness”.

(3)	See “Escrows” section for a full description of Escrows and Reserves.

(4)	Current Occupancy includes 10,698 square feet occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 square feet occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary space was not underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-92

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

The Mortgage Loan. The mortgage loan (the “Regions Tower Mortgage Loan”) is part of a whole loan (the “Regions Tower Whole Loan”) evidenced by two pari passu notes with an original principal balance of $73,000,000 and an outstanding principal balance as of the Cut-off Date of $73,000,000 secured by a first mortgage encumbering the fee interest in an office property located in Indianapolis, Indiana (the “Regions Tower Property”). The Regions Tower Mortgage Loan represents the controlling Note A-2. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	MSC 2018-L1	No
A-2	$43,000,000	$43,000,000	BANK 2019-BNK16	Yes
Total	$73,000,000	$73,000,000

The Borrowers and Borrower Sponsors. The borrowers are NG 211 N. Pennsylvania St LLC (76.95% ownership interest in the Regions Tower Property) and Regions Tower MF LLC (23.05% ownership interest in the Regions Tower Property) (together, the “Regions Tower Borrowers”), both single-purpose Delaware limited liability companies and tenants-in-common, with one independent director.

NG 211 N. Pennsylvania St LLC is 44.7% owned by The Nightingale Group, LLC (“Nightingale”), which is 50.0% owned by Elchonon Schwartz and 50.0% owned by Simon Singer. Isaac Maleh indirectly owns 90.0% of Regions Tower MF LLC. The borrower sponsors and non-recourse carveout guarantors are Elchonon Schwartz, Simon Singer and Isaac Maleh. Isaac Maleh’s liability under his non-recourse carveout guaranty is limited to liability for acts or omissions caused by him which result in full recourse liability to the Regions Tower Borrowers.

Founded in 2005 by Elchonon Schwartz and Simon Singer, Nightingale is a privately held vertically integrated commercial real estate investment firm. Headquartered in New York City, Nightingale’s portfolio holdings currently span across 22 states with over 11 million square feet of office and retail commercial space under management.

The Property. The Regions Tower Property is a 687,237 square foot, 35-story, Class A office building located on an approximately 3.72-acre parcel in the central business district of Indianapolis, Indiana. The Regions Tower Property was built in 1969 and most recently renovated between 2016 and 2017. The Regions Tower Property is situated on four major thoroughfares – Ohio and New York Streets (east-west), and Delaware and Pennsylvania Streets (north-south), one block northeast of Monument Circle. The Route 65 and Route 70 exchange is approximately one mile away. Amenities at the Regions Tower Property include an executive office space, a conference center facility and auditorium, a fitness center, a raised computer room, storage space, on-site building security and a cafeteria. The Regions Tower Property includes an eight-story (six-stories above ground, two-stories below ground), attached 825-space parking garage (approximately 1.2 spaces per 1,000 square feet). Since acquiring the Regions Tower Property in 2014, the Regions Tower Borrowers budgeted for approximately $9.5 million in capital improvements that included updating the lobby, façade repairs, upgrading the elevators and new carpet and paint to the common areas. In 2018, the Regions Tower Borrowers executed new leases totaling 42,369 square feet and tenant expansions totaling 18,793 square feet. As of July 1, 2018, the Regions Tower Property was 84.5% leased to 51 tenants.

In 2006, the Regions Tower Property sustained damage to approximately one third of its façade due to a tornado. As a result of such damage, and concerns about the stability of the remainder of the façade, the Regions Tower Property was rebuilt over a period of five years and five months at a cost of approximately $48,000,000, of which $34,100,000 was obtained through an insurance settlement.

Major Tenants.

Largest Tenant: Taft Stettinius & Hollister LLP (21.8% of underwritten base rent; 8/31/2036 lease expiration) – Taft Stettinius & Hollister LLP is a law firm with approximately 450 attorneys across 10 offices in six states. Taft Stettinius & Hollister LLP originally took occupancy of 85,777 square feet at the Regions Tower Property in 2014 and signed a lease for an additional 11,646 square feet of space, of which it is expected to take occupancy in the first quarter of 2019. Taft Stettinius & Hollister LLP has extended its lease one time, has a lease expiration of August 31, 2036 and has one, 10-year renewal option remaining. Taft Stettinius & Hollister LLP has a free rent period through December 2019, which was reserved for at loan origination. Upon request, the Regions Tower Borrowers are required to pay Taft Stettinius & Hollister LLP an “Excess Allowance” of $961,090 (the “Taft Excess Allowance”), which has not been reserved for. If the Regions Tower Borrowers fail to pay the Taft Excess Allowance within 30 days following request by the tenant (a “Taft Excess Allowance Sweep Event”), an excess cash sweep will result, and if such cash sweep does not result in the Taft Excess Allowance being reserved for by the next payment date, an event of default will exist.

2nd Largest Tenant: Regions Bank (12.2% of underwritten base rent; 12/31/2029 lease expiration) – Regions Bank is a financial holding company headquartered in Birmingham, Alabama that operates in the South, Midwest and Texas. Regions Bank took occupancy of 64,449 square feet at the Regions Tower Property in 2009 and is currently in the process of vacating 4,585 square feet. Regions Bank has extended its lease one time, has a lease expiration of December 31, 2029 and has two, five-year renewal options remaining.

3rd Largest Tenant: Krieg DeVault LLP (10.8% of underwritten base rent; 11/30/2025 lease expiration) – Krieg DeVault LLP is a full service law firm with a commercial law practice that encompasses more than 30 areas of service that include employee benefits and employee stock ownership, health care, banking, finance and more. Krieg DeVault LLP took occupancy of its space in 2010, has a lease expiration of November 30, 2025 and has two, five-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-93

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

The following table presents certain information relating to the tenancy at the Regions Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Taft Stettinius & Hollister LLP(3)	NR/NR/NR	97,423	14.2%	$25.45	$2,479,090	21.8%	8/31/2036	1, 10-year	N
Regions Bank	NR/NR/NR	59,864	8.7%	$23.22	$1,390,141	12.2%	12/31/2029	2, 5-year	N
Krieg DeVault LLP	NR/NR/NR	54,505	7.9%	$22.50	$1,226,363	10.8%	11/30/2025	2, 5-year	N
Wooden & McLaughlin LLP(4)	NR/NR/NR	32,495	4.7%	$17.08	$554,883	4.9%	1/31/2028	1, 5-year	Y
Flaherty and Collins Construction(5)	NR/NR/NR	24,503	3.6%	$19.35	$474,133	4.2%	10/31/2027	1, 5-year	Y
Total Major Tenants		268,790	39.1%	$22.79	$6,124,610	53.9%

Non-Major Tenant		296,587	43.2%	$17.66	$5,237,718	46.1%

Occupied Collateral Total		565,377	82.3%	$20.10	$11,362,328	100.0%

Vacant Space(6)		121,860	17.7%

Collateral Total		687,237	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank through December 31, 2024.

(3)	Taft Stettinius & Hollister LLP includes 1,417 square feet of storage space that is leased on a month to month basis and 11,646 square feet, for which it has signed a lease and is expected to take occupancy in the first quarter of 2019. Taft Stettinius & Hollister LLP has a free rent period through December 2019, which was reserved for at loan origination. The Regions Tower Borrowers are required to pay Taft Stettinius & Hollister LLP an “Excess Allowance” of $961,090, which has not been reserved for. If the Regions Tower Borrowers fail to pay such Excess Allowance when requested by the tenant, an excess cash sweep will result, and if such cash sweep does not result in the Excess Allowance being reserved for by the next payment date, an event of default will exist.

(4)	Wooden & McLaughlin LLP has an abated rent period through April 2019, which was reserved for at loan origination. Wooden & McLaughlin LLP has the right to terminate its lease on January 31, 2024 with 12 months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Wooden & McLaughlin LLP has the right to surrender a portion of its space containing between 3,000 and 4,000 square feet effective as of January 31, 2024 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

(5)	Flaherty and Collins Construction has the right to terminate its lease on October 31, 2024 with nine months’ notice and payment of a termination fee equal to the sum of (i) 200% of fixed rent payable in the last full calendar month immediately preceding the effective termination date and (ii) the unamortized portion of landlord’s concessions (plus 8% interest per annum). Flaherty and Collins Construction has the right to surrender a portion of the 29th floor containing between 3,685 and 4,685 square feet effective as of October 31, 2023 with 12 months’ notice and payment of a contraction fee equal to the unamortized portion of landlord’s concessions allocated to the contraction space (plus 8% interest per annum).

(6)	Vacant Space includes 10,698 square feet occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 square feet occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-94

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

The following table presents certain information relating to the lease rollover schedule at the Regions Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	9	9,153	1.3%	9,153	1.3%	$128,979	1.1%	$14.09
2019	5	20,881	3.0%	30,034	4.4%	$413,690	3.6%	$19.81
2020	6	37,991	5.5%	68,025	9.9%	$501,087	4.4%	$13.19
2021	5	23,359	3.4%	91,384	13.3%	$439,843	3.9%	$18.83
2022	3	13,388	1.9%	104,772	15.2%	$247,380	2.2%	$18.48
2023	6	56,662	8.2%	161,434	23.5%	$1,091,437	9.6%	$19.26
2024	2	29,786	4.3%	191,220	27.8%	$496,305	4.4%	$16.66
2025	2	64,892	9.4%	256,112	37.3%	$1,449,683	12.8%	$22.34
2026	2	23,194	3.4%	279,306	40.6%	$523,569	4.6%	$22.57
2027	3	45,836	6.7%	325,142	47.3%	$871,079	7.7%	$19.00
2028	5	75,412	11.0%	400,554	58.3%	$1,096,496	9.7%	$14.54
2029	1	59,864	8.7%	460,418	67.0%	$1,390,141	12.2%	$23.22
Thereafter	2	104,959	15.3%	565,377	82.3%	$2,712,640	23.9%	$25.84
Vacant(3)	0	121,860	17.7%	687,237	100.0%	$0	0.0%	$0.00
Total/Weighted Average(4)	51	687,237	100.0%			$11,362,328	100.0%	$20.10

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Vacant includes 10,698 square feet occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 square feet occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten.

(4)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the Regions Tower Property:

Historical Occupancy

12/31/2015	12/31/2016	12/31/2017	7/1/2018(1)
71.5%	73.4%	78.2%	84.5%

(1)	Information obtained from the underwritten rent roll. Occupancy includes 10,698 square feet occupied by Hill Fulwider, which is disbanding and expected to vacate in the near term, and 4,585 square feet occupied by Regions Bank, which space is expected to be vacated. Rent from such tenants for such temporary spaces was not underwritten. Underwritten occupancy is 82.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-95

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Regions Tower Property:

Cash Flow Analysis

	2015	2016	2017	5/31/2018	U/W	%(1)	U/W $ per SF
Rents in Place	$8,513,964	$8,108,868	$9,122,094	$9,396,390	$11,185,895	69.8%	$16.28
Contractual Rent Steps(2)	0	0	0	0	176,433	1.1	0.26
Grossed Up Vacant Space	0	0	0	0	2,434,894	15.2	3.54
Gross Potential Rent	$8,513,964	$8,108,868	$9,122,094	$9,396,390	$13,797,222	86.1%	$20.08
Other Income	2,146,931	2,092,505	2,152,457	2,173,296	1,817,051	11.3	2.64
Total Recoveries	370,055	552,971	508,027	460,690	407,660	2.5	0.59
Net Rental Income	$11,030,950	$10,754,344	$11,782,578	$12,030,376	$16,021,933	100.0%	$23.31
(Vacancy & Credit Loss)	0	0	0	0	(2,443,565)(3)	(17.7)	(3.56)
Effective Gross Income	$11,030,950	$10,754,344	$11,782,578	$12,030,376	$13,578,368	84.7%	$19.76

Real Estate Taxes	1,548,276	1,958,808	1,690,910	1,726,968	1,661,794	12.2	2.42
Insurance	0	113,457	117,935	136,527	121,500	0.9	0.18
Management Fee	280,800	294,885	299,768	317,503	405,929	3.0	0.59
Other Operating Expenses	3,862,527	3,945,602	3,973,806	4,091,678	3,988,842	29.4	5.80
Total Operating Expenses	$5,691,603	$6,312,752	$6,082,419	$6,272,676	$6,178,065	45.5%	$8.99

Net Operating Income(4)	$5,339,347	$4,441,592	$5,700,159	$5,757,700	$7,400,303	54.5%	$10.77
Replacement Reserves	0	0	0	0	137,447	1.0	0.20
TI/LC	0	0	0	0	569,004	4.2	0.83
Net Cash Flow	$5,339,347	$4,441,592	$5,700,159	$5,757,700	$6,693,851	49.3%	$9.74

NOI DSCR(5)	1.47x	1.23x	1.57x	1.59x	2.04x
NCF DSCR(5)	1.47x	1.23x	1.57x	1.59x	1.85x
NOI Debt Yield(5)	7.3%	6.1%	7.8%	7.9%	10.1%
NCF Debt Yield(5)	7.3%	6.1%	7.8%	7.9%	9.2%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank through December 31, 2024.

(3)	The underwritten economic vacancy is 19.8%. The Regions Tower Property was 84.5% leased as of July 1, 2018 and includes Hill Fulwider (10,698 square feet) which is disbanding and expected to vacate in the near term, and Regions Bank (4,585 square feet) which is expected to vacate. Rent from such tenants for such temporary spaces was not underwritten.

(4)	The increase from 5/31/2018 Net Operating Income to U/W Net Operating income is primarily from recent leasing activity which includes, Levenemtum (17,780 square feet, $417,830 U/W Base Rent), Scalable Licensing (7,467 square feet, $149,340 U/W Base Rent), Jackson Lewis PC (6,689 square feet, $143,814 U/W Base Rent) and FNEX LLC (1,480 square feet, $31,820 U/W Base Rent). Rent steps through June 1, 2019 totaling $129,041 and $47,392 of straight-lined rent for Regions Bank also contribute to the increase.

(5)	The debt service coverage ratios and debt yields are based on the Regions Tower Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-96

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Regions Tower Property of $124,400,000 as of June 14, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated June 28, 2018, there was no evidence of any recognized environmental conditions at the Regions Tower Property.

Market Overview and Competition. The Regions Tower Property is located in the central office submarket, within the central business district of Indianapolis, Indiana. According to the appraisal, the government services sector and related industries are a significant influence on the commercial and office uses in the Regions Tower Property neighborhood. The Regions Tower Property is located within proximity to numerous demand drivers including the Indiana state capitol building, Circle Centre Mall, the Federal Building, Circle Theatre, the Indianapolis Convention and Exposition Center, Lucas Oil Stadium, Union Station, the Indianapolis Zoo, and a variety of hotels and restaurants. In addition, the Regions Tower Property is located approximately ten miles east of the Indianapolis International Airport. The estimated 2017 population within a one-, three- and five-mile radius of the Regions Tower Property is 16,993, 104,709 and 256,067, respectively, according to the appraisal. The estimated 2017 median household income within a one-, three- and five-mile radius of the Regions Tower Property is $40,366, $29,907 and $33,201, respectively.

Submarket Information – According to the appraisal, for the first quarter of 2018, the Indianapolis office market contained 17,826,000 square feet of Class A office space, with a vacancy of 17.5% and effective rent of $21.71 per square foot. For the first quarter of 2018, the Central office submarket contained 6,799,000 square feet of Class A office space, with a vacancy of 14.1% and average rent of $21.89 per square foot. Class A vacancy rates in the Central office sub-market have been stable since 2009 (ranging from 11.6% to 15.9%), while asking rents have steadily increased since 2009. According to a third party market report, there are no office buildings under construction or proposed in the Indianapolis central business district.

Appraiser’s Comp Set – The appraiser identified seven primary competitive leases to those at the Regions Tower Property totaling approximately 2.0 million square feet. The appraiser concluded to net market rents for the Regions Tower Property of $22.50 per square foot, for office tenants, $30.00 per square foot gross for the retail tenant and $12.00 for the storage tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Regions Tower Property:

Market Rent Summary(1)

	Office	Retail	Storage
Market Rent (PSF)	$22.50	$30.00	$12.00
Lease Term (Years)	7	7	7
Lease Type (Reimbursements)	Mod. gross	Net	Gross
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable leases to those at the Regions Tower Property:

Comparable Leases(1)

Property/Location	Year Built	Total GLA (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Mos.)	Rent PSF	Lease Type
30 S. Meridian Street Indianapolis, IN	1920	265,801	Carrier	56,494	1/2019	120	$21.75	MG
OneAmerica Tower Indianapolis, IN	1982	899,382	InfoSys	35,378	6/2018	68	$23.50	MG
Pan American Plaza Indianapolis, IN	1987	147,227	Infrastructure Engineering	2,474	4/2018	60	$20.00	MG
130 East Indianapolis, IN	1922	102,000	Angi Home Services	65,620	1/2018	103	$20.90	Gross
201 N Illinois Indianapolis, IN	1986	318,978	GAI Consultants	6,785	12/2017	48	$17.00	MG
Guaranty Building Indianapolis, IN	1922	220,000	Cummins	19,562	10/2017	64	$25.00	Gross
McQuat Place Indianapolis, IN	1912	25,200	Char blue	4,032	5/2017	77	$16.28	MG

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-97

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

Escrows.

Immediate Repair Reserve – The loan documents require an upfront reserve of $609,356 for specified repairs, including $531,700 for elevator modernization required to be completed within six months of the origination date and $77,656 for other repairs to be completed within 150 days of the origination date.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $73,459 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $73,459).

Insurance – The loan documents require, if the liability or casualty policy does not constitute a lender-approved blanket or umbrella policy meeting the requirements of the loan documents, ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months.

Replacement Reserves – The loan documents require an upfront reserve of $500,000 for replacements. In addition, on any payment date on which amounts in such reserve are less than $100,000, the loan documents require monthly deposits of $11,454 until the funds on deposit in such replacement reserve are equal to or greater than $100,000.

Free Rent Reserve – The loan documents require an upfront reserve of $1,897,175 for free rent related to five tenants, including Taft Stettinius & Hollister LLP and Wooden & McLaughlin LLP.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $6,574,712 for tenant improvements and leasing commissions (“TI/LC”) that were outstanding as of the origination date with respect to 11 tenants, including Taft Stettinius & Hollister LLP, Regions Bank, Krieg DeVault LLP and Wooden & McLaughlin LLP.

Future TI/LC Reserve – The loan documents require an upfront reserve of $4,000,000 for TI/LC that may be incurred following origination. In addition, on any payment date on which amounts in such reserve are less than $1,000,000, the loan documents require monthly deposits of $71,857 until the funds on deposit in such replacement reserve are equal to or greater than $1,000,000.

Maplewood Reserve - The loan documents require an upfront reserve of $2,607,143 (the “Maplewood Lease Reserve Account”). In order to obtain release of the Maplewood Lease Reserve Account, on or before September 27, 2019, (i) the Regions Tower Borrowers must deliver to the lender a fully executed copy of a lease for the 7,785 square foot vacant space on the ground floor (the “Maplewood Space”) either with Maplewood Kitchen and Bar or with an alternative tenant reasonably acceptable to the lender, in each case, in form and substance reasonably acceptable to the lender, for all or any portion of the Maplewood Space, and (ii) the debt yield, as determined by the lender in its sole discretion, must be equal to or greater than 8.8%. If such conditions are satisfied, and (x) the net base rent payable under the applicable lease is not less than $233,550 per year, on a triple net basis (only with respect to expenses thereunder) (the “Total Base Rent Amount”), the lender must disburse the entire amount of the Maplewood Lease Reserve Account to the Regions Tower Borrowers and (y) if the net base rent payable thereunder is less than the Total Base Rent Amount, the lender must disburse a pro rata portion of the Maplewood Lease Reserve Account based on the proportion of the Total Base Rent Amount payable thereunder at any time prior to March 27, 2020, upon satisfaction of certain conditions. The Regions Tower Whole Loan was underwritten assuming a lease for the Maplewood Space is in effect at an annual rent of $233,550.

Lockbox and Cash Management. The Regions Tower Whole Loan requires a hard lockbox with in-place cash management, which is already in place, and that the Regions Tower Borrowers direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the Regions Tower Borrowers or the property manager be immediately deposited into the lockbox account. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date (i) to make deposits into the tax and insurance escrows as described above under “Escrows,” (ii) to pay debt service on the Regions Tower Whole Loan, (iii) to make deposits into the replacement reserve and TI/LC reserve as described above under “Escrows,” (iv) if a Trigger Period (as defined below) is then continuing, to pay monthly operating expenses set forth in the annual budget (which is required to be approved by the lender if a Trigger Period is continuing or if it is not within 5% of the budget for the prior calendar year) or extraordinary operating expenses approved by the lender, (v) if a Taft Excess Allowance Sweep Event is continuing, to pay any remaining funds into the Future TI/LC Reserve until the Taft Excess Allowance has been deposited therein, and (vi) provided no event of default is then continuing under the Regions Tower Whole Loan, to pay debt service on the Regions Tower Mezzanine Loan (as defined below). If no Trigger Period exists, all excess funds are required to be distributed to the Regions Tower Borrowers. During a Trigger Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender and held as additional security for the Regions Tower Whole Loan during the continuance of such Trigger Period (provided that upon request of the Regions Tower Borrowers, provided that no event of default exists under the Regions Tower Whole Loan, such funds may be used to pay operating expenses set forth in the annual budget).

A “Trigger Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the Regions Tower Whole Loan or the Regions Tower Mezzanine Loan;

(ii)	the net cash flow debt service coverage ratio for the Regions Tower Total Debt (as defined below) falling below 1.30x for two consecutive calendar quarters; or

(iii)	a Specified Tenant Trigger Period (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-98

Office - CBD	Loan #7	Cut-off Date Balance:	$43,000,000
211 North Pennsylvania Street	Regions Tower	Cut-off Date LTV:	58.7%
Indianapolis, IN 46204		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	10.1%

A Trigger Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure (if applicable) of such event of default or in the case of the Regions Tower Mezzanine Loan, a waiver by the mezzanine lender;

●	with regard to clause (ii) above, the net cash flow debt service coverage ratio for the Regions Tower Total Debt being equal to or greater than 1.30x for two consecutive calendar quarters; or

●	with regard to clause (iii) above, a Specified Tenant Trigger Period Cure (as defined below).

A “Specified Tenant Trigger Period” will commence upon the earliest to occur of the following:

(i)	any Specified Tenant (as defined below) failing to be in actual, physical possession of 75% or more of its space or going dark in its space;

(ii)	any Specified Tenant (A) terminating or cancelling its lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) or (B) failing to otherwise have its lease be in full force and effect; or

(iii)	any bankruptcy or insolvency of any Specified Tenant;

A “Specified Tenant Trigger Period Cure” will occur upon the following (as evidenced by evidence reasonably acceptable to the lender, including without limitation a tenant estoppel certificate reasonably acceptable to the lender):

(i) the Specified Tenant (or one or more other tenants under leases entered into in accordance with the terms and conditions of the loan documents) being in actual physical possession of 75% or more of the Specified Tenant’s space, not dark in such space and paying full unabated rent;

(ii) the Specified Tenant having revoked or rescinded all termination or cancellation notices with respect to its lease and having re-affirmed the applicable lease as being in full force and effect; or

(iii) with regard to any applicable bankruptcy or insolvency proceeding, such Specified Tenant being no longer insolvent or subject to any bankruptcy or insolvency proceeding and its lease having been affirmed pursuant to a final and non-appealable order of a court of competent jurisdiction.

“Specified Tenant” means Taft Stettinius & Hollister LLP, together with any parent or affiliate guaranteeing or providing credit support for such tenant and any replacement tenant therefor.

Property Management. The Regions Tower Property is managed by Nightingale Realty, LLC, an affiliate of the Regions Tower Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Morgan Stanley Mortgage Capital Holdings LLC funded and placed with a third party investor, Paragon Indy LLC, an $11,000,000 mezzanine loan (the “Regions Tower Mezzanine Loan”) to NG 211 N. Pennsylvania St. Mezz LLC and Regions Tower MF Mezz LLC, each an equity owner of one of the two tenant-in-common Regions Tower Borrowers (collectively, the Regions Tower Whole Loan and the Regions Tower Mezzanine Loan are referred to herein as the “Regions Tower Total Debt”). The Regions Tower Mezzanine Loan is secured by 100.0% of the direct equity interest in the Regions Tower Borrower. The Regions Tower Mezzanine Loan accrues interest at a rate of 8.850% per annum and requires payments of interest-only through the maturity date of October 1, 2023 (co-terminous with the Regions Tower Whole Loan).

Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NOI Debt Yield	Total Debt UW NCF DSCR	Total Debt Cutoff Date LTV
$11,000,000	8.8500%	60	0	60	8.8%	1.45x	67.5%

Ground Lease. None.

Terrorism Insurance. The Regions Tower Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Regions Tower Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Regions Tower Property, as well as business interruption insurance for a period until the restoration is completed and in an amount equal to 24 months of gross income from the Regions Tower Property, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-99

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

us bank centre

PLAYHOUSE SQUARE
Prospect

usbank
bank
plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-100

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-101

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

Lake Erie
Burke Lakefront Airport
Lakeland Frwy
Kirtland Park
Cleveland Mem. Shoreway
AMTRAK
Marginal Rd.
Rock and Roll Hall of Fame
Great Lakes Science Center
FirstEnergy Stadium
RTA GREEN, BLUE LINES
North Point Tower
Galleria at Erieview
City Hall
One Cleveland Center
Huntington Conv. Center
Downtown
The Mall
Money Museum
Key Tower
200 Public Sq.
Public Square
Soldiers' & Sailors' Monument
Cleveland Play House
Playhouse Square
Bonfoey Gallery
Plain Dealer Plaza
Campus District
Cleveland State University
St. Clair-Superior
Asian Town Center
The Children's Museum of Cleveland
Cleveland Masonic Performance Arts Ctr.
University Circle 3 miles
US Bank Centre
1350 Euclid Avenue
Cleveland, OH 44115
Warehouse District
Greater Cleveland Aquarium
Terminal Tower
JACK Cleveland Casino
Quicken Loans Arena
Gateway District
Progressive Field
Wolstein Center
St. Vincent Charity Medical Ctr.
Cuyahoga Comm. College-Metro Campus
Rock and Roll Hall of Fame and Museum Library & Archives
Willow Frwy
Innerbelt Frwy
Jacobs Pavilion at Nautica
The Flats East Bank
The Flats West Bank
Scranton Peninsula
CLEVELAND
RTA RED, GREEN, BLUE LINES
RTA RED LINE
Proposed Park
Cuyahoga River
Lutheran Hospital
Ohio City
West Side Market
CUYAHOGA COUNTY
Industrial Valley
Tremont
Cleveland Hopkins Intl. Airport 10 miles
Euclid Ave.
Prospect Ave.
Carnegie Ave.
Chester Ave.
Payne Ave.
Superior Ave.
St. Clair Ave.
Lakeside Ave.
Broadway Ave.
Woodland Ave.
Central Ave.
Comm. College Ave.
Ontario St.
E. 9th St.
E. 14th St.
W. 3rd St.
W. 6th St.
W. 25th St.
Scranton Rd.
Carter Rd.
Train Ave.
Rockefeller Ave.
Jefferson Ave.
Monroe Ave.
Lake Erie
Mentor
Euclid
Lakewood
CLEVELAND
Cleveland Heights
Shaker Heights
Parma
Strongsville
North Royalton
Brunswick
Hudson
Solon
Independence
Twinsburg
Aurora
Bedford
Westlake
North Olmsted
Fairview Park
Brook Park
Middleburg Heights

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-102

No. 8 – US Bank Centre

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type - Subtype:	Office - CBD
Original Principal Balance:	$33,200,000			Location:	Cleveland, OH
Cut-off Date Balance:	$33,200,000			Size:	255,927 SF
% of Initial Pool Balance:	3.4%			Cut-off Date Balance Per SF:	$129.72
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$112.36
Borrower Sponsor:	The Wolstein Group			Year Built/Renovated:	1989/NAP
Guarantors:	Scott A. Wolstein; James Schoff; Iris S. Wolstein, as Trustee of the Iris S. Wolstein Trust			Title Vesting:	Fee
Mortgage Rate:	5.0440%			Property Manager:	Hanna Commercial, LLC
Note Date:	December 28, 2018			Current Occupancy (As of)(1):	95.7% (12/21/2018)
Seasoning:	1 month			YE 2017 Occupancy(2):	96.2%
Maturity Date:	January 1, 2029			YE 2016 Occupancy(2):	94.6%
IO Period:	24 months			YE 2015 Occupancy(2):	92.4%
Loan Term (Original):	120 months			YE 2014 Occupancy(2):	83.7%
Amortization Term (Original):	360 months			As-Is Appraised Value:	$56,300,000
Loan Amortization Type:	Interest-only, Amortizing Balloon			As-Is Appraised Value Per SF:	$219.98
Call Protection:	L(25),D(88),O(7)			As-Is Appraisal Valuation Date:	November 15, 2018
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None			Underwriting and Financial Information
Additional Debt Type (Balance):	NAP			TTM NOI (11/30/2018):	$3,875,218
				YE 2017 NOI:	$3,509,868
				YE 2016 NOI:	$3,249,756
				YE 2015 NOI:	$3,281,408
				U/W Revenues:	$6,738,896
Escrows and Reserves				U/W Expenses:	$3,135,778
	Initial	Monthly	Cap	U/W NOI:	$3,603,118
Taxes	$77,900	$77,900	NAP	U/W NCF:	$3,027,679
Insurance	$13,735	$4,578	NAP	U/W DSCR based on NOI/NCF:	1.68x / 1.41x
Replacement Reserve	$0	$5,299	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 9.1%
TI/LC Reserve	$1,000,000	$42,655	$2,047,416	UW Debt Yield at Maturity based on NOI/NCF:	12.5% / 10.5%
U.S. Bank TI Reserves	$200,000	Springing	NAP	Cut-off Date LTV Ratio:	59.0%
Free Rent Reserve	$45,640	$0	NAP	LTV Ratio at Maturity:	51.1%

Sources and Uses
Sources			Uses
Original loan amount	$33,200,000	100.0%	Loan payoff	$21,681,544	65.3%
			Return of equity(3)	9,237,206	27.8
			Reserves	1,337,275	4.0
			Closing costs	943,974	2.8
Total Sources	$33,200,000	100.0%	Total Uses	$33,200,000	100.0%

(1)	Current Occupancy is based on the borrower rent roll dated December 21, 2018.

(2)	Occupancy as of January 1.

(3)	The US Bank Centre Property was built by the borrower sponsor, who maintains a cost basis of $42,713,536.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-103

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

The Mortgage Loan. The mortgage loan (the “US Bank Centre Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in a sixteen-story, Class A office building located in Cleveland, Ohio (the “US Bank Centre Property”). The US Bank Centre Property previously secured a loan securitized in the WFRBS 2012-C8 securitization trust.

The Borrower and Borrower Sponsor. The borrower is Renaissance Center Limited Partnership, an Ohio limited partnership and single purpose entity with at least one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the US Bank Centre Mortgage Loan.

The guarantors of certain nonrecourse carveouts are Scott A. Wolstein, James Schoff and Iris S. Wolstein, as Trustee of the Iris S. Wolstein Trust. Scott A. Wolstein is the co-founder and former Chairman and CEO of Developers Diversified Realty (“DDR”). In 2010, Mr. Wolstein left DDR and is currently the managing partner of The Wolstein Group. The Wolstein Group is the borrower sponsor and currently owns one other asset in Cleveland, Ohio: the eighteen-story Ernst & Young Tower.

The Property. The US Bank Centre Property is comprised of a sixteen-story, Class A office building totaling 255,927 square feet and a seven-story parking garage containing 453 spaces (approximately 1.77 spaces per 1,000 square feet) which connects to the office tower via an enclosed cross-walk on the second floor level. The building features 7,210 square feet of retail space, of which 2,300 square feet is being used as a U.S. Bank retail branch.

As of December 21, 2018, the US Bank Centre Property was 95.7% leased to eighteen tenants, with the four largest tenants: Cohen & Company, LTD, U.S. Bank, Housing & Urban Development (“HUD”) and GCA Services Group representing 58.8% of NRA and 66.1% of underwritten base rent. No other tenant occupies more than 5.7% of NRA or 5.4% of underwritten base rent. Other notable tenants include the US Government Army Corp (4.3% of NRA), General SVC Administration (4.2% of NRA), GSA Small Business Administration (2.2% of NRA) and AT&T (1.6% of NRA).

The following table presents certain information relating to the major tenants at the US Bank Centre Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)
Major Tenants
Cohen & Company, LTD(3)	NR/NR/NR	47,134	18.4%	$20.66	$973,604	18.4%	7/31/2022	2, 5-year	N
U.S. Bank(4)	AA-/A1/A+	36,641	14.3%	$23.40	$857,578	16.2%	7/31/2024	3, 5-year	N
HUD	AAA/Aaa/AA+	34,247	13.4%	$26.50	$907,546	17.2%	12/31/2021	NAP	Y(5)
GCA Services Group	NR/NR/NR	32,430	12.7%	$23.25	$753,999	14.3%	1/31/2024	2, 5-year	N
Total Major Tenants		150,452	58.8%	$23.21	3,492,726	66.1%

Other Office Tenants		79,167	30.9	21.33	1,688,618	32.0
Retail Tenants(3)		4,910	1.9	20.68	101,554	1.9

Occupied Collateral Total		234,529	91.6%	$22.53	$5,282,898	100.0%

Vacant Space(6)		21,398	8.4%

Total/Weighted Average		255,927	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Cohen & Company, LTD is entitled to seven months of free rent ($45,640) in connection with its most recent expansion, which amount has been fully reserved by the lender. See “Escrows” below.

(4)	U.S. Bank’s space includes 2,300 square feet of retail space used as a U.S. Bank retail bank branch which carries annual rent of $38.00 per square foot. U.S. Bank has the right to reduce its leased office space by approximately 7,567 square feet by providing notice no later than March 31, 2019. U.S. Bank is entitled to $200,000 of tenant improvements, which amount will be increased to $1,000,000 should U.S. Bank not exercise the contraction option, which amounts have been/will be fully reserved by the lender. See “Escrows” below.

(5)	HUD has a right to terminate its lease at any time upon 120 days’ prior notice.

(6)	Vacant Space includes 10,455 square feet which Newmark Grubb Knight Frank vacated as of January 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-104

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

Major Tenants.

Largest Tenant: Cohen & Company, LTD (47,134 square feet, 18.4% of NRA, 18.4% of underwritten base rent). Cohen & Company, LTD has been a tenant at the US Bank Centre Property since 2003, having expanded in August 2003, expanded and extended in January 2012, and further expanded in August 2016. Most recently, in January 2019, Cohen & Company, LTD expanded 3,912 square feet, and in connection with the expansion is entitled to seven months of free rent (through July 31, 2019), which amount has been fully reserved by the lender. See “Escrows” below. The Cohen & Company, LTD lease expires July 31, 2022 with two five-year renewal options. Cohen & Company, LTD is a certified public accounting firm with more than 600 associates located across ten offices. The US Bank Centre Property serves as the headquarters location for Cohen & Company, LTD.

2nd Largest Tenant: U.S. Bank (36,641 square feet, 14.3% of NRA, 16.2% of underwritten base rent). U.S. Bank is an original tenant at the US Bank Centre Property. U.S. Bank’s lease began in 1990 and the tenant has expanded its space in 1994, 1996 and 1998, to now occupy 34,341 square feet of office space and 2,300 square feet on the ground floor for its retail bank branch. In December 2018, U.S. Bank renewed and extended its lease through July 31, 2024, with three remaining five-year renewal options. The renewal included a tenant option to reduce the leased office space by approximately 7,567 square feet, which option would need to be exercised by March 31, 2019. If U.S. Bank exercises such contraction option, its base year for reimbursements will change from 2002 to 2019. Additionally, the renewal included a $200,000 tenant improvement allowance, however, if U.S. Bank does not exercise the contraction option, the tenant improvement allowance will increase to $1,000,000. The tenant improvement allowance has been/will be fully reserved by the lender. See “Escrows” below.

3rd Largest Tenant: Housing & Urban Development (“HUD”) (34,247 square feet, 13.4% of NRA, 17.2% of underwritten base rent). The United States Department of Housing and Urban Development has been a tenant at the US Bank Centre Property since 2011 under a lease expiring December 31, 2021. The HUD lease includes a termination option at any time with 120 days’ notice. The US Bank Centre Property serves as the Cleveland Field Office location for HUD, responsible for 35 counties in Northern Ohio.

4th Largest Tenant: GCA Services Group (32,430 square feet, 12.7% of NRA, 14.3% of underwritten base rent). GCA Services Group has been a tenant at the US Bank Centre Property since 2007 and in 2010, 2014 and 2015 expanded to now occupy 32,430 square feet. The GCA Services Group lease expires on January 31, 2024 with two five-year renewal options. GCA Services Group is a national provider of facility services to Fortune 100 companies and clients in education, manufacturing, technology, pharmaceutical, power, defense and other industries. Their services include janitorial and custodial services, contamination control for cleanroom manufacturing, facilities operations and maintenance, grounds management, production staffing and labor management. GCA Services Group has over 37,000 employees across 46 states, the District of Columbia and Puerto Rico. The US Bank Centre Property serves as the headquarters location for GCA Services Group.

The following table presents certain information relating to the lease expiration schedule at the US Bank Centre Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	494	0.2%	494	0.2%	$10,374	0.2%	$21.00
2019	1	2,281	0.9%	2,775	1.1%	$39,918	0.8%	$17.50
2020	0	0	0.0%	2,775	1.1%	$0	0.0%	$0.00
2021	2	45,223	17.7%	47,998	18.8%	$1,165,670	22.1%	$25.78
2022	3	50,969	19.9%	98,967	38.7%	$1,051,514	19.9%	$20.63
2023	4	30,684	12.0%	129,651	50.7%	$641,789	12.1%	$20.92
2024	6	99,156	38.7%	228,807	89.4%	$2,236,938	42.3%	$22.56
2025	0	0	0.0%	228,807	89.4%	$0	0.0%	$0.00
2026	0	0	0.0%	228,807	89.4%	$0	0.0%	$0.00
2027	0	0	0.0%	228,807	89.4%	$0	0.0%	$0.00
2028	1	5,722	2.2%	234,529	91.6%	$136,696	2.6%	$23.89
2029	0	0	0.0%	234,529	91.6%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	234,529	91.6%	$0	0.0%	$0.00
Vacant	0	21,398	8.4%	255,927	100.0%	$0	0.0%	$0.00
Total/Weighted Average	18	255,927	100.0%			$5,282,898	100.0%	$22.53(3)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have multiple leases which have been consolidated for purposes of this Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-105

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

The following table presents historical occupancy percentages at the US Bank Centre Property:

Historical Occupancy

12/1/2014	12/1/2015	12/1/2016	12/1/2017	12/21/2018(1)
83.7%	92.4%	94.6%	96.2%	95.7%

(1)	Occupancy is based on the borrower rent roll dated December 21, 2018.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the US Bank Centre Property:

Cash Flow Analysis

	2015	2016	2017	11/30/2018 TTM	U/W	%(1)	U/W $ per SF
Base Rent(2)	$5,056,165	$5,237,376	$5,170,585	$5,415,363	$5,282,853	71.0%	$20.64
Vacant Space	0	0	0	0	509,693	6.9	1.99
Contractual Rent Steps	0	0	0	0	20,703	0.3	0.08
Gross Potential Rent	$5,056,165	$5,237,376	$5,170,585	$5,415,363	$5,813,249	78.1%	$22.71
Reimbursements	237,614	268,916	450,841	388,028	317,976	4.3	1.24
Parking Income	842,346	990,294	1,028,700	1,127,268	1,127,268	15.2	4.40
Other Income(3)	196,905	165,948	181,500	180,600	180,600	2.4	0.71
Net Rental Income	$6,333,030	$6,662,534	$6,831,626	7,111,259	$7,439,093	100.0%	$29.07
(Vacancy & Credit Loss)(4)	0	0	0	0	(700,197)	(12.0)	(2.74)
Effective Gross Income	$6,333,030	$6,662,534	$6,831,626	$7,111,259	$6,738,896	90.6%	$26.33

Real Estate Taxes	984,170	996,036	993,688	993,264	993,264	14.7	3.88
Insurance	52,527	50,197	48,996	56,145	49,945	0.7	0.20
Management Fee	135,741	284,439	233,761	253,403	168,349	2.5	0.66
Other Operating Expenses	1,879,184	2,082,106	2,045,313	1,933,229	1,924,220	28.6	7.52
Total Operating Expenses	$3,051,622	$3,412,778	$3,321,758	$3,236,041	$3,135,778	46.5%	$12.25

Net Operating Income	$3,281,408	$3,249,756	$3,509,868	$3,875,218	$3,603,118	53.5%	$14.08
TI/LC	0	0	0	0	511,854	7.6	2.00
Capital Expenditures	0	0	0	0	63,585	0.9	0.25
Net Cash Flow	$3,281,408	$3,249,756	$3,509,868	$3,875,218	$3,027,679	44.9%	$11.83

NOI DSCR	1.53x	1.51x	1.63x	1.80x	1.68x
NCF DSCR	1.53x	1.51x	1.63x	1.80x	1.41x
NOI DY	9.9%	9.8%	10.6%	11.7%	10.9%
NCF DY	9.9%	9.8%	10.6%	11.7%	9.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes U.S. Bank’s total rent, including rent on its optional contraction space (7,567 square feet).

(3)	Other Income includes income from storage, tenant direct electricity billing and other miscellaneous income.

(4)	U/W Vacancy includes 10,943 square feet vacant as of the borrower’s December 2018 rent roll plus additional vacancy of 10,455 square feet which Newmark Grubb Knight Frank vacated as of January 2019 and 7,567 square feet for which U.S. Bank has a contraction option.

Appraisal. The appraiser concluded to an “as-is” appraised value of $56,300,000 with a valuation date of November 15, 2018 which results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 59.0% and 51.1%, respectively.

Environmental Matters. According to the Phase I Environmental Assessment dated September 6, 2018, there are no recognized environmental conditions at the US Bank Centre Property.

Market Overview and Competition. The US Bank Centre Property is located within the Cleveland-Elyria, Ohio metropolitan statistical area (“MSA”) which for 2017 had an unemployment rate of 5.7% and personal income growth of 2.4%. The largest employers in the Cleveland-Elyria MSA are Cleveland Clinic Foundation (34,328 employees), University Hospitals (21,519 employees), Progressive Corp. (9,490 employees), Giant Eagle Inc. (9,080 employees) and MetroHealth System (6,381 employees).

The US Bank Centre Property is located at 1350 Euclid Avenue in downtown Cleveland, within the Playhouse Square theatre district, and is within 0.6 miles of the Wolstein Center, Cleveland State University and the Federal Reserve Bank of Cleveland. Downtown Cleveland has recently experienced significant hotel, multifamily and office redevelopment. Across the street from the US Bank Centre Property is a 484-room Westin hotel recently redeveloped in 2014. At 950 Main Avenue stands the newest office development in downtown Cleveland: the eighteen-story Ernst and Young Tower which was completed in 2013 (owned by the borrower sponsors). Also completed in 2013 is the 235,000-square foot Cleveland Medical Mart and Convention Center. Downtown Cleveland has experienced a 7.4% population growth from 2010 to 2017. According to the appraiser, in the last ten years, 27 former office buildings (approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-106

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

7.0 million square feet) have been or are in the process of being converted into multifamily development, bringing more residents to the city center and reducing vacant and aging office space. Downtown Cleveland is accessible via Interstate 90 from Ontario Avenue, Public Square, Superior Avenue, Euclid Avenue, Prospect Avenue, East 9th Street and Saint Clair Avenue. Public transportation is provided by the local Cleveland RTA (bus and rail). Cleveland International Airport is located approximately 5.0 miles from the US Bank Centre Property.

Submarket Information - The US Bank Centre Property is located in the Cleveland CBD Office submarket. Within the submarket, Class A office inventory consists of approximately 10.8 million square feet that carries a vacancy of 12.4% and market rent of $23.30 per square foot. The submarket has continued to trend in declining vacancy, increased average rental rates and positive absorption since 2016.

The following table presents certain information relating to the appraiser’s market rent conclusion for the US Bank Centre Property:

Market Rent Summary

	Office	Retail	Bank Branch
Market Rent (PSF)	$23.00	$18.00	$25.00
Lease Term (Years)	7.25	7.25	7.25
Lease Type (Reimbursements)	Full Service over Base Year	Full Service over Base Year	Full Service over Base Year
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum

The following table presents certain information relating to the appraiser’s comparable set to the US Bank Centre Property:

Comparable Properties

Property, Address	Occupancy	Year Built	Total GLA (SF)	Distance from Subject	Annual Base Rent PSF
US Bank Centre 1350 Euclid Ave	95.7%(1)	1989	255,927(2)	N/A	$22.53(2)
Bp Tower 200 Public Sq	92.2%	1985	1,270,704	0.7 miles	$24.25
Diamond Building 1100 Superior Ave E	98.1%	1972	576,086	0.4 miles	$20.25
Key Bank Center 800 Superior Ave E	89.0%	1969	460,000	0.6 miles	$20.35
One Cleveland Center 1375 E 9th St	92.5%	1983	531,540	0.6 miles	$22.00

(1)	Information obtained from the borrower rent roll dated December 21, 2018.

(2)	Information obtained from the underwritten rent roll.

Escrows.

Real Estate Taxes – The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $77,900 for real estate taxes and monthly escrows of 1/12th of the estimated annual property taxes (currently $77,900).

Insurance – The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $13,735 for property insurance premiums and monthly escrows of 1/12th of the estimated annual all-risk insurance premiums due (currently $4,578, and unless waived due to a blanket policy being in place).

Replacement Reserves – The US Bank Centre Mortgage Loan documents require monthly escrows in the amount of $5,299 for replacement reserves.

Tenant Improvements and Leasing Commissions Reserve - The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $1,000,000 for tenant improvements and leasing commissions, and monthly escrows of $42,655 on each payment date when the reserve funds are less than $2,047,416.

U.S. Bank TI Reserve – The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $200,000 and if on March 31, 2019 U.S. Bank has not exercised its contraction option on 7,567 square feet of its leased space, a deposit of $800,000 will be required to the U.S. Bank TI Reserve, which funds are to be disbursed to the borrower solely for tenant improvement costs incurred in connection with the U.S. Bank leased space. See “Major Tenants” above.

Free Rent Reserve – The US Bank Centre Mortgage Loan documents require upfront escrows in the amount of $45,640, representing seven months of free rent ($6,520 per month) relating to Cohen & Company, LTD. Funds in the Free Rent Reserve are to be disbursed

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-107

Office - CBD	Loan #8	Cut-off Date Balance:	$33,200,000
1350 Euclid Avenue	US Bank Centre	Cut-off Date LTV:	59.0%
Cleveland, OH 44115		U/W NCF DSCR:	1.41x
		U/W NOI Debt Yield:	10.9%

monthly to the US Bank Centre Borrower from January 2019 through July 2019 unless a Cash Sweep Period (as defined below) is continuing, in such case, the Free Rent Reserve funds will be applied pursuant to the US Bank Centre Mortgage Loan documents.

Lockbox and Cash Management. The US Bank Centre Mortgage Loan requires a hard lockbox with springing cash management. Upon a Cash Sweep Period, funds in the lockbox account are required to be transferred daily to the lender-controlled cash management account to be disbursed according to the US Bank Centre Mortgage Loan documents. Also during the continuance of a Cash Sweep Period, all excess cash will be collected and held by the lender as additional security for the US Bank Centre Mortgage Loan until the discontinuance of a Cash Sweep Period.

A “Cash Sweep Period” will exist during either (i) during the occurrence and continuance of a Critical Tenant Trigger Period or (ii) when the debt service coverage ratio is less than 1.15x for one calendar quarter, until the debt service coverage ratio is equal to or greater than 1.20x for one calendar quarter.

A “Critical Tenant Trigger Period” will commence when with respect to any of Cohen & Company, LTD, U.S. Bank and HUD, or any replacement tenant thereof, either (i) the tenant vacates, gives notice of its intent to vacate, or ceases to be in physical occupancy of its leased space for more than 30 consecutive days, (ii) the tenant, lease guarantor, or their assets become the subject of any bankruptcy proceeding, or (iii) the lease is terminated or not renewed or extended by the date required under the lease (or if no such date is specified, by the date that is twelve months prior to lease expiration for Cohen & Company, LTD and U.S. Bank or six months prior to lease expiration for HUD).

A Critical Tenant Trigger Period will end when as applicable, (a) with respect to (i) above, the tenant resumes operating in its leased space and revokes such notice of intent to vacate, or a Critical Tenant Space Re-tenanting Event has occurred, (b) with respect to (ii) above, the lease or guaranty of lease is assumed without alteration of any material terms, the tenant, guarantor and assets are no longer subject to any bankruptcy proceedings, and the obligations of the tenant and guarantor remain unaltered, or (c) with respect to (iii) above, the lease is renewed or extended for all of the leased space on terms acceptable to the lender and all required tenant improvement and leasing commissions have been deposited to the Tenant Improvements and Leasing Commissions Reserve, or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant Space Re-tenanting Event” means with respect to any of Cohen & Company, LTD, U.S. Bank and HUD, or any replacement tenant thereof, (i) 80% or more of the leased space has been leased to one or more replacement tenant(s) on terms acceptable to the lender, (ii) all tenant improvement and leasing costs have been paid in full or deposited to the Tenant Improvements and Leasing Commissions Reserve, and (iii) the replacement tenant(s) is conducting normal business operations in the leased space.

Property Management. The US Bank Centre Property is managed by Hanna Commercial, LLC. Hanna Commercial, LLC is a full service commercial real estate firm offering brokerage, corporate services, appraisal and consulting, property management, accelerated marketing and research services through its offices in Cleveland, Ohio (located at the US Bank Centre Property) and Pittsburgh, Pennsylvania, and covering markets including Ann Arbor, Michigan, Buffalo, New York, Charlotte, North Carolina, Hartford, Connecticut and Allentown, Pennsylvania. Hanna Commercial, LLC manages over 3.0 million square feet of commercial real estate properties.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The US Bank Centre Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the US Bank Centre Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-108

(THIS PAGE INTENTIONALLY LEFT BLANK)

T-109

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-110

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Westland
Garden City
Dearborn Heights
Dearborn
Canton
Inkster
Wayne
Romulus
Van Buren Township
Taylor
Belleville
Roulo
Huron Charter Township
Brownstown Township
Flat Rock
WAYNE COUNTY
Detroit Metro-Wayne County Airport
Penske Distribution Center
15520 Wayne Road
Romulus, MI 48174
Detroit Industrial Frwy
Detroit 16 miles
AMTRAK
Lower Huron Metropark
Willow Metropark
Oakwoods Metropark
Belleville Lake

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-111

No. 9 – Penske Distribution Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Warehouse Distribution
	Original Principal Balance(1):	$30,000,000		Location:	Romulus, MI
	Cut-off Date Balance(1):	$30,000,000		Size:	606,000 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF(1):	$115.51
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$115.51
	Borrower Sponsor:	Global Net Lease, Inc.		Year Built/Renovated:	2018/NAP
	Guarantor:	Global Net Lease Operating Partnership, L.P.		Title Vesting:	Fee
	Mortgage Rate:	4.6300%		Property Manager:	Global Net Lease Properties, LLC (borrower-related)
	Note Date:	November 14, 2018		Current Occupancy (As of):	100.0% (2/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy(3):	NAV
	Maturity Date:	December 1, 2028		YE 2017 Occupancy(3):	NAV
	IO Period:	120 months		YE 2016 Occupancy(3):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(3):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$126,600,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$208.91
	Call Protection:	L(24),GRTR 1% or YM(92),O(4)		As-Is Appraisal Valuation Date:	November 1, 2018
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI (3):	NAV
	Additional Debt Type (Balance):	Pari Passu ($40,000,000)		YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				YE 2015 NOI(3):	NAV
				U/W Revenues:	$8,070,712
				U/W Expenses:	$242,121
Escrows and Reserves(2)				U/W NOI:	$7,828,590
	Initial	Monthly	Cap	U/W NCF:	$7,452,870
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.38x / 2.27x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	11.2% / 10.6%
Replacement Reserve	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1)	11.2% / 10.6%
				Cut-off Date LTV Ratio(1):	55.3%
				LTV Ratio at Maturity(1):	55.3%

Sources and Uses
Sources			Uses
Original whole loan amount	$70,000,000	54.8%	Purchase price	$126,576,355	99.1%
Cash equity contribution	57,688,428	45.2	Closing costs	1,112,073	0.9
Total Sources	$127,688,428	100.0%	Total Uses	$127,688,428	100.0%

(1)	The Penske Distribution Center Mortgage Loan (as defined below) is part of the Penske Distribution Center Whole Loan (as defined below), which comprises two pari passu notes with an aggregate original principal balance of $70,000,000. All statistical information related to the Cut-off Date Balance Per SF, U/W NOI Debt Yield, U/W NCF Debt Yield, U/W NOI DSCR, U/W NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the Penske Distribution Center Whole Loan.

(2)	See “Escrows” section for a full description of Escrows and Reserves.

(3)	Historical operating statements and occupancy are not available as the Penske Distribution Center Property was built in 2018 (see “The Property” section).

The Mortgage Loan. The mortgage loan (the “Penske Distribution Center Mortgage Loan”) is part of a whole loan (the “Penske Distribution Center Whole Loan”) evidenced by two pari passu notes with an original principal balance of $70,000,000 and outstanding balance as of the Cut-off Date of $70,000,000 secured by a first mortgage encumbering the fee interest in a 606,000 square foot single tenant industrial property located in Romulus, Michigan (the “Penske Distribution Center Property”). The Penske Distribution Center Mortgage Loan represents the non-controlling Note A-2. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-112

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$40,000,000	$40,000,000	MSC 2018-H4	Yes
A-2	$30,000,000	$30,000,000	BANK 2019-BNK16	No
Total	$70,000,000	$70,000,000

The Borrower and Borrower Sponsor. The borrower is ARG PLRMLMI001, LLC (the “Penske Distribution Center Borrower”), a newly formed single-purpose Delaware limited liability company with two independent directors. The Penske Distribution Center Borrower is 100% owned by Global Net Lease Operating Partnership, L.P., the Penske Distribution Center Whole Loan non-recourse carveout guarantor, which is 100% owned by Global Net Lease, Inc., the Penske Distribution Center Whole Loan borrower sponsor.

Global Net Lease, Inc. (originally named American Realty Capital Global Trust, Inc.) is a real estate investment trust that acquires and manages a globally-diversified portfolio of commercial real estate properties throughout the United States and Europe. As of September 30, 2018, Global Net Lease, Inc. owned 336 properties consisting of approximately 26.2 million square feet that are 99.5% leased, with a weighted average remaining lease term of 8.6 years.

Global Net Lease, Inc. and Global Net Lease Operating Partnership, L.P. are parties to an advisory agreement with Global Net Lease Advisors, LLC (the “Advisor”), which manages Global Net Lease, Inc.’s business on a day to day basis. Nicholas S. Schorsch owns an indirect controlling interest in the majority owner of the Advisor. The Advisor owns 3.66% of the equity in the non-recourse carveout guarantor. The Advisor, including Nicholas S. Schorsch and other affiliates, and the non-recourse carveout guarantor, are defendants in various pending lawsuits. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Penske Distribution Center Property is a newly built Class A single-tenant industrial warehouse distribution property located in Romulus, Michigan and is 100.0% leased to Penske Logistics LLC (“Penske”) and includes dry warehouse, freezer, standard cooler, cold dock and office/maintenance space. The Penske Distribution Center Property features clear heights of 34 feet, 105 exterior truck doors, 16 electronically operated “rapid-rise” overhead doors and is cross-docked with receiving doors situated on the south elevation while shipping doors are located on the north elevation. The interior of the Penske Distribution Center Property is laid out with the coldest rooms being located in the western half of the building with room temperatures increasing eastward. Both the shipping and receiving docks are climate controlled and powered by the mobile generator located in an exterior port at the Penske Distribution Center Property.

The Penske Distribution Center Property is 100.0% leased to Penske through October 25, 2028. The lease is triple net and has two, five-year renewal options. The lease provides for an annual rent of $7,847,734 which increases by approximately 1.75% on an annual basis during the initial term and during the extension term. Penske’s lease is guaranteed by Penske Truck Leasing Co., L.P., a Delaware limited partnership. Penske Corporation is a closely-held, diversified, on-highway, transportation services company that operates in a variety of industry segments, including retail automotive, truck leasing, transportation logistics and professional motorsports. Penske Corporation manages businesses operating in more than 3,300 locations and employs over 50,000 people worldwide. Penske, a subsidiary of the Penske Corporation, is engaged in supply chain and logistics management and provides solutions including dedicated contract carriage, distribution center management, transportation management, lead logistics, and supply chain consulting to shippers. On August 8, 2017, Penske and the Kroger Company (“Kroger”) entered into an operating agreement whereby Penske agreed to perform services for Kroger at the Penske Distribution Center Property. It is anticipated that the Penske Distribution Center Property will be 100.0% utilized to facilitate Penske’s services for Kroger.

The Penske Distribution Center Borrower, Penske and Kroger have entered into a recorded Landlord Notice and Non-Disturbance Agreement (the “Kroger NDA”) under which the Penske Distribution Center Borrower and Penske have agreed that during any period when Kroger’s inventory or equipment is located at the Penske Distribution Center Property, no amendment may be made to the Penske lease without the prior written consent of Kroger, if such amendment (i) alters the term of the Penske lease, (ii) alters the number or length of any options to renew or extend the term or the manner in which such options may be exercised, (iii) alters the description of the leased premises or limits access to the leased premises, or (iv) otherwise will restrict or prevent the operation of the planned distribution facility. The Kroger NDA also provides that (i) the Penske Distribution Center Borrower must give Kroger contemporaneous notice of any tenant default of Penske under its lease; (ii) Kroger has the right to cure, and the landlord will accept such cure of, any tenant default under the Penske lease; and (iii) the landlord agrees to provide Kroger with notice of the landlord’s intent to terminate the Penske lease.

In addition, Penske may assign its lease to (1) Kroger or (2) a third-party logistics provider with a tangible net worth equal to or greater than the tangible net worth of Penske Truck Leasing Co., L.P., without the landlord’s prior written consent, provided that: (i) Penske is not in default under the lease; (ii) Penske gives the landlord written notice not later than 30 days prior to the effective date of such assignment; (iii) the assignee assumes the Penske lease by a written assignment and assumption agreement delivered to the landlord prior to the effective date of such assignment; (iv) the assignee will use the leased premises only for the permitted use under the lease; (v) the use of the leased premises by the assignee will not violate any other agreements or leases affecting the leased premises; and (vi) the occurrence of such an assignment will not waive the landlord’s rights as to any subsequent assignment of the lease. If the conditions are satisfied, (i) the assignee is required to assume all of the rights and obligations of the tenant under the Penske lease from and after the effective date of the assignment, (ii) the assignee will become the tenant for all purposes under the Penske lease, and (iii) Penske and Penske Truck Leasing Co., L.P. will be released from liability for all obligations under the Penske lease occurring after the date of the assignment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-113

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Major Tenant. The following table presents certain information relating to the tenancy at the Penske Distribution Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenant
Penske	BBB+/Baa2/BBB	606,000	100.0%	$14.02	$8,495,486	100.0%	10/25/2028	2, 5-year	N
Total Major Tenant		606,000	100.0%	$14.02	$8,495,486	100.0%

Vacant Space		0	0.0%

Collateral Total		606,000	100.0%

(1)	The Credit Rating shown for Penske is that of the lease guarantor.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes straight line rent adjustment totaling $647,752. Current annual rent and current annual rent PSF are $7,847,734 and $12.95, respectively.

The following table presents certain information relating to the lease rollover schedule at the Penske Distribution Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	606,000	100.0%	606,000	100.0%	$8,495,486	100.0%	$14.02
2029	0	0	0.0%	606,000	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	606,000	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	606,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	606,000	100.0%			$8,495,486	100.0%	$14.02

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes straight line rent adjustment totaling $647,752. Current annual rent and current annual rent PSF are $7,847,734 and $12.95, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-114

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Penske Distribution Center Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place(3)	$8,495,486	100.0%	$14.02
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$8,495,486	100.0%	$14.02
Other Income	0	0.0	0.00
Total Recoveries	0	0.0	0.00
Net Rental Income	$8,495,486	100.0%	$14.02
(Vacancy & Credit Loss)	(424,774)(4)	(5.0)	(0.70)
Effective Gross Income	$8,070,712	95.0%	$13.32

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	242,121	3.0	0.40
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses(5)	$242,121	3.0%	$0.40

Net Operating Income	$7,828,590	97.0%	$12.92
Replacement Reserves	60,600	0.8	0.10
TI/LC	315,120	3.9	0.52
Net Cash Flow	$7,452,870	92.3%	$12.30

NOI DSCR(6)	2.38x
NCF DSCR(6)	2.27x
NOI Debt Yield(6)	11.2%
NCF Debt Yield(6)	10.6%

(1)	Historical operating statements are not available as the Penske Distribution Center Property was built in 2018 (see “The Property” section).

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	U/W Rents in Place and U/W Rents in Place $ per SF includes straight line rent adjustment totaling $647,752. Current annual rent and annual rent PSF are $7,847,734 and $12.95 respectively.

(4)	The underwritten economic vacancy is 5.0%. The Penske Distribution Center Property was 100.0% leased as of February 1, 2019.

(5)	The Penske Distribution Center Property benefits from an Industrial Facilities Exemption, a tax abatement applicable to the building (but not the land) which runs for a 10-year term ending December 31, 2027. In lieu of ad valorem taxation of the building, the tax assessor levies a specific tax known as the Industrial Facilities Tax which has a reduced millage rate equal to approximately 50% of what the ad valorem tax millage rate would be. According to the tax assessor’s office, the millage rate for the land is 6.59061% and the millage rate of the building is 3.595305%. Taxes were underwritten based on the appraisal estimate of taxes, which takes into account the abatement, and assuming the abated taxes were paid by Penske pursuant to its lease.

(6)	The debt service coverage ratios and debt yields are based on the Penske Distribution Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-115

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

Appraisal. The appraiser concluded to a “Prospective Market Value at Stabilization” for the Penske Distribution Center Property of $126,600,000 as of November 1, 2018, which assumes that the lease with Penske will commence on November 1, 2018, which it has done. Accordingly such appraised value is being treated as the “as is” value of the Mortgaged Property by the mortgage loan seller. The appraiser concluded to an “as-is” Appraised Value for the Penske Distribution Center Property of $123,500,000 as of October 3, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated October 8, 2018, there was no evidence of any recognized environmental conditions at the Penske Distribution Center Property.

Market Overview and Competition. The Penske Distribution Center Property is located approximately 20 miles southwest of Detroit with primary access to the Detroit Metropolitan Wayne County Airport, Interstate-275 and Eureka Road. The Penske Distribution Center Property is located in the Airport/I-275 submarket of the Detroit industrial market. According to the appraisal, as of the second quarter of 2018, the Detroit industrial market consisted of approximately 17,253 industrial buildings, had an inventory of approximately 591.8 million square feet, overall vacancy in the market of approximately 2.9% and asking rent was $5.94 per square foot. There were a total of 10 buildings delivered to the Detroit industrial market in the quarter totaling approximately 1.3 million square feet, with approximately 5.5 million square feet still under construction at the end of the quarter.

Submarket Information – According to the appraisal, the Airport/I-275 submarket consisted of approximately 2,921 industrial buildings, had an inventory of approximately 117.4 million square feet, overall vacancy in the submarket of approximately 3.1% and asking rent was $5.48 per square foot. There are currently eight buildings under construction in the submarket totaling approximately 2.3 million square feet, of which 98.2%, or approximately 2.2 million square feet, is preleased. According to the appraisal, during the last five years, development has been predominantly of retail and industrial properties primarily in the north and northwestern areas of the Airport/I-275 submarket, along the Interstate 94 and 275 corridors. During this time 11 industrial facilities were delivered in the Airport/I-275 submarket totaling 1,425,488 square feet.

Appraiser’s Comp Set – The appraiser identified four primary comparable leases to those at the Penske Distribution Center Property totaling 739,039 square feet, which reported an average occupancy rate of approximately 100.0%. The appraiser concluded to net market rents for the Penske Distribution Center Property of $13.00 per square foot, the market lease type to be triple net and market rent escalations of 2.0% annually.

The table below presents certain information relating to comparable sales for the Penske Distribution Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Confidential	Confidential	260,243	Dec - 2017	$46,955,000	$180.43
Class B Cold Storage	Houston, TX	226,596	Aug. - 2017	$44,500,000	$196.38
405 Pedricktown Road	Swedesboro, NJ	152,200	June - 2017	$27,000,000	$177.40
1020 West Airport Road	Romeoville, IL	188,166	Dec. - 2016	$52,700,000	$280.07
4500 West Ann Lurie	Chicago, IL	174,780	June - 2015	$54,000,000	$308.96
2500 South Damen Avenue	Chicago, IL	128,200	May - 2015	$33,000,000	$257.41

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-116

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to four comparable leases to those at the Penske Distribution Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Occupancy	Lease Term (mos.)	Tenant	Tenant Size	Annual Base Rent PSF	Lease Type
130 Eastern – Proposed Building 130 Eastern Avenue Chelsea, MA	2018	100,000	100%	240	Baldor	100,000	$19.00	NNN
Confidential	2017	260,243	100%	180	Confidential	260,243	$12.85	NNN
405 Pedricktown Road 405 Pedricktown Road Swedesboro, NJ	2017	152,200	100%	183	Greenyard Fresh Holding	152,200	$10.25	NNN
Class B Cold Storage 7080 Express Global Location Number Houston, TX	1990	226,596	100%	217	Preferred Freezer Services	226,596	$12.39	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The requirement for the Penske Distribution Center Borrower to make monthly deposits into a real estate tax reserve is suspended so long as the Penske Distribution Center Borrower provides the lender with (i) satisfactory evidence that Penske or any replacement tenant occupying the space leased to Penske as of the origination date (in either case, the “Critical Tenant”) is obligated under its lease to directly pay or reimburse the Penske Distribution Center Borrower for all real estate taxes and (ii) upon the lender’s request, evidence that either the Critical Tenant has timely paid, or the Penske Distribution Center Borrower has timely paid (and the Critical Tenant has reimbursed) such real estate taxes. In the event that the conditions to suspension of the real estate tax reserve deposits are not satisfied, the Penske Distribution Center Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual real estate taxes into a real estate tax reserve account.

Insurance – The requirement for the Penske Distribution Center Borrower to make monthly deposits into an insurance reserve is suspended so long as the Penske Distribution Center Borrower provides the lender with (i) satisfactory evidence that the Critical Tenant is obligated under its lease to directly pay all insurance premiums, (ii) upon the lender’s request, evidence that the Critical Tenant has timely paid such insurance premiums and (iii) no event of default is continuing. In addition, the requirement to make monthly deposits into an insurance reserve is suspended so long as the liability and casualty policies maintained by the Penske Distribution Center Borrower are part of a blanket policy approved by the lender in its reasonable discretion and the Penske Distribution Center Borrower provides the lender paid receipts for the related insurance premiums not later than 10 days prior to the expiration dates of the policies. In the event that the conditions to suspension of the insurance reserve deposits are not satisfied, the Penske Distribution Center Borrower is required to deposit on each monthly payment date 1/12 of the estimated annual insurance premiums into an insurance reserve account.

Replacement Reserves – The requirement for the Penske Distribution Center Borrower to make monthly deposits into a capital expenditures reserve is suspended so long as (i) no Cash Sweep Event Period (as defined below) is in effect and (ii) the Penske Distribution Center Borrower is controlled by Global Net Lease Operating Partnership, L.P. If such conditions are not satisfied, the Penske Distribution Center Borrower is required to deposit $7,575 into a capital expenditures reserve on each monthly payment date.

Lockbox and Cash Management. The Penske Distribution Center Whole Loan is structured with a hard lockbox and springing cash management. The Penske Distribution Center Borrower is required to direct each tenant to send all payments of rents directly to the lender-controlled lockbox account, and, if notwithstanding such direction, rents are received by the Penske Distribution Center Borrower or property manager, to cause such rents to be deposited into the lockbox account within two business days of receipt. Provided no Cash Sweep Event Period is continuing, all sums in the lockbox account are required to be transferred daily to an account designated by the Penske Distribution Center Borrower. Upon the occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Penske Distribution Center Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited periodically, and so long as a Cash Sweep Event Period is continuing, and provided no event of default is continuing, applied (i) to make deposits into the tax and insurance escrows, if any, as described above under “Escrows”, (ii) to pay debt service on the Penske Distribution Center Whole Loan, (iii) to make deposits into the capital expenditure reserve, as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and extraordinary operating, cash flow or capital expenses reasonably approved by the lender, and (v) to pay any remainder into an excess cash flow account to be held by the lender as additional security for the Penske Distribution Center Whole Loan during the continuance of the Cash Sweep Event Period.

A “Cash Sweep Event Period” means a period:

(a)	Commencing upon an event of default under the Penske Distribution Center Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default;

(b)	Commencing upon the debt service coverage ratio of the Penske Distribution Center Whole Loan falling below 1.20x for the immediately preceding 12 consecutive calendar months, based on the trailing 12 months operating statements and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-117

Industrial – Warehouse Distribution	Loan #9	Cut-off Date Balance:	$30,000,000
15520 Wayne Road	Penske Distribution Center	Cut-off Date LTV:	55.3%
Romulus, MI 48174		U/W NCF DSCR:	2.27x
		U/W NOI Debt Yield:	11.2%

rent rolls and ending upon the debt service coverage ratio being at least 1.20x for the immediately preceding 12 consecutive calendar months, based on the trailing 12 months operating statements and rent rolls;

(c)	Commencing upon the earlier to occur of (i) the Critical Tenant terminating or giving notice of intention to terminate its lease prior to the then applicable lease expiration date, or (ii) the date that is 12 months prior to the Critical Tenant’s then applicable lease expiration date and ending if one of the following has occurred: (i) the Critical Tenant renewing or extending its lease on terms set forth in such lease or otherwise reasonably approved by the lender, (ii) substantially all of the Critical Tenant’s space being re-leased to one or more replacement tenant(s) pursuant to replacement lease(s), which tenants and leases are reasonably acceptable to the lender, and the Penske Distribution Center Borrower delivering to the lender a tenant estoppel certificate(s) from each such replacement tenant(s) in form and substance reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of its/their space, open for business and paying full unabated rent (a “Replacement Tenant Cure”) or (iii) the Penske Distribution Center Borrower depositing with the lender a letter of credit meeting the requirements of the loan documents (provided that KeyBank N.A. has been preapproved by the lender as a letter of credit issuer, regardless of whether it meets other requirements) in an amount equal to the rent payable pursuant to the Penske Lease (as defined below) during the following three months (which amount is required to be increased each calendar quarter by the amount of rent payable pursuant to the Penske Lease during the following three months (until such event is cured) (a “Letter of Credit Cure”);

(d)	Commencing upon the Critical Tenant terminating, cancelling or rejecting its lease in any bankruptcy or similar proceeding or the Critical Tenant or its lease guarantor filing for bankruptcy or becoming the subject of an insolvency proceeding and ending if one of the following has occurred: (i) (A) the Critical Tenant’s lease having been affirmed in bankruptcy or (B) such proceeding being discharged, stayed or dismissed, (ii) a Replacement Tenant Cure or (iii) a Letter of Credit Cure;

(e)	Commencing upon the credit rating of Penske Truck Leasing Co., L.P., the guarantor for Penske under the Penske Lease (or in connection with a replacement lease, the applicable Critical Tenant and/or its lease guarantor) falling below BBB- as rated by S&P (or its equivalent by any other rating agency rating a securitization that includes any portion of the Penske Distribution Center Whole Loan) and ending if one of the following has occurred: (i) the credit rating issued by S&P (or its equivalent by any other applicable rating agency) to the Critical Tenant and/or its lease guarantor, as applicable, being increased to BBB- or higher for two consecutive calendar quarters, (ii) a Replacement Tenant Cure, (iii) the Penske Distribution Center Borrower depositing with the lender a letter of credit meeting the requirements of the loan documents in the amount of $8,000,000 or the Penske Distribution Center Borrower depositing sufficient funds into the excess cash flow account to cause there to be $8,000,000 on deposit therein or (iv) the excess cash flow account having achieved a balance of $8,000,000; provided, however, that the amount of $8,000,000 may not be disbursed from the excess cash flow account to the Penske Distribution Center Borrower until such time, if any, that one of the cures set forth in clauses (i), (ii) or (iii) of this paragraph (e) have been satisfied; or

(f)	Commencing upon the Critical Tenant vacating 50% or more of its premises and ending if one of the following has occurred: (i) the Critical Tenant being open for business as evidenced by one or more reasonably acceptable tenant estoppel certificate from the Critical Tenant stating that the Critical Tenant is in occupancy, open for business and paying full contractual rent, (ii) a Replacement Tenant Cure, or (iii) a Letter of Credit Cure.

“Penske Lease” means the lease entered into between the seller of the Penske Distribution Center Property and Penske, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

Property Management. The Penske Distribution Center Property is managed by Global Net Lease Properties, LLC, an affiliate of the Penske Distribution Center Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Penske Distribution Center Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available in an amount not less than the sum of 100% of the full replacement cost and 24 months of business income insurance); provided that so long as the Terrorism Risk Insurance Act of 2002 (as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015) (“TRIPRA”) is in effect (or any extension thereof or other federal government program with substantially similar protection), the lender is required to accept terrorism insurance which covers “covered acts” (as defined by TRIPRA or such other program), as full compliance with the foregoing, so long as TRIPRA or such other program covers both domestic and foreign acts of terrorism.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-118

(THIS PAGE INTENTIONALLY LEFT BLANK)

T-119

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-120

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-121

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

Haymarket Village Center
6530 Trading Square
Haymarket, VA 20169
LOUDOUN COUNTY
Brambleton
Dulles
Arcola
Washington Dulles International Airport
Lee-Jackson Mem. Hwy
Braddock Rd
Stone Ridge Village Center
Gum Springs Village Center
Stone Ridge
South Riding Market Square
South Riding
East Gate Marketplace
South Riding Golfers Club
PS Business Parks
Chantilly
Logmill Rd
Gum Springs Rd
Lurette Rd
Chantilly Natl. Golf & CC
Centreville
Mountain Rd
Waterfall Rd
Sudley Rd
Waterfall
James S Long Reg. Park
PRINCE WILLIAM COUNTY
Fairfax National Golf Club
FAIRFAX COUNTY
Cub Run Park
Washington, DC 26 miles
Pageland Rd
Haymarket
Heritage Hunt Golf & Country Club
MANASSAS NATIONAL BATTLE PARK
Lee Hwy
Brawner Farm Interpretive Ctr.
Heritage Village Plaza
Conway/ Robinson Memorial State Forest
Parkridge Center
Bull Run Regional Park
Gainesville
James Madison Hwy
Beverleys Mill Rd
Splash Down Waterpark
Yorkshire
Virginia Gateway
Wellington Rd
Festival at Bull Run Shopping Ctr.
Sudley Town Plaza
Manassas Park
The Shops at Stonewall
Virginia Oaks Golf Club
Sudley Manor Square
Stonewall Golf Club
Robert Trent Jones GC
Jiffy Lube Live
Bull Run
Portsmouth Station
Liberia Ave
Manassas Mall
Prince William Medical Center
Hylton Performing Arts Ctr.
Lockheed Martin
Manassas Junction
Broad Run Industrial Park
Canterbury Village Shopping Ctr.
New Baltimore
Linton Hall
George Mason Univ. Science & Technology Campus
Manassas
Prince William Pkwy
Prince William Golf Course
FBI
Grant Avenue Shopping Center
Davis Ford Crossing
Bristow
EG Smith Baseball Complex
Vint Hill Rd
Center at Innovation
Bristow Center
Wellington Station Shopping Ctr.
Rogues Rd
Greenwich Rd
Fitzwater Dr
Woodlawn Farms
Manassas Regional Airport
Old Dominion Speedway
Buckhall
Bristow Rd
Dumfries Rd
Bristow Manor Golf Course
Brentsville Rd
Old Dumfries Rd
FAUQUIER COUNTY
Nokesville Rd
Nokesville
Nokesville Park
Gaithersburg
Purcellville
Leesburg
Poolesville
Olney
MARYLAND
North Potomac
Rockville
Lansdowne
Wheaton
Ashburn
Sugarland Run
North Bethesda
Potomac
Silver Spring
Sterling
Great Falls
Bethesda
Middleburg
Aldie
Brambleton
Herndon
VIRGINIA
Reston
WASH. DC
McLean
Stone Ridge
South Riding
Tysons Corner
ARLINGTON
Chantilly
Fair Oaks
Oakton
Centreville
Merrifield
Haymarket
Fairfax
Annandale
ALEXANDRIA
Gainesville
Bull Run
Fairfax Station
Manassas Park
Springfield
Burke
National Harbor
Linton Hall
New Baltimore
Manassas
Franconia
Mt. Vernon
Nokesville
Lorton
Lake Ridge
FAUQUIER COUNTY
Catlett
Dale City
Accokeek
Calverton
Woodbridge
Bennsville
Midland
CHARLES COUNTY
50
15
659
620
66
29
234
215
603
28

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-122

No. 10 – Haymarket Village Center

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type - Subtype:	Retail – Anchored
Original Principal Balance:	$25,200,000			Location:	Haymarket, VA
Cut-off Date Balance:	$25,200,000			Size:	256,856 SF
% of Initial Pool Balance:	2.6%			Cut-off Date Balance Per SF:	$98.11
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$88.93
Borrower Sponsors:	Christopher Palermo; Anthony Grosso			Year Built/Renovated:	2012/NAP
Guarantors:	Christopher Palermo; Anthony Grosso			Title Vesting:	Fee
Mortgage Rate:	5.1300%			Property Manager:	Self-managed
Note Date:	December 26, 2018
Seasoning:	1 month			Current Occupancy (As of):	97.8% (12/17/2018)
Maturity Date:	January 1, 2029			YE 2017 Occupancy(1):	NAV
IO Period:	48 months			YE 2016 Occupancy(1):	NAV
Loan Term (Original):	120 months			YE 2015 Occupancy(1):	NAV
Amortization Term (Original):	360 months			YE 2014 Occupancy(1):	NAV
Loan Amortization Type:	Interest-only, Amortizing Balloon			As-Is Appraised Value:	$35,900,000
Call Protection:	L(25),D(91),O(4)			As-Is Appraisal Value Per SF:	$139.77
Lockbox Type:	Hard/Springing Cash Management			As-Is Appraisal Valuation Date:	November 8, 2018
Additional Debt:	None
Additional Debt Type (Balance):	NAP			Underwriting and Financial Information
				TTM NOI (9/30/2018):	$2,171,603
				YE 2017 NOI:	$2,167,482
				YE 2016 NOI:	$2,003,294
				YE 2015 NOI:	$2,075,603
				U/W Revenues:	$2,856,225
Escrows and Reserves				U/W Expenses:	$512,443
	Initial	Monthly	Cap	U/W NOI:	$2,343,782
Taxes	$18,547	$18,547	NAP	U/W NCF:	$2,219,681
Insurance	$3,175	$1,587	NAP	U/W DSCR based on NOI/NCF:	1.42x / 1.35x
Immediate Repairs	$170,998	$0	NAP	U/W Debt Yield based on NOI/NCF:	9.3% / 8.8%
Replacement Reserve	$205,485	$4,281	$205,485	UW Debt Yield at Maturity based on NOI/NCF:	10.3% / 9.7%
TI/LC Reserve	$250,000	$7,500	$250,000	Cut-off Date LTV Ratio:	70.2%
Outstanding TI Reserve	$103,074	$0	NAP	LTV Ratio at Maturity:	63.6%

Sources and Uses
Sources			Uses
Original loan amount	$25,200,000	69.8%	Purchase price	$34,500,000	95.6%
Cash equity contribution	10,894,094	30.2	Closing costs	842,816	2.3
			Reserves	751,278	2.1
Total Sources	$36,094,094	100.0%	Total Uses	$36,094,094	100.0%

(1)	Historical occupancy was not made available with the acquisition.

The Mortgage Loan. The mortgage loan (the “Haymarket Village Center Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the fee interest in an anchored retail center located in Haymarket, Virginia (the “Haymarket Village Center Property”).

The Borrowers and the Borrower Sponsor. The borrowers are Haymarket Center LLC; Haymarket Center TIC #1 LLC; Haymarket Center TIC #2 LLC, as tenants-in-common, each a Delaware limited liability company and single purpose entity with at least one independent director (the “Haymarket Village Center Borrowers”). Legal counsel to the Haymarket Village Center Borrowers delivered a non-consolidation opinion in connection with the origination of the Haymarket Village Center Mortgage Loan.

The borrower sponsors and nonrecourse carve-out guarantors are Christopher Palermo and Anthony Grosso, the co-founders and managing principals of First National Realty Partners, LLC, a private equity firm that specializes in commercial real estate as a value-add investment firm with a current portfolio consisting of thirteen properties (747,370 square feet of retail, 145,675 square feet of office and 21,900 square feet of mixed use space) in addition to the Haymarket Village Center Property.

The borrower sponsors are also sponsors for the Carriage Place Mortgage Loan as described in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-123

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

The Property. The Haymarket Village Center Property is a 256,856 square foot anchored retail center built in 2012 and located in Haymarket, Virginia. The Haymarket Village Center Property is comprised of two anchor buildings and three multi-tenant buildings that contain 39,565 square feet of inline retail space. As of December 17, 2018, the Haymarket Village Center Property was 97.8% occupied by 20 tenants. Other than the anchor tenants, Walmart and Kohl’s, no single tenant represents more than 1.8% of NRA or 5.5% of underwritten base rent. Notable in-line restaurant and retail tenants include Mattress Firm, Sakura Grill, Verizon, Starbucks, Geico, Little Caesars, Sport Clips and Smoothie King. The Haymarket Village Center Property includes 500 parking spaces (approximately 1.95 spaces per 1,000 square feet). There is also a 44,222 square foot pad site included in the collateral that is available for future development and lease.

The Haymarket Village Center Property is located at the intersections of U.S. Route 15, VA-55/John Marshall Highway and I-66 (which crosses the Haymarket area through Fairfax and Prince William Counties and intersects with the Capital Beltway). The Washington, D.C. central business district is approximately 33 miles from the Haymarket Village Center Property.

The following table presents certain information relating to the tenancy at the Haymarket Village Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ S&P/ Moodys)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Termin. Options (Y/N)

Anchor Tenants
Walmart	AA/AA/Aa2	153,000	59.6%	$4.29	$656,250	27.4%	9/11/2032	10, 5-year	N
Kohl’s Department Stores Inc	BBB/BBB-/Baa2	64,291	25.0%	$7.41	$476,625	19.9%	1/31/2033	6, 5-year	N
Total Anchor Tenants		217,291	84.6%	$5.21	$1,132,875	47.3%

Non-Major Tenants		35,401	13.8%	$35.62	$1,261,012	52.7%

Occupied Collateral Total		252,692	98.4%	$9.47	$2,393,887	100.0%

Vacant Space		4,164	1.6%
Collateral Total		256,856	100.0%

(1)	Information obtained from the underwritten rent roll.

Major Tenants:

Largest Tenant: Walmart (153,000 square feet, 59.6% of NRA, 27.4% of underwritten base rent). Walmart is an original tenant at the Haymarket Village Center Property on a 20-year ground lease at fixed rent. The lease expires September 11, 2032 and includes ten five-year renewal options. Walmart operates as a “Supercenter” at this location featuring a grocery, pharmacy, photo center, vision center, garden center, rug doctor and wireless services. This Walmart Supercenter also features a Checkers, Auntie Anne’s, Coinstar, Redbox and SmartStyle Hair Salon by Regis. Walmart is not required to report sales pursuant to its lease.

Second Largest Tenant: Kohl’s Department Stores Inc (64,291 square feet, 25.0% of NRA, 19.9% of underwritten base rent). Kohl’s Department Stores Inc (“Kohl’s”) is an original tenant at the Haymarket Village Center Property on a 20-year ground lease with a rent increase beginning year 11 increasing to $495,000 per year. The lease commenced March 22, 2012 and expires January 31, 2033 and includes six five-year renewal options. Kohl’s is not required to report sales pursuant to its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-124

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the lease expiration schedule at the Haymarket Village Center Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	1	1,200	0.5%	1,200	0.5%	$44,496	1.9%	$37.08
2020	1	1,350	0.5%	2,550	1.0%	$48,695	2.0%	$36.07
2021	1	2,406	0.9%	4,956	1.9%	$89,338	3.7%	$37.13
2022	0	0	0.0%	4,956	1.9%	$0	0.0%	$0.00
2023	10	17,033	6.6%	21,989	8.6%	$624,859	26.1%	$36.69
2024	2	4,394	1.7%	26,383	10.3%	$153,878	6.4%	$35.02
2025	1	4,500	1.8%	30,883	12.0%	$130,500	5.5%	$29.00
2026	1	1,800	0.7%	32,683	12.7%	$70,804	3.0%	$39.34
2027	1	1,161	0.5%	33,844	13.2%	$43,947	1.8%	$37.85
2028	1	1,557	0.6%	35,401	13.8%	$54,495	2.3%	$35.00
2029	0	0	0.0%	35,401	13.8%	$0	0.0%	$0.00
Thereafter	2	217,291	84.6%	252,692	98.4%	$1,132,875	47.3%	$5.21
Vacant	0	4,164	1.6%	256,856	100.0%	$0	0.0%	$0.00
Total/Weighted Average	21	256,856	100.0%			$2,393,887		$9.47(2)

(1)	Information obtained from the underwritten rent roll.

(2)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Haymarket Village Center Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/17/2018
NAV	NAV	NAV	97.8%

(1)	Historical occupancy was not made available with the acquisition.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Haymarket Village Center Property:

Cash Flow Analysis

	2015	2016	2017	TTM 9/30/2018	U/W	%(1)	U/W $ per SF
Base Rent(2)	$2,242,938	$2,395,095	$2,402,108	$2,391,882	$2,393,886	79.2%	$9.32
Grossed Up Vacant Space	0	0	0	0	128,087	4.2	0.50
Gross Potential Rent	$2,242,938	$2,395,095	$2,402,108	$2,391,882	$2,521,973	83.5%	$9.82
Reimbursements	470,074	502,506	436,850	486,571	488,707	16.2	1.90
Other Income	28,068	26,398	24,395	15,759	10,962	0.4	0.04
Net Rentable Income	$2,741,080	$2,923,999	$2,863,353	$2,894,212	$3,021,642	100.0%	$11.76
(Vacancy & Credit Loss)	(174,491)	(324,039)	(136,310)	(97,670)	(165,417)	(6.6)	(0.64)
Effective Gross Income	$2,566,589	$2,599,960	$2,727,043	$2,796,542	$2,856,225	94.5%	$11.12

Real Estate Taxes	141,951	198,450	233,835	257,894	214,127	7.5	0.83
Insurance	24,127	23,086	21,017	22,178	17,317	0.6	0.07
Management Fee	100,822	109,053	108,858	108,606	85,687	3.0	0.33
Other Operating Expenses	224,086	266,077	195,851	236,261	195,312	6.8	0.76
Total Operating Expenses	$490,986	$596,666	$559,561	$624,939	$512,443	17.9%	$2.00

Net Operating Income	$2,075,603	$2,003,294	$2,167,482	$2,171,603	$2,343,782	82.1%	9.12
Replacement Reserves	0	0	0	0	51,371	1.8	0.20
TI/LC	0	0	0	0	72,730	2.5	0.28
Net Cash Flow	$2,075,603	$2,003,294	$2,167,482	$2,171,603	$2,219,681	77.7%	$8.64

NOI DSCR	1.26x	1.22x	1.32x	1.32x	1.42x
NCF DSCR	1.26x	1.22x	1.32x	1.32x	1.35x
NOI DY	8.2%	7.9%	8.6%	8.6%	9.3%
NCF DY	8.2%	7.9%	8.6%	8.6%	8.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent is based on the December 17, 2018 borrower rent roll and includes contractual rent steps of $23,646 taken through December 31, 2019. U/W Base rent also includes $54,495 of annual rent (2.3% of U/W Base Rent) from Jersey Mike’s Subs, which signed a lease commencing January 1, 2019 but is not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-125

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

Appraisal. As of the appraisal valuation date of November 8, 2018, the Haymarket Village Center Property had an “as is” appraised value of $35,900,000, which value results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 70.2% and 63.6%, respectively.

Environmental Matters. According to the Phase I environmental report dated November 14, 2018, there was no evidence of any recognized environmental conditions at the Haymarket Village Center Property.

Market Overview and Competition. The Haymarket Village Center Property is located at 6530 Trading Square, in Haymarket, Prince William County, Virginia. According to the appraiser, between 2010 and 2018, Prince William County’s population has grown at a compound annual rate of 1.5%. Employment in Prince William County has shown gains in eight out of the past ten years. Over the last decade, Prince William County’s average unemployment rate was 4.5% and recent data shows that the Prince William County unemployment rate is 3.3%.

Haymarket is primarily a residential location with access to the employment centers of the Washington, D.C., Fairfax/Fairfax City, Tyson’s Corner, Vienna, Chantilly, Dulles Corridor and Manassas submarkets. Major employers in the area include Lockheed Martin, Prince William Health System, Micron Technology, Bae Systems, Cogan Air, Aurora Flight Sciences, Didlake and Comcast.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius was 5,214, 42,071 and 65,164, respectively. The 2018 estimated median household income within a one-, three- and five-mile radius was $128,223, $126,323, $128,729, respectively.

Submarket Information - The Haymarket Village Center Property is located in the Prince William County retail submarket, which contained approximately 9.8 million square feet of retail inventory with a vacancy rate of 8.1%, and effective rent of $19.82 per square foot for the third quarter 2018.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Haymarket Village Center Property:

Market Rent Summary

	In-Line	Large In-Line	Anchor Ground Lease
Market Rent (PSF)	$33.00	$32.00	$5.43
Lease Term (Years)	6	6	17
Lease Type (Reimbursements)	NNN	NNN	Absolute Net
Rent Increase Projection	3.0% per annum	3.0% per annum	10.0% per 5 years

The following table presents certain information from the appraisal relating to comparable properties to the Haymarket Village Center Property:

Comparable Properties

Property Name, Address	Distance from Subject	Year Built	Overall Occ%	Total GLA (SF)	Non-Anchor Rent PSF NNN	Anchor Rent PSF NNN
Haymarket Village Center (Subject)	N/A	2012	97.8%(1)	256,856(1)	$35.62(1)	$5.21(1)(2)
Dominion Valley Market Square 5581 Merchantsview Sq Haymarket	2.8 miles	1989	98.8%	175,000	$34.56	$14.33
Somerset Crossing 13901 Heathcote Blvd Gainesville	2.6 miles	2015	90.5%	80,000	$39.00	$15.01
The Shops At Stonewall 8135 Stonewall Shops Square Gainesville	2.9 miles	2008	97.6%	320,854	$39.14	$14.89
Braemar Village Center 7523 Linton Hall Rd Gainesville	2.7 miles	2003	98.2%	111,635	$35.50	$18.03
The Marketplace @ Madison Crescent Lee Hwy/James Madison Hwy Gainesville	2.9 miles	2007	94.0%	125,000	$30.00	$29.31

(1)	Information obtained from the underwritten rent roll.

(2)	The anchor tenants at the Haymarket Village Center Property are leased under ground leases and have built and own their improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-126

Retail – Anchored	Loan #10	Cut-off Date Balance:	$25,200,000
6530 Trading Square	Haymarket Village Center	Cut-off Date LTV:	70.2%
Haymarket, VA 20169		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	9.3%

Escrows.

Real Estate Taxes – The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $18,547 for real estate taxes and monthly escrows of 1/12th of the estimated annual taxes due (currently $18,547).

Insurance – The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $3,175 for property insurance premiums and monthly escrows of 1/12th of the estimated premiums due (currently $1,587, and unless waived due to a blanket policy being in place).

Immediate Repairs – Certain site work and site inspections by Prince William County are required to be completed at the Haymarket Village Center Property. The seller of the Haymarket Village Center Property escrowed $150,000 towards the completion of the work and inspections. The Haymarket Village Mortgage Loan documents require upfront escrows in the amount of $170,998 which represents 125% of the estimated balance of the cost of the work and inspections. This immediate repair reserve is not permitted to be released to the Haymarket Village Center Borrowers until all proceeds reserved under the seller escrow agreement have been disbursed. The Haymarket Village Center Borrowers are required to complete the work within 25 months of loan origination.

Replacement Reserves – The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $205,485 for replacement reserves. Any time the replacement reserve balance falls below $205,485, monthly escrows in the amount of $4,281 are required until the cap is reached.

Tenant Improvements and Leasing Commissions Reserve - The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $250,000 for tenant improvements and leasing commissions. At any time the tenant improvement and leasing reserve balance falls below $250,000, monthly escrows in the amount of $7,500 are required until the cap is reached. Additionally, during a Tenant Trigger Event, all excess cash is required to be deposited to the tenant improvements and leasing commissions reserve.

A “Tenant Trigger Event” will commence upon either Kohl’s or Wal-Mart (i) being the subject of any bankruptcy proceeding or having its lease guarantor or its assets subject to bankruptcy, (ii) going dark, vacating or terminating, or giving notice of its intent to vacate or terminate its leased space, (iii) defaulting in payment beyond any notice or cure period, or (iv) having its long-term unsecured debt rating downgraded below “BBB-”. A Tenant Trigger Event will end (a) if triggered by (i) above, upon the lease or guaranty of the lease being assumed without material alteration, and the tenant, lease guarantor or its assets no longer being subject to bankruptcy and the lease obligations remain unaltered, (b) if triggered by (ii) above, when all of its leased space has been re-leased by a replacement tenant(s) approved by the lender and the replacement tenant(s) is open for business and paying full rent and all tenant improvements relating to such replacement tenant(s) have been paid, (c) if triggered by (iii) above, cure of the payment default and (d) if triggered by (iv) above, the long-term unsecured debt rating is increased to at least “BBB-”.

Outstanding TI Reserve – The Haymarket Village Center Mortgage Loan documents require upfront escrows in the amount of $103,074 for outstanding tenant improvements relating to one tenant space (2,964 square feet) with a prospective lease. Such tenant space was underwritten as vacant by the lender.

Lockbox and Cash Management. The Haymarket Village Center Mortgage Loan requires a hard lockbox with springing cash management. Upon the occurrence of a Cash Sweep Period, funds in the lockbox account are required to be transferred daily to be disbursed according to the Haymarket Village Center Mortgage Loan documents. Also during a Cash Sweep Period, either (x) if a Cash Sweep Period is triggered solely by a Tenant Trigger Event, all excess cash flow is required to be deposited to the tenant improvements and leasing commissions reserve or (y) if a Cash Sweep Period is triggered for any other reason, all excess cash is required to be collected and held by the lender as additional security for the Haymarket Village Center Mortgage Loan. A Cash Sweep Period may be cured only once; if it occurs twice, then the excess cash will continue to be collected and held by the lender for the remainder of the Haymarket Village Center Mortgage Loan term.

A “Cash Sweep Period” will occur during either (a) when the debt service coverage ratio is less than 1.15x for any calendar quarter until the debt service coverage ratio is equal to or greater than 1.25x for two consecutive calendar quarters or (b) a Tenant Trigger Event.

Property Management. The Haymarket Village Center Property is managed by an affiliate of the Haymarket Village Center Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Terrorism Insurance. The Haymarket Village Center Mortgage Loan documents require that the property insurance policy required to be maintained provide coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Haymarket Village Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-127

No. 11 – Willowbend Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	AAA(sf)/AAAsf/Aaa(sf)		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$25,000,000		Location:	Sunnyvale, CA
	Cut-off Date Balance:	$24,937,875		Size:	330 Units
	% of Initial Pool Balance:	2.6%		Cut-off Date Balance Per Unit:	$75,569
	Loan Purpose:	Refinance		Maturity Date Balance Per Unit:	$60,874
	Borrower Sponsor:	C. Gemma Hwang		Year Built/Renovated:	1985/NAP
	Guarantor:	C. Gemma Hwang		Title Vesting:	Fee
	Mortgage Rate:	4.3210%		Property Manager:	Alliance Residential, LLC
	Note Date:	November 21, 2018		Current Occupancy (As of):	89.4% (1/11/2019)
	Seasoning:	2 months		YE 2017 Occupancy:	88.8%
	Maturity Date:	December 1, 2028		YE 2016 Occupancy:	90.8%
	IO Period:	0 months		YE 2015 Occupancy:	91.6%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	NAV
	Amortization Term (Original):	360 months		As-Is Appraised Value(2):	$142,500,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per Unit:	$431,818.18
	Call Protection:	L(26),GRTR 1% or YM or D(90),O(4)		As-Is Appraisal Valuation Date:	September 6, 2018
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (8/31/2018):	$7,265,649
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$7,519,604
				YE 2016 NOI:	$7,214,088
				YE 2015 NOI:	$7,337,562
				U/W Revenues:	$9,608,695
				U/W Expenses:	$2,256,837
Escrows and Reserves				U/W NOI:	$7,351,858
	Initial	Monthly	Cap	U/W NCF:	$7,249,558
Taxes	$132,488	$44,163	NAP	U/W DSCR based on NOI/NCF:	4.94x / 4.87x
Insurance	$0	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	29.5% / 29.1%
Replacement Reserve	$0	$6,875	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	36.6% / 36.1%
				Cut-off Date LTV Ratio:	17.5%
				LTV Ratio at Maturity:	14.1%

Sources and Uses
Sources			Uses
Original loan amount	$25,000,000	100.0%	Loan payoff	$24,418,441	97.7%
			Closing costs	397,796	1.6
			Upfront reserves	132,488	0.5
			Return of equity	51,275	0.2
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%

(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) the borrower provides the lender with evidence that the Willowbend Apartments Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect and (ii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The appraiser also provided a land value of $129,200,000 as of September 6, 2018 for the 13.95-acre parcel where the Willowbend Apartments Property is located, which value results in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 19.3% and 15.5%, respectively

The Mortgage Loan. The mortgage loan (the “Willowbend Apartments Mortgage Loan”) is evidenced by a promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 330-unit, garden multifamily property located in Sunnyvale, California (the “Willowbend Apartments Property”).

The Property. The Willowbend Apartments Property is a Class B, 330-unit garden, multifamily complex located in the Silicon Valley city of Sunnyvale, California approximately 10.1 miles northwest of San Jose and approximately 43.1 miles southeast of San Francisco. The unit mix at the Willowbend Apartments Property consists of 138 one-bedroom, one-bathroom units (ranging in size from 547 to 717 square feet), 20 two-bedroom, one-bathroom units (825 square feet), 116 two-bedroom, two-bathroom units (917 square feet), 38 two-bedroom, two-and-a-half bathroom units (ranging in size from 1,028 to 1,076 square feet) and 18 three-bedroom, two-and-a-half bathroom units (1,228 square feet).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-128

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$24,937,875
1035 Aster Avenue	Willowbend Apartments	Cut-off Date LTV:	17.5%
Sunnyvale, CA 94086		U/W NCF DSCR:	4.87x
		U/W NOI Debt Yield:	29.5%

The Willowbend Apartments Property was developed in 1985 and is comprised of 16, three-story apartment buildings totaling 273,994 square feet of net rentable area and one, one-story clubhouse building which also houses the management and leasing office. Unit amenities at the Willowbend Apartments Property include air conditioning, patio or balcony, dishwasher, high-speed internet, and washer and dryer. Additionally, each unit at the Willowbend Apartments Property has its own 50 square foot exterior storage room. The Willowbend Apartments Property amenities include a clubhouse with a fitness center, free wi-fi in select common areas, laundry facilities and a swimming pool. The Willowbend Apartments Property has 727 total parking spaces (2.20 spaces per unit) which includes 397 surface parking spaces, 262 carport spaces and 68 garage parking spaces.

The following table presents certain information relating to unit mix at the Willowbend Apartments Property:

Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Avg. Unit Size	Occupancy	Actual Monthly Rent	Market Monthly Rent	Actual Monthly Rent PSF	Market Monthly Rent PSF
1 BR / 1 Bath	138	41.8%	648	92.8%	$2,162	$2,237	$3.32	$3.45
2 BR/ 1 Bath	20	6.1%	825	90.0%	$2,526	$2,844	$3.06	$3.45
2 BR/ 2 Bath	116	35.2%	917	87.1%	$2,699	$2,841	$2.94	$3.10
2 BR / 2.5 Bath(2)	38	11.5%	1,042	78.9%	$2,780	$3,045	$2.66	$2.92
3 BR / 2.5 Bath	18	5.5%	1,228	100.0%	$3,273	$3,625	$2.67	$2.95
Total / Wtd. Avg.	330	100.0%	830	89.4%	$2,499	$2,655	$3.02	$3.20

(1)	Information obtained from the borrower rent roll dated January 11, 2019.

(2)	One, 2 BR / 2.5 Bath unit is under renovation and is counted as vacant.

The following table presents historical occupancy percentages at the Willowbend Apartments Property:

Historical Occupancy(1)

12/31/2014	12/31/2015	12/31/2016	12/31/2017	1/11/2019
NAV	91.6%	90.8%	88.8%	89.4%

(1)	Information obtained from the borrower’s rent roll.

Market Overview. The Willowbend Apartments Property is located in Silicon Valley on the northeast corner of Aster Avenue and East Evelyn Avenue in Sunnyvale, California, within Santa Clara County, and within the San Jose-San Francisco-Oakland Consolidated Metropolitan Statistical Area. The main access roads to the Willowbend Apartments Property are via Evelyn Avenue and Reed Road which intersects with the Lawrence Expressway less than 0.25 miles southeast of the Willowbend Apartments Property. Highway 101 is located approximately 1.4 miles north of the Willowbend Apartments Property and provides regional access to San Francisco to the north and San Jose to the south, with El Camino Real providing the main east/west access. Public transportation is provided by the Caltrain with the Lawrence Station and the Sunnvyale Station located approximately 0.4 miles to the west and 1.7 miles northeast of the Willowbend Apartments Property, respectively. The Willowbend Apartments Property is located approximately 7.5 miles west of the San Jose International Airport and approximately 29.5 miles southeast of the San Francisco International Airport. The major employers in Silicon Valley include Apple (25,000 employees), Alphabet (20,000 employees), Stanford University (16,900 employees), Cisco Systems (15,700 employees), Intel (10,800 employees) Stanford University Hospital (10,030 employees) and Tesla (10,000 employees).

According to a third party market research report, the Willowbend Apartments Property is located in the broader San Jose multifamily market, which is the third most expensive market in the United States trailing only the San Francisco and New York metropolitan areas, respectively, with average monthly asking rents of $2,679 as of the fourth quarter 2018. Overall vacancy in the San Jose multifamily market has decreased to 5.4% as of the fourth quarter of 2018, down from its peak of 6.0% in the fourth quarter of 2016. The Sunnyvale multifamily sub-market had a vacancy rate of 4.8% as of the fourth quarter 2018, down from its peak of 8.0% in the fourth quarter of 2016. During this same period of time, market monthly rent per unit increased from $2,572 ($3.07 per square foot) in 2016 to $2,765 ($3.30 per square foot) through 2018.

According to a third party research report, the estimated 2018 population within a one-, three- and five-mile radius was 28,147, 222,726 and 500,874, respectively and the estimated 2018 average household income within a one-, three- and five-mile radius was $143,281, $145,255 and $151,118, respectively.

According to the appraisal, there are no new multifamily properties under construction in the Sunnyvale sub-market that would directly compete with the Willowbend Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-129

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$24,937,875
1035 Aster Avenue	Willowbend Apartments	Cut-off Date LTV:	17.5%
Sunnyvale, CA 94086		U/W NCF DSCR:	4.87x
		U/W NOI Debt Yield:	29.5%

The following table presents certain information relating to the comparable properties to the Willowbend Apartments Property:

Competitive Property Summary(1)

Property Name Address City, State	No. Units	NRA (SF)	Avg. Unit Size (SF)	Year Built/ Renov.	Occ. (%)(2)	Dist From Subject	Beds/Bath(2)	Unit Size (SF) (2)	Quoted Rent Per Month(2)	Quoted Rent Per Month PSF(2)
Willowbend Apartments 1035 Aster Avenue Sunnyvale, CA	330	273,994	830	1985/ NAP	89.4%	N/A	1 BR / 1 Bath 2 BR / 1 Bath 2 BR / 2 Bath 2 BR / 2.5 Bath 3 BR / 2.5 Bath	648 825 917 1,042 1,228	$2,162 $2,526 $2,699 $2,780 $3,273	$3.32 $3.06 $2.94 $2.66 $2.67
Bristol Commons 732 E Evelyn Ave Sunnyvale, CA	188	163,688	871	1989/ 2008	97.3%	0.9 mi	1 BR /1 Bath 2 BR / 2 Bath	769 946	$2,827 $3,439	$3.68 $3.64
Windsor Ridge 829 E Evelyn Ave Sunnyvale, CA	216	197,715	915	1989/ 2014	93.1%	0.9 mi	1 BR /1 Bath 2 BR / 2 Bath	775 1,010	$2,600 $3,025	$3.35 $3.00
Avana Sunnyvale 355 N Wolfe Rd Sunnyvale, CA	191	206,705	1,082	1991/ 2011	94.8%	1.5 mi	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	835 1,135 1,355	$3,799 $4,893 $5,412	$4.55 $4.31 $3.99
Heritage Park Apartments 555 E Washington Ave Sunnyvale, CA	506	421,740	833	1987/ 2013	96.8%	1.3 mi	1 BR /1 Bath 2 BR / 2 Bath	700 920	$2,393 $2,933	$3.42 $3.19
Arbor Terrace Apartments 555 E El Camino Real Sunnyvale, CA	175	127,250	727	1980/ 2001	91.4%	1.9 mi	1 BR /1 Bath 2 BR / 2 Bath	600 850	$2,558 $3,104	$4.26 $3.65
Marina Playa 3500 Granada Ave Santa Clara, CA	269	225,507	838	1973/ 2012	97.0%	1.9 mi	1 BR /1 Bath 2 BR / 2 Bath 3 BR / 2 Bath	735 960 1,338	$2,496 $3,062 $3,656	$3.40 $3.19 $2.73
Briarwood Apartments 180 Pasito Tier Sunnyvale, CA	192	158,880	828	1986/ 2014	99.0%	3.0 mi	1 BR /1 Bath 2 BR / 2 Bath	624 1,031	$2,661 $3,228	$4.26 $3.13
Windmere 397 Ano Nuevo Ave Sunnyvale, CA	259	202,884	783	1988/ 2008	99.6%	3.4 mi	1 BR /1 Bath 2 BR / 2 Bath	716 934	$2,718 $3,067	$3.80 $3.28

(1)	Information obtained from the appraisal dated September 12, 2018.

(2)	Information obtained from the borrower rent roll dated January 11, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-130

Multifamily – Garden	Loan #11	Cut-off Date Balance:	$24,937,875
1035 Aster Avenue	Willowbend Apartments	Cut-off Date LTV:	17.5%
Sunnyvale, CA 94086		U/W NCF DSCR:	4.87x
		U/W NOI Debt Yield:	29.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Willowbend Apartments Property:

Cash Flow Analysis

	2015	2016	2017	TTM 8/31/18	U/W	%(1)	U/W $ per Unit
Base Rent	$8,941,290	$9,612,558	$9,604,186	$9,813,331	$8,707,302	82.9%	$26,385.76
(Concessions)	(33,064)	(175,803)	(45,675)	(52,144)	(52,144)	(0.5)	(158.01)
Grossed Up Vacant Space	0	0	0	0	1,200,960	11.4	3,639.27
Gross Potential Rent	$8,908,226	$9,436,755	$9,558,511	$9,761,187	$9,856,118	93.9%	$29,867.02
Total Recoveries	279,758	330,415	378,536	410,275	410,275	3.9	1,243.26
Other Income(2)	482,560	304,070	209,964	233,367	233,367	2.2	707.17
Net Rental Income	$9,670,544	$10,071,240	$10,147,011	$10,404,829	$10,499,760	100.0%	$31,817.45
(Vacancy & Credit Loss)	(374,506)	(720,194)	(490,656)	(882,528)	(891,065)	(9.0)	(2,700.20)
Effective Gross Income	$9,296,038	$9,351,046	$9,656,355	$9,522,301	$9,608,695	91.5%	$29,117.26

Real Estate Taxes	480,050	484,325	493,247	493,245	504,000	5.2	1527.27
Insurance	97,192	106,316	117,162	115,162	102,000	1.1	309.09
Management Fee	278,881	280,531	289,691	285,669	288,261	3.0	873.52
Other Operating Expenses	1,102,353	1,265,786	1,236,651	1,362,576	1,362,576	14.2	4,129.02
Total Operating Expenses	$1,958,476	$2,136,958	$2,136,751	$2,256,652	$2,256,837	23.5%	$6,838.90

Net Operating Income	$7,337,562	$7,214,088	$7,519,604	$7,265,649	$7,351,858	76.5%	$22,278.36
Replacement Reserves	0	0	0	0	102,300	1.1	310.00
Net Cash Flow	$7,337,562	$7,214,088	$7,519,604	$7,265,649	$7,249,558	75.4%	$21,968.36

NOI DSCR	4.93x	4.85x	5.05x	4.88x	4.94x
NCF DSCR	4.93x	4.85x	5.05x	4.88x	4.87x
NOI Debt Yield	29.4%	28.9%	30.2%	29.1%	29.5%
NCF Debt Yield	29.4%	28.9%	30.2%	29.1%	29.1%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Other Income includes application fees, lease break fees, late fees, clubhouse fees, security deposit forfeitures, laundry income, parking income and other miscellaneous income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-131

No. 12 – Springdale General

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR			Property Type – Subtype:	Office – Suburban
Original Principal Balance:	$24,500,000			Location:	Austin, TX
Cut-off Date Balance:	$24,500,000			Size:	165,457 SF
% of Initial Pool Balance:	2.5%			Cut-off Date Balance Per SF:	$148.07
Loan Purpose:	Refinance			Maturity Date Balance Per SF:	$148.07
Borrower Sponsor:	Daryl Kunik			Year Built/Renovated:	2018/NAP
Guarantors:	Daryl Kunik; Abe Zimmerman			Title Vesting:	Fee
Mortgage Rate:	4.7600%			Property Manager:	Bad Kitty Inc., dba Central Austin Management Group
Note Date:	December 27, 2018			Current Occupancy (As of):	99.4% (12/1/2018)
Seasoning:	1 month			YE 2017 Occupancy(3):	NAV
Maturity Date:	January 1, 2029			YE 2016 Occupancy(3):	NAV
IO Period:	120 months			YE 2015 Occupancy(3):	NAV
Loan Term (Original):	120 months			YE 2014 Occupancy(3):	NAV
Amortization Term (Original):	NAP			As-Complete Appraised Value(4):	$41,860,000
Loan Amortization Type:	Interest-only, Balloon			As-Complete Appraised Value Per SF(4):	$253.00
Call Protection:	L(25),D(90),O(5)			As-Complete Appraisal Valuation Date(4):	April 1, 2019
Lockbox Type:	Springing			Underwriting and Financial Information
Additional Debt:	Yes			TTM NOI(3):	NAV
Additional Debt Type (Balance)(1):	QLICI Loan ($7,840,000)			YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
				YE 2015 NOI(3):	NAV
				U/W Revenues:	$3,545,699
				U/W Expenses:	$877,456
Escrows and Reserves				U/W NOI:	$2,668,243
	Initial	Monthly	Cap	U/W NCF:	$2,406,821
Taxes(2)	$104,335	Springing	NAP	U/W DSCR based on NOI/NCF:	2.26x / 2.04x
Insurance(2)	$51,518	Springing	NAP	U/W Debt Yield based on NOI/NCF:	10.9% / 9.8%
Replacement Reserve	$0	$3,438	$82,519	U/W Debt Yield at Maturity based on NOI/NCF:	10.9% / 9.8%
TI/LC Reserve	$0	$10,341	$248,186	Cut-off Date LTV Ratio:	58.5%
Gap Rent Reserve	$143,859	$0	NAP	LTV Ratio at Maturity:	58.5%
Outstanding TI Reserve	$1,204,780	$0	NAP

Sources and Uses
Sources			Uses
Original loan amount	$24,500,000	100.0%	Loan payoff	$19,960,189	81.5%
			Upfront reserves	1,504,491	6.1
			Closing costs	1,275,948	5.2
			Return of equity	1,759,372	7.2
Total Sources	$24,500,000	100.0%	Total Uses	$24,500,000	100.0%

(1)	The Springdale General Borrower (as defined below) is subject to a $7,840,000 loan (the “QLICI Loan”) made in connection with a new markets tax credit investment in the Springdale General Property (as defined below). The QLICI Loan requires payments of interest at the rate of 1% per annum, requires interest-only payments through December 1, 2024, and thereafter requires interest and principal payments sufficient to amortize such loan by its maturity date of December 1, 2047, all of which are payable annually. The QLICI Loan is unsecured, except by (i) a $203,000 original balance reserve account and (ii) a guaranty and environmental indemnity relating to the QLICI Loan issued by various equity owners of the Springdale General Borrower, including the non-recourse carveout guarantors of the Springdale General Mortgage Loan (as defined below). In connection with the QLICI Loan, the Springdale General Borrower, along with certain related individuals and entities, indemnified a bank which is the recipient of the related new markets tax credit against a recapture or disallowance of tax credits. The lender of the QLICI Loan entered into an intercreditor agreement with the lender of the Springdale General Mortgage Loan. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus. Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity do not include the QLICI Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-132

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,500,000
1023 Springdale Road	Springdale General	Cut-off Date LTV:	58.5%
Austin, TX 78721		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	10.9%

(2)	Ongoing monthly escrows for real estate taxes are not required as long as there is no event of default under the Springdale General Mortgage Loan documents. Ongoing monthly escrows for insurance premiums are not required as long as (i) there is no event of default under the Springdale General Mortgage Loan documents; and (ii) insurance requirements are being satisfied by a blanket policy reasonably approved by the lender with evidence of renewal of the policies and timely proof of payment of the insurance premiums.

(3)	Historical occupancy and financial information are not available as the Springdale General Property was built and was in lease-up in 2018.

(4)	The As-Complete Appraised Value represents the “Prospective Market Value at Completion,” which assumed that the final building of 15 buildings at the Mortgaged Property, known as Building One, would be completed by April 1, 2019. Although an updated appraisal has not been obtained, the construction work has been completed on Building One as of December 2018. The As-Is Appraised Value of $36,460,000 as of November 16, 2018 was derived by deducting $5,405,159 (110% of the estimated cost of completion of Building One) from the As-Complete Appraised Value.

The Mortgage Loan. The mortgage loan (the “Springdale General Mortgage Loan”) has an original principal balance of $24,500,000, an outstanding principal balance as of the Cut-off Date of $24,500,000, and is secured by a first mortgage encumbering the fee interest in a suburban office property located in Austin, Texas (the “Springdale General Property”).

The Borrower and Borrower Sponsors. The borrower is 1023 Holdings DE LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Springdale General Borrower”). The Springdale General Borrower is indirectly owned by Sola Management LLC, a Texas limited liability company, of which Daryl Kunik and family members are members and Daryl Kunik is manager (36.45%), 1023 Family LLC, a Texas limited liability company, of which Abe Zimmerman and family members are members and Abe Zimmerman is manager (31.5%), Notley CSI, LLC, a Texas limited liability company (5.0%) and The Notley Fund, a Texas non-profit corporation (5.0%) and five additional members comprising a total of 22.05%, with no such individual member owning more than 9.0% of the Springdale General Borrower. The nonrecourse carve-out guarantors of the Springdale General Mortgage Loan are Daryl Kunik and Abe Zimmerman and the borrower sponsor is Daryl Kunik.

The Property. The Springdale General Property consists of 165,457 square feet of office space approximately 2.5-miles east of the Austin central business district and only four miles north of Austin Bergstrom International Airport. The Springdale General Property is situated on 9.9 acres of land and comprises 15, two-story office buildings leased to small to medium sized businesses including technology companies, design studios, workshops, and non-profits. The Springdale General Property has 459 parking spaces (approximately 2.8 spaces per 1,000 square feet). The Springdale General Property was constructed and leased up in phases from April 2018 to December 2018. Construction costs on the Springdale General Property totaled approximately $31.7 million, with approximately $4.9 million being spent on the construction of the final 23,071 square foot building known as Building One. As of December 1, 2018, the Springdale General Property was 99.4% leased to 42 tenants with no single tenant leasing more than 6.1% of the NRA, except Notley CSI, LLC (known as Notley Center for Social Innovation) (“Notley”), which leases 61,729 square feet (37.3% of the NRA) across six buildings.

Major Tenants.

Largest Tenant: Notley (37.1% of underwritten base rent; 9/30/2028 lease expiration) – Notley is a firm that supports businesses, nonprofits, individuals and programs. Notley runs its Center for Social Innovation, which it describes as an integrated campus for socially innovative nonprofits and purpose-for-profit enterprises, at the Springdale General Property. Notley’s space at the Springdale General Property is spread over six buildings with 10,908 square feet of co-working space located on the second floor of Building One. Rent on the co-working space is scheduled to begin in February 2019. Notley uses 7,450 square feet (12.1%) of its space for its company offices and meeting space, 10,908 square feet (17.7%) for its co-working center and subleases the remaining 41,876 square feet (67.8%) to its portfolio companies, a total of 15 sub-tenants. Affiliates of Notley indirectly own 10% of the Springdale General Borrower.

2nd Largest Tenant: Creative Action (6.1% of underwritten base rent; 12/31/2023 lease expiration) – Creative Action is the largest nonprofit arts education organization in Central Texas delivering more than 800 weekly programming hours in six area school districts, bringing arts-based curricula to more than 20,000 youths. In addition to more office space at the Springdale General Property, the organization has indicated that it plans to outfit a visual arts studio, digital media lab, and a larger Teaching Artist workroom. Creative Action has taken possession of its space, commenced paying reimbursements (with rent to commence in February 2019) and is currently completing tenant improvement work.

3rd Largest Tenant: Jones-Dilworth, Inc. (JDI) (5.8% of underwritten base rent; 11/30/2028 lease expiration) – Jones-Dilworth, Inc. (JDI) is a boutique consultancy that brings emerging technologies to market. The tenant has been at the Springdale General Property since November 2018, has commenced paying rent and is currently completing tenant improvement work.

Market Overview. The Springdale General Property is located in Austin, Texas, within 3 miles of the Austin central business district, 5 miles of the Austin Bergstrom International Airport and has exposure and access to major area thoroughfares, retail centers and major employment centers. The east side of Austin has seen a large number of redevelopment projects emerge within the past 12 to 24 months, including the master development known as Plaza Saltillo. The Springdale General Property has access to multiple thoroughfares including US Highway 183, a major arterial that crosses the eastern Austin metro area in a north and south direction and Interstate Highway 35. The Springdale General Property is located in the Austin office market. According to a third-party market research report, the Austin office market ended the third quarter of 2018 with a vacancy rate of 8.2%, down from the previous quarter, with net absorption totaling positive 1,059,906 square feet in the third quarter. A total of six buildings totaling 138,264 square feet were delivered to the market in the quarter, with 4,789,265 square feet still under construction at the end of the quarter. The estimated 2018 population within a one-, three- and five-mile radius of the Springdale General Property is 13,971, 113,468 and 311,559, respectively, according to the appraisal. The estimated 2018 median household income within a one-, three- and five-mile radius of the Springdale General Property is $38,077, $41,319 and $43,937, respectively. According to a third-party market research report,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-133

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,500,000
1023 Springdale Road	Springdale General	Cut-off Date LTV:	58.5%
Austin, TX 78721		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	10.9%

the Springdale General Property is situated within the East Class B submarket. As of year-end 2018, the submarket reported a total inventory of 3.1 million square feet with a 33.0% vacancy rate. Submarket vacancy captures a large area of older 1980’s vintage office properties (75.0% of the square feet in the submarket) that increases the submarket vacancy. The newer properties built after 2009 have a 6.9% vacancy.

The following table presents certain information relating to the tenancy at the Springdale General Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Notley(2)	NR/NR/NR	61,729	37.3%	$17.75	$1,095,682	37.1%	9/30/2028	None	N
Creative Action(3)	NR/NR/NR	10,340	6.2%	$17.50	$180,954	6.1%	12/31/2023	1, 5-year	N
Jones-Dilworth, Inc. (JDI)(4)	NR/NR/NR	9,383	5.7%	$18.28	$171,542	5.8%	11/30/2028	1, 5-year	N
Sky Candy(5)	NR/NR/NR	6,813	4.1%	$18.03	$122,807	4.2%	10/31/2028	None	N
Caffe Medici - Roasting & Coffee Shop(6)	NR/NR/NR	5,133	3.1%	$6.00	$30,799	1.0%	2/28/2029	2, 5-year	N
Total Major Tenants		93,398	56.4%	$17.15	$1,601,784	54.2%

Non-Major Tenant		71,078	43.0%	$19.07	$1,355,161	45.8%
Occupied Collateral Total		164,476	99.4%	$17.98	$2,956,945	100.0%

Vacant Space		981	0.6%

Collateral Total		165,457	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Rent on Notley’s co-working space commences in February 2019. Notley subleases 41,876 square feet (67.8%) to its portfolio companies, a total of 15 sub-tenants.

(3)	Creative Action has taken possession of its space, commenced paying reimbursements (with rent to commence in February 2019) and is currently completing tenant improvement work.

(4)	Jones-Dilworth, Inc. (JDI) has taken possession of its space, commenced paying rent and is currently completing tenant improvement work.

(5)	Sky Candy has received a rent abatement until March 2019, which has been reserved for.

(6)	Caffe Medici - Roasting & Coffee Shop has taken possession of its space, is currently completing tenant improvement work and is anticipated to begin paying rent on April 1, 2019, for which gap rent has been reserved.

The following table presents certain information relating to the lease rollover schedule at the Springdale General Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	777	0.5%	777	0.5%	$14,374	0.5%	$18.50
2020	3	4,363	2.6%	5,140	3.1%	$82,573	2.8%	$18.93
2021	15	28,219	17.1%	33,359	20.2%	$519,054	17.6%	$18.39
2022	2	1,374	0.8%	34,733	21.0%	$31,232	1.1%	$22.73
2023	14	43,049	26.0%	77,782	47.0%	$812,136	27.5%	$18.87
2024	3	3,636	2.2%	81,418	49.2%	$76,746	2.6%	$21.11
2025	0	0	0.0%	81,418	49.2%	$0	0.0%	$0.00
2026	0	0	0.0%	81,418	49.2%	$0	0.0%	$0.00
2027	0	0	0.0%	81,418	49.2%	$0	0.0%	$0.00
2028	3	77,925	47.1%	159,343	96.3%	$1,390,032	47.0%	$17.84
2029	1	5,133	3.1%	164,476	99.4%	$30,799	1.0%	$6.00
Thereafter	0	0	0.0%	164,476	99.4%	$0	0.0%	$0.00
Vacant	0	981	0.6%	165,457	100.0%	$0	0.0%	$0.00
Total/Weighted Average	42	165,457	100.0%			$2,956,945	100.0%	$17.98

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-134

Office - Suburban	Loan #12	Cut-off Date Balance:	$24,500,000
1023 Springdale Road	Springdale General	Cut-off Date LTV:	58.5%
Austin, TX 78721		U/W NCF DSCR:	2.04x
		U/W NOI Debt Yield:	10.9%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Springdale General Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$2,956,945	76.7%	$17.87
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	19,620	0.5	0.12
Gross Potential Rent	$2,976,565	77.2%	$17.99
Other Income	0	0.0	0.00
Total Recoveries	877,456	22.8	5.30
Net Rental Income	$3,854,021	100.0%	$23.29
(Vacancy & Credit Loss)	(308,322)(3)	(10.4)	(1.86)
Effective Gross Income	$3,545,699	92.0%	$21.43

Real Estate Taxes	$417,339	11.8	2.52
Insurance	$52,000	1.5	0.31
Management Fee	$141,828	4.0	0.86
Other Operating Expenses	$266,289	7.5	1.61
Total Operating Expenses	$877,456	24.7%	$5.30

Net Operating Income	$2,668,243	75.3%	$16.13
Replacement Reserves	33,091	0.9	0.20
TI/LC	228,331	6.4	1.38
Net Cash Flow	$2,406,821	67.9%	$14.55

NOI DSCR(4)	2.26x
NCF DSCR(4)	2.04x
NOI Debt Yield(4)	10.9%
NCF Debt Yield(4)	9.8%

(1)	Historical financial information is not available as the Springdale General Property was built and was in lease-up in 2018.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 10.4%. The Springdale General Property was 99.4% leased as of December 1, 2018.

(4)	Debt service coverage ratios and debt yields do not include the QLICI Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-135

No. 13 – Hancock Plaza Colorado Springs

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$21,400,000		Location:	Colorado Springs, CO
	Cut-off Date Balance:	$21,400,000		Size:	181,321 SF
	% of Initial Pool Balance:	2.2%		Cut-off Date Balance Per SF:	$118.02
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$105.44
	Borrower Sponsor:	John S. Buckley, Jr.		Year Built/Renovated:	1980/2017
	Guarantor:	John S. Buckley, Jr.		Title Vesting:	Fee
	Mortgage Rate:	5.4300%		Property Manager:	Dunton Commercial LLC
	Note Date:	October 31, 2018		Current Occupancy (As of):	96.8% (10/26/2018)
	Seasoning:	3 months		YE 2017 Occupancy:	97.4%
	Maturity Date:	November 11, 2028		YE 2016 Occupancy:	98.2%
	IO Period:	36 months		YE 2015 Occupancy:	96.9%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	96.9%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$30,400,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF:	$167.66
	Call Protection:	L(27),D(89),O(4)		As-Is Appraisal Valuation Date:	September 12, 2018
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (10/31/2018):	$1,875,923
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$1,838,989
				YE 2016 NOI:	$1,718,204
				YE 2015 NOI:	$1,761,827
Escrows and Reserves				U/W Revenues:	$2,361,565
	Initial	Monthly	Cap	U/W Expenses:	$431,603
Taxes	$39,095	$5,585	NAP	U/W NOI:	$1,929,962
Insurance	$0	Springing(1)	NAP	U/W NCF:	$1,812,107
Replacement Reserve	$0	$2,267	$54,398(2)	U/W DSCR based on NOI/NCF:	1.33x / 1.25x
Deferred Maintenance Reserve	$66,563	$0	NAP	U/W Debt Yield based on NOI/NCF:	9.0% / 8.5%
Leasing Reserve	$0	$7,555(3)	$300,000(3)	U/W Debt Yield at Maturity based on NOI/NCF:	10.1% / 9.5%
Rent Concession Reserve(4)	$20,863	$0	NAP	Cut-off Date LTV Ratio:	70.4%
Existing TI/LC Reserve(5)	$80,183	$0	NAP	LTV Ratio at Maturity:	62.9%

Sources and Uses
Sources			Uses
Original loan amount	$21,400,000	100.0%	Loan payoff	$10,204,095	47.7%
			Upfront reserves	206,704	1.0
			Closing costs	152,996	0.7
			Return of equity	10,836,205	50.6
Total Sources	$21,400,000	100.0%	Total Uses	$21,400,000	100.0%

(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the Hancock Plaza Colorado Springs Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The Replacement Reserve will be capped at $54,398 as long as (i) no event of default exists and (ii) the Hancock Plaza Colorado Springs Property is being properly maintained based on property inspections.

(3)	The Leasing Reserve has an initial monthly escrow of $7,555, which will increase to $30,220 during the occurrence and continuance of any Escalated TI/LC Period. The Leasing Reserve has an initial cap of $300,000, which will increase to $550,000 during the occurrence and continuance of any Escalated TI/LC Period (as defined below). An “Escalated TI/LC Period” will occur six months prior to the lease expiration of (i) ARC Thrift Stores or (ii) Dollar Tree, and will end upon (a) ARC Thrift Stores or Dollar Tree renewing its respective space or (b) the respective spaces being leased to one or more replacement tenants as described in the loan documents.

(4)	The Rent Concession Reserve represents all outstanding future rent credits or abatements related to the tenant Laundry Lounge. No other future rent credits or abatements are outstanding under existing leases.

(5)	The Existing TI/LC Reserve represents all outstanding tenant improvements and leasing commissions related to the tenant Laundry Lounge. No other tenant improvements and leasing commissions are outstanding under existing leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-136

Retail - Anchored	Loan #13	Cut-off Date Balance:	$21,400,000
South Academy Boulevard	Hancock Plaza Colorado Springs	Cut-off Date LTV:	70.4%
Colorado Springs, CO 80916		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	9.0%

The Mortgage Loan. The mortgage loan (the “Hancock Plaza Colorado Springs Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 181,321 square foot, class B, anchored retail center located in Colorado Springs, Colorado (the “Hancock Plaza Colorado Springs Property”).

The Property. The Hancock Plaza Colorado Springs Property is anchored by King Soopers, ARC Thrift Stores and Dollar Tree. The Hancock Plaza Colorado Springs Property also contains three ground leased tenants with unowned improvements, which collectively account for approximately 10.6% of underwritten base rent (TCF National Bank, Burger King and Pizza Hut). The Hancock Plaza Colorado Springs Property was constructed in 1980, renovated in 2017 and is situated on a 27.4-acre site with 964 surface parking spaces resulting in a parking ratio of 5.7 spaces per 1,000 square feet of rentable area. As of October 26, 2018, the Hancock Plaza Colorado Springs Property was 96.8% leased to 30 tenants. Approximately 49.6% of the net rentable area and 37.8% of underwritten base rent at the Hancock Plaza Colorado Springs Property is attributed to investment grade tenants.

The borrower has the right to the free release of either or both of two unimproved outparcels at the Hancock Plaza Colorado Springs Property, totaling approximately 2.3 acres, subject to certain conditions outlined in the loan documents. The as-is appraised value of the Hancock Plaza Colorado Springs Property excludes the two unimproved outparcels.

Major Tenants.

Largest Tenant: King Soopers (Baa1/BBB by Moody’s/S&P; 61,453 square feet; 33.9% of net rentable area; 16.7% of underwritten base rent; 8/31/2030 lease expiration) - According to the appraisal, King Soopers is a part of The Kroger Co. (NYSE: KR) family of stores, which collectively employs approximately 400,000 people in 2,625 supermarkets and multi-department stores in 34 states and the District of Columbia under local banner names including Kroger, City Market, Dillons, Food 4 Less, Fred Meyer, Fry’s, Harris Teeter, Jay C, King Soopers, QFC, Ralphs and Smith’s. King Soopers has been a tenant at the Hancock Plaza Colorado Springs Property since 2003 and has five, 5-year renewal options remaining after its August 2030 lease expiration.

2nd Largest Tenant: ARC Thrift Stores (29,037 square feet; 16.0% of net rentable area; 11.3% of underwritten base rent; 2/28/2020 lease expiration) - Currently employing approximately 1,400 people, ARC Thrift Stores opened its first location in 1968. There are currently 27 stores in Colorado, per the company website. ARC Thrift Stores has been a tenant at the Hancock Plaza Colorado Springs Property since 2004 and has two, 5-year renewal options remaining after its February 2020 lease expiration.

3rd Largest Tenant: Dollar Tree (Baa3/BBB- by Moody’s/S&P; 16,200 square feet; 8.9% of net rentable area; 6.9% of underwritten base rent; 5/31/2020 lease expiration) - Headquartered in Chesapeake, Virginia, Dollar Tree is the nation’s largest single-price-point retailer, per a third party research provider. According to the appraisal, Dollar Tree is a Fortune 500 Company, operates approximately 5,080 stores in 48 U.S. states and 5 Canadian Provinces. Dollar Tree has been a tenant at the Hancock Plaza Colorado Springs Property since 2005 and has one, 5-year renewal option remaining after its May 2020 lease expiration.

Other than King Soopers, ARC Thrift Stores and Dollar Tree, no tenant accounts for more than 6.4% of the net rentable area or 5.2% of underwritten base rent at the Hancock Plaza Colorado Springs Property.

Market Overview. The Hancock Plaza Colorado Springs Property is located approximately 3.0 miles northeast of Interstate 25, 4.7 miles west of the Colorado Springs Airport and 5.5 miles southeast of the Colorado Springs central business district. The Hancock Plaza Colorado Springs Property is situated at the intersection of Boychuk Avenue and S. Academy Boulevard, which, according to a third party market research provider, had a daily traffic count of approximately 34,462 vehicles as of 2017.

According to the appraisal, Colorado employment increased by an estimated 2.2% in 2017 and is expected to have increased by 1.9% in 2018. According to a third-party market research report, the estimated 2018 population within a three- and five-mile radius of the Hancock Plaza Colorado Springs Property was approximately 103,978, and 218,678, respectively; while the 2018 estimated average household income within the same radii was $54,873, and $59,780, respectively.

Per a third party market research provider, as of January 2019, the East retail submarket reported a total inventory of approximately 10.9 million square feet with a 6.0% vacancy rate. The appraiser concluded to the following market rents for the Hancock Plaza Colorado Springs Property: $5.50 per square foot for a grocery tenant (King Soopers); $19.00 per square foot for ground leases; $32.00 per square foot for fronting retail spaces (located along S. Academy Boulevard); $17.00 per square foot for small inline spaces; and $8.75 per square foot for small box spaces, all of which are on a triple net basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-137

Retail - Anchored	Loan #13	Cut-off Date Balance:	$21,400,000
South Academy Boulevard	Hancock Plaza Colorado Springs	Cut-off Date LTV:	70.4%
Colorado Springs, CO 80916		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the tenancy at the Hancock Plaza Colorado Springs Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
King Soopers	NR/Baa1/BBB	61,453	33.9%	$5.40	$331,846	16.7%	8/31/2030	5, 5-year	N
ARC Thrift Stores	NR/NR/NR	29,037	16.0%	$7.72	$224,228	11.3%	2/28/2020(3)	2, 5-year(3)	N
Dollar Tree	NR/Baa3/BBB-	16,200	8.9%	$8.47	$137,214	6.9%	5/31/2020	1, 5-year	N
Total Anchor Tenants		106,690	58.8%	$6.50	$693,288	34.9%

Major Tenants
Ace Hardware	NR/NR/NR	10,920	6.0%	$9.50	$103,740	5.2%	2/28/2021	3, 5-year	N
Rainbow USA Inc.	NR/NR/NR	5,150	2.8%	$17.88	$92,082	4.6%	1/31/2020	3, 5-year	N
Total Anchor Tenants		16,070	8.9%	$12.19	$195,822	9.9%

Non-Major Tenant		52,709	29.1%	$20.77	$1,094,682	55.2%

Occupied Collateral Total		175,469	96.8%	$11.31	$1,983,792	100.0%

Vacant Space		5,852	3.2%

Collateral Total(2)		181,321	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2020 totaling $64,384.

(3)	ARC Thrift Stores leases a 3,645 square foot expansion space for storage purposes. The storage space is adjacent to the tenant’s space and is on a month-to-month basis at fixed rent ($3.00 per square foot). ARC Thrift Stores’ primary leased space is 25,392 square feet with a February 28, 2020 lease expiration. Tenant’s current rent at this space is $8.40 PSF.

The following table presents certain information relating to tenant sales at the Hancock Plaza Colorado Springs Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2015	2016	2017	2018(1)	Major Tenant Occupancy Cost(2)
Ace Hardware	5.2%	NAV	NAV	$126.37	$125.89	9.85%

(1)	2018 Sales PSF and Occupancy Cost are for annualized based on the year-to-date September 2018 sales.

(2)	Occupancy Cost is based on 2018 sales, underwritten base rent and underwritten reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-138

Retail - Anchored	Loan #13	Cut-off Date Balance:	$21,400,000
South Academy Boulevard	Hancock Plaza Colorado Springs	Cut-off Date LTV:	70.4%
Colorado Springs, CO 80916		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	9.0%

The following table presents certain information relating to the lease rollover schedule at the Hancock Plaza Colorado Springs Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	3	5,890	3.2%	5,890	3.2%	$48,390	2.4%	$8.22
2018	0	0	0.0%	5,890	3.2%	$0	0.0%	$0.00
2019	6	7,880	4.3%	13,770	7.6%	$181,461	9.1%	$23.03
2020	5	52,217	28.8%	65,987	36.4%	$547,350	27.6%	$10.48
2021	3	15,495	8.5%	81,482	44.9%	$176,798	8.9%	$11.41
2022	7	16,824	9.3%	98,306	54.2%	$387,599	19.5%	$23.04
2023	2	4,245	2.3%	102,551	56.6%	$70,720	3.6%	$16.66
2024	1	4,687	2.6%	107,238	59.1%	$85,430	4.3%	$18.23
2025	1	1,773	1.0%	109,011	60.1%	$39,148	2.0%	$22.08
2026	1	2,180	1.2%	111,191	61.3%	$49,050	2.5%	$22.50
2027	0	0	0.0%	111,191	61.3%	$0	0.0%	$0.00
2028	0	0	0.0%	111,191	61.3%	$0	0.0%	$0.00
Thereafter	2	64,278	35.4%	175,469	96.8%	$397,846	20.1%	$6.19
Vacant	0	5,852	3.2%	181,321	100.0%	$0	0.0%	$0.00
Total/Weighted Average	31	181,321	100.0%			$1,983,792	100.0%	$11.31(3)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Hancock Plaza Colorado Springs Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/26/2018(2)
96.9%	96.9%	98.2%	97.4%	96.8%

(1)	Information obtained from a third-party market research provider.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-139

Retail - Anchored	Loan #13	Cut-off Date Balance:	$21,400,000
South Academy Boulevard	Hancock Plaza Colorado Springs	Cut-off Date LTV:	70.4%
Colorado Springs, CO 80916		U/W NCF DSCR:	1.25x
		U/W NOI Debt Yield:	9.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Hancock Plaza Colorado Springs Property:

Cash Flow Analysis

	2015	2016	2017	TTM 10/31/18	U/W	%(1)	U/W $ per SF
Base Rent	$1,779,929	$1,832,739	$1,882,845	$1,942,803	$1,919,408	77.8%	$10.59
Contractual Rent Steps(2)	0	0	0	0	64,384	2.6%	0.36
Grossed Up Vacant Space	0	0	0	0	99,482	4.0	0.55
Gross Potential Rent	$1,779,929	$1,832,739	$1,882,845	$1,942,803	$2,083,274	84.5%	$11.49
Other Income	150	300	4,694	200	1,336	0.1	0.01
Total Recoveries	463,216	310,384	381,550	370,249	381,119	15.5	2.10
Net Rental Income	$2,243,295	$2,143,423	$2,269,089	$2,313,252	$2,465,729	100.0%	$13.60
(Vacancy & Credit Loss)	0	0	0	0	(104,164)(3)	(5.0)	(0.57)
Effective Gross Income	$2,243,295	$2,143,423	$2,269,089	$2,313,252	$2,361,565	95.8%	$13.02

Real Estate Taxes	$67,904	$68,340	$64,177	$60,691	$64,177	2.7	0.35
Insurance	$49,340	$42,675	$30,538	$29,939	$25,898	1.1	0.14
Management Fee	$76,094	$83,899	$78,634	$86,391	$82,655	3.5	0.46
Other Operating Expenses	$288,129	$230,305	$256,751	$260,307	$258,873	11.0	1.43
Total Operating Expenses	$481,467	$425,219	$430,100	$437,329	$431,603	18.3%	$2.38

Net Operating Income	$1,761,827	$1,718,204	$1,838,989	$1,875,923	$1,929,962	81.7%	$10.64
Replacement Reserves	0	0	0	0	27,198	1.2	0.15
TI/LC	0	0	0	0	90,657	3.8	0.50
Net Cash Flow	$1,761,827	$1,718,204	$1,838,989	$1,875,923	$1,812,107	76.7%	$9.99

NOI DSCR	1.22x	1.19x	1.27x	1.30x	1.33x
NCF DSCR	1.22x	1.19x	1.27x	1.30x	1.25x
NOI Debt Yield	8.2%	8.0%	8.6%	8.8%	9.0%
NCF Debt Yield	8.2%	8.0%	8.6%	8.8%	8.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through February 2020 (see “Major Tenants” table above).

(3)	The underwritten economic vacancy is 5.0%. The Hancock Plaza Colorado Springs Property was 96.8% occupied as of October 26, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-140

(THIS PAGE INTENTIONALLY LEFT BLANK)

T-141

No. 14 – Park Center Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance:	$20,900,000		Location:	Reno, NV
	Cut-off Date Balance:	$20,835,528		Size:	138,188 SF
	% of Initial Pool Balance:	2.1%		Cut-off Date Balance Per SF:	$150.78
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$125.81
	Borrower Sponsor:	Matthew T. White		Year Built/Renovated:	1981/NAP
	Guarantors:	Matthew T. White; Matthew White Family Trust Dated March 1, 2002		Title Vesting:	Fee
	Mortgage Rate:	5.3650%		Property Manager:	Self-Managed
	Note Date:	November 6, 2018		Current Occupancy (As of):	91.5% (10/30/2018)
	Seasoning:	3 months		YE 2017 Occupancy:	96.7%
	Maturity Date:	November 11, 2028		YE 2016 Occupancy:	84.0%
	IO Period:	0 months		YE 2015 Occupancy:	80.7%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	64.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$31,230,000
	Loan Amortization Type:	Amortizing Balloon		As-Is Appraised Value Per SF:	$226.00
	Call Protection:	L(27),D(88),O(5)		As-Is Appraisal Valuation Date:	September 28, 2018
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (10/31/2018)(4):	$1,833,011
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$1,610,618
				YE 2016 NOI(4):	$1,564,519
				YE 2015 NOI:	$1,016,708
				U/W Revenues:	$3,365,446
				U/W Expenses:	$1,236,199
Escrows and Reserves				U/W NOI(4):	$2,129,247
	Initial	Monthly	Cap	U/W NCF:	$1,965,444
Taxes	$35,762	$17,881	NAP	U/W DSCR based on NOI/NCF:	1.52x / 1.40x
Insurance	$0	Springing(1)	NAP	U/W Debt Yield based on NOI/NCF:	10.2% / 9.4%
Replacement Reserve	$0	$2,303	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.2% / 11.3%
Leasing Reserve	$450,000	$14,395	$795,470(2)	Cut-off Date LTV Ratio:	66.7%
OWS Reserve	$0	Springing(3)	NAP	LTV Ratio at Maturity:	55.7%

Sources and Uses
Sources			Uses
Original loan amount	$20,900,000	99.9%	Loan payoff	$20,199,347	96.6%
Cash equity contribution	17,830	0.1	Upfront reserves	485,762	2.3
			Closing costs	232,721	1.1
Total Sources	$20,917,830	100.0%	Total Uses	$20,917,830	100.0%

(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Park Center Tower Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	The Leasing Reserve will be capped at $795,470 as long as (i) no event of default exists and (ii) the debt service coverage ratio is equal to or greater than 1.15x.

(3)	The loan documents require an additional deposit of 125% of the estimated cost of any additional work recommended by the Lender’s environmental consultant into the Replacement Reserve account for any additional oil water separator cleaning or inspection.

(4)	See “Cash Flow Analysis” section below for explanations on historical fluctuations in NOI.

The Mortgage Loan. The mortgage loan is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in an office building located in Reno, Nevada (the “Park Center Tower Property”).

The Property. The Park Center Tower Property is a 14-story, class A office tower built in 1981 and totaling 138,188 square feet. The Park Center Tower Property comprises ground level retail/restaurant space (15,921 square feet), four stories of office space (122,267 square feet on floors 11 through 14) and 10 floors of parking (floors 1 through 10) totaling 977 parking stalls, resulting in a parking

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-142

Office - CBD	Loan #14	Cut-off Date Balance:	$20,835,528
300 East 2nd Street	Park Center Tower	Cut-off Date LTV:	66.7%
Reno, NV 89501		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	10.2%

ratio of 7.1 spaces per 1,000 square feet of rentable area. As of October 30, 2018, the Park Center Tower Property was 91.5% leased to 11 tenants. The parking garage generates additional revenue from baseball games and special events; and the adjacent Marriot Hotel, which was completed in September 2016, signed a 99-year lease agreement in place through 2113 for 135 of The Park Center Tower Property’s parking spaces. The Park Center Tower Property was the subject of a mortgage loan default in 2013. See “Description of the Mortgage Pool— Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Market Overview. The Park Center Tower Property is situated within downtown Reno, adjacent to the Aces Baseball Stadium (home to a AAA minor league team affiliated with the Arizona Diamondbacks) and a Marriott Hotel. The Park Center Tower Property is situated approximately 1.0 mile south of Interstate 80, 1.9 miles west of Interstate 580 and 4.1 miles northwest of the Reno-Tahoe International Airport. According to a third-party market research report, the estimated 2018 population within a three- and five-mile radius of the Park Center Tower Property was approximately 133,961, and 242,588, respectively; while the 2018 estimated median household income within the same radii was approximately $38,652, and $44,959, respectively.

Per a third party market research provider, as of the third quarter of 2018, the downtown Reno office submarket reported a total inventory of approximately 5.1 million square feet with an 8.8% vacancy rate. The appraiser concluded to the following market rents for the Park Center Tower Property: $18.00 per square foot, triple net, for retail tenants and $24.60 per square foot, full service, for office tenants.

The following table presents certain information relating to the tenancy at the Park Center Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Clear Capital	NR/NR/NR	31,895	23.1%	$23.28	$742,516	24.6%	11/09/2022	1, 2-year	N
LP Insurance	NR/NR/NR	21,216	15.4%	$24.00	$509,184	16.9%	3/31/2021	2, 5-year	N
Fennemore Craig	NR/NR/NR	17,195	12.4%	$26.76	$460,138	15.3%	6/30/2022	NAP	Y(3)
National Council Juvenile & Family Court Judges	NR/NR/NR	14,699	10.6%	$23.40	$343,957	11.4%	3/31/2026	1, 5-year	Y(4)
Nevada State Department of Administration	AA+/Aa2/AA	11,425	8.3%	$23.28	$265,974	8.8%	12/31/2023	1, 5-year	Y(5)
Total Major Tenants		96,430	69.8%	$24.08	$2,321,769	77.1%

Non-Major Tenant(4)		30,078	21.8%	$22.96	$690,504	22.9%

Occupied Collateral		126,508	91.5%	$23.81	$3,012,273	100.0%

Vacant Space		11,680	8.5%

Collateral Total		138,188	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2020 for eight tenants totaling $69,689, and rent averaging for Nevada State Department of Admin over the remaining lease term totaling $12,339.

(3)	Fennemore Craig has a one-time right to terminate its lease effective June 30, 2020 with nine months’ notice and a termination fee equal to $76,690.

(4)	National Council Juvenile & Family Court Judges has the ongoing right to terminate its lease beginning on April 1, 2021 if National Council Juvenile & Family Court Judges, as a result of a loss of state or federal funding, (a) files for bankruptcy protection, (b) makes a general assignment for the benefit of creditors, or (c) winds up and dissolves.

(5)	Nevada State Department of Administration has the ongoing right to terminate its lease with a termination fee equal to the termination months’ rent, if Executive Branch of Nevada, Nevada State Legislature and/or Federal Government limits, restricts, or impairs Department of Administration’s funding or ability to satisfy its rental payment obligation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-143

Office - CBD	Loan #14	Cut-off Date Balance:	$20,835,528
300 East 2nd Street	Park Center Tower	Cut-off Date LTV:	66.7%
Reno, NV 89501		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Park Center Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	3	6,167	4.5%	6,167	4.5%	$129,917	4.3%	$21.07
2021	2	25,530	18.5%	31,697	22.9%	$618,193	20.5%	$24.21
2022	2	49,090	35.5%	80,787	58.5%	$1,202,654	39.9%	$24.50
2023	2	18,829	13.6%	99,616	72.1%	$463,217	15.4%	$24.60
2024	2	12,193	8.8%	111,809	80.9%	$254,335	8.4%	$20.86
2025	0	0	0.0%	111,809	80.9%	$0	0.0%	$0.00
2026	1	14,699	10.6%	126,508	91.5%	$343,957	11.4%	$23.40
2027	0	0	0.0%	126,508	91.5%	$0	0.0%	$0.00
2028	0	0	0.0%	126,508	91.5%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	126,508	91.5%	$0	0.0%	$0.00
Vacant	0	11,680	8.5%	138,188	100.0%	$0	0.0%	$0.00
Total/Weighted Average	12	138,188	100.0%			$3,012,273	100.0%	$23.81

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the Park Center Tower Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/30/2018(2)
64.0%	80.7%	84.0%	96.7%	91.5%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-144

Office - CBD	Loan #14	Cut-off Date Balance:	$20,835,528
300 East 2nd Street	Park Center Tower	Cut-off Date LTV:	66.7%
Reno, NV 89501		U/W NCF DSCR:	1.40x
		U/W NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Park Center Tower Property:

Cash Flow Analysis

	2015	2016(1)	2017	TTM 10/31/18(2)	U/W(3)	%(4)	U/W $ per SF
Rents in Place	$1,809,730	$2,381,084	$2,356,983	$2,635,674	$2,930,244	79.4%	$21.20
Contractual Rent Steps	0	0	0	0	82,028(5)	2.2	0.59
Grossed Up Vacant Space	0	0	0	0	226,817	6.1	1.64
Gross Potential Rent	$1,809,730	$2,381,084	$2,356,983	$2,635,674	$3,239,090	87.8%	$23.44
Other Income	100,928	105,334	57,286	79,616	79,616	2.2	0.58
Parking/Garage/Other	233,728	274,117	370,909	343,612	347,942	9.4	2.52
Total Recoveries	22,899	22,636	46,566	60,151	22,707	0.6	0.16
Net Rental Income	$2,167,285	$2,783,171	$2,831,744	$3,119,053	$3,689,355	100.0%	$26.70
(Vacancy & Credit Loss)	0	0	0	0	(323,909)(6)	(10.0)	(2.34)
Effective Gross Income	$2,167,285	$2,783,171	$2,831,744	$3,119,053	$3,365,446	91.2%	$24.35

Real Estate Taxes	193,440	192,528	193,648	199,569	204,354	6.1	1.48
Insurance	34,453	37,788	41,739	42,957	41,167	1.2	0.30
Management Fee	83,674	120,884	108,375	126,138	100,963	3.0	0.73
Other Operating Expenses	839,010	867,452	877,364	917,378	889,715	26.4	6.44
Total Operating Expenses	$1,150,577	$1,218,652	$1,221,126	$1,286,042	$1,236,199	36.7%	$8.95

Net Operating Income	$1,016,708	$1,564,519	$1,610,618	$1,833,011	$2,129,247	63.3%	$15.41
Replacement Reserves	0	0	0	0	27,638	0.8	0.20
TI/LC	0	0	0	0	136,165	4.0	0.99
Net Cash Flow	$1,016,708	$1,564,519	$1,610,618	$1,833,011	$1,965,444	58.4%	$14.22

NOI DSCR	0.72x	1.12x	1.15x	1.31x	1.52x
NCF DSCR	0.72x	1.12x	1.15x	1.31x	1.40x
NOI Debt Yield	4.9%	7.5%	7.7%	8.8%	10.2%
NCF Debt Yield	4.9%	7.5%	7.7%	8.8%	9.4%

(1)	The increase in NOI from 2015 to 2016 was partly due to three new leases totaling 24.3% of net rentable area executed between February 2015 and March 2016, two renewal leases totaling 13.8% of net rentable area executed between January 2015 and May 2015 and one tenant expansion totaling 2.9% of net rentable area executed in January 2016.

(2)	The increase in NOI from 2017 to TTM 10/31/2018 was partly due to three new leases totaling 14.2% of net rentable area executed between May 2017 and September 2018, two renewal leases totaling 11.4% of net rentable area executed between September 2017 and January 2018 and two expansions related to one tenant totaling 9.6% of net rentable area executed in April 2017 and November 2017.

(3)	The increase in NOI from TTM 10/31/2018 to U/W was partly due to contractual rent steps and investment grade rent averaging totaling $82,028, and partly due to free rent periods related to two leases totaling $146,385 executed in May 2017 and October 2017.

(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(5)	Represents contractual rent steps through February 2020 for eight tenants totaling $69,689, and rent averaging for Nevada State Department of Administration over the remaining lease term totaling $12,339.

(6)	The underwritten vacancy is 10.0%. The Park Center Tower Property was 91.5% physically occupied as of October 30, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-145

No. 15 – Carriage Place

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$20,667,500		Location:	Columbus, OH
	Cut-off Date Balance(1):	$20,667,500		Size:	296,620 SF
	% of Initial Pool Balance:	2.1%		Cut-off Date Balance Per SF(1):	$103.39
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$91.35
	Borrower Sponsor:	FNRP Carriage Place, LLC		Year Built/Renovated:	1989/2017
	Guarantors(2):	Christopher Palermo; Anthony Grosso		Title Vesting:	Fee
	Mortgage Rate:	4.9100%		Property Manager:	First National Property Management L.L.C.
	Note Date:	September 11, 2018		Current Occupancy (As of)(7):	90.4% (8/28/2018)
	Seasoning:	4 months		YE 2017 Occupancy:	92.4%
	Maturity Date:	October 1, 2028		YE 2016 Occupancy:	88.2%
	IO Period:	36 months		YE 2015 Occupancy:	96.6%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	97.2%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$45,600,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF:	$153.73
	Call Protection:	L(28),D(88),O(4)		As-Is Appraisal Valuation Date:	July 5, 2018
	Lockbox Type(3):	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($10,000,000)		TTM NOI (6/30/2018):	$2,801,743
				YE 2017 NOI:	$2,936,830
				YE 2016 NOI:	$3,160,875
				YE 2015 NOI:	$3,379,635
Escrows and Reserves				U/W Revenues:	$5,081,574
	Initial	Monthly	Cap	U/W Expenses:	$1,936,593
Taxes	$364,583	$72,917	NAP	U/W NOI:	$3,144,981
Insurance	$12,500	$6,250	NAP	U/W NCF:	$2,902,699
Replacement Reserve	$0	$4,944	$237,296	U/W DSCR based on NOI/NCF(1):	1.61x / 1.48x
TI/LC Reserve	$58,824	$13,200	$1,000,000	U/W Debt Yield based on NOI/NCF(1):	10.3% / 9.5%
Anchor Tenant Reserve(4)	$500,000	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.6% / 10.7%
Landlord Obligation Reserve(5)	$13,424	$0	NAP	Cut-off Date LTV Ratio(1):	67.3%
Free Rent Reserve(6)	$38,939	$0	NAP	LTV Ratio at Maturity(1):	59.4%

Sources and Uses
Sources			Uses
Original loan amount	$30,667,500	69.8%	Purchase Price	$42,300,000	96.2%
Cash equity contribution	13,283,756	30.2	Upfront Reserves	988,270	2.2
			Closing Costs	662,986	1.5
Total Sources	$43,951,256	100.0%	Total Uses	$43,951,256	100.0%

(1)	The Carriage Place Mortgage Loan (as defined below) is part of the Carriage Place Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $30,667,500. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity Date numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Carriage Place Whole Loan.

(2)	The Guarantors are also guarantors for the Haymarket Village Center Mortgage Loan as described in the Preliminary Prospectus.

(3)	The Carriage Place Whole Loan documents require springing cash management during a “Cash Sweep Period”, triggered (i) when the debt service coverage ratio is less than 1.15x for any calendar quarter or (ii) upon the occurrence of a “Tenant Trigger Event”. A Tenant Trigger Event means any of, as it relates to either Walmart or Cinemark, (a) the tenant or any guarantor of the lease or its assets becoming the subject of any bankruptcy proceeding, (b) the tenant going dark, vacating or terminating or giving notice of its intent to vacate or terminate its lease, (c) the tenant failing to pay rent beyond any notice or cure period, (d) the tenant failing to renew its lease for a term not less than five years beyond the Carriage Place Whole Loan term on or before the date 20 months prior to lease expiration for Walmart or on or before the date 12 months prior to the lease expiration for Cinemark, (e) specific to Walmart, Walmart of any guarantor of the lease, experiencing a downgrade in its long-term unsecured debt rating below “BBB-”, or (f) specific to Cinemark, beginning December 1, 2020, Cinemark’s box office receipts for any trailing twelve month period are less than $3,500,000 and the tenant’s lease has not been amended to remove its termination option.

(4)	At closing, the borrower was required to reserve $500,000 for tenant improvement and leasing costs associated with the Walmart and Cinemark spaces. Also, during a Cash Sweep Period triggered by a Tenant Trigger Event, all excess cash is required to be deposited to the Anchor Tenant Reserve. Additionally, on January 1, 2026, unless (x) the Walmart lease has been extended at least five years beyond the maturity of the Carriage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-146

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

Place Whole Loan, (y) the balance of the TI/LC Reserve is at least $750,000 and (z) the balance of the Anchor Tenant Reserve is at least $500,000, the borrower is required to deposit $750,000 to the Anchor Tenant Reserve which funds may be funded by the available balance in the TI/LC Reserve.

(5)	At closing, the borrower was required to reserve $13,424 representing three months of underwritten rental income for Take Flight Ohio who has since taken occupancy and opened for business on December 1, 2018.

(6)	At closing, the borrower was required to reserve $38,939 for free rent associated with the following tenants: $15,539 for American Red Cross (through January 1, 2019), $14,400 for One Stop Tax (through December 1, 2018) and $9,000 for Indian Xpress (through December 1, 2018).

(7)	As of January 1, 2019, the Carriage Place Property was 94.0% leased including Music Go Around (3.6% of NRA) that has a signed lease but is not yet in occupancy.

The Mortgage Loan. The mortgage loan (the “Carriage Place Mortgage Loan”) is part of a whole loan (the “Carriage Place Whole Loan”) that is evidenced by two pari passu promissory notes secured by a 296,620 square foot anchored retail center located in Columbus, Ohio (the “Carriage Place Property”). The controlling Promissory Note A-2 will be contributed to the BANK 2019-BNK16 trust. The Carriage Place Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2019-BNK16 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$10,000,000	$10,000,000	BANK 2018-BNK15	No
A-2	$20,667,500	$20,667,500	BANK 2019-BNK16	Yes
Total	$30,667,500	$30,667,500

The Property. The Carriage Place Property is a 296,620 square foot anchored retail center located in Columbus, Ohio, approximately 12 miles northwest of Downtown Columbus. The Carriage Place Property is situated on an approximately 33.6-acre site and features 1,566 parking spaces (5.28 spaces per 1,000 square feet). As of August 28, 2018, the Carriage Place Property was 90.4%% leased by 31 tenants. The anchor tenants are Walmart and Cinemark and together combine for 61.4% of NRA underwritten rent. Additionally, the collateral includes four out parcels that are ground leased to Wendy’s, McDonald’s, Jiffy Lube and Burger King. More than 87.4% of the occupied area at the Carriage Place Property has been leased to the same tenants for over 10 years.

Historical occupancy at the Carriage Place Property was 97.2%, 96.6%, 88.2% and 92.4% in 2014, 2015, 2016 and 2017, respectively. The Carriage Place Property was built in phases between 1989 and 1991, and in 2006 the Carriage Place Property was re-developed with a Walmart Supercenter. Most recently in October 2017, Cinemark underwent an approximately $2.75 million renovation to convert its space to a first run theater by adding stadium seating and expanding food and beverage options.

Major Tenants.

Largest Tenant: Walmart (146,677 square feet; 49.4% of net rentable area; 34.5% of underwritten base rent) – Walmart (NYSE:WMT; Fitch/Moody’s/S&P: AA/Aa2/AA) has been at the Carriage Place Property since 2007 in a built to suit building which in August 2018 underwent a $3.2 million renovation completed in November 2018. The renovation included updating the break room and employee areas, adding additional self-checkouts and replacing the flooring in the apparel section. Walmart’s current lease expires in January 2027 with 17, five-year renewal options remaining. Walmart operates as a Supercenter at the Carriage Place Property offering a grocery, pharmacy, photo center, vision center, garden center and wireless services. Walmart also features Coinstar, ATM, Jackson Hewitt Tax Services, Redbox and Rug Doctor at this location. Walmart is not required to report sales pursuant to its lease.

2nd Largest Tenant: Cinemark (35,540 square feet; 12.0% of net rentable area; 16.9% of underwritten base rent) – Cinemark (NYSE: CNK; S&P: BB) has been a tenant at the Carriage Place Property since 1991 and has historically operated as a second-run theater. In October 2017, Cinemark invested $2.75 million (approximately $229,000 per screen) to upgrade to a first-run theater, consistent with its corporate strategy. Since converting to a first-run theater, with all twelve screens available beginning January 2018, Cinemark has increased ticket prices 220% from $2.50 to $7.99 per ticket for non-matinee shows and has expanded its movie offerings. Cinemark extended its lease upon the completion of its renovation through November 2027 with two, five-year renewal options. Cinemark has the right to terminate its lease with six months’ prior notice if box office receipts for the trailing 12 month period are below $3,500,000 ($291,667 per screen) any time after December 1, 2020. The earliest that Cinemark could give notice to terminate would be December 1, 2021 and the earliest they could vacate the premise is May 31, 2022. The borrowers were required to deposit $500,000 at closing to be used for any tenant improvements should Cinemark exercise its termination option, in addition to sweeping all excess cash (a) if Cinemark goes dark, vacates or terminates, or gives notice to vacate or terminate its lease, (b) 12 months prior to the Cinemark lease expiration, unless the lease has been renewed for a term not less than five years beyond the Carriage Place Whole Loan term, or (c) beginning December 1, 2020, if Cinemark’s box office receipts for any trailing twelve month period are less than $3,500,000 and the tenant’s lease has not been amended to remove its termination option. Also, if Walmart has not renewed its lease on or before the date 20 months prior to its expiration and Cinemark exercises its termination option, the borrower is required within ten days of receipt of such termination notice to deliver a letter of credit in an amount equal to $1,360,000 (less six months of excess cash projected to be collected due to the Tenant Trigger Period).

3rd Largest Tenant: Half Price Books (8,125 square feet; 2.7% of net rentable area; 4.0% of underwritten base rent) - Half Price Books has been a tenant at the Carriage Place Property since October 2005 and has a lease that extends through July 2021 with one, five-year renewal option remaining. Half Price Books is a privately owned retailer of books, music and movies that was founded in 1972 in Dallas, Texas and is currently operating more than 120 stores across 17 states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

T-147

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

4th Largest Tenant: BikeSource (7,474 square feet; 2.5% of net rentable area; 3.6% of underwritten base rent) - BikeSource has been a tenant at the Carriage Place Property since September 1990 and currently has a lease that extends through November 2020 with no extension options remaining. BikeSource is a privately-owned retailer of bikes, clothing and accessories with six locations across North Carolina, Ohio, and Colorado. BikeSource has been in the Columbus, Ohio market since 1985.

5th Largest Tenant: Petland (7,000 square feet; 2.4% of net rentable area; 4.1% of underwritten base rent) - Petland has been a tenant at the Carriage Place Property since August 2005 and currently has a lease that extends through August 2022 with two, five-year renewal options remaining. Petland is a privately held Ohio corporation founded in 1967. Petland initially owned and operated retail pet stores in Ohio, West Virginia and Kentucky, but has since expanded to over 80 stores across the United States, Canada, Brazil, China, El Salvador, Mexico and South Africa across 19 states.

Market Overview. The Carriage Place Property is located in Columbus, Ohio in the Columbus, Ohio metropolitan statistical area (the “Columbus MSA”). Primary access to the area is provided by State Route 315, Interstate 270, Sawmill Road and Riverside Drive (US 33, which travels north and south through the area). Public transportation is provided by the Central Ohio Transit Authority which serves the majority of the Columbus market. The Carriage Place Property is located approximately 17.5 miles from the John Glenn Columbus International Airport, which is an approximately 25 minute drive. Major employers in the Columbus MSA include Ohio State University (30,963 employees), OhioHealth (19,936 employees), JP Morgan Chase & Co. (19,200 employees), Nationwide (13,000 employees) and Honda of America Manufacturing Inc. (10,700 employees).

According to a third party research report, rent growth in the Columbus retail market increased an average of 2.7% each year since 2013 from $13.29 per square foot in 2013 to $15.27 in 2018 while vacancy rates have decreased an average of 0.70% each year during this same time period decreasing from 6.3% in 2013 to 2.9% in 2018. Rent growth in the Bethel Road retail submarket increased an average of 3.1% each year since 2013 from $14.75 per square foot in 2013 to $17.33 in 2018 while vacancy rates have decreased an average of 1.2% each year during this same time period decreasing from 8.4% in 2013 to 2.7% in 2018.

According to a third party research report, the estimated 2018 population within a one-, three- and five-mile radius was 13,590, 88,821 and 245,843, respectively and the estimated 2018 average household income within a one-, three- and five-mile radius was $73,040, $94,578 and $102,141, respectively. According to the appraisal, there are no new retail properties under construction in the Bethel Road submarket.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

The following table presents certain information relating to the tenancy at the Carriage Place Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Walmart	AA/Aa2/AA	146,677	49.4%	$7.99	$1,171,949	34.5%	1/18/2027	17, 5-year	N
Cinemark	NR/NR/BB	35,540	12.0%	$16.17	$574,682	16.9%	11/30/2027	2, 5-year	Y(2)
Total Anchor Tenants		182,217	61.4%	$9.59	$1,746,631	51.4%

Major Tenants
Half Price Books	NR/NR/NR	8,125	2.7%	$16.74	$136,013	4.0%	7/31/2021	1, 5-year	N
Petland	NR/NR/NR	7,000	2.4%	$20.00	$140,000	4.1%	8/31/2022	2, 5-year	N
BikeSource	NR/NR/NR	7,474	2.5%	$16.42	$122,723	3.6%	11/30/2020	NAP	N
Total Major Tenants		22,599	7.6%	$17.64	$398,736	11.7%

Non-Major Tenants(3)		73,991	24.9%	$16.94	$1,253,217	36.9%

Total Occupied Space		278,807	94.0%	$12.19	$3,398,584	100.0%

Vacant Space		17,813	6.0%

Collateral Total		296,620	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Cinemark has the right to terminate its lease with six months’ prior notice if box office receipts for the trailing 12 months are below $3,500,000 ($291,667 per screen) any time after December 1, 2020. The earliest that Cinemark could give notice of their intent to terminate their lease would be December 1, 2021 and the earliest they could vacate the premise is May 31, 2022.

(3)	Annual U/W Base Rent PSF for Non-Major Tenants includes Verizon Wireless tower and a JP Morgan Chase ATM that pay rent but do not occupy any net rentable area.

The following table presents certain information relating to tenant sales at the Carriage Place Property:

Tenant Sales (PSF)

Tenant	% of Total Annual U/W Base Rent	2015	2016	2017	2018	Occupancy Cost
Cinemark(1)	16.9%	$163,542	$153,211	$145,148	$205,982(2)	32.7%
Petland(3)	4.1%	$691	$810	$843	$771	3.3%
Half Price Books(4)	4.0%	$253	$247	$229	$226	9.8%
Bike Source(5)	3.6%	$206	$221	$211	$209	10.5%

(1)	Sales represents Sales per screen for Cinemark (12 screens) as of December of each year. Cinemark commenced its renovation in 2017, which required screens to be taken offline. The renovation was complete in January 2018.

(2)	Based on sales through November 2018 annualized.

(3)	Based on the trailing twelve month period ending in April of each year.

(4)	Based on the trailing twelve month period ending in June of each year.

(5)	Based on the trailing twelve month period ending in July of each year.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

The following table presents certain information relating to the lease expiration schedule at the Carriage Place Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2019	5	11,374	3.8%	11,374	3.8%	$230,993	6.8%	$20.31
2020	3	12,454	4.2%	23,828	8.0%	$213,746	6.3%	$17.16
2021	7	21,408	7.2%	45,236	15.3%	$443,765	13.1%	$20.73
2022	8	21,475	7.2%	66,711	22.5%	$373,850	11.0%	$17.41
2023	3	8,410	2.8%	75,121	25.3%	$138,955	4.1%	$16.52
2024	1	2,000	0.7%	77,121	26.0%	$36,000	1.1%	$18.00
2025	0	0	0.0%	77,121	26.0%	$0	0.0%	$0.00
2026	1	1,179	0.4%	78,300	26.4%	$20,043	0.6%	$17.00
2027	2	182,217	61.4%	260,517	87.8%	$1,746,631	51.4%	$9.59
2028	2	7,610	2.6%	268,127	90.4%	$102,600	3.0%	$13.48
2029	1	10,680	3.6%	278,807	94.0%	$92,000	2.7%	$8.61
Thereafter	0	0	0.0%	278,807	94.0%	$0	0.0%	$0.00
Vacant	0	17,813	6.0%	296,620	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33(3)	296,620	100.0%			$3,398,584	100.0%	$12.19(4)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes a Verizon Wireless tower and a JP Morgan Chase ATM that pay rent but do not occupy any net rentable area.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Carriage Place Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	8/28/2018(2)
97.2%	96.6%	88.2%	92.4%	90.4%

(1)	Information obtained from the borrower’s rent roll.

(2)	Information obtained from the underwritten rent roll which includes Music Go Around (3.6% of NRA) which as of January 1, 2019 has a signed lease but is not yet in occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,667,500
2500-2750 Bethel Road &	Carriage Place	Cut-off Date LTV:	67.3%
4810-4860 Sawmill Road		U/W NCF DSCR:	1.48x
Columbus, OH 43220		U/W NOI Debt Yield:	10.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Carriage Place Property:

Cash Flow Analysis

	2015	2016	2017	TTM 6/30/2018	U/W	%(1)	U/W $ per SF
Base Rent	$3,356,327	$3,168,012	$2,997,092	$3,059,712	$3,398,584(2)	61.0	$11.46
Grossed Up Vacant Space(3)	0	0	0	0	356,259	6.4	1.20
Gross Potential Rent	$3,356,327	$3,168,012	$2,997,092	$3,059,712	$3,754,843	67.4%	$12.66
Other Income	10,395	52,040	66,495	45,795	30,792	0.6	0.1
Total Recoveries	1,305,991	1,283,737	1,195,611	1,280,667	1,781,842	32.0	6.01
Net Rental Income	$4,672,713	$4,503,789	$4,259,198	$4,386,174	$5,567,477	100.0%	$18.77
(Vacancy & Credit Loss)	0	0	0	0	(485,903)(4)	(12.9)	(1.64)
Effective Gross Income	$4,672,713	$4,503,789	$4,259,198	$4,386,174	$5,081,574	91.3%	$17.13

Real Estate Taxes	850,198	850,805	841,593	838,454	1,280,086	25.2	4.32
Insurance	23,127	20,624	29,981	29,981	68,705	1.4	0.23
Management Fee	0	0	0	168,771	152,447	3.0	0.51
Other Operating Expenses	419,753	471,485	450,794	547,225	435,355	8.6	1.47
Total Operating Expenses	$1,293,078	$1,342,914	$1,322,368	$1,584,431	$1,936,593	38.1%	$6.53

Net Operating Income	$3,379,635	$3,160,875	$2,936,830	$2,801,743	$3,144,981	61.9%	$10.60
Replacement Reserves	0	0	0	0	51,201	1.0	0.17
TI/LC	0	0	0	0	191,081	3.8	0.64
Net Cash Flow	$3,379,635	$3,160,875	$2,936,830	$2,801,743	$2,902,699	57.1%	$9.79

NOI DSCR	1.73x	1.62x	1.50x	1.43x	1.61x
NCF DSCR	1.73x	1.62x	1.50x	1.43x	1.48x
NOI Debt Yield	11.0%	10.3%	9.6%	9.1%	10.3%
NCF Debt Yield	11.0%	10.3%	9.6%	9.1%	9.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	U/W Base Rent includes contractual rent steps of $20,502 through September 1, 2019.

(3)	Vacant space was grossed up at the appraiser’s concluded market rent of $20.00 per SF.

(4)	The underwritten economic vacancy is 8.8%. The Carriage Place Property was 94.0% leased as of January 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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BANK 2019-BNK16	Transaction Contact Information

VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

BofA Merrill Lynch

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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